Filed Pursuant to Rule 424(b)(3)
Registration No. 333-249558

PROSPECTUS SUPPLEMENT NO. 1, DATED JANUARY 12, 2021

(to Proxy Statement/Prospectus dated December 11, 2020)

Clover Health Investments, Corp.

This Prospectus Supplement No. 1, dated January 12, 2021 (this “Supplement”), updates and supplements the proxy statement/prospectus dated December 11, 2020 (the “Proxy Statement/Prospectus”). Clover Health Investments, Corp. (“Clover Health”), which was then known as Social Capital Hedosophia Holdings Corp. III, filed the Proxy Statement/Prospectus with the Securities and Exchange Commission as part of a registration statement on Form S-4 (Registration No. 333-249558).

The purpose of this Supplement is to update and supplement the information in the Proxy Statement/Prospectus with information contained in Clover Health’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2021 (the “Report”). The Report is attached to, and forms a part of, this Supplement.

This Supplement should be read in conjunction with the Proxy Statement/Prospectus. The information in the Report modifies and supersedes, in part, the information in the Proxy Statement/Prospectus, including the annexes thereto. Any information in the Proxy Statement/Prospectus, including the annexes thereto, that is modified or superseded by the information in the Report shall not be deemed to constitute a part of the Proxy Statement/Prospectus except as modified or superseded by this Supplement. If there is any inconsistency between any information in the Proxy Statement/Prospectus and this Supplement, you should rely on the information in this Supplement.

This Supplement is not complete without, and may not be delivered or utilized except in connection with, the Proxy Statement/Prospectus, including any supplements and amendments thereto.

You should read carefully and in their entirety this Supplement and the Proxy Statement/Prospectus and all accompanying annexes and exhibits. You should review and consider carefully the matters discussed under the heading “Risk Factors” beginning on page 39 of the Proxy Statement/Prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if the Proxy Statement/Prospectus or this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2021

Clover Health Investments, Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39252	98-1515192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

725 Cool Springs Boulevard, Suite 320, Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(201) 432-2133

(Registrant’s telephone number, including area code)

Social Capital Hedosophia Holdings Corp. III

317 University Ave, Suite 200

Palo Alto, California 94301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Common Stock at an exercise price of $11.50	CLOVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

The Domestication and Mergers

As previously disclosed, on October 5, 2020, Social Capital Hedosophia Holdings Corp. III, a Cayman Islands exempted company limited by shares (“SCH”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clover Health Investments, Corp., a Delaware corporation (“Clover”), and Asclepius Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SCH (“Merger Sub”).

On January 7, 2021, as contemplated by the Merger Agreement and described in the section titled “Domestication Proposal” beginning on page 157 of the final prospectus and definitive proxy statement, dated December 11, 2020 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”), SCH filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which SCH was domesticated and continues as a Delaware corporation, changing its name to “Clover Health Investments, Corp.” (the “Domestication”).

On January 7, 2021, as contemplated by the Merger Agreement and described in the section titled “BCA Proposal” beginning on page 107 of the Proxy Statement/Prospectus, Clover Health Investments, Corp. (“Clover Health”) consummated the merger transactions contemplated by the Merger Agreement, whereby (i) (x) Merger Sub merged with and into Clover, the separate corporate existence of Merger Sub ceased and Clover became the surviving corporation and a wholly owned subsidiary of Clover Health (the “First Merger”) and (y) Clover merged with and into Clover Health, the separate corporate existence of Clover ceased and Clover Health became the surviving corporation (together with the First Merger, the “Mergers”, and collectively with the “Domestication,” the “Transactions”) and (ii) as a result of the Mergers, among other things, (i) all outstanding shares of common stock of Clover immediately prior to the effective time of the First Merger were cancelled in exchange for the right to receive, at the election of the holders thereof (except with respect to the shares held by entities controlled by Vivek Garipalli and the holders of convertible securities previously issued by Clover to certain holders who will receive only shares of Class B Common Stock, par value $0.0001 per share, of Clover Health (“Class B Common Stock”), which will be entitled to 10 votes per share), an amount in cash, shares of Class B Common Stock, or a combination thereof, as adjusted in accordance with the Merger Agreement, which equaled in the aggregate $499,751,044.75 in cash and 260,965,701 shares of Class B Common Stock (at a deemed value of $10.00 per share); (ii) shares of Clover held by entities controlled by Vivek Garipalli and the holders of the convertible securities immediately prior to the effective time of the First Merger were cancelled in exchange for the right to receive shares of Clover Health Class B Common Stock based on an Exchange Ratio (as defined in the Merger Agreement) of 2.0681; and (iii) all shares of Clover Common Stock reserved in respect of Clover stock options and restricted stock units (“RSUs”) outstanding as of immediately prior to the effective time of the First Merger, were converted, based on the Exchange Ratio, into awards based on shares of Clover Health Class B Common Stock. The consideration that a Clover stockholder received was subject to pro rata adjustment depending on the election made by such stockholder, if any, in accordance with the terms of the Merger Agreement. The pro rata adjustments were made based on an Actual Cash/Stock Ratio (as defined in the Merger Agreement) of 32.3%.

In connection with the consummation of the Transactions (the “Closing”), (i) each issued and outstanding Class A ordinary shares, par value $0.0001 per share, of SCH (“SCH Class A ordinary shares”) converted automatically, on a one-for-one basis, into a share of Class A Common Stock, par value $0.0001 per share, of Clover Health (the “Class A Common Stock”, and together with the Class B Common Stock, the “Common Stock”), which will be entitled to one vote per share, (ii) each of the issued and outstanding Class B ordinary shares, par value $0.0001 per share, of SCH, converted automatically, on a one-for-one basis, into a share of Class A Common Stock, (iii) each issued and outstanding warrant of SCH converted automatically into a warrant to acquire one share of Class A Common Stock (“Warrant”), pursuant to the Warrant Agreement, dated April 21, 2020, between SCH and Continental Stock Transfer & Trust Company, as warrant agent, and (iv) each issued and outstanding unit of SCH (“SCH unit”) that has not been previously separated into the underlying Class A Ordinary Share and underlying warrant of SCH upon the request of the holder thereof, was cancelled and the holder thereof is entitled to one share of Class A Common Stock and one-third of one Warrant.

The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement and amendment thereto, which are attached hereto as Exhibits 2.1 and 2.1(a), respectively, and are incorporated herein by reference.

Pipe Investment

Pursuant to the subscription agreements (the “Subscription Agreements”) entered into on October 5, 2020, by and among SCH and certain investors (collectively, the “PIPE Investors”), Clover Health issued and sold to the PIPE Investors (substantially concurrently with the consummation of the Mergers) an aggregate of 40,000,000 shares of Class A Common Stock for an aggregate purchase price equal to $400 million (the “PIPE Investment”), of which 15,500,000 shares were purchased by affiliates of SCH Sponsor III LLC (the “Sponsor”, and collectively, the “Sponsor Related PIPE Investors”).

The Transactions and PIPE Investment were approved by the Company’s shareholders at an extraordinary general meeting of the Company’s shareholders held on January 6, 2021 (the “Special Meeting”). Prior to and in connection with the Special Meeting, holders of 24,892 shares of SCH Class A ordinary shares (including those that underlie the SCH units) that were registered pursuant to the Registration Statements on Form S-1 (333-236776 and 333-237777) and the shares of Class A Common Stock issued as a matter of law upon the conversion thereof on the effective date of the Domestication (the “Public Shares”) exercised their right to redeem those shares for cash at a price of $10.0141613 per share, for an aggregate of $248,955.25. The per share redemption price of $10.0141613 for public shareholders electing redemption was paid out of the Company’s trust account, which after taking into account the redemptions, had a balance immediately prior to the Closing of $827,868,299.90, which cash balance was used to pay the $499,751,044.75 cash component of the merger consideration.

Immediately after giving effect to the Transactions and the PIPE Investment, there were 143,475,108 shares of Class A Common Stock, 260,965,701 Class B Common Stock and 38,533,271 Warrants outstanding. Upon the consummation of the Transactions, SCH’s ordinary shares, warrants and units ceased trading on the New York Stock Exchange, and Clover Health’s Class A Common Stock and Warrants were listed to trade on The Nasdaq Global Select Market under the symbols “CLOV,” and “CLOVW,” respectively. Immediately after giving effect to the Transactions and the PIPE Investment, (1) SCH’s public stockholders owned approximately 20.5% of the outstanding Clover Health Common Stock and approximately 3.0% of the voting power of Clover Health Common Stock, (2) Clover Health stockholders (without taking into account any public shares held by Clover Health stockholders prior to the consummation of the Transactions) owned approximately 64.5% of the outstanding Clover Health Common Stock, and approximately 94.8% of the voting power of Clover Health Common Stock, (3) the Sponsor and related parties (including the Sponsor Related PIPE Investors) collectively owned approximately 9.0% of the outstanding Clover Health Common Stock and approximately 1.3% of the voting power of Clover Health Common Stock and (4) the Third Party PIPE Investors owned approximately 6.1% of the outstanding Clover Health Common Stock and approximately 0.9% of the voting power of Clover Health Common Stock.

Unless the context otherwise requires, references in this Current Report on Form 8-K to “we,” “us,” “our” and the “Company” refer to Clover Health and its subsidiaries.

Item 1.01	Entry Into A Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

In connection with the Closing, on January 7, 2021, Clover Health, the Sponsor, SCH’s independent directors, certain stockholders of Clover and the other parties thereto entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Clover Health agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Clover Health Common Stock and other equity securities of Clover Health that are held by the parties thereto from time to time.

Additionally, the Registration Rights Agreement contains certain restrictions on transfer with respect to the shares of Clover Health Common Stock held by the Sponsor and certain stockholders of Clover immediately following the Closing (not including the shares of Clover Health Class A Common Stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements) (the “Lock-up Shares”), including a lock-up of such shares in each case ending on the earlier of (i) the date that is 180 days after the Closing Date and (ii) (a) for 33.33% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the last reported sale price of Clover Health Class A Common Stock equals or exceeds $12.50 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 31 days after the Closing Date and (b) for an additional 50% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the last reported sale price of Clover Health Class A Common Stock equals or exceeds $15.00 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 31 days after the Closing Date. The lock-up set forth in the Registration Rights Agreement supersedes the lock-up provisions set forth in Section 7 of that certain letter agreement, dated as of April 21, 2020, by and among SCH, the Sponsor and each of the other parties thereto (the “Insider Letter”) which provisions in Section 7 of the Insider Letter shall be of no further force or effect as of the date of the Registration Rights Agreement.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by SCH, Sponsor and the other parties thereto in connection with SCH’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement or (ii) with respect to any party thereto, on the date that such party no longer holds any Registrable Securities (as defined therein).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

The foregoing description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. The material terms and conditions of the Merger Agreement are described in the section titled “BCA Proposal—The Merger Agreement” beginning on page 107 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

On January 7, 2021, the Company issued a press release announcing the Closing. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Transactions, and as discussed below in Item 5.06 of this Current Report on Form 8-K, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the Combined Company after the consummation of the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K (“Report”), or some of the information incorporated herein by reference, contains forward-looking statements. All statements contained in or incorporated by reference into this Report other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk factors” beginning on page 39 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in or incorporated by reference in this Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in or incorporated by reference in this Report include, but are not limited to, statements about:

•	our expectations regarding our results of operations, financial condition and cash flows;

•

our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to manage our growth following the Business Combination;

•	our ability to obtain or maintain the listing of our Class A Common Stock and our public warrants on Nasdaq following the Business Combination;

•	our public securities’ potential liquidity and trading;

•	the anticipated benefits associated with the use of the Clover Assistant platform, including our ability to utilize the platform to manage medical costs of our members;

•	our expectations regarding the development and expansion of our business;

•	our ability to successfully enter new service markets and manage our operations;

•	our ability to expand our member base and provider network;

•	our ability to increase adoption and use of the Clover Assistant;

•	anticipated trends and challenges in our business and in the markets in which we operate;

•	our ability to develop new features and functionality that meet market needs and achieve market acceptance;

•	our ability to retain and hire necessary employees and staff our operations appropriately;

•	the timing and amount of certain investments in growth;

•	the effect of uncertainties related to the global COVID-19 pandemic on our business, results of operations, and financial condition;

•	our ability to maintain, protect and enhance our intellectual property; and

•	general economic conditions, including the societal and economic impact of the COVID-19 pandemic, and geopolitical uncertainty and instability.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Report or in the documents incorporated by reference in this Report. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

Business

The Company’s business is described in the Proxy Statement/Prospectus in the section titled “Information about Clover” beginning on page 250, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 39, which is incorporated herein by reference.

Financial Information

The condensed financial statements of Clover Health and subsidiaries as of September 30, 2020 (unaudited) and for the nine months period ended September 30, 2019 and September 30, 2020 (unaudited) and the consolidated financial statements of Clover Health and subsidiaries as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 are set forth in the Proxy Statement/Prospectus beginning on page F-1 and are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of SCH and Clover as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 273 in the section titled “Clover’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 308 in the section titled “Clover’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk,” which is incorporated herein by reference.

Properties

The Company’s facilities are described in the Proxy Statement/Prospectus in the section titled “Information About Clover—Our Facilities” on page 267 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Common Stock of the Company upon the Closing by:

•	each stockholder known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company upon the Closing;

•	each of the Company’s directors upon the Closing;

•	each of the Company’s named executive officers upon the Closing; and

•	all directors and executive officers of the Company as a group upon the Closing.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our Common Stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of the Closing Date and all shares of our Common Stock issuable pursuant to restricted stock units that will vest within 60 days of the Closing Date, are deemed to be outstanding and to be beneficially owned by the person holding the stock options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The percentage ownership of the Common Stock is based on 143,475,108 shares of Class A Common Stock and 260,965,701 shares of Class B Common Stock outstanding as of the Closing Date. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Clover Health Investments, Corp., 725 Cool Springs Blvd, Suite 320, Franklin, Tennessee 37067.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	% of Total Voting Power**
5% Holders
SCH Sponsor III LLC(1)	20,500,000	14.3%	—	—	*
ChaChaCha SPAC C LLC(2)	10,000,000	7.0	—	—	*
Chamath Palihapitiya(1)(2)(3)	30,500,000	21.3	284,891	*	1.2%
Ian Osborne (1)(4)	25,500,000	17.8	—	—	*
Entities affiliated with Vivek Garipalli(5)	—	—	83,584,543	32.0%	30.4
Greenoaks Capital and affiliated entities(6)	—	—	96,331,338	36.9%	35.0
Executive Officers and Directors
Vivek Garipalli(5)	—	—	83,584,543	32.0%	30.4
Andrew Toy(7)	—	—	12,790,323	4.7%	4.4
Gia Lee(7)	—	—	1,144,978	*	*
Chelsea Clinton(7)	—	—	685,690	*	*
Lee Shapiro	—	—	—	*	*
Nat Turner(8)	—	—	2,565,954	1.0%	*
All directors and executive officers as a group (8 individuals)(9)			10,931,019	36.8%	35.0%

*	Less than one percent.
**

Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share. For more information about the voting rights of Common Stock, see the section below titled “Description of Registrant’s Securities.”

(1)

Messrs. Palihapitiya and Osborne may be deemed to beneficially own shares held by SCH Sponsor III LLC by virtue of their shared voting and investment control over SCH Sponsor III LLC. The address of SCH Sponsor III LLC is 317 University Ave, Suite 200, Palo Alto, CA 94301.

(2)

Mr. Palihapitiya beneficially owns shares held by ChaChaCha SPAC C LLC by virtue of his voting and investment control over ChaChaCha SPAC C LLC. All shares held by ChaChaCha SPAC C LLC are subject to a pledge in favor of Credit Suisse AG, New York Branch as collateral with respect to a loan agreement. The address of ChaChaCha SPAC C LLC is 317 University Ave, Suite 200, Palo Alto, CA 94301.

(3)

Consists of (i) 20,500,000 shares of Class A common stock held by SCH Sponsor III LLC, (ii) 10,000,000 shares of Class A common stock held by ChaChaCha SPAC C LLC, and (iii) 284,891 shares of Class B common stock held by The Social + Capital Partnership III, L.P. for itself and as nominee for The Social + Capital Partnership Principals Fund III, L.P. (“Social Capital Partnership III”). Mr. Palihapitiya may be deemed to beneficially own the shares held by Social Capital Partnership III by virtue of his shared voting and investment control over Social Capital Partnership III. The address of Mr. Palihapitiya and each of these entities is 317 University Ave, Suite 200, Palo Alto, CA 94301.

(4)

Consists of (i) 20,500,000 shares of Class A common stock held by SCH Sponsor III LLC and (ii) 5,000,000 shares of Class A common stock held by Hedosophia Public Investments Limited. Mr. Osborne serves as a member of the board of directors of Hedosophia Public Investments Limited and as such, has shared voting and dispositive power with respect to the shares held by Hedosophia Public Investments Limited and may be deemed to beneficially own the shares held by Hedosophia Public Investments Limited. The address of Mr. Osborne and SCH Sponsor III LLC is 317 University Ave, Suite 200, Palo Alto, CA 94301 and the address of Hedosophia Public Investments Limited is Trafalgar Court, Les Banques, St Peter Fort, Guernsey G41 3QL.

(5)

Consists of (i) 5,645,934 shares of Class B common stock held by Caesar Ventures, LLC (“Caesar Ventures”), (ii) 2,062,265 shares of Class B common stock held by Caesar Clover, LLC (“Caesar Clover”), (iii) 75,694,143 shares of Class B common stock held by NJ Healthcare Investments, LLC (“NJ Healthcare”), and (iv) 182,201 shares of Class B common stock held by Titus Ventures, LLC (“Titus Ventures”). Mr. Garipalli serves as the sole manager of Caesar Ventures, Caesar Clover, NJ Healthcare and Titus Ventures, respectively. Therefore, Mr. Garipalli may be deemed to share voting power and dispositive power over the shares held by these entities. The address of each of these entities is 11 Colts Gait Lane, Colts Neck, NJ 07722.

(6)

Consists of (i) 4,018,431 shares of Class B common stock held of record by an affiliate of Greenoaks Capital Partners LLC (“Greenoaks Capital”), (ii) 3,085,306 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, (iii) 8,678,540 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, (iv) 2,716,239 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, (v) 12,036,311 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, (vi) 26,058,782 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, (vii) 29,803,297 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, and (viii) 9,934,432 shares of Class B common stock held of record by an affiliate of Greenoaks Capital. Benjamin Peretz is a Managing Member of the general partner of each of the entities affiliated with Greenoaks Capital. Therefore, Mr. Peretz may be deemed to share voting power and dispositive power over the shares held by these entities. The principal business address of each of these entities is 535 Pacific Avenue, 4th Floor, San Francisco, California 94133.

(7)	Consists of Class B common stock issuable upon the exercise of options exercisable within 60 days of the Closing Date.
(8)

Consists of 2,565,954 shares of Class B common stock held by Multiple Holdings, LLC. Nat Turner is a partner in Multiple Holdings, LLC and may be deemed to share voting power and dispositive power over the shares held by Multiple Holdings, LLC. The address of Multiple Holdings, LLC is 139 Reade Street, apartment 5A, New York, NY 10013.

(9)	Includes 15,780,522 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of the Closing Date.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the sections titled “Director Election Proposal” beginning on page 174 and “Management of Clover Health Following the Business Combination” beginning on page 308, which information is incorporated herein by reference.

Director Compensation

The compensation of the Company’s directors is described in the Proxy Statement/Prospectus in the sections titled “Executive Compensation—Director Compensation” beginning on page 321 and “Executive Compensation—Non-Employee Director Compensation Policy” beginning on page 321, which information is incorporated herein by reference.

Executive Compensation

The information set forth in Exhibit 99.3 hereto and is incorporated by reference herein.

Certain Relationships and Related Transactions

The information set forth in Exhibit 99.4 hereto and is incorporated by reference herein.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings of the Company in the section of the Proxy Statement/Prospectus titled “Information about Clover—Legal Proceedings” beginning on page 267 and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing, the SCH’s publicly traded units, Class A ordinary shares and public warrants were listed on the New York Stock Exchange under the symbols “IPOC.U,” “IPOC.” and “IPOC.W,” respectively. The units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security. Upon the Closing, SCH’s ordinary shares, warrants and units ceased trading on the New York Stock Exchange, and the Company’s Class A Common Stock and Warrants were listed on The Nasdaq Global Select Market under the symbols “CLOV,” and “CLOVW,” respectively.

The Company has not paid any cash dividends on shares of its Class A Common Stock to date. The payment of any cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Company’s board of directors.

Information respecting SCH’s Class  A ordinary shares, warrants and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section titled “Market Price and Dividend Information” on page 38 and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The information set forth in Exhibit 4.5 hereto and is incorporated by reference herein.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth in Item 1.01 of this Report under the section titled “Indemnification Agreements,” which is incorporated herein by reference.

Further information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Description of Clover Health Securities—Limitations on Liability and Indemnification of Officers and Directors” on page 344, which information is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 of this Report concerning the financial statements of the Company.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” of this Report under the section titled “Subscription Agreements” is incorporated by reference into this Item 3.02.

The shares of Class A Common Stock issued in the PIPE Investment have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Report is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 7, 2021, the Audit Committee of the Company’s Board of Directors dismissed Marcum LLP (“Marcum”), SCH’s independent registered public accounting firm prior to the Transactions, effective following the completion of the Company’s audit for the year ended December 31, 2020, which consists only of the accounts of SCH, the special purpose acquisition company prior to the Transaction.

The report of Marcum on SCH’s financial statements as of December 31, 2019, and for the period from October 18, 2019 (inception) through December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.

During the period from October 18, 2019 (inception) through December 31, 2019, and the subsequent period through January 7, 2021, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent period through January 7, 2021.

The Company provided Marcum with a copy of the foregoing disclosures prior to the filing of this Current Report and requested that Marcum furnish a letter addressed to the SEC stating, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

On January 7, 2021, the Audit Committee of the Board approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. EY served as the independent registered public accounting firm of Clover prior to the Transactions.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Report under the sections entitled “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” is incorporated herein by reference.

Executive Officers and Directors

Upon the consummation of the Transactions, and in accordance with the terms of the Merger Agreement, each executive officer of SCH ceased serving in such capacities, and Chamath Palihapitiya, Ian Osborne, Jacqueline D. Reses and James Ryans ceased serving on SCH’s board of directors.

Vivek Garipalli, Andrew Toy, Chelsea Clinton, Lee A. Shapiro and Nathaniel S. Turner were appointed as directors of Clover Health, to serve until the end of their respective terms and until their successors are elected and qualified. Vivek Garipalli, Lee A. Shapiro and Nathaniel S. Turner were appointed to serve on Clover Health’s audit committee with Mr. Shapiro serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K.

Vivek Garipalli was appointed as Clover Health’s Chief Executive Officer, Andrew Toy was appointed as Clover Health’s President and Chief Technology Officer, Joseph Wagner was appointed as Clover Health’s Chief Financial Officer, Gia Lee was appointed as Clover Health’s General Counsel and Secretary, and Jamie L. Reynoso was appointed as Clover Health’s Chief Operating Officer.

Reference is also made to the disclosure in the Proxy Statement/Prospectus in the section titled “Director Election Proposal” beginning on page 174 and “Management of Clover Health Following the Business Combination” beginning on page 308 for biographical information about each of the directors and officers, which disclosure is incorporated herein by reference.

Compensatory Arrangements for Directors

In connection with the Closing, Clover Health’s board of directors approved a compensation program for Clover Health’s non-employee directors who are determined not to be affiliated with Clover Health (the “Non-Employee Director Compensation Policy”). Pursuant to the terms of the Non-Employee Director Compensation Policy, non-employee directors are eligible to receive fixed annual cash retainer fees as well as long-term equity compensation awards for their service on Clover Health’s board of directors. Additional fixed annual cash retainer fees are paid to non-employee directors for committee membership and chairperson service. A description of the Non-Employee Director Compensation Policy is included in the Proxy Statement/Prospectus in the section titled “Executive Compensation – Non-Employee Director Compensation Policy” beginning on page 321, which is incorporated herein by reference. The foregoing description of the Non-Employee Director Compensation Policy does not purport to be complete and is qualified in its entirety by the full text of the Non-Employee Director Compensation Policy, which is attached hereto as Exhibit 10.8 to this Report and is incorporated herein by reference.

Compensatory Arrangements for Executive Officers

Equity Awards Under the 2014 Equity Incentive Plan (the “2014 Plan”)

Clover’s board of directors granted the following stock awards under the 2014 Plan, effective immediately prior to the Closing to Mr. Garipalli and Mr. Toy (the “Pre-Closing Founder Grants”).

•

Garipalli Performance-Based Award – Clover granted Mr. Garipalli performance-based RSUs covering 7,164,581 shares of Class B Common Stock, which will vest and become settled by satisfying each of the following two conditions:

(1)	Service – 20% will vest on each anniversary of the Closing, subject to Mr. Garipalli’s continued service to us as our CEO, Co-CEO or Executive Chairman through each vesting date; and

(2)

Performance – Measured beginning after the first anniversary of the Closing, 50% will vest upon our volume-weighted average stock closing price reaching $20 for 90 consecutive calendar days, and the remaining 50% will vest upon our volume-weighted average stock closing price reaching $25 for 90 consecutive calendar days; provided all such vesting occurs within 5 years of the Closing.

•

Toy Performance-Based Award – Clover granted Mr. Toy performance-based RSUs covering 3,582,291 shares of Class B Common Stock, which will vest and become settled by satisfying each of the following two conditions:

(1)	Service – 20% will vest on each anniversary of the Closing, subject to Mr. Toy’s continued service to us through each vesting date; and

(2)

Performance – Measured beginning after the first anniversary of the Closing, 100% will vest upon our volume-weighted average stock closing price reaching $20 for 90 consecutive calendar days; provided such vesting occurs on or within 5 years of the Closing.

In addition, upon a change in control as defined in the 2014 Plan (which did not include the Transactions), the Pre-Closing Founder Grants will fully vest as to their service conditions, and if the per share value in the change in control equals or exceeds the required stock closing price under their performance conditions, the awards will also fully vest as to the applicable performance conditions. Any portion of the awards unvested at the consummation of the change in control will be forfeited. The Pre-Closing Founder Grants are also subject to the terms and conditions of the employment agreements that Mr. Garipalli and Mr. Toy entered into with Clover Health as discussed in the section below entitled “Employment Agreements”

Employment Agreements:

Agreement with Vivek Garipalli

In connection with the Closing, on December 31, 2020, Clover entered into an employment agreement with Mr. Garipalli, which was assumed by Clover Health, pursuant to which Mr. Garipalli serves as our Chief Executive Officer and reports directly to our board of directors. Mr. Garipalli’s employment under the employment agreement is at-will.

Under his employment agreement, Mr. Garipalli is not initially entitled to an annual base salary or incentive cash bonus, but such cash compensation may be provided to him in the future at the discretion of the board of directors or compensation committee. Mr. Garipalli is eligible to participate in the health, welfare and fringe benefit plans provided by us to our employees.

Pursuant to his employment agreement, we granted Mr. Garipalli two RSU awards under the Management Incentive Plan, effective as of the date of the Closing, which collectively cover 22,284,655 shares of Class B Common Stock, as described in more detail below (together, the “Garipalli Management Plan RSUs”).

If Mr. Garipalli’s employment is terminated by the company without cause, or by Mr. Garipalli for good reason (each term as defined in his employment agreement) during the period beginning one month prior to and ending 12 months following a change in control (as defined in the 2020 Plan) subject to his execution and non-revocation of a general release of claims in our favor and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts, Mr. Garipalli will be entitled to receive full accelerated vesting of all his outstanding and unvested equity awards.

For purposes of Mr. Garipalli’s employment agreement:

“Cause” is generally defined to mean, subject to certain notice requirements and cure rights, Mr. Garipalli’s: (i) gross negligence or willful misconduct in the performance of his duties or violation of any written company policy, (ii) commission of any act of fraud, theft, embezzlement, financial dishonesty, misappropriation or other willful misconduct that has caused or is reasonably expected to result in injury to the company, (iii) conviction of, or pleading guilty or nolo contendere to, any felony or a lesser crime involving dishonesty or moral turpitude, (iv) unlawful use (including being under the influence) or possession of illegal drugs on the premises of the company or while performing his duties, (v) unauthorized use or disclosure of any proprietary information or trade secrets of the company or any party to whom he owes an obligation of nondisclosure from his relationship with the company, or (vi) his material breach of any obligations under any written agreement with the company.

“Good reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) a material reduction of his duties, authority or responsibilities relative to immediately prior to such reduction, provided that a reduction solely by virtue of the company being acquired and made part of a larger entity will not constitute “good reason,” (ii) a material reduction in base salary (except where applicable to all similarly situated executive officers), provided, that a reduction of less than 10 percent will not be considered material, (iii) a material change in the geographic location of his primary work facility or location, provided, that a relocation of less than 50 miles from his then-present work location will not be considered material, or (v) a material breach by the company of a material provision of his employment agreement.

Agreement with Andrew Toy

In connection with the Closing, on December 31, 2020, Clover entered into an employment agreement with Mr. Toy, which was assumed by Clover Health, pursuant to which Mr. Toy serves as our President and Chief Technology Officer and reports directly to Mr. Garipalli. Mr. Toy’s employment under the employment agreement is at-will.

Under his employment agreement, Mr. Toy will receive an initial annual base salary of $450,000 and will be eligible to receive an annual cash incentive bonus targeted at 100 percent (100%) of Mr. Toy’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Clover Health and/or individual performance objectives, as determined by the board of directors or compensation committee. Mr. Toy’s annual base salary and cash incentive bonus target percentage may be adjusted in the future at the discretion of the board of directors or compensation committee. Mr. Toy is also eligible to participate in the health, welfare and fringe benefit plans provided by us to our employees.

Pursuant to the employment agreement, we granted Mr. Toy, an RSU award under the Management Incentive Plan, effective as of the date of the Closing that covers 11,142,328 shares of our Class B Common Stock, as described in more detail below. Mr. Toy will also be eligible for future equity awards from us under the 2020 Plan as determined by the board of directors or the compensation committee in their discretion.

Effective as of the Closing Date, Mr. Toy also received vesting in full of his option granted on February 4, 2020 for 3,669,607 shares of Class B Common Stock (on an as-converted basis) under the 2014 Plan.

If Mr. Toy’s employment is terminated by us without cause, or by Mr. Toy for good reason (each term as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims in our favor and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts, Mr. Toy will be entitled to receive the following severance payments and benefits: (i) an amount equal to Mr. Toy’s annual base salary then in effect and (ii) continued health care coverage for 12 months after the termination date. In addition, if Mr. Toy terminates his employment due to the failure to promote him to Chief Executive Officer immediately following the resignation or termination of Mr. Garipalli as our Chief Executive Officer, he will receive full accelerated vesting of all outstanding and unvested equity awards of Clover Health.

However, if either such termination of employment occurs during the period beginning one month prior to and ending 12 months following a change in control (as defined in the 2020 Plan), subject to his execution and non-revocation a general release of claims in our favor and continued compliance with restrictive covenants, then, in addition to any accrued amounts, Mr. Toy instead will be entitled to receive the following severance payments and benefits: (i) an amount equal to one and one-half times Mr. Toy’s annual base salary then in effect, (ii) continued health care coverage for 18 months after the termination date and (iii) full accelerated vesting of all outstanding and unvested equity awards of Clover Health.

In Mr. Toy’s employment agreement, “cause” has the same definition as Mr. Garipalli’s described above. “Good reason,” for purposes of Mr. Toy’s employment agreement is defined as follows:

“Good reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) the failure to promote or appoint him, in good faith, to Chief Executive Officer, immediately after the resignation or termination of Mr. Garipalli as Chief Executive Officer, (ii) a material reduction of his duties, authority or responsibilities relative to immediately prior to such reduction, (iii) any change of title (unless to Chief Executive Officer following the resignation of Mr. Garipalli), including a title change related to an acquisition by a larger entity, (iv) a material reduction in his base salary (except where applicable to all similarly situated executive officers), provided, that a reduction of less than ten percent will not be considered material, (v) any requirement for him to report to a work facility or location other than his home office or required business travel, or (iv) a material breach by the company of a material provision of his employment agreement.

Mr. Garapalli’s and Mr. Toy’s employment agreements both require customary confidentiality, invention assignment and non-solicitation agreements, and include “best pay” provisions under Section 280G of the Code, pursuant to which any parachute payments that become payable to Mr. Garipalli or Mr. Toy will either be paid in full or reduced such that the payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment.

Copies of Mr. Garipalli’s and Mr. Toy’s employment agreements are attached hereto as Exhibit 10.9 and Exhibit 10.10 to this Report and are incorporated herein by reference.

Management Incentive Plan

At the Special Meeting, on January 6, 2021 the shareholders considered and approved the Management Incentive Plan. The Management Incentive Plan was previously approved, subject to shareholder approval, by the board of directors on October 5, 2020.

The Management Incentive Plan is intended to (i) incentivize Mr. Garipalli and Mr. Toy with long-term equity-based compensation to align their interests with our shareholders and (ii) promote the success of our business. The Management Incentive Plan only permits the grant of RSUs to Mr. Garipalli and Mr. Toy in the amounts and pursuant to the terms as described below. Subject to adjustments as set forth in the Management Incentive Plan, the maximum aggregate number of shares of our Class B Common Stock that may be issued under the Management Incentive Plan is 33,426,983. The shares may be authorized, but unissued, or reacquired Class B Common Stock.

The Management Incentive Plan became effective on the date of the Special Meeting and provides for grants of RSU awards to Mr. Garapalli and Mr. Toy.  A description of the Management Incentive Plan is included in the section of the Proxy Statement/Prospectus titled “Management Incentive Plan Proposal ” beginning on page 188 and is incorporated herein by reference. The foregoing description of the Management Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the Management Incentive Plan, which is attached hereto as Exhibit 10.6 to this report and incorporated herein by reference.

On January 7, 2021, we made the following grants described below, effective as of the Closing Date, under the Management Incentive Plan:

Garipalli Time-Based Award

Mr. Garipalli received an RSU award (the “Garipalli Time-Based Award”) covering 16,713,491 shares of Class B Common Stock. The Garipalli Time-Based Award shall become vested as to twenty percent (20%) of the RSUs subject to the Garipalli Time-Based Award on each of the first five (5) anniversaries of the Closing Date, subject to Mr. Garipalli’s continuous service as Clover Health’s CEO, Co-CEO or Executive Chairman through each vesting date. Except as set forth in Mr. Garipalli’s employment agreement with us, if Mr. Garipalli is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

Garipalli Performance-Based Award

Mr. Garipalli received an RSU award (the, “Garipalli Performance-Based Award”) covering 5,571,164 shares of Class B Common Stock, which will vest and become settled by satisfying two conditions, as set forth below:

•

Service requirement—the service requirement will be satisfied at a rate of twenty percent (20%) of the RSUs subject to the Garipalli Performance-Based Award on each of the first five anniversaries of the Closing Date, subject to Mr. Garipalli’s continuous service as Clover Health’s CEO, Co-CEO or Executive Chairman through each service-based vesting date. Except as set forth in Mr. Garipalli’s employment agreement with us, if Mr. Garipalli is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

•

Performance requirement—the performance requirement will be satisfied if we achieve a volume-weighted average stock price above a threshold of $30, for a period of ninety (90) consecutive calendar days; provided that the performance metrics will not be measured nor may be satisfied prior to the one year anniversary of the Closing Date.

Toy Performance-Based Award

Mr. Toy received an RSU award (the “Toy Performance-Based Award”) covering 11,142,328 shares of Class B Common Stock, which will vest and become settled by satisfying two conditions, as set forth below:

•

Service requirement—the service requirement will be satisfied at a rate of twenty percent (20%) of the RSUs subject to the Toy Performance-Based Award on each of the first five anniversaries of the Closing Date, subject to Mr. Toy’s continuous service as a service provider to Clover Health through each service-based vesting date. Except as set forth in Mr. Toy’s employment agreement with us, if Mr. Toy is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

•

Performance requirement—the performance requirement will be satisfied if we achieve a volume-weighted average stock price above a threshold broken out into two equal tranches as set forth in the below table, for a period of ninety (90) consecutive calendar days; provided that the performance metrics will not be measured nor may be satisfied prior to the one year anniversary of the Closing Date.

Tranche	Number of Shares of Class B Common Stock	Stock Price Hurdle
1	5,571,164	$25
2	5,571,164	$30

General Terms

Each of the Garipalli Performance-Based Award and the Toy Performance-Based Award (collectively, the “Performance-Based Awards”) also include the following general terms:

•

The performance requirement must be satisfied within five (5) years of the Closing Date (the “Performance Deadline”). Any portion of a Performance-Based Award that is unvested as of the Performance Deadline will be forfeited for no consideration.

•

Upon a change in control (as defined in the Management Incentive Plan), if the per share value in the change in control is above the stock price hurdle set forth in the above table or, if the stock price hurdle was satisfied at any time prior to a change in control, then that tranche will vest in connection with the change in control. Any portion of a Performance-Based Award that is unvested as of the consummation of such change in control will be forfeited for no consideration. For the avoidance of doubt, the transaction contemplated by the Merger Agreement, shall not constitute a change in control for purposes of these Performance-Based Awards.

2020 Equity Incentive Plan

As previously disclosed, at the Special Meeting, on January 6, 2021, the shareholders considered and approved the 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan (the “2020 Plan”) was previously approved, subject to shareholder approval, by the board of directors on October 5, 2020. The 2020 Plan became effective on the date of the Special Meeting.

The 2020 Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, RSUs, and stock bonus awards. Subject to adjustments as set forth in the 2020 Plan, the maximum aggregate number of shares of our Class A Common Stock that may be issued under the 2020 Plan is 30,641,401. The shares may be authorized, but unissued, or reacquired Class A Common Stock. Furthermore, subject to adjustments as set forth in the 2020 Plan, in no event will the maximum aggregate number of shares that may be issued under the 2020 Plan pursuant to incentive stock options exceed the number set forth above. The number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the lessor of (i) seven percent (7%) of the outstanding shares on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by the board of directors; provided that for each fiscal year beginning with the 2025 fiscal year through the fiscal year that includes the expiration date of the 2020 Plan, each such increase shall be reduced to the lessor of five percent (5%) of the outstanding shares on the last day of the immediately preceding fiscal year or such number of shares determined by our board of directors.

A description of the 2020 Equity Incentive Plan is included in the Proxy Statement/Prospectus in the section titled “Equity Incentive Plan Proposal” beginning on page 178, which is incorporated herein by reference. The foregoing description of the 2020 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the 2020 Equity Incentive Plan and the related forms of award agreements under the 2020 Equity Incentive Plan, which are attached hereto as Exhibit 10.4 to this report and incorporated herein by reference.

2020 Employee Stock Purchase Plan

As previously disclosed, at the Special Meeting, on January 6, 2021, the stockholders of the Company considered and approved the 2020 Employee Stock Purchase Plan (“ESPP”). The ESPP was previously approved, subject to stockholder approval, by the board of directors on October 5, 2020. The 2020 Employee Stock Purchase Plan became effective on the date of the Special Meeting.

The ESPP provides a means by which eligible employees and/or eligible service providers of either Clover Health or designated related corporations and affiliates may be given an opportunity to purchase shares of our Class A Common Stock. Subject to adjustments as provided in the ESPP, the maximum number of shares of our Class A Common Stock that may be issued under the ESPP will not exceed 2,785,582, plus the number of shares of our Class A Common Stock that are automatically added on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2030 fiscal year in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of our Class A Common Stock outstanding on the last day of the calendar month prior to the date of such automatic increase, and (ii) such number of shares of our Class A Common Stock as determined by the ESPP Administrator; provided that the maximum number of shares of our Class A Common Stock reserved under the ESPP shall not exceed 10% of the total outstanding capital stock of the combined company (inclusive of the shares reserved under the ESPP) as of the Closing Date on an as-converted basis. Notwithstanding the foregoing, the ESPP Administrator may act prior to the first day of any fiscal year to provide that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of our Class A Common Stock than would otherwise occur pursuant to the preceding sentence. If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of our Class A Common Stock not purchased under such purchase right will again become available for issuance under the ESPP.

A description of the ESPP is included in the Proxy Statement/Prospectus in the section titled “ESPP Proposal” beginning on page 196, which is incorporated herein by reference. The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by the full text of the ESPP, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Executive Incentive Bonus Plan

On January 7, 2021, our board of directors approved the Executive Incentive Bonus Plan (the “Bonus Plan”), the purpose of which is to motivate and reward eligible officers and employees of Clover Health, including the named executive officers, for their contributions toward the achievement of certain performance goals through cash incentive awards.

A description of the Bonus Plan is included in the Proxy Statement/Prospectus in the section titled “Executive Compensation” beginning on page 314, which is incorporated herein by reference. The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by the full text of the Bonus Plan, which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Domestication, SCH filed a Certificate of Domestication and Certificate of Incorporation with the Secretary of State of the State of Delaware, and SCH’s Bylaws came into effect upon such filing. At Closing, such Certificate of Incorporation and Bylaws were amended and restated to reflect the Company’s change in name to “Clover Health Investments, Corp.”, the material terms of which and the general effect upon the rights of holders of SCH’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “Domestication Proposal” beginning on page 157 and “Organizational Documents Proposals” beginning on page 160, which are incorporated by reference herein.

The disclosures set forth under the “Introductory Note” and in Item 2.01 of this Report are also incorporated herein by reference. Copies of the Certificate of Incorporation and the Bylaws are included as Exhibit 3.1 and 3.2 to this Report and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, SCH ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “BCA Proposal” beginning on page 107 and “Domestication Proposal” beginning on page 157, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 to this Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The condensed financial statements of Clover Health and subsidiaries as of September 30, 2020 (unaudited) and for the nine months period ended September 30, 2019 and September 30, 2020 (unaudited) and the consolidated financial statements of Clover Health and subsidiaries as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 are set forth in the Proxy Statement/Prospectus beginning on page F-1 and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of SCH and Clover as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference

(d) List of Exhibits.

		Incorporated by reference				Filed or furnished herewith
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date

2.1†	Agreement and Plan of Merger, dated as of October 5, 2020, by and among the Registrant, Asclepius Merger Sub Inc. and Clover Health Investments, Corp.	8-K	001-39252	2.1	10/6/2020

2.1(a)	Amendment to the Agreement and Plan of Merger, dated as of December 8, 2020	8-K	001-39252	2.1	12/10/2020

3.1	Amended and Restated Certificate of Incorporation of the Registrant					X

3.2	Amended and Restated Bylaws of the Registrant					X

4.1	Warrant Agreement, dated April 21, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	001-39252	4.1	4/24/2020

4.3	Specimen Class A Common Stock Certificate of the Registrant	S-4/A	333-249558	4.5	11/20/2020

4.4	Specimen Class B Common Stock Certificate of the Registrant	S-4/A	333-249558	4.6	11/20/2020

4.5	Description of Registrant’s Securities					X

10.1	Amended and Restated Registration Rights Agreement, dated as of January 7, 2021, by and among the Registrant, SCH Sponsor III LLC, certain former stockholders of Clover Health Investments, Corp., Dr. James Ryans, Jacqueline D. Reses and the other parties thereto					X

10.2+	Form of Indemnification Agreement					X

10.3+	Amended and Restated 2014 Equity Incentive Plan, and forms of agreement thereunder					X

10.4+	2020 Equity Incentive Plan, and forms of agreement thereunder					X

10.5+	2020 Employee Stock Purchase Plan					X

10.6+	Management Incentive Plan, and forms of agreement thereunder					X

10.7+	Executive Incentive Bonus Plan					X

10.8+	Non-Employee Director Compensation Policy					X

10.9+	Employment Agreement dated as of December 31, 2020, by and between the Registrant and Vivek Garipalli					X

10.10+	Employment Agreement dated as of December 31, 2020, by and between the Registrant and Andrew Toy					X

10.11+	Offer Letter dated as of December 20, 2018, by and between the Registrant and Gia Lee					X

16.1	Letter from Marcum LLP to the Securities and Exchange Commission					X

21.1	List of Subsidiaries					X

99.1	Unaudited pro forma condensed combined financial information of Social Captial Hedosophia Holdings Corp. III and Clover Health Investments, Corp. as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020					X

99.2	Press Release dated January 7, 2021					X

99.3	Executive Compensation					X

99.4	Certain Relationships and Related Transactions					X

†

Schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

+	Indicates a management contract or compensatory plan, contract or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Health Investments, Corp.

Date: January 12, 2021	/s/ Joseph Wagner
	Name:	Joseph Wagner
	Title:	Chief Financial Officer

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Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

CLOVER HEALTH INVESTMENTS, CORP.

ARTICLE I

The name of this corporation is Clover Health Investments, Corp. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Section 1. Total Authorized

1.1 The total number of shares of all classes of stock that the Corporation has authority to issue is 3,025,000,000 shares, consisting of three (3) classes: 2,500,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), 500,000,000 shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) and 25,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

1.2 The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of the Class A Common Stock or Class B Common Stock voting separately as a class shall be required therefor.

Section 2. Preferred Stock

2.1 The Corporation’s Board of Directors (the “Board”) is authorized, subject to any limitations prescribed by the law of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one (1) or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (the “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be

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increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

2.2 Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock or any future class or series of Preferred Stock or Common Stock.

Section 3. Rights of Class A Common Stock and Class B Common Stock

3.1 Except as otherwise provided in this Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.

3.2 Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (the “Bylaws”) and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by law, holders of shares of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one (1) or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.

3.3 Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable. Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

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3.4 Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one (1) such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

3.5 Subject to any preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

3.6 In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one (1) such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

ARTICLE V

Section 1. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to convert any of such holder’s shares of such Class B Common Stock into shares of Class A Common Stock, such holder shall deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws or any policies of the Corporation then in effect, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office of such holder’s election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of the Corporation. The Corporation shall, as soon as practicable thereafter, register on the Corporation’s books ownership of the number of shares of Class A Common Stock to which such record holder of Class B Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior to the close of business on the date such notice of the election to convert is received by the Corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

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Section 2. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock immediately prior to the close of business on the earliest of (i) ten (10) years from the Effectiveness Date (as defined below); and (ii) the Separation Date (as defined below) of the last to Separate (as defined below) of the Founders (as defined below); and (iii) the date that is one (1) year after the death or Permanent Disability (as defined below) of the last to die or become Disabled (as defined below) of the Founders; and (iv)the date specified by the affirmative vote of the holders of Class B Common Stock representing not less than two-thirds (2/3) of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class (each of the events referred to in (i), (ii) and (iii) are referred to herein as an “Automatic Conversion”). The Corporation shall provide notice of the Automatic Conversion of shares of Class B Common Stock pursuant to this Section 2 of Article V to record holders of such shares of Class B Common Stock as soon as practicable following the Automatic Conversion. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Automatic Conversion. Upon and after the Automatic Conversion, the person registered on the Corporation’s books as the record holder of the shares of Class B Common Stock so converted immediately prior to the Automatic Conversion shall be registered on the Corporation’s books as the record holder of the shares of Class A Common Stock issued upon Automatic Conversion of such shares of Class B Common Stock, without further action on the part of the record holder thereof. Immediately upon the effectiveness of the Automatic Conversion, the rights of the holders of shares of Class B Common Stock as such shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were converted.

Section 3. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock.

Section 4. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or this Certificate of Incorporation or the Bylaws, relating to the administration of the conversion of shares of the Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. If the Corporation has reason to believe that a Transfer that is not a Permitted Transfer has occurred, the Corporation may request that the purported transferor furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a Transfer that is not a Permitted Transfer has occurred, and if such transferor does not within ten (10) days after the date of such request furnish sufficient (as determined in good faith by the Board) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of the Corporation. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

Section 5. Definitions.

5.1 “Affiliate” means a Parent, a Subsidiary or any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation.

5.2 “Convertible Security” shall mean any evidences of indebtedness, shares or other securities (other than shares of Class B Common Stock) convertible into or exchangeable for Class A Common Stock or Class B Common Stock, either directly or indirectly.

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5.3 “Director” means a member of the Board of Directors of the Corporation.

5.4 “Effectiveness Date” shall mean the date of the filing of this Certificate of Incorporation.

5.5 “Employee” means any person, including Officers and Directors, employed by the Corporation or any Affiliate of the Corporation. Neither service as a Director nor payment of a director’s fee by the Corporation will be sufficient to constitute “employment” by the Corporation.

5.6 “Founder” shall mean either Vivek Garipalli or Andrew Toy.

5.7 “Immediate Family Member” shall mean with respect to a Qualified Stockholder: such Qualified Stockholder’s mother, father, sister, brother or child.

5.8 “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Corporation or an Affiliate to render services to such entity or who renders, or has rendered, services to the Corporation, or any Affiliate and is compensated for such services.

5.9 “Officers” means a person who is an officer of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

5.10 “Option” shall mean rights, options, restricted stock units or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock, Class B Common Stock or any Convertible Security.

5.11 “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

5.12 “Permitted IRA” shall mean an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (the “Code”), or a pension, profit sharing, stock bonus or other type of plan or trust of which a Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided, that, in each case such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust.

5.13 “Permanent Disability” or “Disabled” shall mean a permanent and total disability such that the applicable Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which would reasonably be expected to result in death within twelve (12) months or which has lasted or would reasonably be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner.

5.14 “Permitted Entity” shall mean with respect to a Qualified Stockholder: (i) any general partnership, limited partnership, limited liability company, corporation, trust or other entity under the sole dispositive control and exclusive Voting Control of, or controlling, or under common control with (a) such Qualified Stockholder and/or (b) any other Permitted Entity of such Qualified Stockholder or (ii) solely with respect to a Qualified Stockholder that is a venture capital, private equity or similar private investment fund, any general partner, managing member, officer or director of such Qualified Stockholder or an affiliated investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management or advisory company with, such Qualified Stockholder; or (iii) any other corporation, partnership, limited liability company or trust approved by the Board.

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5.15 “Permitted Foundation” shall mean with respect to a Qualified Stockholder: (i) a trust or private non-operating organization that is tax-exempt under Section 501(c)(3) of the Code so long as such Qualified Stockholder has dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust or organization and the Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust or organization) to such Qualified Stockholder.

5.16 “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock: (i) by a Qualified Stockholder to (A) any Permitted Trust of such Qualified Stockholder, (B) any Permitted IRA of such Qualified Stockholder, (C) any Permitted Entity of such Qualified Stockholder, and (D) any Permitted Foundation of such Qualified Stockholder, and (E) any Immediate Family Member of such Qualified Stockholder for estate planning purposes; or (ii) by a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation of a Qualified Stockholder to (A) such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder.

5.17 “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Permitted Transfer.

5.18 “Permitted Trust” shall mean with respect to a Qualified Stockholder: (i) a trust for the benefit of such Qualified Stockholder and for the benefit of no other person to such Qualified Stockholder; (ii) a trust for the benefit of such Qualified Stockholder and/or persons other than such Qualified Stockholder so long as such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust to such Qualified Stockholder; or (iii) a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Code or a reversionary interest so long as such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust.

5.19 “Qualified Stockholder” shall mean: (i) the record holder of a share of Class B Common Stock as of the Effectiveness Date; (ii) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effectiveness Date pursuant to the exercise or conversion of any Option or Convertible Security that, in each case, was outstanding as of the Effectiveness Date; (iii) each natural person who, prior to the Effectiveness Date, Transferred shares of capital stock of the Corporation to a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation that is or becomes a Qualified Stockholder; (iv) each natural person who Transferred shares of, or equity awards for, Class B Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of Class B Common Stock) to a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation that is or becomes a Qualified Stockholder, and (v) a Permitted Transferee.

5.20 “Separation Date” or “Separate” shall mean, with respect to a Founder, the date that the Founder is no longer an Employee, Director or Independent Contractor of the Corporation; provided, however, that Separation Date or Separate shall not include the death or Permanent Disability of the applicable Founder.

5.21 “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 5 of Article V:

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(i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders;

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) pursuant to a written agreement to which the Corporation is a party;

(iv) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(v) the fact that, as of the Effectiveness Date or at any time after the Effectiveness Date, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class B Common Stock (including a Transfer by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order); or

(vi) in connection with a merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, that has been approved by the Board, the entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved by the Board.

A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by an entity that is a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation, as of the date that such entity is no longer a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation.

5.22 “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

Section 6. In the event any shares of Class B Common Stock are converted into shares of Class A Common Stock pursuant to this Article V, the shares of Class B Common Stock so converted shall be retired and shall not be reissued by the Corporation.

Section 7. Notwithstanding anything to the contrary in Sections 1, 2 or 3 of this Article V, if the date on which any share of Class B Common Stock is converted into Class A Common Stock pursuant to the provisions of Sections 1, 2 or 3 of this Article V occurs after the record date for the determination of the holders of Class B Common Stock entitled to receive any dividend or distribution to be paid on the shares of Class B Common

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Stock, the holder of such shares of Class B Common Stock as of such record date will be entitled to receive such dividend or distribution on such payment date; provided, that, notwithstanding any other provision of this Certificate of Incorporation, to the extent that any such dividend or distribution is payable in shares of Class B Common Stock, such dividend or distribution shall be deemed to have been declared, and shall be payable in, shares of Class A Common Stock and no shares of Class B Common Stock shall be issued in payment thereof.

Section 8. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable shares. The Corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

ARTICLE VI

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board (as defined below) shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 3. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the directors shall be divided, with respect to the time for which they severally hold office, into three (3) classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board is authorized to assign members of the Board already in office to such classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the Effectiveness Date, the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the Effectiveness Date and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the Effectiveness Date. At each annual meeting of stockholders following the Effectiveness Date, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. In the event of any increase or decrease in the authorized number of directors (a) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three (3) classes of directors so as to ensure that no one class has more than one (1) director more than any other class.

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Section 4. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Subject to the special rights of the holders of any series of Preferred Stock, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the classes of directors so as to ensure that no one class has more than one (1) director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director.

Section 5. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 6. Election of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VII

Section 1. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Section 2. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII

The Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (including any Certificate of Designation) or any provision of law

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that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws; provided, further, that if two-thirds (2/3) of the Whole Board has approved such adoption, amendment or repeal of any provisions of the Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

ARTICLE IX

Section 1. Subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2. Special meetings of stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws) or the Board acting pursuant to a resolution adopted by a majority of the Whole Board, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation or any stockholder to the Corporation or the Corporation’s stockholders; (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the General Corporation Law, this Certificate or the Bylaws of the Corporation (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of this Certificate or the Bylaws of the Corporation (including any right, obligation or remedy thereunder); (v) any action or proceeding as to which the General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article X shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

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Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

ARTICLE XI

If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Certificate of Incorporation (including without limitation, all portions of any section of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall remain in full force and effect.

ARTICLE XII

Section 1. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation (including any Certificate of Designation), and subject to Sections 1 and 2.1 of Article IV, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with Sections 1.2 and 2 of Article IV, or Article V, Article VI, Article VI, Article VIII, Article IX, Article X, Article XI, or Section 1 of this Article XII (the “Specified Provisions”); provided, further, that if two-thirds (2/3) of the Whole Board has approved such amendment or repeal of, or any provision inconsistent with, the Specified Provisions, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, the Specified Provisions.

Section 2. Notwithstanding any other provision of this Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation (including any Certificate of Designation), the affirmative vote of the holders of Class A Common Stock representing at least seventy-five percent (75%) of the voting power of the then-outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing at least seventy-five percent (75%) of the voting power of the then-outstanding shares of Class B Common Stock, voting separately as single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3 of Article IV or this Section 2 of Article XII.

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I , THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of January, 2021.

/s/ Vivek Garipalli
Vivek Garipalli
Sole Incorporator

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Exhibit 3.2

CLOVER HEALTH INVESTMENTS, CORP.

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

As Adopted January 6, 2021 and

As Effective January 7, 2021

i

TABLE OF CONTENTS

(continued)

ii

CLOVER HEALTH INVESTMENTS, CORP.

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

As Adopted January 6, 2021 and

As Effective January 7, 2021

ARTICLE I

STOCKHOLDERS

1.1 Annual Meetings.

An annual meeting of stockholders shall be held for the election of directors at such date and time as the Board of Directors (the “Board”) of Clover Health Investments, Corp. (the “Corporation”) shall each year fix. The meeting may be held either at a place, within or without the State of Delaware as permitted by the Delaware General Corporation Law (the “DGCL”), or by means of remote communication as the Board in its sole discretion may determine. Any proper business may be transacted at the annual meeting.

1.2 Special Meetings.

Special meetings of stockholders for any purpose or purposes shall be called in the manner set forth in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

1.3 Notice of Meetings.

Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 7.1.1 of these Bylaws) stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting. In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

1.4 Adjournments.

The chairperson of the meeting shall have the power to adjourn the meeting to another time, date and place (if any). Any meeting of stockholders, annual or special, may be adjourned from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. To the fullest extent permitted

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by law, the Board may postpone, reschedule or cancel any previously scheduled special or annual meeting of stockholders before it is to be held, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 1.3 hereof or otherwise, in which case notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 1.3 above.

1.5 Quorum.

Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.6 Organization.

Meetings of stockholders shall be presided over by (a) such person as the Board may designate, or (b) in such person’s absence, the Chairperson of the Board, or (c) in such person’s absence, the Lead Independent Director, or, (d) in such person’s absence, the Chief Executive Officer of the Corporation, or (e) in such person’s absence, the President of the Corporation, or (f) in the absence of such person, by a Vice President. Such person shall be the chairperson of the meeting and, subject to Section 1.10 of these Bylaws, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to such person to be in order. The Secretary of the Corporation shall act as the secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as the secretary of the meeting.

1.7 Voting; Proxies.

Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, rule or regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter (or if there are two (2) or more classes or series of stock entitled to vote as separate classes, then in the case of each class or series, the holders of a majority of the voting power of the shares of stock of that class or series present in person or represented by proxy at the meeting voting for or against such matter).

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1.8 Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to notice of or to vote at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the Board, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

1.9 List of Stockholders Entitled to Vote.

The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is held at a location where stockholders may attend in person, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.10 Inspectors of Elections.

1.10.1 Applicability. Unless otherwise required by the Certificate of Incorporation or by the DGCL, the following provisions of this Section 1.10 shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange; (b) authorized for quotation on an interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) stockholders. In all other cases, observance of the provisions of this Section 1.10 shall be optional, and at the discretion of the Board.

1.10.2 Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting.

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1.10.3 Inspector’s Oath. Each inspector of election, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

1.10.4 Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

1.10.5 Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware, upon application by a stockholder, shall determine otherwise.

1.10.6 Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies pursuant to Section 211(a)(2)b.(i) of the DGCL, or in accordance with Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.10 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

1.11 Notice of Stockholder Business; Nominations.

1.11.1 Annual Meeting of Stockholders.

(a) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.11 (the “Record Stockholder”), who is entitled to vote at such meeting and who complies with the notice and other procedures set forth in this Section 1.11 in all applicable respects. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders, and such stockholder must fully comply with the notice and other procedures set forth in this Section 1.11 to make such nominations or propose business before an annual meeting.

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(b) For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to Section 1.11.1(a) of these Bylaws:

(i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and provide any updates or supplements to such notice at the times and in the forms required by this Section 1.11;

(ii) such other business (other than the nomination of persons for election to the Board) must otherwise be a proper matter for stockholder action;

(iii) if the Proposing Person (as defined below) has provided the Corporation with a Solicitation Notice (as defined below), such Proposing Person must, in the case of a proposal other than the nomination of persons for election to the Board, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Record Stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

(iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.11, the Proposing Person proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.11.

To be timely, a Record Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (except in the case of the Corporation’s first annual meeting following its initial public offering, for which such notice shall be timely if delivered in the same time period as if such meeting were a special meeting governed by Section 1.11.2 of these Bylaws); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before, or more than sixty (60) days after, such anniversary date, notice by the Record Stockholder to be timely must be so delivered (A) no earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period (or extend any time period) for providing the Record Stockholder’s notice. Such Record Stockholder’s notice shall set forth:

(x) as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director:

(i) the name, age, business address and residence address of such person;

(ii) the principal occupation or employment of such nominee;

(iii) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined in Section 1.11.3(c));

(iv) the date or dates such shares were acquired and the investment intent of such acquisition;

(v) all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor

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provision) under the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee, to the public disclosure of information regarding or related to such person provided to the Corporation by such person or otherwise pursuant to this Section 1.11 and to serving as a director if elected); and

(vi) whether such person meets the independence requirements of the stock exchange upon which the Corporation’s Class A Common Stock is primarily traded.

(y) as to any other business that the Record Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Proposing Person, including any anticipated benefit to any Proposing Person therefrom; and

(z) as to the Proposing Person giving the notice:

(i) the current name and address of such Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger, if different;

(ii) the class or series and number of shares of stock of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;

(iii) whether and the extent to which any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement, as well as any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation) or any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees) is held directly or indirectly by or for the benefit of such Proposing Person, including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation;

(iv) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand;

(v) any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

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(vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder (the disclosures to be made pursuant to the foregoing clauses (iv) through (vi) are referred to as “Disclosable Interests”). For purposes hereof “Disclosable Interests” shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(vii) such Proposing Person’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 1.11;

(viii) a complete written description of any agreement, arrangement or understanding (whether oral or in writing) (including any knowledge that another person or entity is Acting in Concert (as defined in Section 1.11.3(c)) with such Proposing Person) between or among such Proposing Person, any of its respective affiliates or associates and any other person Acting in Concert with any of the foregoing persons;

(ix) as to each person whom such Proposing Person proposes to nominate for election or re-election as a director, any agreement, arrangement or understanding of such person with any other person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director known to such Proposing Person after reasonable inquiry;

(x) a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(xi) a representation whether such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent being a “Solicitation Notice”); and

(xii) any proxy, contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation.

A stockholder providing written notice required by this Section 1.11 will update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the close of business on the fifth (5th) business day prior to the meeting and, in the event of any adjournment or postponement thereof, the close of business on the fifth (5th) business day prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of the foregoing sentence, such update and supplement will be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement will be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

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(c) Notwithstanding anything in the second sentence of Section 1.11.1(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least ninety (90) days prior to such annual meeting), a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation no later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(d) Notwithstanding anything in Section 1.11 or any other provision of the Bylaws to the contrary, any person who has been determined by a majority of the Whole Board to have violated Section 2.11 of these Bylaws or a Board Confidentiality Policy (as defined below) while serving as a director of the Corporation in the preceding five (5) years shall be ineligible to be nominated or serve as a member of the Board, absent a prior waiver for such nomination or service approved by two-thirds of the Whole Board.

1.11.2 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or any committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in this Section 1.11 in all applicable respects. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.11.1(b) of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) no earlier than the one hundred twentieth (120th) day prior to such special meeting and (ii) no later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

1.11.3 General.

(a) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to be elected at a meeting of stockholders and serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder (as defined below)) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(b) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.11 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange

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Act or (b) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(c) For purposes of this Section 1.11 the following definitions shall apply:

(A) a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or toward a common goal relating to the management, governance or control of the Corporation in substantial parallel with, such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (2) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in substantial parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

(B) “Associated Person” shall mean with respect to any subject stockholder or other person (including any proposed nominee) (1) any person directly or indirectly controlling, controlled by or under common control with such stockholder or other person, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or other person, (3) any associate (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), of such stockholder or other person, and (4) any person directly or indirectly controlling, controlled by or under common control or Acting in Concert with any such Associated Person;

(C) “Proposing Person” shall mean (1) the stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at a stockholder meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made, and (3) any Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made;

(D) “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(E) to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the annual meeting; provided, however, that if the stockholder is (1) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership shall be deemed a Qualified Representative, (2) a corporation or a limited liability company, any officer or person who functions as the substantial equivalent of an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company shall be deemed a Qualified

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Representative or (z) a trust, any trustee of such trust shall be deemed a Qualified Representative. The Secretary of the Corporation, or any other person who shall be appointed to serve as the secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.

ARTICLE II

BOARD OF DIRECTORS

2.1 Number; Qualifications.

The total number of directors constituting the Board (the “Whole Board”) shall be fixed from time to time in the manner set forth in the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

2.2 Election; Resignation; Removal; Vacancies.

Election of directors need not be by written ballot. Unless otherwise provided by the Certificate of Incorporation and subject to the special rights of holders of any series of Preferred Stock to elect directors, the Board shall be divided into three (3) classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the Whole Board. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at a later time or upon the happening of an event. Subject to the special rights of holders of any series of Preferred Stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation.

2.3 Regular Meetings.

Regular meetings of the Board may be held at such places, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.

2.4 Special Meetings.

Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, or president, or by resolution adopted by a majority of the Whole Board and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

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2.5 Remote Meetings Permitted.

Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other remote communications by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other remote communications shall constitute presence in person at such meeting.

2.6 Quorum; Vote Required for Action.

At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice thereof. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

2.7 Organization.

Meetings of the Board shall be presided over by (a) the Chairperson of the Board, or (b) in such person’s absence, the Lead Independent Director, or (c) in such person’s absence, by the Chief Executive Officer, or (d) in such person’s absence, by a chairperson chosen by the Board at the meeting. The Secretary shall act as the secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as the secretary of the meeting.

2.8 Unanimous Action by Directors in Lieu of a Meeting.

Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.9 Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

2.10 Compensation of Directors.

Members of the Board, as such, may receive, pursuant to a resolution of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board.

2.11 Confidentiality.

Each director shall maintain the confidentiality of, and shall not share with any third party person or entity (including third parties that originally sponsored, nominated or designated such director (the “Sponsoring Party”)), any non-public information learned in their capacities as directors, including communications among Board members in their capacities as directors. The Board may adopt a board confidentiality policy further implementing and interpreting this bylaw (a “Board Confidentiality Policy”). All directors are required to comply with this bylaw and any such Board Confidentiality Policy unless such director or the Sponsoring Party for such director has entered into a specific written agreement with the Corporation, in either case as approved by the Board, providing otherwise with respect to such confidential information.

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ARTICLE III

COMMITTEES

3.1 Committees.

The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

3.2 Committee Rules.

Each committee shall keep records of its proceedings and make such reports as the Board may from time to time request. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, any committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and may delegate to any such subcommittee any or all of the powers and authority of the committee.

ARTICLE IV

OFFICERS; CHAIRPERSON; LEAD INDEPENDENT DIRECTOR

4.1 Generally.

The officers of the Corporation shall consist of a Chief Executive Officer (who may be the Chairperson of the Board or the President), a President, a Secretary and a Treasurer and may consist of such other officers, including, without limitation, a Chief Financial Officer and one (1) or more Vice Presidents, as may from time to time be appointed by the Board. All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal. Any number of offices may be held by the same person. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board and the Board may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal.

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4.2 Chief Executive Officer.

Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:

(a) to act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;

(b) subject to Article I, Section 1.6 of these Bylaws, to preside at all meetings of the stockholders;

(c) subject to Article I, Section 1.2 of these Bylaws, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as the Chief Executive Officer shall deem proper;

(d) to affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; and

(e) to sign certificates for shares of stock of the Corporation (if any); and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

The person holding the office of President shall be the Chief Executive Officer of the Corporation unless the Board shall designate another officer to be the Chief Executive Officer.

4.3 Chairperson of the Board.

Subject to the provisions of Section 2.7 of these Bylaws, the Chairperson of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe.

4.4 Lead Independent Director.

The Board may, in its discretion, elect a lead independent director from among its members that are Independent Directors (as defined below) (such director, the “Lead Independent Director”). The Lead Independent Director shall preside at all meetings at which the Chairperson of the Board is not present and shall exercise such other powers and duties as may from time to time be assigned to such person by the Board or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the exchange upon which the Corporation’s Class A Common Stock is primarily traded.

4.5 President.

The person holding the office of Chief Executive Officer shall be the President of the Corporation unless the Board shall have designated one (1) individual as the President and a different individual as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to

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the Chairperson of the Board, and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board.

4.6 Chief Financial Officer.

The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer, or as the Board may from time to time prescribe.

4.7 Treasurer.

The person holding the office of Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.

4.8 Vice President.

Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or that are delegated to such Vice President by the Board or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer or President in the event of the Chief Executive Officer’s or President’s absence or disability.

4.9 Secretary.

The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.

4.10 Delegation of Authority.

The Board may from time to time delegate the powers or duties of any officer of the Corporation to any other officers or agents of the Corporation, notwithstanding any provision hereof.

4.11 Removal.

Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided, that if the Board has empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

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ARTICLE V

STOCK

5.1 Certificates; Uncertificated Shares.

The shares of capital stock of the Corporation shall be uncertificated shares; provided, however, that the resolution of the Board that the shares of capital stock of the Corporation shall be uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairperson or Vice-Chairperson of the Board, the Chief Executive Officer or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares.

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

5.3 Lock-up Holders.

5.3.1 Lock-Up Holders. Subject to Section 5.3.2, the holders (the “Lock-up Holders”) of Class B Common Stock of the Corporation issued (a) as consideration pursuant to the merger (the “Transaction”) of Asclepius Merger Sub Inc., a Delaware corporation (“Merger Sub”), with and into Clover Health Investments, Corp., a Delaware corporation (the “Target”), pursuant to the Agreement and Plan of Merger, dated as of October 5, 2020 (the “Merger Agreement”), by and among Social Capital Hedosophia Holdings Corp. III, Merger Sub and the Target or (b) to directors, officers, employees and former employees of the Corporation upon the settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the closing of the Transaction in respect of awards of Clover Health Investments, Corp. outstanding immediately prior to the closing of the Transaction (such shares referred to in Section 5.3.1(b), the “Equity Award Shares”), may not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

5.3.2    Permitted Transferees. Notwithstanding the provisions set forth in Section 5.3.1, the Lock-up Holders or their respective Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) the Corporation’s officers or directors, (ii) any affiliates or family members of the Corporation’s officers or directors, (iii) any direct or indirect partners, members or equity holders of such Lock-up Holder or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, or (iv) the other Lock-up Holders or any direct or indirect partners, members or equity holders of the other Lock-up Holders, any affiliates of the other Lock-up Holders or any related investment funds or vehicles controlled or

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managed by such persons or entities or their respective affiliates; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) to the partners, members or equity holders of such Lock-up Holder by virtue of the Lock-up Holder’s organizational documents, as amended, upon dissolution of the Lock-up Party; (f) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; (g) to the Corporation; or (h) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their shares of Class A Common Stock and Class B Common Stock for cash, securities or other property subsequent to the closing date of the Transaction.

5.3.3 Authority. Notwithstanding the other provisions set forth in this Section 5.3, the Board may, in its sole discretion, determine to waive, amend, or repeal the Lock-up obligations set forth herein; provided, that, any such waiver, amendment or repeal of any Lock-up obligations set forth herein shall require, in addition to any other vote of the members of the Board required to take such action pursuant to these Bylaws or applicable law, the affirmative vote of the majority of the independent directors, including at least one of the directors of the Corporation that has been designated pursuant to Section 7.6(a)(ii) of the Merger Agreement, or if no such person is then serving as a director of the Corporation, one of their respective successors.

5.3.4 Definitions. For purposes of this Section 5.3:

(a) the term “Lock-up Period” means the period beginning on the closing date of the Transaction and ending on the earlier of (i) the date that is 180 days after the closing date of the Transaction and (ii)(A) for 33.33% of the Lock-up Shares held by each Lock-Up Holder and their respective Permitted Transferees (determined as if, with respect to any Equity Award Shares that are net settled, such Equity Award Shares were instead cash settled), the date on which the last reported sale price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on the later of (x) the 31st day after the closing date of the Transaction and (y) the effectiveness of the Registration Statement (as defined in the Amended and Restated Registration Rights Agreement dated January 7, 2021 by and among the Corporation and the parties thereto (the “RRA”)), and (B) for an additional 50% of the Lock-up Shares held by each Lock-Up Holder and their respective Permitted Transferees (determined as if, with respect to any Equity Award Shares that are net settled, such Equity Award Shares were instead cash settled), the date on which the last reported sale price of the common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on the later of (x) the 31st day after the closing date of the Transaction and (y) the effectiveness of the Registration Statement (as defined in the RRA); provided, that, for the avoidance of doubt, the Lock-up Period for any Lock-up Shares for which the Lock-up Period has not ended on the date that is 180 days after the closing date of the Transaction shall end on such 180th day after the closing date of the Transaction;

(b) the term “Lock-up Shares” means the shares of Class B Common Stock held by the Lock-up Holders immediately following the closing of the Transaction and the Equity Award Shares, including, in each case the shares of Class A Common Stock issued or issuable upon conversion of such Class B Common Stock; provided, that, for clarity, shares of Class A Common Stock issued in connection with the Domestication (as defined in the Merger Agreement) or the PIPE Investment (as defined in the Merger Agreement) shall not constitute Lock-up Shares;

(c) the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Lock-up Holder is permitted to transfer such shares of Class A Common Stock or Class B Common Stock prior to the expiration of the Lock-up Period pursuant to Section 5.3.2; and

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(d) the term “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

5.4 Other Regulations.

Subject to applicable law, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board may establish.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification of Officers and Directors.

Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or any other type whatsoever (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 6.5 of these Bylaws, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board.

6.2 Advance of Expenses.

Except as otherwise provided in a written indemnification contract between the Corporation and an Indemnitee, the Corporation shall pay all expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that if the DGCL then so requires, the advancement of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

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6.3 Non-Exclusivity of Rights.

The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

6.4 Indemnification Contracts.

The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VI.

6.5 Right of Indemnitee to Bring Suit.

The following shall apply to the extent not in conflict with any indemnification contract provided for in Section 6.4 of these Bylaws.

6.5.1 Right to Bring Suit. If a claim under Section 6.1 or 6.2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct which makes it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the Indemnitee for the amount claimed.

6.5.2 Effect of Determination. Neither the absence of a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

6.5.3 Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the Corporation.

6.6 Nature of Rights.

The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article VI that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, repeal or modification.

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6.7 Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE VII

NOTICES

7.1 Notice.

7.1.1 Form and Delivery. Except as otherwise specifically required in these Bylaws (including, without limitation, Section 7.1.2 of these Bylaws) or by applicable law, all notices required to be given pursuant to these Bylaws shall be in writing and may (a) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 7.1.2 of these Bylaws, by sending such notice by facsimile, electronic mail or other form of electronic transmission. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given: (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person; (b) in the case of delivery by mail, upon deposit in the mail; (c) in the case of delivery by overnight express courier, when dispatched; and (d) in the case of delivery via facsimile, electronic mail or other form of electronic transmission, at the time provided in Section 7.1.2 of these Bylaws.

7.1.2 Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 7.1.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

7.1.3 Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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7.2 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

ARTICLE VIII

INTERESTED DIRECTORS

8.1 Interested Directors.

No contract or transaction between the Corporation and one (1) or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one (1) or more of its directors or officers are members of the board of directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if: (a) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders.

8.2 Quorum.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IX

MISCELLANEOUS

9.1 Fiscal Year.

The fiscal year of the Corporation shall be determined by resolution of the Board.

9.2 Seal.

The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board.

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9.3 Form of Records.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of any other information storage device or method, electronic or otherwise, provided, that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

9.4 Reliance Upon Books and Records.

A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

9.5 Certificate of Incorporation Governs.

In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

9.6 Severability.

If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

9.7 Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE X

AMENDMENT

Notwithstanding any other provision of these Bylaws, any alteration, amendment or repeal of these Bylaws, and any adoption of new Bylaws, shall require the approval of the Board or the stockholders of the Corporation as expressly provided in the Certificate of Incorporation.

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CERTIFICATION OF BYLAWS

OF

CLOVER HEALTH INVESTMENTS, CORP.

(a Delaware corporation)

I, Gia Lee, certify that I am Secretary of Clover Health Investments, Corp., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification and that the attached Bylaws are a true and complete copy of the Bylaws of the Corporation in effect as of the date of this certificate.

Dated: January 7, 2021 /s/ Gia Lee
Gia Lee
General Counsel and Corporate Secretary

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Exhibit 4.5

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the amended and restated certificate of incorporation (for purposes of this section, the “charter”), the amended and restated bylaws (for purposes of this section, the “bylaws”), the Registration Rights Agreement and the warrant-related documents described herein, which are exhibits to this Report and incorporated by reference herein. We urge to you read each of the charter, the bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capitalization

General

The total amount of our authorized capital stock consists of:

•	2,500,000,000 shares of our Class A common stock, par value $0.0001 per share;

•	500,000,000 shares of our Class B common stock, par value $0.0001 per share

•	25,000,000 shares of our preferred stock, par value $0.0001 per share.

As of January 7, 2021, there were 143,475,108 shares of our Class A common stock, 260,965,701 shares of our Class B common stock and no shares of our preferred stock outstanding.

Preferred Stock

Our board of directors has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company.

Common Stock

We have two classes of authorized common stock, Class A common stock and Class B common stock. Unless our board of directors determines otherwise, all of our capital stock will be issued in uncertificated form.

Voting Rights

Holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share, on each matter submitted to a vote of stockholders, as provided by the charter. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters (including the election of directors) submitted to a vote of our stockholders, unless otherwise required by Delaware law or the charter. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

•

if we were to seek to amend the charter to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend the charter in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected such holders adversely, then that class would be required to vote separately to approve the proposed amendment.

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The charter and bylaws provide for a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of Clover Health’s stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

The bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the bylaws or the charter, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Conversion

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers, described in the paragraph that immediately follows this paragraph and further described in the charter. Once converted into Class A common stock, the Class B common stock will not be reissued. In addition, all the outstanding shares of Class B common stock will convert automatically into one share of Class A common stock upon the earliest of (i) the date that is ten (10) years from the filing date of the charter, (ii) the separation date of the last to separate of Vivek Garipalli and Andrew Toy (the “Founders”), (iii) the date that is one (1) year after the death or permanent disability Founders of the last to die or become disabled of the Founders and (iv) the date specified by the affirmative vote of the holders of our Class B common stock representing not less than two-thirds (2/3) of the voting power of the outstanding shares of our Class B common stock, voting separately as a single class.

A transfer of Class B common stock will not trigger an automatic conversion of such stock to Class A common stock if it is a permitted transfer. A permitted transfer is a transfer by a holder of Class B common stock to any of the persons or entities listed in clauses (i) through (v) below, each referred to herein as a Permitted Transferee, and from any such Permitted Transferee back to such holder of Class B common stock and/or any other Permitted Transferee established by or for such holder of Class B common stock: (i) to a trust for the benefit of the holder of Class B common stock and for the benefit of no other person; (ii) to a trust for the benefit of the holder of Class B common stock and persons other than the holder of Class B common stock so long as the holder of Class B common stock retains sole dispositive power and voting control; (iii) to a trust under the terms of which such holder of Class B common stock has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest so long as the holder of Class B common stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such trust; (iv) to an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus, or other type of plan or trust of which such holder of Class B common stock is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, so long as such holder of Class B common stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held in such account, plan, or trust; (v) to a corporation, partnership, or limited liability company in which such holder of Class B common stock directly, or indirectly, retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such corporation, partnership, or limited liability company; (vi) solely with respect to a holder of Class B common stock that is a venture capital, private equity or similar private investment fund, any general partner, managing member, officer or director of such holder of Class B common stock or an affiliated investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management or advisory company with, such holder of Class B common stock; (vii) any other corporation, partnership, limited liability company or trust approved by our Board of Directors; (viii) a trust or private non-operating organization that is tax-exempt under Section 501(c)(3) of the Code so long as such holder of Class B common stock has dispositive power and voting

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control with respect to the shares of Class B Common Stock held by such trust or organization and the transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust or organization) to such holder of Class B common stock; and (ix) any immediate family member of such holder of Class B common stock for estate planning purposes.

Dividend Rights

Each holder of shares of our common stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Other Rights

Each holder of our Class A common stock and Class B common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future. Our Class A common stock and Class B common stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption, or sinking fund provisions.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, or a similar event, each holder of our Class A common stock and Class B common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

Warrants

As of January 7, 2021, there were public warrants outstanding to purchase an aggregate of 27,599,938 shares of Class A common stock and private placement warrants outstanding to purchase an aggregate of 10,933,333 shares of Class A common stock. Each whole warrant entitles the registered holder to purchase one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on April 24, 2021, which is 12 months from the closing of SCH’s initial public offering. The warrants will expire at 5:00 p.m., New York City time, on January 7, 2026, which is the fifth anniversary of the Closing, or earlier upon redemption or liquidation (the “Expiration Date”).

The warrants are issued under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent and us. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder.

Public Warrants

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to us having satisfied our obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue shares of Class A common stock upon exercise of a public warrant, unless the issuance of the shares upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of the registered holder of the public warrants. In the event that the conditions in

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the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless.

We agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, to use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the public warrants. We will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A common stock is, at the time of any exercise of a public warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash.

Once the public warrants become exercisable, we may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sales price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like).

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise its public warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Class A Common Stock.

Once the public warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of our Class A common stock except as otherwise described below;

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•

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A common stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the volume weighted average price of for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the public warrants, and the number of months that the corresponding redemption date precedes the expiration date of the public warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first four paragraphs under the heading “—Anti-dilution adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant.

Redemption Date	Redemption Fair Market Value of Class A Common Stock
(period to expiration of warrants)	≤	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥	18.00
60 months		0.261	0.280	0.297	0.311	0.324	0.337	0.348	0.358		0.361
57 months		0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358		0.361
54 months		0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357		0.361
51 months		0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357		0.361
48 months		0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356		0.361
45 months		0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356		0.361
42 months		0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355		0.361
39 months		0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354		0.361
36 months		0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353		0.361
33 months		0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352		0.361
30 months		0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351		0.361
27 months		0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350		0.361
24 months		0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348		0.361
21 months		0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347		0.361
18 months		0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345		0.361
15 months		0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342		0.361
12 months		0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339		0.361
9 months		0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336		0.361
6 months		0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331		0.361
3 months		0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326		0.361
0 months		—	—	0.042	0.115	0.179	0.233	0.281	0.323		0.361

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The “fair market value” of our Class A common stock shall mean the volume weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each public warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of our Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the public warrants is $11.00 per share, and at such time there are 60 months until the expiration of the public warrants, we may choose to, pursuant to this redemption feature, redeem the public warrants at a “redemption price” of 0.280 shares of Class A common stock for each whole public warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the public warrants is $13.50 per share, and at such time there are 38 months until the expiration of the public warrants, we may choose to, pursuant to this redemption feature, redeem the public warrants at a “redemption price” of 0.298 Class A common stock for each whole public warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A common stock.

This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the shares of Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A common stock is below the exercise price of the public warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants for Cash.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of April 20, 2020. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders

As stated above, we can redeem the warrants when the Class A common stock is trading at a price starting at $10.00, which is below the exercise price of  $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A common stock than they would have received if they had chosen to wait to exercise their warrants for Class A common stock if and when such Class A ordinary shares were trading at a price higher than the exercise price of  $11.50.

No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.

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Redemption Procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A common stock issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of issued and outstanding Class A common stock is increased by a capitalization or stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such capitalization or stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of  (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (2) one minus the quotient of  (x) the price per shares of Class A common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of Class A common stock during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share.

If the number of issued and outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common

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stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of our the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is included as Exhibit 4.1 to this Report of which this section is a part, for a complete description of the terms and conditions applicable to the public warrants. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their public warrants and receive Class A common stock. After the issuance of shares of Class A common stock upon exercise of the public warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

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Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the Closing Date (except, among other limited exceptions, to persons or entities affiliated with our sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.

Except as described under “—Public Warrants—Redemption of Warrants for Class A Common Stock,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Anti-takeover Effects of Delaware Law and our Charter and Bylaws

The charter and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some of our stockholders may favor.

Dual Class Common Stock

The charter provides for a dual class common stock structure pursuant to which holders of our Class B common stock will have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of us or our assets. Current investors, executives, and employees will have the ability to exercise significant influence over those matters.

Special Meetings of Stockholders

The charter provides that a special meeting of stockholders may be called by (a) the chairperson of our board of directors, (b) our Chief Executive Officer, (c) our lead independent director or (d) our board of directors pursuant to a resolution adopted by a majority of the board.

Action by Written Consent

The charter provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.

Staggered Board

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may

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tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Our board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of not less than two-thirds of the voting power of all of our then outstanding shares of voting stock entitled to vote at an election of directors.

Stockholders Not Entitled to Cumulative Voting

The charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of our outstanding shares of Class A common stock and Class B common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset, or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

Issuance of undesignated preferred stock

Our board of directors have the authority, without further action by the stockholders, to issue up to 25,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Choice of Forum

Our charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees, or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our charter or bylaws; (4) any action to interpret, apply, enforce, or determine the validity of our charter or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our charter provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

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Lock-Up Restrictions

Pursuant to the Registration Rights Agreement and the bylaws, subject to certain exceptions, the Sponsor and the former Clover stockholders are contractually restricted from selling or transferring any of their shares of common stock (not including any PIPE Shares issued in the PIPE Investment) (the “Lock-up Shares”). Such restrictions began at Closing and end on the earlier of (i) the date that is 180 days after Closing and (ii)(a) for 33.33% of the Lock-up Shares, the date on which the last reported sale price of our Class A common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at least 31 days after Closing and (b) for an additional 50% of the Lock-up Shares, the date on which the last reported sale price of our Class A common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing at least 31 days after Closing.

Registration Rights

Under the Registration Rights Agreement, we agreed to file a registration statement covering the founder shares and private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) held by the Sponsor and its permitted transferees and certain stockholders of ours immediately following the Closing (not including the shares of our Class A common stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements) and to provide the Sponsor and its permitted transferees and certain stockholders of ours immediately following the Closing (not including the shares of our Class A common stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements) with certain other registration rights, including, among other things, customary “demand” and “piggyback” registration rights, with respect to their shares of Class A common stock, subject to certain requirements and customary conditions.

As described above under “—Warrants,” we also agreed pursuant to the warrant agreement to file a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants.

Transfer Agent

The transfer agent, warrant agent and registrar for our Class A common stock and warrants is Continental Stock Transfer & Trust Company. The transfer agent, warrant agent and registrar’s telephone number and address is (212) 509-4000 and 1 State Street, 30th Floor, New York, NY 10004.

Listing of Securities

Our Class A common stock and warrants are listed on the Nasdaq Global Select Market under the symbols “CLOV” and “CLOVW,” respectively.

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Exhibit 10.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 7, 2021, is made and entered into by and among Clover Health Investments, Corp., a Delaware corporation (the “Company”) (formerly known as Social Capital Hedosophia Holdings Corp. III, a Cayman Islands exempted company limited by shares prior to its domestication as a Delaware corporation), SCH Sponsor III LLC, a Cayman Islands limited liability company (the “Sponsor”), certain stockholders of Clover Health Investments, Corp., a Delaware corporation (“CHI”) set forth on Schedule 1 hereto (such stockholders, the “CHI Holders”), Dr. James Ryans, Jacqueline Reses (together with Dr. James Ryans, the “Director Holders”) and Jacqueline Reses, Hedosophia Public Investments Limited, a Guernsey limited company, The Bain Revocable Trust DTD 4/3/13, a California corporation, and ChaChaCha SPAC C, LLC, a Delaware limited liability company (collectively, the “Investor Stockholders” and, collectively with the Sponsor, the CHI Holders, the Director Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 or Section 6.10 of this Agreement, the “Holders” and each, a “Holder”).

RECITALS

WHEREAS, the Company, the Sponsor and the Director Holders are party to that certain Registration Rights Agreement, dated as of April 21, 2020 (the “Original RRA”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of October 5, 2020, (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, CHI and the other parties thereto;

WHEREAS, on the date hereof, pursuant to the Merger Agreement, the CHI Holders received shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company, which is convertible into shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company;

WHEREAS, prior to the date hereof, certain of the CHI Holders were granted equity securities covering shares of Class B Common Stock pursuant to CHI’s 2014 Equity Incentive Plan (the “Prior Plan Awards”);

WHEREAS, on the date hereof, certain of the CHI Holders were granted equity securities covering shares of Class B Common Stock pursuant to the Company’s Management Incentive Plan (the “MIP Awards”);

WHEREAS, on the date hereof, the Investor Stockholders and certain other investors (such other investors, collectively, the “Third Party Investor Stockholders”) purchased shares of Class A Common Stock (the “Investor Shares”) in a transaction exempt from registration under the Securities Act pursuant to the respective Subscription Agreement, each dated as of October 5, 2020, entered into by and between the Company and each of the Investor Stockholders and Third Party Investor Stockholders (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”);

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor and the Director Holders are Holders in the aggregate of at least a majority-in-interest of the Registrable Securities as of the date hereof; and

WHEREAS, the Company, the Sponsor and the Director Holders desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 6.10.

“Additional Holder Common Stock” shall have the meaning given in Section 6.10.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall have the meaning given in Section 2.3.1.

“Board” shall mean the Board of Directors of the Company.

“CHI” shall have the meaning given in the Preamble hereto.

“CHI Holders” shall have the meaning given in the Preamble hereto.

“Class A Common Stock” shall have the meaning given in the Recitals hereto.

“Class B Common Stock” shall have the meaning given in the Recitals hereto.

“Closing” shall have the meaning given in the Merger Agreement.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Competing Registration Rights” shall have the meaning given in Section 6.7.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

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“Director Holders” shall have the meaning given in the Preamble hereto. “ESPP” shall mean the Company’s 2020 Employee Stock Purchase Plan, as amended from time to time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“IEP Awards” means any equity securities covering shares of Class A Common Stock granted pursuant to the Incentive Equity Plan.

“Incentive Equity Plan” shall mean the Company’s 2020 Equity Incentive Plan, as amended from time to time.

“Insider Letter” shall mean that certain letter agreement, dated as of April 21, 2020, by and among Company, the Sponsor and each of the other parties thereto.

“Investor Shares” shall have the meaning given in the Recitals hereto.

“Investor Stockholders” shall have the meaning given in the Preamble hereto.

“Joinder” shall have the meaning given in Section 6.10.

“Lock-up” shall have the meaning given in Section 5.1.

“Lock-up Parties” shall mean Sponsor and its Affiliates, the CHI Holders and their respective Permitted Transferees.

“Lock-up Period” shall mean the period beginning on the Closing Date and ending on the earlier of (i) date that is 180 days after the Closing Date and (ii)(a) for 33.33% of the Lock-up Shares held by each Lock-up Party and their respective Permitted Transferees (determined as if, with respect to any Prior Plan Awards, MIP Awards or IEP Awards that are net settled, such Prior Plan Awards, MIP Awards or IEP Awards were instead cash settled), the date on which the last reported sale price of Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on the later of (x) the 31st day after Closing Date and (y) the effectiveness of the Registration Statement, and (b) for an additional 50.00% of the Lock-up Shares held by each Lock-up Party and their respective Permitted Transferees (determined as if, with respect to any Prior Plan Awards, MIP Awards or IEP Awards that are net settled, such Prior Plan Awards, MIP Awards or IEP Awards were instead cash settled), the date on which the last reported sale price of Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on the later of (x) the 31st day after Closing Date and (y) the effectiveness of the Registration Statement; provided, that, for the avoidance of doubt, the Lock-up Period for any Lock-up Shares for which the Lock-up Period has not ended on the date that is 180 days after the Closing Date shall end on such 180th day after the Closing Date.

“Lock-up Shares” shall mean, with respect to (i) the Sponsor, its Affiliates and their Permitted Transferees, the shares of Class A Common Stock or Class B Common Stock held by the Sponsor, its Affiliates or their

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Permitted Transferees immediately following the Closing (other than the Investor Shares or shares of Class A common stock acquired in the public market) and (ii) the CHI Holders and their respective Permitted Transferees, (a) the shares of Class A Common Stock or Class B Common Stock held by such CHI Holder immediately following the Closing (other than the Investor Shares or shares of Class A common stock acquired in the public market), (b) the shares of Class B Common Stock issuable under the MIP Awards, and any shares of Class A Common Stock issuable upon conversion of such Class B Common Stock, (c) the shares of Class A Common Stock issuable under the Incentive Equity Plan or the ESPP and (d) the shares of Class B Common Stock issuable under the Prior Plan Awards, and any shares of Class A Common Stock issuable upon conversion of such Class B Common Stock.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“MIP Awards” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given in Section 2.3.1.

“Permitted Transferees” shall mean (a) with respect to the Sponsor and its Affiliates, any CHI Holder and their respective Permitted Transferees, (i) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period pursuant to Section 5.2 and (ii) after the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter, and (b) with respect to all other Holders and their respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Prior Plan Awards” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding shares of Class A Common Stock, any shares of Class A Common Stock issuable upon conversion of outstanding Class B Common Stock or any other equity security (including warrants to purchase shares of Class A Common Stock and shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Merger Agreement and any Investor Shares); (b) any outstanding shares of Class A Common Stock, any shares of Class A Common Stock issuable

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upon conversion of outstanding Class B Common Stock or any other equity security (including warrants to purchase shares of Class A Common Stock and shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company; (c) any Additional Holder Common Stock; (d) any shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock that are subject to the Prior Plan Awards to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company; (e) any shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock that are subject to the MIP Awards to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company; and (f) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b), (c), (d) or (e) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold by the holder thereof without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale), if such holder then holds less than 5% of the Company’s outstanding Class A Common Stock on an as-converted basis; (E) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 145 promulgated under the Securities Act or any successor rules promulgated under the Securities Act; and (F) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)    all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Class A Common Stock is then listed;

(B)    fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)    printing, messenger, telephone and delivery expenses;

(D)    reasonable fees and disbursements of counsel for the Company;

(E)    reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)    in an Underwritten Offering or Other Coordinated Offering, reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders.

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“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Third Party Investor Stockholders” shall have the meaning given in the Recitals hereto.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1    Shelf Registration.

2.1.1    Filing. As soon as practicable but no later than forty-five (45) calendar days following the Closing Date, the Company shall submit to or file with the Commission a Registration Statement for a Shelf

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Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.5.

2.1.2    Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.5, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.5.

2.1.3    Additional Registrable Securities. Subject to Section 3.5, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of the Sponsor, a CHI Holder, an Investor Stockholder or a Director Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Sponsor, the CHI Holders, the Investor Stockholders and the Director Holders.

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2.1.4    Requests for Underwritten Shelf Takedowns. Subject to Section 3.5, at any time and from time to time when an effective Shelf is on file with the Commission, the Sponsor, an Investor Stockholder or a CHI Holder (any of the Sponsor, an Investor Stockholder or a CHI Holder being in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $100 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.3.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Sponsor, an Investor Stockholder and a CHI Holder may each demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.1.4 in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5    Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Class A Common Stock or other equity securities that the Company desires to sell and all other shares of Class A Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Class A Common Stock or other equity securities proposed to be sold by Company or by other holders of Class A Common Stock or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

2.1.6    Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Sponsor, an Investor Stockholder or a CHI Holder may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Sponsor, the Investor Stockholders, the CHI Holders or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown

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(or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the Sponsor, an Investor Stockholder or a CHI Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Sponsor, such Investor Stockholder or such CHI Holder, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.2    Piggyback Registration.

2.2.1    Piggyback Rights. Subject to Section 2.3.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) a Block Trade or (vi) an Other Coordinated Offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2    Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Class A Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to

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separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a)    if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b)    if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Class A Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Class A Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

(c)    if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3    Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in

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this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4    Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof.

2.3    Block Trades; Other Coordinated Offerings.

2.3.1    Notwithstanding any other provision of this Article II, but subject to Section 3.5, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $100 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.3.2    Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sales agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.3.2.

2.3.3    Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.3.4    The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sales agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.3.5    A Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.3 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.3 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4 hereof.

ARTICLE III

COMPANY PROCEDURES

3.1    General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in

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accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1    prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3    prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4    prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5    cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8    at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be

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(a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.5), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9    notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.5;

3.1.10    in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the following cases to the extent customary for a transaction of its type, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11    obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountings and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters for a transaction of its type as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12    in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13    in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.14    make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

3.1.15    with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

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3.1.16    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2    Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders (as well as of any attorney, consultants or consultant retained by the Holders under Section 3.1.10).

3.3    Stock Distributions. In connection with any Shelf or Shelf Takedown, if the Company shall receive a request from a Holder of Registrable Securities to effectuate a pro rata in-kind distribution or other similar transfer for no consideration of such Registrable Securities pursuant to such Registration to its members, partners, stockholders, as the case may be, then the Company shall deliver or cause to be delivered to the transfer agent and registrar for the Registrable Securities an opinion of counsel to the Company reasonably acceptable to such transfer agent and registrar that any legend referring to the Act may be removed upon such distribution or other transfer of such Registrable Securities pursuant to such Registration, provided that the distributee or transferee of such Registrable Securities is not and has not been for the preceding ninety (90) days an affiliate of Parent (as defined in Rule 405 promulgated under the Act). The Company’s obligations hereunder are conditioned upon the receipt of representation letter reasonably acceptable to the Company from such Holder regarding such proposed pro rata in-kind distribution or other similar transfer for no consideration of such Registrable Securities.

3.4    Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.4 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.5    Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.5.1    Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

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3.5.2    Subject to Section 3.5.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.5.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.5.3    Subject to Section 3.5.4, (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or 2.4.

3.5.4    The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.5.2 or a registered offering pursuant to Section 3.5.3 shall be exercised by the Company, in the aggregate, for not more than (90) consecutive calendar days or more than one hundred and twenty (120) total calendar days in each case, during any twelve (12)-month period.

3.6    Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.6. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Class A Common Stock or Class B Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1    Indemnification.

4.1.1    The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses

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(including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2    In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3    Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are

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reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5    If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V

LOCK-UP

5.1    Lock-Up. Subject to Section 5.2, each Lock-up Party agrees that it shall not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

5.2    Permitted Transferees. Notwithstanding the provisions set forth in Section 5.1, each Lock-up Party may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) the Company’s officers or directors, (ii) any affiliates or family members of the Company’s officers or directors, (iii) any direct or indirect partners, members or equity holders of such Lock-up Party or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, or (iv) any other Lock-up Party or any direct or indirect partners, members or equity holders of such other Lock-up Party, any affiliates of such other Lock-up Party or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) to the partners, members or equity holders of such Lock-up Party by virtue of the Lock-up Party’s organizational documents, as amended, upon dissolution of the Lock-up Party; (f) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder; (g) to the Company; or (h) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock and Class B Common Stock for cash, securities or other property subsequent to

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the Closing Date. The parties acknowledge and agree that any Permitted Transferee of a Lock-up Party shall be subject to the transfer restrictions set forth in this ARTICLE V.

5.3    Termination of Existing Lock-Up. The lock-up provisions in this ARTICLE V shall supersede the lock-up provisions contained in Section 7 of the Insider Letter, which provisions in Section 7 of the Insider Letter shall be of no further force or effect as of the date of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1    Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Clover Health Investments, Corp., 725 Cool Springs Blvd, Suite 320, Franklin, TN 37067, Attn: Gia Lee, General Counsel, and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2    Assignment; No Third Party Beneficiaries.

6.2.1    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2    Subject to Section 6.2.4 and Section 6.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees; provided, that, with respect to the CHI Holders, the Investor Stockholders and the Sponsor, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (x) each of the CHI Holders shall be permitted to transfer its rights hereunder as the CHI Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such CHI Holder (it being understood that no such transfer shall reduce any rights of such CHI Holder or such transferees), (y) each of the Investor Stockholders shall be permitted to transfer its rights hereunder as the Investor Stockholders to one or more affiliates or any direct or indirect partners, members or equity holders of such Investor Stockholder (it being understood that no such transfer shall reduce any rights of such Investor Stockholder or such transferees) and (z) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more affiliates or any direct or indirect partners, members or equity holders of the Sponsor (it being understood that no such transfer shall reduce any rights of the Sponsor or such transferees).

6.2.3    This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4    This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2.

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6.2.5    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3    Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.4    Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK

6.5    TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.6    Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Sponsor so long as the Sponsor and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Class A Common Stock of the Company; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of each Investor Stockholder so long as such Investor Stockholder and its respective affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Class A Common Stock of the Company; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of each CHI Holder so long as such CHI Holder and its affiliates hold, in the aggregate, shares of Class A Common Stock and Class B Common Stock, which together represent on an as-converted basis, at least five percent (5%) of the outstanding shares of Class A Common Stock of the Company; and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.7    Other Registration Rights. Other than (i) the Third Party Investor Stockholders who have registration rights with respect to their Investor Shares pursuant to their respective Subscription Agreements and (ii) as provided in the Warrant Agreement, dated as of April 21, 2020, between the Company and Continental Stock

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Transfer & Trust Company, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. For so long as (a) the Sponsor and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Class A Common Stock of the Company, the Company hereby agrees and covenants that it will not grant rights to register any Class A Common Stock (or securities convertible into or exchangeable for Class A Common Stock) pursuant to the Securities Act that are more favorable, pari passu or senior to those granted to the Holders hereunder (such rights “Competing Registration Rights”) without the prior written consent of the Sponsor, (b) an Investor Stockholder and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Class A Common Stock of the Company, the Company hereby agrees and covenants that it will not grant Competing Registration Rights without the prior written consent of such Investor Stockholder, and (c) a CHI Holder and its affiliates hold, in the aggregate, shares of Class A Common Stock and Class B Common Stock, which together represent on an as-converted basis, at least five percent (5%) of the outstanding shares of Class A Common Stock of the Company, the Company hereby agrees and covenants that it will not grant Competing Registration Rights without the prior written consent of such CHI Holder. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.8    Term. This Agreement shall terminate on the earlier of (a) the tenth anniversary of the date of this Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.6 and Article IV shall survive any termination.

6.9    Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

6.10    Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 6.2 hereof, subject to the prior written consent of each of the Sponsor, each CHI Holder and each Investor Stockholder (in each case, so long as such Holder and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Class A Common Stock of the Company, taking into account any shares of Class B Common Stock held by such Holder and its affiliates on an as-converted basis), the Company may make any person or entity who acquires Class A Common Stock or rights to acquire Class A Common Stock or Class B Common Stock or rights to acquire Class B Common Stock after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Class A Common Stock or Class B Common Stock then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.

6.11    Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn,

20

without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.12    Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.

6.13    Adjustments. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Registrable Securities as so changed.

[SIGNATURE PAGES FOLLOW]

21

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

Clover Health Investments, Corp. a Delaware corporation

By:	/s/ Vivek Garipalli
Name:	Vivek Garipalli
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

22

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

CAESAR CLOVER, LLC, a Delaware limited liability company

By:	/s/ Vivek Garipalli
Name:	Vivek Garipalli
Title:	Authorized Signatory

CAESAR VENTURES, LLC a Delaware limited liability company

By:	/s/ Vivek Garipalli
Name:	Vivek Garipalli
Title:	Manager

NJ HEALTHCARE INVESTMENTS, LLC a Delaware limited liability company

By:	/s/ Vivek Garipalli
Name:	Vivek Garipalli
Title:	Manager

TITUS VENTURES, LLC, a Delaware limited liability company

By:	/s/ Vivek Garipalli
Name:	Vivek Garipalli
Title:	Manager

[Signature Page to Amended and Restated Registration Rights Agreement]

23

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

VIVEK GARIPALLI

/s/ Vivek Garipalli

ANDREW TOY

/s/ Andrew Toy

GIA LEE

/s/ Gia Lee

JOSEPH WAGNER

/s/ Joseph Wagner

JAMIE REYNOSO

/s/ Jamie Reynoso

CHELSEA CLINTON

/s/ Chelsea Clinton

[Signature Page to Amended and Restated Registration Rights Agreement]

24

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

MULTIPLE HOLDINGS, LLC

By:	/s/ Nathaniel Turner
Name:	Nat Turner
Title:	Manager

[Signature Page to Amended and Restated Registration Rights Agreement]

25

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

GREENOAKS CAPITAL OPPORTUNITIES FUND, L.P.

By: Greenoaks Capital (MTGP), L.P., its General Partner

By: Greenoaks Capital (TTGP), Ltd., its General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Director

GREENOAKS CAPITAL MS LP – JOSLIN SERIES

By: Greenoaks Capital MS Management LLC – Joslin Series

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Managing Member

GREENOAKS CAPITAL MS LP – BANTING SERIES

By: Greenoaks Capital MS Management LLC – Banting Series

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Managing Member

[Signature Page to Amended and Restated Registration Rights Agreement]

26

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

GREENOAKS MAGNOLIA FUND LP

By: Greenoaks Magnolia (MGTP), its General Partner

By: Greenoaks Magnolia (TTGP) Ltd.,, its General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Director

GREENOAKS MAGNOLIA MS FUND LP – PASTEUR SERIES

By: Greenoaks Magnolia Management LLC – Pasteur Series, its General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Managing Member

GREENOAKS CAPITAL MS LP – LISTER SERIES

By: Greenoaks Capital MS Management LLC – Lister Series, its General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Managing Member

[Signature Page to Amended and Restated Registration Rights Agreement]

27

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

GREENOAKS CAPITAL MS LP – OSLER SERIES

By: Greenoaks Capital MS Management LLC – Osler Series, its General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Managing Member

GREENOAKS CAPITAL MS LP – BLACKWELL SERIES

By: Greenoaks Capital MS Management LLC – Blackwell Series, its General Partner

By:	/s/ Neil Mehta
Name:	Neil Mehta
Title:	Managing Member

[Signature Page to Amended and Restated Registration Rights Agreement]

28

HOLDERS:

SCH Sponsor III LLC
a Cayman Islands limited liability company

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya Title: Chief Executive Officer

[Signature Page to A&R Registration Rights Agreement]

DIRECTOR HOLDERS:

/s/ Dr. James Ryans
Dr. James Ryans

Jacqueline D. Reses

[Signature Page to A&R Registration Rights Agreement]

DIRECTOR HOLDERS:

Dr. James Ryans

/s/ Jacqueline D. Reses
Jacqueline D. Reses

[Signature Page to A&R Registration Rights Agreement]

INVESTOR STOCKHOLDERS:

/s/ Jacqueline D. Reses
Jacqueline D. Reses

[Signature Page to A&R Registration Rights Agreement]

Hedosophia Public Investments Limited
a Guernsey limited company

By:	/s/ Ian Osborne
Name: Ian Osborne
Title:

[Signature Page to A&R Registration Rights Agreement]

The Bain Revocable Trust DTD 4/3/13
a California corporation

By:	/s/ Adam Bain
Name: Adam Bain
Title: TTEE

[Signature Page to A&R Registration Rights Agreement]

CHACHACHA SPAC LLC
a Delaware limited liability company

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Sole Member

[Signature Page to A&R Registration Rights Agreement]

Schedule 1

CHI Holders

CAESAR CLOVER, LLC

CAESAR VENTURES, LLC

NJ HEALTHCARE INVESTMENTS, LLC

TITUS VENTURES, LLC

MULTIPLE HOLDINGS, LLC

GREENOAKS CAPITAL OPPORTUNITIES FUND, L.P.

GREENOAKS CAPITAL MS LP – JOSLIN SERIES

GREENOAKS CAPITAL MS LP – BANTING SERIES

GREENOAKS MAGNOLIA FUND LP

GREENOAKS MAGNOLIA MS FUND LP – PASTEUR SERIES

GREENOAKS CAPITAL MS LP – LISTER SERIES

GREENOAKS CAPITAL MS LP – OSLER SERIES

GREENOAKS CAPITAL MS LP – BLACKWELL SERIES

VIVEK GARIPALLI

ANDREW TOY

GIA LEE

JOSEPH WAGNER

JAMIE REYNOSO

CHELSEA CLINTON

36

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of January 7, 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Clover Health Investments, Corp., a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Class A Common Stock and/or Class B Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as a Holder, and the undersigned’s (and its transferees’) shares of Class A Common Stock and/or Class B Common Stock shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” shall mean [                    ].

Accordingly, the undersigned has executed and delivered this Joinder as of the                      day of                     , 20    .

Signature of Stockholder

Print Name of Stockholder
Its:

Address:

Agreed and Accepted as of
, 20

Clover Health Investments, Corp.

By:
Name:
Its:

37

Exhibit 10.2

CLOVER HEALTH INVESTMENTS, CORP.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of __________, by and between Clover Health Investments, Corp., a Delaware corporation (the “Company”), and ____________________ (“Indemnitee”).

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee may not be willing to continue to serve in Indemnitee’s current capacity with the Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third-Party Proceedings. To the fullest extent permitted by applicable law, as such may be amended from time to time, the Company shall indemnify Indemnitee, if Indemnitee, by reason of Indemnitee’s Corporate Status, was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in the Company’s favor), against all Expenses, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings By or in the Right of the Company. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee, if Indemnitee, by reason of Indemnitee’s Corporate Status, was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in the Company’s favor, against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) Success on the Merits. To the fullest extent permitted by applicable law and to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. Without limiting the generality of the foregoing, if Indemnitee is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in a Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such successfully resolved claims, issues or matters to the fullest extent permitted by applicable law. If any Proceeding is disposed of on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(d) Witness Expenses. To the fullest extent permitted by applicable law and to the extent that Indemnitee, by reason of Indemnitee’s Corporate Status, is a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding.

2. Indemnification Procedure.

(a) Advancement of Expenses. To the fullest extent permitted by applicable law, the Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding within thirty (30) days after receipt by the Company of a statement requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Such advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall be entitled to continue to receive advancement of Expenses pursuant to this Section 2(a) unless and until the matter of Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery of this Agreement, which shall constitute the requisite undertaking with respect to repayment of advances made hereunder and no other form of undertaking shall be required to qualify for advances made hereunder other than the execution of this Agreement.

(b) Notice and Cooperation by Indemnitee. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter for which indemnification will or could be sought under this Agreement. Such notice to the Company shall include a description of the nature of, and facts underlying, the Proceeding, shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 13(e) below. In addition, Indemnitee shall give the Company such additional information and cooperation as the Company may reasonably request. Indemnitee’s failure to so notify, provide information and otherwise cooperate with the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement, except to the extent that the Company is adversely affected by such failure.

(c) Determination of Entitlement.

(i) Final Disposition. Notwithstanding any other provision in this Agreement, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

(ii) Determination and Payment. Subject to the foregoing, promptly after receipt of a statement requesting payment with respect to the indemnification rights set forth in Section 1, to the extent required by applicable law, the Company shall take the steps necessary to authorize such payment in the manner set forth in Section 145 of the Delaware General Corporation Law. The Company shall pay any claims made under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification or advancement of Expenses, within thirty (30) days after a written request for payment thereof has first been received by the Company, and if such claim is not paid in full within such thirty (30) day-period, Indemnitee may, but need not, at any time thereafter bring an action against the Company in the Delaware Court of Chancery to recover the unpaid amount of the claim and, subject to Section 12, Indemnitee shall also be entitled to be paid for all Expenses actually and reasonably incurred by Indemnitee in connection with bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for advancement of Expenses under Section 2(a)) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption with clear and convincing evidence to the contrary. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, in the case of a criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful. In addition, it is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. If any requested determination with respect to entitlement to indemnification hereunder has not been made within ninety (90) days after the final disposition of the Proceeding, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

(d) Payment Directions. To the extent payments are required to be made hereunder, the Company shall, in accordance with Indemnitee’s request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses.

(e) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The Company shall provide to Indemnitee: (i) copies of all potentially applicable directors’ and officers’ liability insurance policies, (ii) a copy of such notice delivered to the applicable insurers, and (iii) copies of all subsequent correspondence between the Company and such insurers regarding the Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(f) Defense of Claim and Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to advance Expenses with respect to any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do, and upon Indemnitee providing signed, written consent to such assumption, which shall not be unreasonably withheld. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. In addition, if there exists a potential, but not an actual conflict of interest between the Company and Indemnitee, the actual and reasonable legal fees and expenses incurred by Indemnitee for separate counsel retained by Indemnitee to monitor the Proceeding (so that such counsel may assume Indemnitee’s defense if the conflict of interest between the Company and Indemnitee becomes an actual conflict of interest) shall be deemed to be Expenses that are subject to indemnification hereunder. The existence of an actual or potential conflict of interest, and whether such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law. The Company shall not be required to obtain the consent of Indemnitee for the settlement of any Proceeding the Company has undertaken to defend if the Company assumes full and sole responsibility for each such settlement; provided, however, that the Company shall be required to obtain Indemnitee’s prior written approval, which shall not be unreasonably withheld, before entering into any settlement which (1) does not grant Indemnitee a complete release of liability, (2) would impose any penalty or limitation on Indemnitee, or (3) would admit any liability or misconduct by Indemnitee.

3. Additional Indemnification Rights.

(a) Scope. Notwithstanding any other provision of this Agreement and so long as it is by reason of Indemnitee’s Corporate Status, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

(c) Interest on Unpaid Amounts. If any payment to be made by the Company to Indemnitee hereunder is delayed by more than ninety (90) days from the date the duly prepared request for such payment is received by the Company, interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obligated to indemnify for the period commencing with the date on which Indemnitee actually incurs such Expense or pays such judgment, fine or amount in settlement and ending with the date on which such payment is made to Indemnitee by the Company.

(d) Third-Party Indemnification. The Company hereby acknowledges that Indemnitee has or may from time to time obtain certain rights to indemnification, advancement of expenses and/or insurance provided by one or more third parties (collectively, the “Third-Party Indemnitors”). The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and that the Company will not assert that the Indemnitee must seek expense advancement or reimbursement, or indemnification, from any Third-Party Indemnitor before the Company must perform its expense advancement and reimbursement, and indemnification obligations, under this Agreement. No advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. The Third-Party Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery which Indemnitee would have had against the Company if the Third-Party Indemnitors had not advanced or paid any amount to or on behalf of Indemnitee. If for any reason a court of competent jurisdiction determines that the Third-Party Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Third-Party Indemnitors shall have a right of contribution by the Company to the Third-Party Indemnitors with respect to any advance or payment by the Third-Party Indemnitors to or on behalf of the Indemnitee.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.

5. Director and Officer Liability Insurance.

(a) D&O Policy. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

(b) Tail Coverage. In the event of a Change of Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process and the like), the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter.

6. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7. Exclusions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; provided, however, that the exclusion set forth in the first clause of this subsection shall not be deemed to apply to any investigation initiated or brought by Indemnitee to the extent reasonably necessary or advisable in support of Indemnitee’s defense of a Proceeding to which Indemnitee was, is or is threatened to be made, a party;

(b) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c) Unlawful Payments. To indemnify Indemnitee for Expenses to the extent it is determined by a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, that such indemnification is unlawful;

(d) Certain Conduct. To indemnify Indemnitee for Expenses on account of Indemnitee’s conduct that is established by a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, as knowingly fraudulent;

(e) Insured Claims. To indemnify Indemnitee for Expenses to the extent such Expenses have been paid directly to Indemnitee by an insurance carrier under an insurance policy maintained by the Company; or

(f) Certain Exchange Act Claims. To indemnify Indemnitee in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute or any similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that to the fullest extent permitted by applicable law and to the extent Indemnitee is successful on the merits or otherwise with respect to any such Proceeding, the Expenses actually and reasonably incurred by Indemnitee in connection with any such Proceeding shall be deemed to be Expenses that are subject to indemnification hereunder.

8. Contribution Claims.

(a) If the indemnification provided in Section 1 is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 7, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding Section 8(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses, judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) With respect to a Proceeding brought against directors, officers, employees or agents of the Company (other than Indemnitee), to the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee, from any claims for contribution that may be brought by any such directors, officers, employees or agents of the Company (other than Indemnitee) who may be jointly liable with Indemnitee, to the same extent Indemnitee would have been entitled to such indemnification under this Agreement if such Proceeding had been brought against Indemnitee.

9. No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

10. Determination of Good Faith. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board of Directors of the Enterprise or any counsel selected by any committee of the Board of Directors of the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Enterprise or the Board of Directors of the Enterprise or any committee thereof. The provisions of this Section 10 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this Section are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

11. Defined Terms and Phrases. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

(b) “Change of Control” shall be deemed to occur upon the earliest of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change of Control under part (iii) of this definition.

(ii) Change in Board of Directors. Individuals who, as of the date of this Agreement, constitute the Company’s Board of Directors (the “Board”), and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date of this Agreement (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board.

(iii) Corporate Transaction. The effective date of a reorganization, merger, or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors and with the power to elect at least a majority of the Board or other governing body of the surviving entity; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

(iv) Liquidation. The approval by the Company’s stockholders of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale or disposition in one transaction or a series of related transactions).

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item or any similar schedule or form) promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement.

(c) “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(e) “Enterprise” means the Company and any other enterprise that Indemnitee was or is serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement (including taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes), fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in a Proceeding. Expenses also shall include any of the forgoing expenses incurred in connection with any appeal resulting from any Proceeding, including the principal, premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent. Expenses also shall include any interest, assessment or other charges imposed thereon and costs incurred in preparing statements in support of payment requests hereunder. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h) “Person” shall have the meaning as set forth in Section 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any direct or indirect majority owned subsidiaries of the Company; (iii) any employee benefit plan of the Company or any direct or indirect majority owned subsidiaries of the Company or of any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company (an “Employee Benefit Plan”); and (iv) any trustee or other fiduciary holding securities under an Employee Benefit Plan.

(i) “Proceeding” shall include any actual, threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by a third party, a government agency, the Company or its Board of Directors or a committee thereof, whether in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director, officer, employee or agent of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent of any other enterprise, in each case to the extent Indemnitee was serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement.

(j) In addition, references to “other enterprise” shall include another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement; references to “include” or “including” shall mean include or including, without limitation; and references to Sections, paragraphs or clauses are to Sections, paragraphs or clauses in this Agreement unless otherwise specified.

12. Attorneys’ Fees. In the event that any Proceeding is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such Proceeding were not made in good faith or were frivolous. In the event of a Proceeding instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless a court of competent jurisdiction determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

13. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Binding Effect. Without limiting any of the rights of Indemnitee described in Section 3(b), this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions and supersedes any and all previous agreements between them covering the subject matter herein. The indemnification provided under this Agreement applies with respect to events occurring before or after the effective date of this Agreement, and shall continue to apply even after Indemnitee has ceased to serve the Company in any and all indemnified capacities.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, executors, administrators, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

(i) No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

(j) Company Position. The Company shall be precluded from asserting, in any Proceeding brought for purposes of establishing, enforcing or interpreting any right to indemnification under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(k) Subrogation. Subject to Section 3(d), in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature Page Follows]

The parties have executed this Indemnification Agreement as of the date first set forth above.

THE COMPANY:

CLOVER HEALTH INVESTMENTS, CORP.

By:
(Signature)

Name:
Title:

Address: ________________ ________________
United States

AGREED TO AND ACCEPTED:

INDEMNITEE:

(PRINT NAME)

(Signature)

Address: ________________ ________________
Email:

[Signature Page to Indemnification Agreement]

Exhibit 10.3

CLOVER HEALTH INVESTMENTS, CORP.

AMENDED AND RESTATED

2014 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”) are to: (a) enable Clover Health Investments, Corp., a Delaware corporation formerly known as CarePoint Investments, Corp. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, unless otherwise provided by the Board with respect to a particular Award, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with such Person.

(b) “Award” means a grant of Options, Restricted Stock or Restricted Stock Units pursuant to the provisions of the Plan.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

(e) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within fifteen (15) days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within fifteen (15) days after the delivery of written notice thereof; or (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, non-competition, non-solicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change in Control” means, with respect to any entity: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the entity) by stockholders of the entity, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the entity to one or more Persons, (ii) the sale of all or substantially all of the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the liquidation, dissolution or winding up of the entity.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i) “Common Stock” means the Company’s common stock, $0.0001 par value, subject to substitution or adjustment as provided in Section 3(c) hereof.

(j) “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

(k) “Director” means a member of the Board.

(l) “Disability” means a condition rendering a Participant Disabled.

(m) “Disabled” with respect to a particular Participant will have the same meaning as set forth in any long-term disability policy or program sponsored by the Company or any Affiliate covering such Participant, as in effect as of the date of such determination, or if no such policy or program shall be in effect, “Disabled” will have the meaning as set forth in Section 22(e)(3) of the Code.

(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” of a Share, means, as of any date: (i) the closing price of the Share as reported on the principal nationally recognized stock exchange on which the type of Shares are traded on such date, or if no prices are reported with respect to such Shares on such date, the closing price of the Share on the last preceding date on which there were reported prices of such Shares or (ii) if Shares of that type are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the Fair Market Value will be determined in good faith by the Board acting in its discretion based upon the reasonable application of a reasonable valuation method taking into account the facts and circumstances existing on the valuation date, which determination will be conclusive.

(p) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(q) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the U.S. Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(r) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(s) “Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

(t) “Parent” means a “parent corporation” of the Company (or, in the context of Section 15(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Participant” means an employee, leased employee, consultant, Director or other service provider of the Company or any of its Affiliates to whom an Award is granted.

(v) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(w) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 hereof.

(x) “Restricted Stock Purchase Agreement” means a written agreement between the Company and a Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Award Agreement.

(y) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 hereof.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Shares” means shares of Common Stock, subject to substitution or adjustment as provided in Section 3(c) hereof.

(bb) “Stockholders Agreement” means any stockholders agreement, by and between the Company and certain stockholders and/or one or more agreements among the Company, a Participant (or such Participant’s estate, heirs or beneficiaries) and other parties thereto in such form determined from time to time by the Company in its sole discretion, that include terms and conditions that provide the Company and/or other stockholders with (i) a right of first refusal or impose other restrictions with respect to the transfer of Shares, (ii) a voting agreement with respect to Shares, (iii) “drag-along” rights in favor of the stockholders owning a specified threshold of Shares of the Company, (iv) “market standoff” or “lock-up” conditions or (v) such other reasonable terms and conditions as the Board may require, if any.

(cc) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 5(b)(viii) of the Plan, as evidenced by a Restricted Stock Purchase Agreement or other notice.

(dd) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION 2. Administration.

(a) The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe.

(b) Subject to the requirements of the Company’s By-Laws (as the same may be amended and/or restated from time to time) and Certificate of Incorporation (as the same may be amended and/or restated from time to time), any Stockholders Agreement and any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than one member, who shall serve for such period of time as the Board determines. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(c) Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.

(d) The Board will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Board will have the authority:

(i) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(ii) to determine the type of Award to be granted to any person hereunder;

(iii) to determine the number and type of Shares, if any, to be covered by each Award;

(iv) to establish the terms and conditions of each Award Agreement;

(v) to determine whether and under what circumstances an Option may be exercised without a payment of cash under
Section 5(b)(iv);

(vi) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant; and

(vii) to require that, upon exercise of any Award granted under the Plan, the Participant shall become party to (X) any Stockholder Agreement the Board may require and (Y) any other agreement the Board may require.

(e) The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

(f) All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company, its Affiliates and Participants. No Director or member of the Committee, nor any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Awards under the Plan is Eight Million Nine Hundred Thirty-Five Thousand Two Hundred Sixty-Three (8,935,263) all of which may be issued in respect of Incentive Stock Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Stock or Restricted Stock Unit is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 12(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan. Finally, if any Share is received in satisfaction of the exercise price payable upon exercise of an Option, that Share will become available for grant under the Plan.

(c) Other Adjustment. Subject to any required action by the stockholders of the Company, the number and type of Shares covered by each outstanding Option and/or Restricted Stock Unit, and the number and type of Shares of Restricted Stock outstanding, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Option and/or Restricted Stock Unit, shall be proportionately adjusted for any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, any other change in the corporate structure of the Company affecting the Shares or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder. With respect to any Award subject to Section 409A of the Code or could be subject to 409A, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan or Award to fail to comply with Section 409A.

(d) Corporate Events. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company or any of its Affiliates or any other merger, consolidation, reorganization or other corporate transaction involving the Company or any of its Affiliates including, without limitation, a transaction which results in the Company becoming a subsidiary of a corporate parent (each, a “Corporate Event”), the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Corporate Event: (i) cause any or all outstanding Options held by Participants affected by the Corporate Event to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding unvested Options held by Participants affected by the Corporate Event to be cancelled without consideration therefor; (iii) cause any or all Restricted Stock or Restricted Stock Units held by Participants affected by the Corporate Event to become non-forfeitable, in whole or in part; (iv) cause any Option to be assumed or cancelled in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (v) cancel any Restricted Stock or Restricted Stock Units held by a Participant affected by the Corporate Event in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor or parent corporation; (vi) redeem any Restricted Stock held by a Participant affected by the Corporate Transaction for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Corporate Event; (vii) cancel any Option held by a Participant affected by the Corporate Event in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Corporate Event and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Corporate Event does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor; or (viii) cancel any Restricted Stock Unit held by a Participant affected by the Corporate Event in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Corporate Event.

(e) Additional Requirements. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, in the event of a Change in Control, each Participant shall, except to the extent otherwise determined by the Board, be subject to substantially the same escrow, indemnification and similar obligations, contingencies and encumbrances contained in the definitive agreement relating to the Change in Control as other stockholders of the Company may be subject (including, without limitation, the requirement to contribute a proportionate number of Shares issued as a result of the exercise or vesting of an Award, or any cash or property that may be received upon exercise or exchange of an Award, to an escrow fund, or otherwise have a proportionate amount of such Shares, cash or other property encumbered by the indemnification, escrow and similar provisions of such definitive agreement). By accepting an Award, a Participant agrees to execute such documents and instruments as the Board may reasonably require for the Participant to be bound by such obligations. In the event that a Participant fails or refuses to execute such documents and instruments, such Participant’s Award (to the extent outstanding as of the date of the Change in Control) shall, unless otherwise determined by the Board, be canceled and be of no further force and effect upon the consummation of a Change in Control.

SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5. Options.

(a) Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.

(b) The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) Option Price. The exercise price per Share purchasable under an Option will be not less than 100% of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(ii) Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than ten (10) years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(iii) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

(iv) Method of Exercise. Subject to the exercisability provisions of Section 5(b)(iii), the termination provisions set forth in Section 6 and the applicable Award Agreement, Options may be exercised in whole or in part (provided that the Company shall not be required to issue fractional shares) at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised. Subject to the approval of the Board, Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Board from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures. No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 12(a) hereof.

(v) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Parent or Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non- Qualified Stock Option.

(vi) Termination of Service. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 6 with respect to exercise upon or following termination of employment or other service.

(vii) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution; and (ii) all Options will be exercisable during the Participant’s lifetime only by the Participant or, in the event of his or her Disability, by his or her personal representative. Notwithstanding the foregoing, a Non-Qualified Stock Option may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s Immediate Family (as defined in the Company’s Bylaws) or to a trust established exclusively for the Participant and/or one or more such family members or to Participant’s former spouse (including, without limitation, any domestic partner or partner by virtue of same-sex marriage and/or civil union), to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Qualified Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

(viii) Stock Purchase Rights. An Option may be granted with a Stock Purchase Right or the Board may add a Stock Purchase Right with respect to all or any portion of an outstanding Option at any time in its sole discretion, provided that, if the Stock Purchase Right would disqualify an Incentive Stock Option as such, such Stock Purchase Right may only be added to such Incentive Stock Option with the consent of the Participant. A Stock Purchase Right may be accepted by execution of a Restricted Stock Purchase Agreement in such form as is acceptable to the Board. Unless the Board determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board in its sole discretion. During the period of the restrictions set forth in the Restricted Stock Purchase Agreement, the Shares so purchased shall be treated as Restricted Stock under the plan.

SECTION 6. Termination of Service. Unless otherwise specified with respect to a particular Award, Options granted hereunder will remain exercisable after termination of employment or other service only to the extent specified in this Section 6.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any of its Affiliates terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant (which, in the event that the Participant resides in the state of California, shall be no less than six (6) months from the date of termination), or (ii) if not specified by the Board, then twelve (12) months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any of its Affiliates terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant (which, in the event that the Participant resides in the state of California, shall be no less than six (6) months from the date of termination), or (ii) if not specified by the Board, then twelve (12) months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the

Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant (which, in the event that the Participant resides in the state of California, shall be no less than thirty (30) days from the date of termination), or (ii) if not specified by the Board, then ninety (90) days from the date of termination of service or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

SECTION 7. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.

(b) Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Stock may, but need not, be zero. A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, Stockholders Agreement, if any, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE CLOVER HEALTH INVESTMENTS, CORP. AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND CLOVER HEALTH INVESTMENTS, CORP. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF CLOVER HEALTH INVESTMENTS, CORP. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 7 will be subject to the following restrictions and conditions:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this Paragraph (ii) or Section 7(c)(i), once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3 of the

Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock lapse pursuant to Sections 3(d)), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 7(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 8. Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each granted Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Stock Unit shall entitle the Participant to whom it is granted a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash, Shares or a combination of cash and Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement.

SECTION 9. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made which would adversely affect the rights of a Participant with respect to an Award, without that Participant’s consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by the Company’s stockholders in a manner consistent with Section 1.422-5 of the Treasury Regulations, would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, the Board may at any time (without the consent of a Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award to the extent necessary to conform the provisions of the Plan or an Award with Section 409A of the Code other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment, or termination of the Plan and/or Award shall adversely affect the rights of a Participant.

SECTION 10. Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.

SECTION 11. Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

SECTION 12. General Provisions.

(a) The Board shall condition any Award upon compliance with applicable securities laws. The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws. All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any person any right to continued employment or engagement with the Company or any of its Affiliates, or (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 13. Effective Date of Plan. Subject to the approval of the Plan by the Company’ stockholders within twelve (12) months of the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board. In the absence of such stockholder approval, any Incentive Stock Option granted prior to the expiration of such 12- month period shall be treated for all purposes as a Non-Qualified Option.

SECTION 14. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 9; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the earlier of: (a) the date of the Plan’s adoption by the Board; or (b) the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Awards granted prior to such 10th anniversary may extend beyond that date.

SECTION 15. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 16. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the state of Delaware, without regard to the application of the principles of conflicts of laws of the state of Delaware or any other jurisdiction.

SECTION 17. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a) the Certificate of Incorporation of the Company (as the same may be amended and/or restated from time to time);

(b) the Bylaws of the Company (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 18. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan will be given by registered or certified mail, postage prepaid, and, addressed, if to the Company to its Secretary (or such other person as the Company may designate in writing from time to time) at its principal executive office, and, if to a Participant, to the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received. Notwithstanding the foregoing, the Company may give notice to any Participant by electronic transmission, which shall be deemed effective if given by a form of electronic transmission consented to by such Person.

SECTION 19. Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A of the Code (“Section 409A”), the provisions of the Plan and any applicable Award shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(a) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has separated from service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A.

(b) The grant of Non-Qualified Stock Options and other stock rights shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A.

(c) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

* * * * *

ADOPTION AND APPROVAL OF PLAN

Date Plan initially adopted by Board: July 23, 2014

Date Plan initially approved by Stockholders: October 7, 2014

Effective Date of Plan: July 23, 2014

———

Date First Amendment to Plan adopted by Board: April 24, 2015

Date First Amendment to Plan approved by Stockholders: April 24, 2015

———

Date Amended and Restated Plan adopted by Board: July 9, 2015

Date Amended and Restated Plan adopted by Stockholders: July 9, 2015

Effective Date of Plan as Amended and Restated: July 9, 2015

FOURTH AMENDMENT

TO

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

OF

CLOVER HEALTH INVESTMENTS, CORP.

(adopted as of December 4, 2020)

The Amended and Restated 2014 Equity Incentive Plan (as currently amended, the “Plan”) of Clover Health Investments, Corp., a Delaware corporation (the “Company”), is hereby amended as follows:

1.Amendment to Section 3(a). Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Awards under the Plan is Twenty-Six Million, Three Hundred and Five Thousand, Seven Hundred Fifty-Six (26,305,756), all of which may be issued in respect of Incentive Stock Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.”

Except as set forth herein, the Plan shall remain in full force and effect without modification.

[Certification Page Follows]

The undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted and approved by the Board as of December 4, 2020.

CLOVER HEALTH INVESTMENTS, CORP.

By:	/s/ Gia Lee
Name:	Gia Lee
Title:	General Counsel and Secretary

[Signature Page to Amendment No. 4 to Clover Health Investments, Corp.

Amended and Restated 2014 Equity Incentive Plan]

STOCK OPTION GRANT AGREEMENT

pursuant to the

CLOVER HEALTH INVESTMENTS, CORP.

AMENDED AND RESTATED

2014 EQUITY INCENTIVE PLAN

THIS STOCK OPTION GRANT AGREEMENT (the “Grant Agreement”) is made and entered into by and between Clover Health Investments, Corp., a Delaware corporation (the “Company”), and the following individual:

Name: Address	(the “Optionee”)

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”). The Optionee agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in case of any conflict with this Grant Agreement, except as otherwise specifically provided in the Plan.

The Optionee is granted an Option to purchase Common Stock of the Company, subject in all events to the terms and conditions of the Plan and this Grant Agreement, as follows:

A. DATE OF GRANT: [See eShares for date of grant]

B. TYPE(S) OF OPTION: [See eShares for type of option]

To the extent designated as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, notwithstanding such designation, if the Optionee becomes eligible in any given year to exercise ISO’s for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Non-Qualified Stock Options (“NSO’s”). In the previous sentence, “ISO’s” include ISO’s granted under any plan of the Company or any Parent or any Subsidiary. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, ISO’s shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. Optionee hereby acknowledges that there is no assurance that the Option will, in fact, be treated as an Incentive Stock Option under Code Section 422.

C.	TOTAL SHARES OF COMMON STOCK COVERED BY OPTION:

[See eShares for total number of shares] Shares, as follows:

Number Covered by Incentive Stock Options: __________

Number Covered by Non-Qualified Stock Options: __________

D.	EXERCISE PRICE OF OPTION: [See eShares for exercise price] per Share (the “Exercise Price”).

E.	EXPIRATION DATE: [See eShares for expiration data] (subject to earlier termination as provided herein and in the Plan).

F.

EXERCISE SCHEDULE: Except as otherwise provided in this Grant Agreement, this Option (to the extent not previously exercised) may be exercised, in whole or in part, with respect to the Shares in accordance with the following vesting schedule:

[See eShares for vesting schedule]

To the extent that the Option vests and becomes exercisable, the Shares underlying the Option that vest become exercisable shall be cumulative and may be exercised in whole or in part (provided that the Company shall not be required to issue fractional shares). For the avoidance of doubt, no Shares underlying the Option shall vest and become exercisable after the date on which the Optionee ceases to be a Service Provider (as defined below).

G. RESTRICTED STOCK PURCHASE RIGHTS: Notwithstanding anything contained herein to the contrary, the Optionee shall have the right to exercise this Option with respect to all or a portion of the Shares subject to the Option which have not become exercisable pursuant to Paragraph F above and to receive Shares in exchange for payment of the Exercise Price; provided that the Optionee executes a Restrictions Agreement (as defined in Paragraph I below), subject to such modifications as the Board may in its discretion require, which Restrictions Agreement shall, among other things, set forth terms under which the Shares acquired by the Optionee will be subject to forfeiture on the same vesting schedule as applies under Paragraph F above.

Optionee hereby acknowledges that the Optionee has been informed that, with respect to Shares acquired pursuant to exercise of the Option under this Paragraph G, Optionee may file an election with the Internal Revenue Service (“IRS”) within 30 days of such exercise electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to be taxed currently on the excess, if any, of the fair market value of the Shares purchased on the date of exercise over the exercise price of the Option with respect to such Shares. Absent such an election, taxable income will be measured and recognized by the Optionee at the time or times at which the forfeiture restrictions on the Shares lapse. The Optionee is strongly encouraged to seek the advice of his or her own tax consultants in connection with the filing of the election under Section 83(b) of the Code. A form of election under Section 83(b) is attached hereto as Exhibit C for reference. If Optionee files an election under Section 83(b) of the Code with the IRS, he or she agrees to promptly furnish a copy of such election to the Company.

H. EXERCISE OF OPTION FOLLOWING TERMINATION OF SERVICE: This Option shall terminate and be cancelled to the extent not exercised within ninety (90) days after the Optionee ceases to be an employee, leased employee, member of the Board of Directors (including an advisory member) or consultant of the Company or any of its Affiliates (“Service Provider”), except that if such cessation is due to the death or Disability of the Optionee, this Option shall terminate and be cancelled twelve months after the Optionee ceases to be a Service Provider. To the extent not exercised within such period of time, the Option shall be cancelled.

Notwithstanding the foregoing, in the event that the Service Provider’s service with the Company or any Affiliate is terminated for “Cause” (as defined in the Plan), then the Option shall immediately terminate on the date of such termination of service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date as provided above and in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of cessation of status as a Service Provider.

I. RESTRICTIONS AGREEMENT; STOCKHOLDERS AGREEMENTS. As a condition precedent to the exercise of this Option, the Board may require the Optionee (or his/her estate or heir, or other permitted person exercising on the Optionee’s behalf, if applicable) to execute and deliver a Stock Restrictions Agreement in the form attached hereto as Exhibit B or such other form as the Board or Committee may require (the “Restrictions Agreement”), and/or such other Stockholders Agreements (as defined in the Plan) as the Board or Committee may require.

J. COVENANTS AGREEMENT. This Option shall be forfeited, nonexercisable and of no force or effect in the event that the Optionee breaches any agreement between the Optionee and the Company with respect to non-competition, non-solicitation, assignment of inventions and contributions and/or non-disclosure obligations of the Optionee.

K. METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or such other form as the Committee may require, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Committee. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

L. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof:

1.	cash;

2.	certified or bank check; or

3.

such other form of consideration and/or pursuant to such method as the Committee shall determine in its sole and absolute discretion, provided that such form of consideration and/or method is permitted by the Plan and by applicable law.

Upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable Federal and state tax withholding requirements (or to make such other provision for such tax withholding requirements permitted by the Plan and by applicable law).

M. TAX CONSEQUENCES OF OPTION. Some of the federal income tax consequences relating to the grant and exercise of this Option, as of the date of this Option, are set forth below. THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS NECESSARILY INCOMPLETE (AS THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE), AND ASSUMES THAT THE EXERCISE PRICE OF THIS OPTION IS NO LESS THAN THE FAIR MARKET VALUE OF THE COMMON STOCK UNDERLYING THE OPTION AT THE DATE OF GRANT. MOREOVER, THIS SUMMARY ONLY ADDRESSES THE FEDERAL INCOME TAX CONSEQUENCES UNDER THE LAWS OF THE UNITED STATES, AND DOES NOT ADDRESS WHETHER AND HOW THE TAX LAWS OF ANY OTHER JURISDICTION MAY APPLY TO THIS OPTION OR TO THE OPTIONEE. ACCORDINGLY, THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF ANY EXERCISED SHARES.

1.	Grant of the Option. The grant of an Option generally will not result in the imposition of a tax under the federal income tax laws.

2.	Exercising the Option.

(a) Non-Qualified Stock Option. The Optionee may incur regular federal income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a specified percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option on the date three (3) months and one (1) day following such change of status.

(c) Early Exercise and 83(b) Election. To the extent that the Optionee exercises the Option pursuant to Paragraph G hereof, the Shares that Optionee receives will be taxable to the Optionee if and when such Shares become vested. However, the Optionee may, no later than thirty (30) days following the transfer of the Shares to the Optionee, file an “83(b) election” (so named because the election is available under section 83(b) of the Code). If an 83(b) election is made, the Optionee will recognize income (or have an adjustment to alternative minimum taxable income) in an amount equal to the excess of the fair market value of the Shares at the time of exercise of the Option over the exercise price, but no additional income will be recognized (or further adjustment made to alternative minimum taxable income) by the Optionee upon the lapse of restrictions on the Shares (and prior to the sale of such shares). The advantages of a section 83(b) election can include (i) reducing the amount of tax that must be paid (because the value of the Shares may be significantly lower on the date of exercise than on the date the restrictions with respect to the Shares lapse) and (ii) shortening the time the Shares must be held in order for gain upon a subsequent sale or other disposition to be eligible for favorable long-term capital gain rates. However, a section 83(b) election could have adverse tax consequences, for example, if the Shares are subsequently forfeited, the Optionee may not deduct the income that was recognized (or included as an adjustment to alternative minimum taxable income) pursuant to the 83(b) election at the time of the receipt of the Shares.

3.	Disposition of Shares.

(a) NSO. If no 83(b) election has been made (see paragraph 2(c) above), upon disposition of the NSO Shares, the Optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the NSO Shares plus any amount recognized as ordinary income upon exercise of the NSO. If the Optionee holds NSO Shares for at least one year, any gain (or loss) realized on disposition of the NSO Shares will be treated as long-term capital gain (or loss) for federal income tax purposes.

(b) ISO. If the Optionee holds ISO Shares for more than one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or within two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall promptly notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

N. NON-TRANSFERABILITY OF OPTION. Unless otherwise consented to in advance in writing by the Committee, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

O. SECURITIES MATTERS. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or are exempt from registration thereunder.

P. OTHER PLANS. No amounts of income received by the Optionee pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided in such plan.

Q. NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE RIGHT TO EXERCISE SHARES PURSUANT TO THE EXERCISE SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT WITH THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS GRANT AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE EXERCISE SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE EXERCISE PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

R. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof (including, without limitation, any statements in the Optionee’s offer letter from the Company), and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Grant Agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of Delaware.

[Signature Page Follows]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. The Optionee has reviewed the Plan and this Grant Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Grant Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

OPTIONEE	CLOVER HEALTH INVESTMENTS, CORP.

By:	By:

Print Name:	Name: Title:

Date:	Date:

EXHIBIT A

CLOVER HEALTH INVESTMENTS, CORP.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Clover Health Investments, Corp.

Attention: [Corporate Secretary]

1. Exercise of Option. Effective as of today,__________, 201_, the undersigned (“Purchaser”) hereby elects to purchase __________ shares (the “Shares”) of the Common Stock of Clover Health Investments, Corp. (the “Company”) under and pursuant to the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated __________, 201_ (the “Option Agreement”). The per share purchase price for the Shares shall be $______ for an aggregate purchase price of $_______, as required by the Option Agreement. All of the Shares shall represent Shares acquired by reason of the exercise of [see eShares for type of option].

2. Delivery of Payment, Restrictions Agreement and Stockholders Agreement. Purchaser herewith delivers to the Company the full purchase price for the Shares and the applicable Restrictions Agreement and Stockholders Agreement(s) required by the Board, duly executed by Purchaser.

3. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares covered by the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance.

4. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Notice. All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the state of Delaware (the “DGCL”), the Purchaser consents to the delivery of any notice or communications to stockholders given by the Company under this Agreement, the DGCL or the Company’s Certificate of Incorporation or Bylaws by (i) facsimile telecommunication to the facsimile number set forth below (or to any other facsimile number for the Purchaser in the Company’s records), (ii) electronic mail to the electronic mail address set forth below (or to any other electronic mail address for the Purchaser in the Company’s records), (iii) posting on an electronic network together with separate notice to the Purchaser of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to the Purchaser. This consent may be revoked by the Purchaser by written notice to the Company (the “Consent Revocation”) and may be deemed revoked in the circumstances specified in Section 232 of the DGCL. A copy of the Consent Revocation (which shall not constitute notice) shall also be sent to Edward M. Zimmerman, Esq. at Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Agreement will be interpreted and enforced under the laws of the state of Delaware, without regard to conflict or choice of law principles.

Submitted by:	Accepted by:

PURCHASER	CLOVER HEALTH INVESTMENTS, CORP.

By:

Name:	Name:
Title:
Address:

Date:

E-mail:
Fax:
Date:

EXHIBIT B

STOCK RESTRICTIONS AGREEMENT

THIS STOCK RESTRICTIONS AGREEMENT (the “Agreement”) is made as of the day of , 20 __, by and between Clover Health Investments, Corp. a Delaware corporation (the “Company”), and (the “Stockholder”).

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Shares. The Stockholder, pursuant to the exercise of options granted to him or her by the Company under the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”), has purchased on even date herewith, subject to the terms and conditions set forth in this Agreement, __________ shares of common stock of the Company (the “Common Stock”), at a purchase price of __________ per share (the “Shares”). The aggregate purchase price for the Shares shall be paid by the Stockholder. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Stockholder one or more certificates in the name of the Stockholder for that number of Shares purchased by the Stockholder. The Stockholder agrees that the Shares shall be subject to the terms, conditions and restrictions set forth in this Agreement. The Stockholder further agrees that any additional shares of Common Stock acquired by the Stockholder shall be subject to the terms, conditions and restrictions set forth in this Agreement, and such shares of Common Stock shall be deemed Shares for all purposes hereunder; provided, further, that Shares acquired pursuant to the provisions of Paragraph G of the Stock Option Grant Agreement (the “Grant Agreement”) shall also be subject to the terms and conditions of Section 3 of this Agreement.

2. Restrictions on Transfer. The Stockholder shall not transfer any of the Shares, except by a transfer that meets the following requirements:

(a) Notice Requirement. If at any time the Stockholder proposes to sell or otherwise transfer or assign for cash, cash equivalents or any other form of consideration (including a promissory note) pursuant to a bona fide offer from any third party all or any part of his or her Shares (the “Offered Shares”), the Stockholder shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee(s) and state the number of shares to be transferred, the price per share and all other material terms and conditions of the transfer.

(b) Company Purchase. For fifteen (15) days following its receipt of such Transfer Notice, the Company shall have the right to purchase all or any lesser part of the Offered Shares at the price and upon the terms and conditions set forth in the Transfer Notice. In the event the Company elects to purchase all or any lesser part of the Offered Shares, it shall give written notice of its election to the Stockholder within such 15-day period, and the settlement of the sale on such Offered Shares shall be made as provided below in Section 2(c) of this Agreement.

(c) Settlement. If the Company elects to acquire all or any lesser part of the Offered Shares, the Company shall so notify the Stockholder, and settlement shall be made at the principal office of the Company in cash within thirty (30) days after the Company receives the Transfer Notice; provided, however, if the terms of payment set forth in the Stockholder’s Transfer Notice were other than cash against delivery, the Company may pay for such Offered Shares on the same terms and conditions set forth in the Transfer Notice.

(d) Sales Free of Restrictions. If the Company does not elect to purchase all of the Offered Shares, the Stockholder may, not sooner than fifteen (15) or later than sixty (60) days following the Company’s receipt of the Transfer Notice, enter into an agreement providing for the closing of the transfer of the Offered Shares covered by the Transfer Notice within thirty (30) days of the date such agreement is entered into on the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on different terms and conditions than those described in the Transfer Notice, as well as any subsequent proposed transfer of any of the Shares, shall again be subject to the right of first refusal of the Company and shall require compliance by the Stockholder with the procedures described in this Section 2.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 2:

(i) the Stockholder’s transfer of any or all of the Stockholder’s Shares, either during the Stockholder’s lifetime or on death by will or the laws of descent and distribution, to one or more members of the Stockholder’s immediate family, to a trust for the exclusive benefit of the Stockholder or such immediate family members, to any other entity owned exclusively by the Stockholder or such immediate family members, or to any combination thereof (each, a “Permitted Transferee”); provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements shall be exempt from this Section 2. “Immediate family” shall mean spouse (including, without limitation, any domestic partner or partner by virtue of same-sex marriage and/or civil union), children, grandchildren, parents or siblings of the Stockholder, including in each case adoptive relations; or

(ii) any transfer pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

Notwithstanding anything to the contrary contained elsewhere in this Section 2, except with respect to a transfer pursuant to Section 2(e)(ii), any proposed transferee or Permitted Transferee of the Stockholder shall receive and hold such stock subject to the provisions of this Agreement, and, as a condition of such transfer, shall deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. There shall be no subsequent transfer of such stock except in accordance with this Section 2.

(f) Compliance. In the event of a conflict between this Agreement and the Company’s bylaws (the “Bylaws”) containing a preexisting right of first refusal, the terms of the Bylaws will control and compliance with the Bylaws shall be deemed compliance with this Section 2.

(g) Termination of Restrictions on Transfer. The foregoing restrictions on transfer shall terminate upon the closing of the first public offering of securities of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, in the event that the Stockholder has entered into, or subsequently enters into, another agreement with the Company with respect to rights of first refusal or any other rights and/or obligations substantially similar to those set forth in this Section 2, the Stockholder and the Company agree and acknowledge that this Section 2 shall be automatically voided and shall have no further legal binding effect on either the Stockholder or the Company.

3. Additional Restrictions with respect to Shares acquired upon “Early Exercise” of the Option. Notwithstanding anything in this Agreement to the contrary, the following terms and conditions of this Section 3 shall apply to the Shares if and to the extent they were acquired as a result of the Stockholder’s exercise of the Option pursuant to the provisions of Paragraph G of the Grant Agreement:

(a) Unless and until such Shares become “Vested Shares” in accordance with Paragraph (b) below, the Shares may not be sold, transferred, assigned or pledged or otherwise be the subject of any disposition whatsoever, and shall be subject to the special repurchase rights of the Company set forth in Paragraph (c). Until such Shares become Vested Shares, they shall be held physically by the Company or in book entry form on the Company’s records.

(b) The Shares shall become Vested Shares in accordance with the following schedule:

[See eShares for Vesting Schedule]

(c) Except with respect to the restrictions set forth in this Section 3, or as otherwise provided in this Agreement or the Grant Agreement, the Stockholder shall have all the rights of a Stockholder of Common Stock with respect to the Shares (whether Vested or not) including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto; provided, however, that such dividends and other distributions shall be retained by the Company for the Stockholder’s account and for delivery to the Stockholder, together with the stock certificate or certificates representing such Shares, as and when the Shares to which such dividends relate become Vested Shares.

(d) Upon the voluntary or involuntary termination of the Stockholder’s service with the Company or any Affiliate (as defined in the Plan) for any reason (including death or disability) (the “Termination Date”), any dividends or distributions paid or declared on Shares which have not become Vested Shares shall be forfeited, and the Company shall have the right (the “Repurchase Right”) for a period of one hundred eighty (180) days from the Termination Date (the “Repurchase Period”) to repurchase any Shares that have not become Vested Shares as of the date the Stockholder ceases to be in the employ or service of the Company or any Affiliate. The Company shall pay the Stockholder an amount equal to the original purchase price paid by the Stockholder for such Shares, and, notwithstanding any provision in this Agreement to the contrary, such amount may be paid by cancellation of an equal amount of any indebtedness of the Stockholder to the Company. Unless the Company notifies the Stockholder in writing during the Repurchase Period that it does not intend to exercise its Repurchase Right with respect to some or all of the unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company on the last day of the Repurchase Period; provided, that the Company may notify the Stockholder that it is exercising its Repurchase Right as of an earlier date. Unless the Stockholder is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Right as to some or all of the unvested Shares to which it applies at the time of termination, execution of this Agreement by the Stockholder constitutes written notice to the Stockholder of the Company’s intention to exercise its Repurchase Right with respect to all unvested Shares to which such Repurchase Right applies. As a result of any repurchase of unvested Shares pursuant to this Section 3, the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of unvested Shares being repurchased by the Company, without further action by the Stockholder. Fractional shares shall be rounded to the nearest whole share.

(e) The Stockholder hereby acknowledges that the Stockholder has been informed that, with respect to the Shares, the Stockholder may file an election with the Internal Revenue Service, within 30 days of the exercise of the Option, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of exercise of the Option. Absent such an election, taxable income will be measured and recognized by the Stockholder at the time or times at which the Shares become Vested Shares. The Stockholder is strongly encouraged to seek the advice of his or her own tax consultant in connection with the issuance of the Shares and the advisability of filing of the election under Section 83(b) of the Code. THE STOCKHOLDER ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S RESPONSIBILTY, BUT RATHER IS THE STOCKHOLDER’S SOLE RESPONSIBILITY, TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY. If the Stockholder files an election under Section 83(b) of the Code, the Stockholder shall promptly furnish the Company with a copy of the election.

4. Effect of Prohibited Transfer. The Company shall not be required to (a) transfer on its books any of the Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) treat as owner of such Shares or to pay dividends or other distributions to any transferee to whom any such Shares shall have been so sold or transferred.

5. Drag-Along Right.

(a) Notwithstanding anything contained herein to the contrary, if at any time a stockholder of the Company, or a group of stockholders, owning at least a majority of the capital stock of the Company (hereinafter, collectively the “Transferring Stockholders”) proposes to enter into any transaction involving a Change in Control (as defined below) of the Company that involves the sale, assignment, tender or transfer of capital stock, the Company or the Transferring Stockholders may require the Stockholder to participate in such Change in Control transaction with respect to all or such number of the Stockholder’s Shares as the Company or the Transferring Stockholders may specify in its or their discretion, by giving the Stockholder written notice thereof at least ten (10) days in advance of the date of the transaction or the date that tender is required, as the case may be. Upon receipt of such notice, the Stockholder shall tender the specified number of Shares, at the same price and upon the same terms and conditions applicable to the Transferring Stockholders in the transaction or, in the discretion of the acquiror or successor to the Company, upon payment of the purchase price to the Stockholder in immediately available funds. In addition, if at any time the Company and/or any Transferring Stockholders propose to enter into any Change in Control transaction, the Company may require the Stockholder to vote in favor of such transaction, where approval of the stockholders is required by law or otherwise sought, by giving the Stockholder notice thereof within the time prescribed by law and the Company’s Certificate of Incorporation and Bylaws for giving notice of a meeting of stockholders called for the purpose of approving such transaction. If the Company requires such vote, the Stockholder agrees that he or she will, if requested, deliver his or her proxy to the person designated by the Company to vote his or her Shares in favor of such Change in Control transaction.

(b) The Stockholder hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to a designee of the Transferring Stockholders, with full power of substitution, with respect to the matters set forth herein, and hereby authorizes each of them to represent and to vote, if and only if the Stockholder (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Stockholder’s Shares in favor of approval of any Change in Control pursuant to and in accordance with the terms and provisions of this Section 5 of this Agreement. Each of the proxy and power of attorney granted pursuant to this Section 5 of this Agreement is given in consideration of the agreements and covenants of the Company, and as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires. The Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless this Agreement terminates or expires, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

(c) “Change in Control” shall mean, as to any entity: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the entity) by stockholders of the entity, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the entity to one or more Persons, (ii) the sale of all or substantially all of the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the liquidation, dissolution or winding up of the entity.

(d) In the event that the Stockholder has entered into, or subsequently enters into, another agreement with the Company with respect to drag-along rights or any other rights and/or obligations substantially similar to those set forth in this Section 5, the Stockholder and the Company agree and acknowledge that this Section 5 shall be automatically voided and shall have no further legal binding effect on either the Stockholder or the Company.

6. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN A CERTAIN STOCK RESTRICTIONS AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS/HER PREDECESSOR IN INTEREST), AND NO TRANSFER OF SUCH SHARES MAY BE MADE WITHOUT COMPLIANCE WITH THAT AGREEMENT. A COPY OF THAT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE CORPORATION UPON APPROPRIATE REQUEST AND WITHOUT CHARGE.

7. Investment Representations. The Stockholder represents, warrants and covenants as follows:

(a) Stockholder is purchasing the Shares for the Stockholder’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

(b) Stockholder has had such opportunity as the Stockholder deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Stockholder to evaluate the merits and risks of the Stockholder’s investment in the Company.

(c) Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d) Stockholder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e) Stockholder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year (or, if the Shares were acquired in compliance with Rule 701 of the Securities Act, ninety days after an initial public offering of the Common Stock) and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are met; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

8. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his or her ownership of the Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

9. Market Stand-Off. Following the effective date of a registration statement of the Company filed under the Securities Act, the Stockholder, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) any securities of the Company held by the Stockholder at any time during such period except Common Stock (or other securities) included in such registration, provided however, that the restrictions set forth in this Section 9 shall be applicable only:

(a) to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

(b) if all officers and directors of the Company and all persons with registration rights with respect to the Company’s capital stock enter into similar agreements.

10. Withholding Taxes. The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase or disposition of the Shares by the Stockholder.

11. Invalidity or Unenforceability. It is the intention of the Company and the Stockholder that this Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Stockholder agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

12. Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the terms, conditions and restrictions on transfer set forth in Section 2 of this Agreement. The Company may assign its rights under this Agreement to a third party, provided such assignee agrees to be bound by all of the Company’s obligations under this Agreement.

14. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Stockholder any right to be retained, in any position, as an employee or consultant of the Company for any period of time or to restrict the Company’s right to terminate the Stockholder’s employment or consulting relationship at any time with or without cause or notice.

15. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Stockholder at the address contained in the records of the Company, or addressed to the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

16. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

17. Stockholder. Whenever the word “Stockholder” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Board of Directors of the Company, to apply to the Stockholder’s estate, personal representative, beneficiary to whom the Shares may be transferred by will or by the laws of descent and distribution, transferees, successors or assignees, the word “Stockholder” shall be deemed to include such persons.

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

19. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

20. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the state of Delaware, without application of the principles of conflict of laws thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Restrictions Agreement as of the day and year first above written.

CLOVER HEALTH INVESTMENTS, CORP.

By:
Name:
[Print]
Title:

STOCKHOLDER

Name:
[Print]
Address:

EXHIBIT C

ELECTION UNDER SECTION 83(B)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Regulations”), and in connection with this election supplies the following information:

1. The name, address and taxpayer identification number of the undersigned are:

Name:

Address:

Social Security Number: ____-___-____

2. The election is being made with respect to __________ shares of common stock, par value $0.0001 per share (the “Stock”), of Clover Health Investments, Corp., a Delaware corporation (the “Company”).

3. The date on which the Stock was transferred to the undersigned was __________. The taxable year for which this election is being made is calendar year __________.

4. The property is subject to the following restrictions:

The above-mentioned shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

Disposition of the Stock is also subject to restrictions imposed under applicable federal and state securities laws regulating the transfer of unregistered securities.

5. The fair market value of the Stock at the time of transfer (determined without regard to any lapse restriction, as defined in §1.83-3(i) of the Regulations) was $ per share, for an aggregate fair market value of $ __________.

6. The undersigned paid $ __________ the Stock. Therefore, $__________ (the difference between the full fair market value of the Stock stated above and the amount paid by the undersigned, if any) is includible in the undersigned’s gross income as compensation for services.

7. A copy of this election has been furnished to the Company as required by §1.83-2(d) of the Regulations.

Date:

[taxpayer signature]

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under Section 83(b) of the Internal Revenue Code. You should consult your tax advisor to determine whether you wish to make an election under Section 83(b). If, after consultation with your tax advisor, you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1. Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any, who receives property that is the subject of your election), retaining at least one photocopy for your records.

2. Send one counterpart to the Internal Revenue Service Center with which you will file your federal income tax return for the current year via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE GRANT DATE WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS, OR EXTENSIONS ARE PERMITTED.

3. Deliver one counterpart of the completed election to the Company for its files.

4. If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

5. Attach one counterpart of the completed election to your federal income tax return for this year when you file that return next year.

EXHIBIT A

CLOVER HEALTH INVESTMENTS, CORP.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Clover Health Investments, Corp.

Attention: [Corporate Secretary]

1. Exercise of Option. Effective as of today, ____________, 201_, the undersigned (“Purchaser”) hereby elects to purchase ____________shares (the “Shares”) of the Common Stock of Clover Health Investments, Corp. (the “Company”) under and pursuant to the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ______________, 201_ (the “Option Agreement”). The per share purchase price for the Shares shall be $____ for an aggregate purchase price of $____, as required by the Option Agreement. All of the Shares shall represent Shares acquired by reason of the exercise of [see eShares for type of option].

2. Delivery of Payment, Restrictions Agreement and Stockholders Agreement. Purchaser herewith delivers to the Company the full purchase price for the Shares and the applicable Restrictions Agreement and Stockholders Agreement(s) required by the Board, duly executed by Purchaser.

3. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares covered by the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance.

4. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Notice. All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the state of Delaware (the “DGCL”), the Purchaser consents to the delivery of any notice or communications to stockholders given by the Company under this Agreement, the DGCL or the Company’s Certificate of Incorporation or Bylaws by (i) facsimile telecommunication to the facsimile number set forth below (or to any other facsimile number for the Purchaser in the Company’s records), (ii) electronic mail to the electronic mail address set forth below (or to any other electronic mail address for the Purchaser in the Company’s records), (iii) posting on an electronic network together with separate notice to the Purchaser of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to the Purchaser. This consent may be revoked by the Purchaser by written notice to the Company (the “Consent Revocation”) and may be deemed revoked in the circumstances specified in Section 232 of the DGCL. A copy of the Consent Revocation (which shall not constitute notice) shall also be sent to Edward M. Zimmerman, Esq. at Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Agreement will be interpreted and enforced under the laws of the state of Delaware, without regard to conflict or choice of law principles.

Submitted by:	Accepted by:

PURCHASER	CLOVER HEALTH INVESTMENTS, CORP.

By:
Name:	Name:
Title:
Address:
Date:

E-mail:
Fax:

Date:

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed as of ___________, 201_, by the undersigned (the “Holder”) pursuant to the terms of (i) that certain Right of First Refusal and Co-Sale Agreement, dated as of April 24, 2015 (as may be amended and/or restated from time to time, the “ROFR Agreement”), by and among Clover Health Investments, Corp. (the “Company”) and the other parties thereto and (ii) that certain Voting Agreement, dated as of April 24, 2015 (as may be amended and/or restated from time to time, the “Voting Agreement” and together with the ROFR Agreement, the “Agreements”), by and among the Company and the parties thereto. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreements. By the execution of this Adoption Agreement, the Holder agrees as follows.

Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), in such party’s capacity as a “Stockholder” and “Key Holder” bound by the Agreements, and after such acquisition, Holder shall be a “Stockholder” and “Key Holder” for all purposes of the Agreements.

Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreements to be bound thereby, shall be bound by and subject to the terms of the Agreements and (b) adopts the Agreements with the same force and effect as if Holder were originally a party thereto.

Notice. Any notice required or permitted by the Agreements shall be given to Holder at the mailing address, electronic mailing address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

CLOVER HEALTH INVESTMENTS, CORP.

By:	By:

Name:	Name:

Title (if Holder is entity):	Title:

Address:

Email Address:

CLOVER HEALTH INVESTMENTS, CORP.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

[INSERT NAME]:

You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of this Restricted Stock Unit Grant Notice (the “Notice of Grant”), the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”) and the attached Restricted Stock Unit Agreement (the “Award Agreement”), as set forth below. Unless otherwise defined herein, the terms used in this Notice of Grant shall have the meanings defined in the Plan.

Grant Number:	[INSERT NUMBER]

Date of Grant:	[INSERT DATE]

Vesting Commencement Date:	[INSERT DATE]

Number of Restricted Stock Units:	[INSERT NUMBER]

Vesting Schedule:

Subject to Section 3 of the Award Agreement, the Restricted Stock Units will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE].

[Signature Page Follows]

By accepting this Award (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1. This Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail. Capitalized terms used and not defined in this Award Agreement and the Notice of Grant will have the meaning set forth in the Plan.

2. Participant has received a copy of the Plan, the Award Agreement, the Plan prospectus, and the Insider Trading Policy and represents that Participant has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator (or its delegees) regarding any questions relating to this Award and the Plan.

3. Vesting of the Award is subject to Participant’s continuous status as a service provider, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in the Award Agreement or the Plan changes the nature of that relationship.

4. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5. Participant consents to electronic delivery and participation as set forth in the Plan and the Award Agreement.

PARTICIPANT:	CLOVER HEALTH INVESTMENTS, CORP.

Signature	By

PARTICIPANT NAME
[INSERT NAME]	Title

CLOVER HEALTH INVESTMENTS, CORP.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) an Award of Restricted Stock Units under the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”), subject to all of the terms and conditions in the Notice of Grant, this Restricted Stock Unit Agreement (the “Award Agreement”) and the Plan, which is incorporated herein by reference. [If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.]

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to receive Shares pursuant to any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company. Any Restricted Stock Units that vest in accordance with Section 3 will be settled by delivery of whole Shares as set forth herein to Participant (or in the event of Participant’s death, to his or her estate), subject to Participant satisfying any Tax-Related Items as set forth in Section 7. Subject to the provisions of Section 4 and Section 13, such vested Restricted Stock Units will be settled by delivery of whole Shares on the applicable vesting date; provided that settlement can be made during the period from the vesting date until December 31 of the year in which vesting occurs. In no event will Participant be permitted, directly or indirectly, to specify the taxable year in which Shares will be issued upon payment of any Restricted Stock Units under this Award Agreement.

3. Vesting Schedule. The Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Status as a service provider for purposes of this Award will end on the day that Participant is no longer actively providing services as an employee, Director, or independent contractor of the Company or any Affiliate and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of service provider status and participation in the Plan.

4. Administrator Discretion. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a service provider (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Code Section 409A at the time of such termination as a service provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Code Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a service provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a service provider, unless the Participant dies following his or her termination as a service provider, in which case, the Restricted Stock Units will be settled in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Code Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Code Section 409A” means Section 409A of the Code, and any final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5. Forfeiture upon Termination of Status as a Service Provider. Except as otherwise provided in the Notice of Grant, any Restricted Stock Units that have not vested will be forfeited and will return to the Plan on the date that is thirty (30) days following the termination of Participant’s status as a service provider.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any applicable laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, an Affiliate or Employer pursuant to applicable laws) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or payment of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant or vesting of the Restricted Stock Units, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) do not commit to and are under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that applicable laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under applicable laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.

As a condition to the grant and vesting of the Restricted Stock Units and as set forth in Section 12(d) of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Affiliate for) any Tax-Related Items. Participant’s obligations with respect to all Tax-Related Items shall be satisfied by the Company withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations. Any Shares withheld pursuant to this Section 7 shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. Furthermore, Participant agrees to pay the Company, any Affiliate or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.

Notwithstanding the foregoing, Participant may elect to satisfy Tax-Related Items in cash. Any election to pay Tax-Related Items in cash shall be made in accordance with the Company’s Insider Trading Policy and pursuant to procedures mutually agreed between Participant and the Company.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

9. No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY (OR ANY AFFILIATE) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock

Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to applicable laws.

10. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Clover Health Investments, Corp., 725 Cool Springs Blvd, Suite 300, Franklin, Tennessee 37067, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of applicable laws or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock and Imposition of Other Requirements. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or compliance of the Shares upon or with any securities exchange or under any applicable laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate any state, federal or foreign securities or exchange laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any applicable laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any applicable laws.

Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any applicable laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the applicable laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares. Notwithstanding any provision herein, the Restricted Stock Units and any Shares shall be subject to any special terms and conditions or disclosures as set forth in the Company’s bylaws, including any restrictions on the disposition of Shares acquired under the Plan. Participant also understands and agrees that if he or she works, resides, moves to, or otherwise is or becomes subject to applicable laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him or her as from the date of grant, unless otherwise determined by the Company in its sole discretion.

14. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. If there is a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement and the Notice of Grant will have the meaning set forth in the Plan.

15. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination regarding whether any Restricted Stock Units have vested). All actions taken, and all interpretations and determinations made, by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16. Electronic Delivery and Acceptance. By accepting this Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

17. Translation. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19. Agreement Severable. If any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

20. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Award of Restricted Stock Units.

21. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock Units.

Participant understands that the Company and any Affiliate, or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Affiliate or entity that is Participant’s employer and its payroll provider.

Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.

22. Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24. Governing Law and Venue. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the courts of New Castle County, Delaware, or the federal courts for the United States for the District of Delaware, and no other courts.

***

Exhibit 10.4

CLOVER HEALTH INVESTMENTS, CORP.

2020 EQUITY INCENTIVE PLAN

1.    Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders; and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Stock Bonuses.

2.    Definitions. As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Affiliate” means a Parent, a Subsidiary or any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(c)    “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Affiliate, as such laws, rules, and regulations shall be in effect from time to time.

(d)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonuses.

(e)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(h)    “Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Participant’s direct supervisor(s); (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendre to, any felony or a crime involving moral turpitude; (F) Participant’s commission of or participation in an act of fraud, embezzlement, misappropriation, misconduct or breach of fiduciary duty against the Company or any of its Subsidiaries; (G) Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or while performing Participant’s duties and responsibilities for the Company; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Affiliate or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.

(i)    “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii)    The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Capital Stock of the Company or (z) to a continuing or surviving entity described in Section 2(i)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(i)(i));

(iii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv)    The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(i), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1)    a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate;

(2)    a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Capital Stock of the Company;

(3)    the Company; and

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(4)    a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(j)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(k)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(l)    “Common Stock” means the Class A common stock of the Company.

(m)    “Company” means Clover Health Investments, Corp., a Delaware corporation, or any successor thereto.

(n)    “Determination Date” means any time when the achievement of the Performance Goals associated with the applicable Performance Period remains substantially uncertain; provided, however, that without limiting the foregoing, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Goals shall be deemed to be substantially uncertain.

(o)    “Director” means a member of the Board.

(p)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code in the case of Incentive Stock Options, and for all other Awards, as determined pursuant to the terms of the long-term disability plan maintained by the Company; provided however, that if the Participant resides outside of the United States, “Disability” shall have such meaning as is required by Applicable Laws.

(q)    “Effective Date” means January 6, 2021.

(r)    “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)    “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (i) any action described in Section 15 or any action taken in connection with a Change in Control transaction nor (ii) any transfer or other disposition permitted under Section 14. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s stockholders.

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(u)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Section 409A of the Code.

(v)    “Fiscal Year” means the fiscal year of the Company.

(w)    “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)    “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or an Affiliate to render services to such entity or who renders, or has rendered, services to the Company, or any Affiliate and is compensated for such services.

(y)    “Inside Director” means a Director who is an Employee.

(z)    “Insider” means an officer or director of the Company or any other person whose transactions in Common Stock are subject to Section 16 of the Exchange Act.

(aa)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(bb)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)    “Option” means a stock option granted pursuant to the Plan.

(dd)    “Outside Director” means a Director who is not an Employee.

(ee)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ff)    “Participant” means the holder of an outstanding Award.

(gg)    “Performance Goal” means a formula or standard determined by the Administrator with respect to each Performance Period based on one or more of the following criteria and any adjustment(s) thereto established by the Administrator: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income;

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(4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(hh)    “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Awards. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.

(ii)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj)    “Plan” means this 2020 Equity Incentive Plan.

(kk)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(ll)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(mm)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(nn)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(oo)    “Service Provider” means an Employee, Director or Independent Contractor.

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(pp)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(qq)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(rr)    “Stock Bonus Award” means an Award granted pursuant to Section 10 of the Plan.

(ss)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(tt)    “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3.    Stock Subject to the Plan.

(a)    Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 30,641,401 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 15 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a).

(b)    Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year and ending on the last day of the 2024 Fiscal Year, in an amount equal to the lessor of (i) seven percent (7%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year and (ii) such number of Shares determined by the Board; provided that for each Fiscal Year beginning with the 2025 Fiscal Year through the Fiscal Year that includes the expiration date of the Plan, each such increase shall be reduced to the lessor five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or such number of Shares determined by the Board.

(c)    Lapsed Awards. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted pursuant to Section 15(a)) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not count against the share limit set forth in Section 3(a). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3(a) and shall not be available for future grants of Awards: (i) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (ii) Shares purchased on the open market with the cash proceeds from the exercise of Options; and (iii) Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation with respect to an Award (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation).

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(d)    Assumption or Substitution of Awards by the Company. The Administrator, from time to time, may determine to substitute or assume outstanding awards granted by another company, in connection with an acquisition, merger or consolidation of such other company, by either: (a) assuming such award under this Plan or (b) granting an Award under this Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code, the purchase price or the exercise price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately. In the event the Administrator elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under this Plan shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any fiscal year.

4.    Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i)    to determine the Fair Market Value in accordance with Section 2(u)(iii);

(ii)    to select the Service Providers to whom Awards may be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)    to institute and determine the terms and conditions of an Exchange Program; provided however, that the Administrator shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of the Company’s stockholders;

(vii)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

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(ix)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying non-U.S. Applicable Laws, for qualifying for favorable tax treatment under applicable non-U.S. Applicable Laws or facilitating compliance with non-U.S. Applicable Laws (sub-plans may be created for any of these purposes);

(x)    to modify or amend each Award (subject to Section 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(xi)    adjust Performance Goals to take into account changes in Applicable Laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Administrator deems necessary or appropriate to avoid windfalls or hardships;

(xii)    to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(xiii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xv)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant to the Company for review. Any Officer of the Company, including but not limited to Insiders, shall have the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant. Only the Committee shall have the authority to review and resolve disputes with respect to Awards held by Participants who are Insiders, and such resolution shall be final and binding on the Company and the Participant.

(d)    Delegation. To the extent permitted by Applicable Laws, the Board or Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. To the extent permitted by Applicable Laws, the Board or Committee may delegate to one or more officers of the Company who may be (but are not required to be) Insiders (“Officers”), the authority to do any of the following (i) designate Employees who are not Insiders to be recipients of Awards, (ii) determine the number of Shares to be subject to such Awards granted to such designated Employees, and (iii) take any and all actions on behalf of the the Board or Committee other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to the Company or its Affiliates; provided, however, that the Board or Committee resolutions regarding any delegation with respect to (i) and (ii) will specify the total number of Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any Awards will be granted on the form of Award Agreement most recently approved for use by the Board or Committee, unless otherwise provided in the resolutions approving the delegation authority.

(e)    Administration of Awards Subject to Performance Goals. The Administrator will, in its sole discretion, determine the Performance Goals, if any, applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Goals) on or prior to the

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Determination Date. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall determine and approve the extent to which such Performance Goals have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned.

(f)    Section 16 of the Exchange Act. Awards granted to Participants who are Insiders must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

5.    Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Bonuses may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Stock Options.

(a)    Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. With respect to the Administrator’s authority in Section 4(b)(x), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Administrator, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Administrator, any extension of the term of an Option pursuant to this Section 6(a) shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder.

(b)    Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)    Option Exercise Price and Consideration.

(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)    In the case of an Incentive Stock Option

(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

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(2)    In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. An Option may become exercisable upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If an Option is exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for such Option; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)    Exercise of Option.

(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the

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expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)    Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her Option from and after the date of such termination. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause.

7.    Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. These restrictions may lapse upon the completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If the unvested Shares of Restricted Stock are being earned upon the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for each unvested Share; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

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(c)    Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions, including, without limitation, restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid.

(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be cancelled and returned as unissued Shares to the Company and again will become available for grant under the Plan.

8.    Restricted Stock Units.

(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. A Restricted Stock Unit Award may vest upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If Restricted Stock Units vest based upon satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for the Restricted Stock Units; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)    Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

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(f)    Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Stock Units will be forfeited to the Company for future issuance.

9.    Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)    Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. A Stock Appreciation Right may become exercisable upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If a Stock Appreciation Right is exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for such Stock Appreciation Right; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.    Stock Bonus Awards.

(a)    Awards of Stock Bonuses. A Stock Bonus Award is an award of Shares to an eligible person without a purchase price that is not subject to any restrictions. All Stock Bonus Awards may but are not required to be made pursuant to an Award Agreement.

(b)    Terms of Stock Bonus Awards. The Administrator will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award.

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(c)    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares subject to the Stock Bonus Award on the date of payment, as determined in the sole discretion of the Administrator.

11.    Outside Director Limitations. Stock awards granted during a single fiscal year under the Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $1,000,000 in total value for any Outside Director serving as the lead director of the Board or chair of the Board and $750,000 in total value for any other Outside Director (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments. Stock awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was an Independent Contractor but not an Outside Director will not count for purposes of the limitations set forth in this Section 11.

12.    Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company or any Affiliate. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

13.    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Committee or the Administrator, in that party’s sole discretion, may, subject to Applicable Laws, (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award (in accordance with Section 409A of the Code, as applicable). In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

14.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.

15.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Capital Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Capital Stock occurs, the Administrator, in order to prevent

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dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 15 shall be made in a manner that does not result in taxation under Section 409A of the Code.

(b)    Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock, or (iv) a Change in Control (each, a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided, that, if the exercise price or purchase price for such Awards equals or exceeds the Fair Market Value of the Shares subject to such Awards, then the Awards may be terminated without payment. Provided further, that at the discretion of the Administrator, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder; (E) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire Shares acquired under an Award or lapse of forfeiture rights with respect to Shares acquired under an Award; or (F) the opportunity for Participants to exercise their Options prior to the occurrence of the Corporate Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of any Options not exercised prior thereto.

(d)    Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

16.    Tax.

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Award.

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(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.

(c)    Compliance With Section 409A of the Code. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Section 409A of the Code.

17.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.    Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

20.    Clawback/Recovery. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time. The Administrator may require a Participant to forfeit or return to and/or reimburse the Company for all or a portion of the Award and/or Shares issued under the Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.

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21.    Term of Plan. Subject to Section 25 of the Plan, the Plan will become effective as of the Effective Date. The Plan will continue in effect for a term of ten (10) years measured from the earlier of the date the Board approves this Plan or the approval of this Plan by the Company’s stockholders, unless terminated earlier under Section 22 of the Plan.

22.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares will not be issued pursuant to the exercise or vesting (as applicable) of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

24.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

25.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.    Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

o O o

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CLOVER HEALTH INVESTMENTS, CORP.

2020 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

[INSERT NAME]:

You have been granted an Option to purchase Common Stock, subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice of Grant”), the Clover Health Investments, Corp. 2020 Equity Incentive Plan (the “Plan”) and the attached Stock Option Agreement ([which includes the Country-Specific Addendum,] the “Award Agreement”), as set forth below. Unless otherwise defined herein, the terms used in this Notice of Grant shall have the meanings defined in the Plan.

Grant Number:	[INSERT NUMBER]

Date of Grant:	[INSERT DATE]

Vesting Commencement Date:	[INSERT DATE]

Exercise Price per Share:	[INSERT PRICE]

Total Number of Shares:	[INSERT NUMBER]

Total Exercise Price:	[INSERT PRICE]

Type of Option:	[INSERT TYPE]

Term/Expiration Date:	[INSERT DATE]

Vesting Schedule:

Subject to Section 2 of the Award Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule: [INSERT VESTING SCHEDULE].

Termination Period:	[INSERT TERMINATION PERIOD]

By accepting this Option (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1. This Option is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail. Capitalized terms used and not defined in this Award Agreement and the Notice of Grant will have the meaning set forth in the Plan.

2. Participant has received a copy of the Plan, the Award Agreement, the Plan prospectus, and the Insider Trading Policy and represents that Participant has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator (or its delegees) regarding any questions relating to this Option and the Plan.

3. Vesting of the Option is subject to Participant’s continuous status as a Service Provider, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in the Award Agreement or the Plan changes the nature of that relationship.

4. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5. Participant consents to electronic delivery and participation as set forth in the Plan and the Award Agreement.

PARTICIPANT:	CLOVER HEALTH INVESTMENTS, CORP.

Signature	By

Print Name	Title

CLOVER HEALTH INVESTMENTS, CORP.

2020 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. The Company hereby grants to the individual (the “Participant”) named in the Notice of Stock Option Grant (the “Notice of Grant”) an option (the “Option”) under the Clover Health Investments, Corp. 2020 Equity Incentive Plan (the “Plan”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions set forth in the Notice of Grant, this Stock Option Agreement (the “Award Agreement”) and the Plan, which is incorporated herein by reference. [If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.]

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO to the maximum extent permitted under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an ISO, to the extent that it exceeds the USD $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such non- qualification, such Option (or portion thereof) shall be regarded as an NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Options scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. Status as a Service Provider for purposes of this Award will end on the day that Participant is no longer actively providing services as an Employee, Director, or Independent Contractor and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.

3. Exercise of Option.

(a) Right to Exercise. This Option may be exercised only within the term set forth in the Notice of Grant and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined below) required to be withheld, paid or provided pursuant to any Applicable Laws. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and any other requirements or restrictions that may be imposed by the Company to comply with Applicable Laws or facilitate administration of the Plan. Notwithstanding the above, Participant understands that the Applicable Laws of the country in which Participant is residing or working at the time of grant, vesting, and/or exercise of this Option (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option, and neither the Company nor any Parent or Subsidiary assumes any liability in relation to this Option in such case.

4. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant unless otherwise specified by the Company in its sole discretion:

(a) cash (U.S. dollars); or

(b) check (denominated in U.S. dollars)[; or

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan][; or

(d) if Participant is subject to Section 16 of the Exchange Act, Participant may direct the Company to withhold Shares to be issued upon exercise of the Option to pay the aggregate Exercise Price.]

Participant understands and agrees that, unless otherwise permitted by the Company, any cross-border remittance made to exercise this Option or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

5. Tax Obligations.

(a) Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant, vesting, or exercise of this Option, the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with this Option or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to this Option or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, an Affiliate or Employer pursuant to Applicable Laws) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or exercise of this Option, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Option valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax- Related Items in more than one jurisdiction.

(b) Satisfaction of Tax-Related Items. As a condition to the grant, vesting and exercise of this Option and as set forth in Section 16 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Affiliate for) any Tax-Related Items. No payment will be made to Participant (or his or her estate or beneficiary) related to an Option, and no Shares will be issued pursuant to an Option, unless and until satisfactory arrangements (as determined by the Company) have been made by Participant with respect to the payment of any Tax-Related Items obligations of the Company and/or any Parent, Subsidiary, or Employer with respect to the grant, vesting or exercise of the Option.    [In this regard, Participant authorizes the Company and/or any Affiliate or Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer[; or

(ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization)][; or

(iii) withholding in Shares to be issued upon exercise of the Option].]

[Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, Participant may direct the Company to withhold Shares to be issued upon exercise of the Option to satisfy Participant’s obligations with regard to all Tax-Related Items.]

If the obligation for Tax-Related Items is satisfied by withholding Shares, the Participant is deemed to have been issued the full number of Shares purchased for tax purposes, notwithstanding that a number of Shares is held back solely for the purpose of paying the Tax- Related Items due as a result of the Participant’s participation in the Plan. Participant shall pay to the Company or a Parent, Subsidiary, or Employer any amount of Tax-Related Items that the Company may be required to withhold, pay or otherwise provide for as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this Section 5. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition.

(d) Code Section 409A (Applicable Only to Participants Subject to U.S. Taxes). Under Code Section 409A, an option that is granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

6. Rights as Stockholder.    Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares unless and until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

7. No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY (OR ANY AFFILIATE) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LAWS).

8. Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past;

(c) all decisions with respect to future awards of Options, if any, will be at the sole discretion of the Company;

(d) Participant’s participation in the Plan is voluntary;

(e) the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any;

(f) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(g) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty; further, if Participant exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(i) Participant also understands that neither the Company nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Option (or the calculation of income or Tax-Related Items thereunder);

(j) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of employment by the Employer (for any reason whatsoever and whether or not in breach of Applicable Laws, including, without limitation, applicable local labor laws), and Participant irrevocably releases the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(k) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

10. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Option.

Participant understands that the Company and any Affiliate, or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Affiliate or entity that is Participant’s employer and its payroll provider.

Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.

11. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Clover Health Investments, Corp., 725 Cool Springs Blvd, Suite 300, Franklin, Tennessee 37067, or at such other address as the Company may hereafter designate in writing.

12. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

13. Binding Agreement. Subject to the limitation on the transferability of this Option contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock.    If at any time the Company will determine, in its discretion, that the listing, registration, qualification or compliance of the Shares upon or with any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant or vesting of the Option or purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company.    The Company will make all reasonable efforts to meet the requirements of any Applicable Laws. Assuming such compliance, for purposes of the Tax-Related Items, the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares. The Company shall not be obligated to issue any Shares pursuant to this Option at any time if the issuance of Shares, or the exercise of an Option by Participant, violates or is not in compliance with any Applicable Laws.

15. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. If there is a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement and in the Notice of Grant will have the meaning set forth in the Plan.

16. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination regarding whether any Shares subject to the Option have vested).    All actions taken, and all interpretations and determinations made, by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.    No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

17. Electronic Delivery and Acceptance. By accepting this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

18. Translation. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant, vesting, and/or exercise of this Option or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Option or the Shares. Notwithstanding any provision herein, this Option and any Exercised Shares shall be subject to any special terms and conditions or disclosures as set forth in the Company’s bylaws, including any restrictions on the disposition of Shares acquired under the Plan [and any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement).] Participant also understands and agrees that if he or she works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him or her as from the date of grant, unless otherwise determined by the Company in its sole discretion.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

21. Agreement Severable. If any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

22. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Option.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24. Governing Law and Venue. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the courts of New Castle County, Delaware, or the federal courts for the United States for the District of Delaware, and no other courts.

***

[Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below, if any, and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if Participant moves to or otherwise is or becomes subject to the Applicable Laws or company policies of any country listed below. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting or exercising an Option or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the Option or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice of Stock Option Grant and the Award Agreement. This Addendum forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Award Agreement (of which this Addendum is a part), the Notice of Stock Option Grant, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.]

EXHIBIT A

CLOVER HEALTH INVESTMENTS, CORP.

2020 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Clover Health Investments, Corp.

Attention:

1. Exercise of Option. Effective as of today,                         ,                 , the undersigned (“Purchaser”) hereby elects to purchase,                 , shares (the “Shares”) of the Class A Common Stock of Clover Health Investments, Corp. (the “Company”) under and pursuant to the 2020 Equity Incentive Plan (the “Plan”), the Notice of Stock Option Grant and the Stock Option Agreement dated                     ,                  (the “Award Agreement”). The purchase price for the Shares will be USD $                     , as required by the Award Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company, or otherwise makes adequate arrangements satisfactory to the Company, the full purchase price of the Shares and any Tax- Related Items (as defined in the Award Agreement) to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Submitted by:	Accepted by:

PURCHASER:	CLOVER HEALTH INVESTMENTS, CORP.

Signature	By

Print Name	Title

Date Received

CLOVER HEALTH INVESTMENTS, CORP.

2020 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

[INSERT NAME]:

You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of this Restricted Stock Unit Grant Notice (the “Notice of Grant”), the Clover Health Investments, Corp. 2020 Equity Incentive Plan (the “Plan”) and the attached Restricted Stock Unit Agreement ([which includes the Country-Specific Addendum,] the “Award Agreement”), as set forth below. Unless otherwise defined herein, the terms used in this Notice of Grant shall have the meanings defined in the Plan.

Grant Number:	[INSERT NUMBER]

Date of Grant:	[INSERT DATE]

Vesting Commencement Date:	[INSERT DATE]

Number of Restricted Stock Units:	[INSERT NUMBER]

Vesting Schedule:

Subject to Section 3 of the Award Agreement, the Restricted Stock Units will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE].

By accepting this Award (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1. This Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail. Capitalized terms used and not defined in this Award Agreement and the Notice of Grant will have the meaning set forth in the Plan.

2. Participant has received a copy of the Plan, the Award Agreement, the Plan prospectus, and the Insider Trading Policy and represents that Participant has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator (or its delegees) regarding any questions relating to this Award and the Plan.

3. Vesting of the Award is subject to Participant’s continuous status as a Service Provider, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in the Award Agreement or the Plan changes the nature of that relationship.

4. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5. Participant consents to electronic delivery and participation as set forth in the Plan and the Award Agreement.

PARTICIPANT:	CLOVER HEALTH INVESTMENTS, CORP.

Signature	By

Print Name	Title

CLOVER HEALTH INVESTMENTS, CORP.

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) an Award of Restricted Stock Units under the Clover Health Investments, Corp. 2020 Equity Incentive Plan (the “Plan”), subject to all of the terms and conditions in the Notice of Grant, this Restricted Stock Unit Agreement (the “Award Agreement”) and the Plan, which is incorporated herein by reference. [If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.]

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to receive Shares pursuant to any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company. Any Restricted Stock Units that vest in accordance with Section 3 will be settled by delivery of whole Shares as set forth herein to Participant (or in the event of Participant’s death, to his or her estate), subject to Participant satisfying any Tax-Related Items as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be settled by delivery of whole Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2 1⁄2) months from the end of the Company’s tax year that includes the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year in which Shares will be issued upon payment of any Restricted Stock Units under this Award Agreement.

3. Vesting Schedule. The Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. [Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.] Status as a Service Provider for purposes of this Award will end on the day that Participant is no longer actively providing services as an Employee, Director, or Independent Contractor and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.

4. Administrator Discretion. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Code Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Code Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one

(1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be settled in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Code Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Code Section 409A” means Section 409A of the Code, and any final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5. Forfeiture upon Termination of Status as a Service Provider. Except as otherwise provided in the Notice of Grant, any Restricted Stock Units that have not vested will be forfeited and will return to the Plan on the date that is thirty (30) days following the termination of Participant’s status as a Service Provider.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, an Affiliate or Employer pursuant to Applicable Laws) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or payment of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant or vesting of the Restricted Stock Units, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) do not commit to and are under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable

Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.

As a condition to the grant and vesting of the Restricted Stock Units and as set forth in Section 16 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Affiliate for) any Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) by receipt of a cash payment from Participant; (ii) by withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; (iii) withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units (provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations); (iv) by withholding from proceeds of the sale of Shares acquired upon payment of the vested Restricted Stock Units through a voluntary sale or a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (v) by any other arrangement approved by the Committee. Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, Participant’s obligations with respect to all Tax-Related Items shall be satisfied by the Company withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations. Any Shares withheld pursuant to this Section 7 shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. Furthermore, Participant agrees to pay the Company, any Affiliate or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

9. No Guarantee of Continued Service or Grants. PARTICIPANTACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY (OR ANY AFFILIATE) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws.

10. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Clover Health Investments, Corp., 725 Cool Springs Blvd, Suite 300, Franklin, Tennessee 37067, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of Applicable Laws or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock and Imposition of Other Requirements. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or compliance of the Shares upon or with any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate any state, federal or foreign securities or exchange laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation.

The Company will make all reasonable efforts to meet the requirements of any Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any Applicable Laws.

Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares. Notwithstanding any provision herein, the Restricted Stock Units and any Shares shall be subject to any special terms and conditions or disclosures as set forth in the Company’s bylaws, including any restrictions on the disposition of Shares acquired under the Plan [and any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement)]. Participant also understands and agrees that if he or she works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him or her as from the date of grant, unless otherwise determined by the Company in its sole discretion.

14. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. If there is a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement and the Notice of Grant will have the meaning set forth in the Plan.

15. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination regarding whether any Restricted Stock Units have vested). All actions taken, and all interpretations and determinations made, by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16. Electronic Delivery and Acceptance. By accepting this Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

17. Translation. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19. Agreement Severable. If any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

20. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Award of Restricted Stock Units.

21. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock Units.

Participant understands that the Company and any Affiliate or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Affiliate or entity that is Participant’s employer and its payroll provider.

Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.

22. Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24. Governing Law and Venue. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the courts of New Castle County, Delaware, or the federal courts for the United States for the District of Delaware, and no other courts.

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[Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below, if any, and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if Participant moves to or otherwise is or becomes subject to the Applicable Laws or company policies of any country listed below. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting the Restricted Stock Units or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the Restricted Stock Units or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice of Restricted Stock Unit Grant and the Award Agreement. This Addendum forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Award Agreement (of which this Addendum is a part), the Notice of Restricted Stock Unit Grant, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.]

Exhibit 10.5

CLOVER HEALTH INVESTMENTS, CORP.

2020 EMPLOYEE STOCK PURCHASE PLAN

1. General; Purpose.

(a) Purpose. The Plan provides a means by which Eligible Employees and/or Eligible Service Providers of either the Company or a Designated Company may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees and/or Eligible Service Providers. The Company, by means of the Plan, seeks to retain and assist its Related Corporations or Affiliates in retaining the services of such Eligible Employees and Eligible Service Providers, to secure and retain the services of new Eligible Employees and Eligible Service Providers and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations and Affiliates.

(b) Qualified and Non-Qualified Offerings Permitted. The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit Plan participation in a uniform and non-discriminating basis. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan, except in each case with respect to a Non-423 Component), and the Company will designate which Designated Company is participating in each separate Offering and if any Eligible Service Providers will be eligible to participate in a separate Offering. Eligible Employees will be able to participate in the 423 Component or Non-423 Component of the Plan. Eligible Service Providers will only be able to participate in the Non-423 Component of the Plan.

2. Administration.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations will be eligible to participate in the Plan as Designated 423 Corporations or as Designated Non-423 Corporations, which Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii) To designate from time to time which persons will be eligible to participate in the Non-423 Component of the Plan as Eligible Service Providers and which Eligible Service Providers will participate in each separate Offering (to the extent that the Company makes separate Offerings).

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(iv) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(v) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(vi) To suspend or terminate the Plan at any time as provided in Section 12.

(vii) To amend the Plan at any time as provided in Section 12.

(viii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company, its Related Corporations, and Affiliates and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.

(ix) To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under Applicable Laws to permit or facilitate participation in the Plan by Employees or Eligible Service Providers who are foreign nationals or employed or providing services or located or otherwise subject to the laws of a jurisdiction outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans, which, for purposes of the Non-423 Component, may be beyond the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to Applicable Laws.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board and Applicable Laws. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares of Common Stock Subject to the Plan.

(a) Number of Shares Available; Automatic Increases. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 2,785,582 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on the first day of each Fiscal Year beginning with the 2022 Fiscal Year and ending on (and including) the first day of the 2030 Fiscal Year, in an amount equal to the lesser of (i) one percent (1%) of

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the total number of shares of Common Stock outstanding on the last day of the calendar month prior to the date of such automatic increase, and (ii) such number of shares of Common Stock as determined by the Board; provided that the maximum number of shares of Common Stock reserved under the Plan shall not exceed 55,711,638. Notwithstanding the foregoing, the Board may act prior to the first day of any fiscal year to provide that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) Share Recycling. If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) Source of Shares. The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. Grant of Purchase Rights; Offering.

(a) Offerings. The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees and/or Eligible Service Providers under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the Offering Document or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) More than One Purchase Right. If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) Restart Provision Permitted. The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Offering Period and Purchase Period.

5. Eligibility.

(a) General. Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or, solely with respect to the Non-423 Component, Employees of an Affiliate or Eligible Service Providers.

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(b) Grant of Purchase Rights in Ongoing Offering. The Board may provide that Employees will not be eligible to be granted Purchase Rights under the Plan if, on the Offering Date, the Employee (i) has not completed at least two (2) years of service since the Employee’s last hire date (or such lesser period of time as may be determined by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Board in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Board in its discretion), (iv) is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, or (v) has not satisfied such other criteria as the Board may determine consistent with Section 423 of the Code. Unless otherwise determined by the Board for any Offering Period, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee customarily works more than twenty (20) hours per week and more than five (5) months per calendar year.

(c) 5% Stockholders Excluded. No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) $25,000 Limit. As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Service Requirement. An Eligible Service Provider will not be eligible to be granted Purchase Rights unless the Eligible Service Provider is providing bonafide services to the Company or a Designated Company on the applicable Offering Date.

(f) Non-423 Component Offerings. Notwithstanding anything set forth herein except for Section 5(d) above, the Board may establish additional eligibility requirements, or fewer eligibility requirements, for Employees and/or Eligible Service Providers with respect to Offerings made under the Non-423 Component even if such requirements are not consistent with Section 423 of the Code.

6. Purchase Rights; Purchase Price.

(a) Grant and Maximum Contribution Rate. On each Offering Date, each Eligible Employee or Eligible Service Provider, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock (rounded down to the nearest whole share) purchasable either with a percentage or with a maximum dollar amount, as designated by the Board; provided however, that in the case of Eligible Employees, such percentage or maximum dollar amount will in either case not exceed 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering, unless otherwise provided for in an Offering.

(b) Purchase Dates. The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) Other Purchase Limitations. In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any

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Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable on exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) Purchase Price. The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. Participation; Withdrawal; Termination.

(a) Enrollment. An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified by the Company, an enrollment form provided by the Company or any third party designated by the Company (each, a “Company Designee”). The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Laws require that Contributions be deposited with a Company Designee or otherwise be segregated.

(b) Contributions. If permitted in the Offering, a Participant may begin Contributions with the first payroll or payment date occurring on or after the Offering Date (or, in the case of a payroll date or payment date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll or payment will be included in the new Offering) or on such other date as set forth in the Offering. If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Laws or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check, or wire transfer prior to a Purchase Date, in a manner directed by the Company or a Company Designee.

(c) Withdrawals. During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. On such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions without interest and such Participant’s Purchase Right in that Offering will then terminate. A Participant’s withdrawal from that Offering will have no effect on his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(d) Termination of Eligibility. Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Eligible Employee or Eligible Service Provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. The Company shall have the exclusive discretion to determine when Participant is no longer actively providing services and the date of the termination of employment or service for purposes of the Plan. As soon as practicable, the Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

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(e) Leave of Absence. For purposes of this Section 7, an Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Designated Company in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than three (3) months or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

(f) Employment Transfers. Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. In the event that a Participant’s Purchase Right is terminated under the Plan, the Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(g) No Transfers of Purchase Rights. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(h) No Interest. Unless otherwise specified in the Offering or required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8. Exercise of Purchase Rights.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock (rounded down to the nearest whole share), up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date in an Offering, then such remaining amount will roll over to the next Offering.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued on such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all Applicable Laws. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than three (3) months from the original Purchase Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest.

9. Covenants of the Company. The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to

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grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights or to issue and sell Common Stock on exercise of such Purchase Rights.

10. Designation of Beneficiary.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock or Contributions from the Participant’s account under the Plan if the Participant dies before such shares or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation or change must be on a form approved by the Company or as approved by the Company for use by a Company Designee.

(b) If a Participant dies, in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and Contributions, without interest, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. Capitalization Adjustments; Dissolution or Liquidation; Corporate Transactions.

(a) Capitalization Adjustment. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding, and conclusive.

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, the Board will shorten any Offering then in progress by setting a New Purchase Date prior to the consummation of such proposed dissolution or liquidation. The Board will notify each Participant in writing, prior to the New Purchase Date that the Purchase Date for the Participant’s Purchase Rights has been changed to the New Purchase Date and that such Purchase Rights will be automatically exercised on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7.

(c) Corporate Transaction. In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) prior to the Corporate Transaction under the outstanding Purchase Rights (with such actual date to be determined by the Board in its sole discretion), and the Purchase Rights will terminate immediately after such purchase. The Board will notify each Participant in writing, prior to the New Purchase Date that the Purchase Date for the Participant’s Purchase Rights has been changed to the New Purchase Date and that such Purchase Rights will be automatically exercised on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7.

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(d) Spin-Off. In the event of a spin-off or similar transaction involving the Company, the Board may take actions deemed necessary or appropriate in connection with an ongoing Offering and subject to compliance with Applicable Laws (including the assumption of Purchase Rights under an ongoing Offering by the spun-off company, or shortening an Offering and scheduling a new Purchase Date prior to the closing of such transaction). In the absence of any such action by the Board, a Participant in an ongoing Offering whose employer ceases to qualify as a Related Corporation as of the closing of a spin-off or similar transaction will be treated in the same manner as if the Participant had terminated employment (as provided in Section 7(d)).

12. Amendment, Termination or Suspension of the Plan.

(a) Plan Amendment. The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Laws, including any amendment that either (i) increases the number of shares of Common Stock available for issuance under the Plan, (ii) expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by Applicable Laws.

(b) Suspension or Termination. The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) No Impairment of Rights. Any benefits, privileges, entitlements, and obligations under any outstanding Purchase Rights granted before an amendment, suspension, or termination of the Plan will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right or the 423 Component complies with the requirements of Section 423 of the Code.

(d) Corrections and Administrative Procedures. Notwithstanding anything in the Plan to the contrary, the Board will be entitled to: (i) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (ii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iii) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (iv) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13. Tax Matters.

(a) Section 409A of the Code. Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii). Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of

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Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 13(b) below, Purchase Rights granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares subject to a Purchase Right be delivered within the short-term deferral period. Subject to Section 13(b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement, or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled, or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

(b) No Guarantee of Tax Treatment. Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States, or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a) above. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

14. Tax Withholding. The Participant will make adequate provision to satisfy the Tax-Related Items withholding obligations, if any, of the Company and/or the applicable Designated Company which arise with respect to Participant’s participation in the Plan or upon the disposition of the shares of the Common Stock. The Company and/or the Designated Company may, but will not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such withholding obligations, withholding a sufficient whole number of shares of Common Stock issued following exercise having an aggregate value sufficient to pay the Tax-Related Items or withhold from the proceeds of the sale of shares of Common Stock, either through a voluntary sale or a mandatory sale arranged by the Company or any other method of withholding that the Company and/or the Designated Company deems appropriate. The Company and/or the Designated Company will have the right to take such other action as may be necessary in the opinion of the Company or a Designated Company to satisfy withholding and/or reporting obligations for such Tax-Related Items. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

15. Effective Date of Plan. The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or, if required under Section 12(a) above, amended) by the Board.

16. Miscellaneous Provisions.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired on exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment or service contract. Nothing in the Plan or in the Offering will in any way alter the at-will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue his or her employment or service relationship with the Company, a Related Corporation, or an Affiliate, or on the part of the Company, a Related Corporation, or an Affiliate to continue the employment or service of a Participant.

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(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules. For purposes of litigating any dispute that may arise directly or indirectly from the Plan or any Offering, the parties hereby submit and consent to the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.

(e) If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f) If any provision of the Plan does not comply with Applicable Laws, such provision will be construed in such a manner as to comply with Applicable Laws.

17. Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b) “Affiliate” means any entity, other than a Related Corporation, in which the Company has an equity or other ownership interest or that is directly or indirectly controlled by, controls, or is under common control with the Company, in all cases, as determined by the Board, whether now or hereafter existing.

(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Purchase Rights are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Related Corporation or Affiliate, as such laws, rules, and regulations shall be in effect from time to time.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(h) “Common Stock” means the Class A common stock of the Company.

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(i) “Company” means Clover Health Investments, Corp., a Delaware corporation.

(j) “Contributions” means the payroll deductions or other payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already contributed the maximum permitted amount of payroll deductions and other payments during the Offering.

(k) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a transfer of all or substantially all of the Company’s assets;

(ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person; or

(iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock.

(l) “Designated 423 Corporation” means any Related Corporation selected by the Board as participating in the 423 Component.

(m) “Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component will not be a Related Corporation participating in the Non-423 Component.

(n) “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.

(o) “Director” means a member of the Board.

(p) “Effective Date” means January 6, 2021.

(q) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan. For purposes of the Plan, the employment relationship will be treated as continuing intact while the Employee is on sick leave or other leave of absence approved by the Company or a Related Corporation or Affiliate that directly employs the Employee. Where the period of leave exceeds three (3) months and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(r) “Eligible Service Provider” means a natural person other than an Employee or Director who (i) is designated by the Committee to be an “Eligible Service Provider,” (ii) provides bonafide services to the Company or a Related Corporation, (iii) is not a U.S. taxpayer and (iv) meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such person also meets the requirements for eligibility to participate set forth in the Plan.

(s) “Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation or Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

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(t) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in such source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in such source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Board in compliance with Applicable Laws and in a manner that complies with Sections 409A of the Code.

(w) “Fiscal Year” means the fiscal year of the Company.

(x) “New Purchase Date” means a new Purchase Date set by shortening any Offering then in progress.

(y) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees and Eligible Service Providers.

(z) “Offering” means the grant to Eligible Employees or Eligible Service Providers of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(aa) “Offering Date” means a date selected by the Board for an Offering to commence.

(bb) “Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Board pursuant to the Plan.

(cc) “Officer” means a person who is an officer of the Company or a Related Corporation or Affiliate within the meaning of Section 16 of the Exchange Act.

(dd) “Participant” means an Eligible Employee or Eligible Service Provider who holds an outstanding Purchase Right.

(ee) “Plan” means this Clover Investments Corp. 2020 Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component, as amended from time to time.

(ff) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

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(gg) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(hh) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(ii) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(jj) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(kk) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to a Participant’s participation in the Plan and legally applicable to a Participant.

(ll) “Trading Day” means any day on which the exchange or market on which shares of Common Stock are listed is open for trading.

o O o

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Exhibit 10.6

CLOVER HEALTH INVESTMENTS, CORP.

2020 MANAGEMENT INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are (a) to incentivize the Key Employees with long-term equity-based compensation to align their interests with the Company’s stockholders; and (b) to promote the success of the Company’s business.

The Plan only permits the grant of Restricted Stock Units to Key Employees in the amounts and pursuant to the terms set forth in Exhibit A.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means a Parent, a Subsidiary or any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Class A Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Restricted Stock Unit Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Affiliate, as such laws, rules, and regulations shall be in effect from time to time.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Restricted Stock Unit Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” has such meaning as in the Key Employee’s employment agreement with the Company.

(g) “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii) The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(g)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(g)(i));

(iii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv) The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(g), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate;

(2) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;

(3) the Company; and

(4) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(h) “Class A Common Stock” means the shares of Class A common stock of the Company issuable upon conversion of the Class B Common Stock.

(i) “Class B Common Stock” means the Class B common stock of the Company.

(j) “Closing Date” means the date of the closing of the transactions described in that certain Agreement and Plan of Merger by and among Social Capital Hedosophia Holdings Corp. III, Asclepius Merger Sub Inc., and Clover Health Investments, Corp. dated as of October 5, 2020.

(k) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(l) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(m) “Common Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(n) “Company” means Clover Health Investments, Corp., a Delaware corporation, or any successor thereto.

(o) “Director” means a member of the Board.

(p) “Effective Date” means January 6, 2021

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(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Key Employees” means Vivek Garipalli and Andrew Toy.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of the Class B Common Stock determined by reference to the Class A Common Stock as follows:

(i) If the Class A Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;

(ii) If the Class A Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Class A Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Class A Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Section 409A of the Code.

(u) “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or an Affiliate to render services to such entity or who renders, or has rendered, services to the Company, or any Affiliate and is compensated for such services.

(v) “Insider” means an officer or director of the Company or any other person whose transactions in Common Stock are subject to Section 16 of the Exchange Act.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(y) “Participant” means the holder of an outstanding Restricted Stock Unit Award.

(z) “Performance Goal” means the stock price goals set forth in Exhibit A.

(aa) “Plan” means this 2020 Management Incentive Plan.

(bb) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 6. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(cc) “Restricted Stock Unit Award” means, individually or collectively, a grant under the Plan of Restricted Stock Units.

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(dd) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ee) “Service Provider” means an Employee, Director or Independent Contractor.

(ff) “Share” means a share of the Class B Common Stock, as adjusted in accordance with Section 9 of the Plan.

(gg) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh) “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3. Stock Subject to the Plan.

(a) Maximum Number. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed 33,426,983 Shares. The Shares may be authorized, but unissued, or reacquired Class B Common Stock.

(b) No Share Recycling. Any Restricted Stock Unit Awards issued under this Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan under any circumstance.

4. Administration of the Plan.

(a) Procedure.

(i) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(ii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority:

(i) to grant Restricted Stock Units to Key Employees in the amounts and pursuant to the terms set forth in Exhibit A;

(ii) to approve forms of Award Agreements for use under the Plan provided such forms of Award Agreement are consistent with terms of this Plan;

(iii) to construe and interpret the terms of the Plan and Restricted Stock Unit Awards granted pursuant to the Plan;

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(iv) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Restricted Stock Unit Award or any Award Agreement;

(v) to prescribe, amend and rescind rules and regulations relating to the Plan;

(vi) to modify or amend each Restricted Stock Unit Award (subject to Section 16 of the Plan), including but not limited to the discretionary authority to accelerate vesting;

(vii) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 10 of the Plan;

(viii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of a Restricted Stock Unit Award previously granted by the Administrator;

(ix) to allow a Participant to defer the receipt of the delivery of Shares that would otherwise be due to such Participant under a Restricted Stock Unit Award; and

(x) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Restricted Stock Unit Awards. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant to the Company for review. Only the Committee shall have the authority to review and resolve disputes with respect to Restricted Stock Unit Awards held by Participants who are Insiders, and such resolution shall be final and binding on the Company and the Participant.

(d) Administration of Restricted Stock Unit Awards Subject to Performance Goals. The Administrator shall determine and approve the extent to which such Performance Goals have been timely achieved and the extent to which the Shares subject to such Restricted Stock Unit Award have thereby been earned.

5. Award Eligibility. Only the Key Employees are eligible to receive Restricted Stock Units under this Plan.

6. Restricted Stock Units.

(a) Grant. The Restricted Stock Unit Awards will be granted to the Key Employees on the Closing Date, subject to their employment with the Company on such date.

(b) Vesting Criteria and Other Terms. The Restricted Stock Unit Awards will vest pursuant to the criteria set forth in Exhibit A.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of the Restricted Stock Unit Awards, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator may only settle earned Restricted Stock Units in Shares.

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(f) Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Stock Units will be forfeited to the Company for future issuance.

7. Leaves of Absence. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Restricted Stock Unit Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Restricted Stock Unit Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Restricted Stock Unit Award will not cease to vest in the case of (i) any leave of absence approved by the Administrator or (ii) transfers between locations of the Company or between the Company or any Affiliate.

8. Transferability of Restricted Stock Unit Awards. Unless determined otherwise by the Administrator, a Restricted Stock Unit Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

9. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Class B Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Restricted Stock Unit Award. Notwithstanding the forgoing, all adjustments under this Section 9 shall be made in a manner that does not result in taxation under Section 409A of the Code.

(b) Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously settled, a Restricted Stock Unit Award will terminate immediately prior to the consummation of such proposed action.

(c) Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock, or (iv) a Change in Control (each, a “Corporate Transaction”), each outstanding Restricted Stock Unit Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Restricted Stock Unit Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Restricted Stock Unit Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Restricted Stock Unit Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Restricted Stock Unit Awards; (D) the cancellation of such Restricted Stock Unit Awards in exchange for a payment to the Participants equal to the Fair Market Value of the Shares subject to such Restricted Stock Unit Awards as of the closing date of such Corporate Transaction. Provided further, that at the discretion of the Administrator, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder; or (E) the full or partial acceleration of vesting and accelerated expiration of an outstanding Restricted Stock Unit Award.

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(d) Change in Control. A Restricted Stock Unit Award may be subject to additional acceleration of vesting upon or after a Change in Control as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to a Restricted Stock Unit Award or prior to any time the Restricted Stock Unit Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Restricted Stock Unit Award.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.

(c) Compliance With Section 409A of the Code. Restricted Stock Unit Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that a Restricted Stock Unit Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Restricted Stock Unit Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of the application of Section 409A of the Code.

11. No Effect on Employment or Service. Neither the Plan nor any Restricted Stock Unit Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

12. Date of Grant. The date of grant of a Restricted Stock Unit Award will be, for all purposes, the Closing Date.

13. Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

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14. Clawback/Recovery. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to a Restricted Stock Unit Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of a Restricted Stock Unit Award. Notwithstanding any provisions to the contrary under this Plan, a Restricted Stock Unit Award granted under the Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time. The Administrator may require a Participant to forfeit or return to and/or reimburse the Company for all or a portion of the Restricted Stock Unit Award and/or Shares issued under the Restricted Stock Unit Award, any amounts paid under the Restricted Stock Unit Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Restricted Stock Unit Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.

15. Term of Plan. Subject to Section 19 of the Plan, the Plan will become effective as of the Effective Date. The Plan will continue in effect until all the Restricted Stock Unit Awards granted hereunder are no longer outstanding.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Restricted Stock Unit Awards granted under the Plan prior to the date of such termination.

17.    Conditions Upon Issuance of Shares. Shares will not be issued pursuant to the vesting of a Restricted Stock Unit Award unless the vesting of such Restricted Stock Unit Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

19. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

20. Governing Law. The Plan and all Restricted Stock Unit Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

o O o

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Exhibit A

1. Garipalli Time-Based Award: Vivek Garipalli will receive a Restricted Stock Unit Award representing three percent (3%) of the number of shares of common stock outstanding (on an fully-diluted and as-converted basis and inclusive of the shares reserved hereunder this Plan and under the Company’s other plans) of the Company as of the Closing Date under the Plan (the “Garipalli Time-Based Award”) effective as of the Closing Date. The Garipalli Time-Based Award shall become vested as to twenty percent (20%) of the Restricted Stock Units subject to the Garipalli Time-Based Award on each of the first five (5) anniversaries of the Closing Date, subject to continued service to the Company as the Chief Executive Officer, Co- Chief Executive Officer or Executive Chairman of the Company through each vesting date. Except as set forth in Mr. Garipalli’s employment agreement with the Company, if Mr. Garipalli is terminated for any reason prior to any applicable vesting date, any then unvested Restricted Stock Units will be forfeited for no consideration. The Restricted Stock Units shall settle as set forth in the Award Agreement.

2. Garipalli Performance-Based Award. Mr. Garipalli shall receive a Restricted Stock Unit Award representing one percent (1%) of the number of shares of common stock outstanding (on an fully-diluted and as-converted basis and inclusive of the shares reserved hereunder this Plan and under the Company’s other plans) of the Company as of the Closing Date under the Plan (the, “Garipalli Performance-Based Award”) effective as of the Closing Date, which will vest and become settled by satisfying two conditions, as set forth below:

•

Service requirement – the service requirement will be satisfied at a rate of twenty percent (20%) of the Restricted Stock Units subject to the Garipalli Performance-Based Award on each of the first five anniversaries of the Closing Date, subject to continued service to the Company through each service-based vesting date. Except as set forth in Mr. Garipalli’s employment agreement with the Company, if Mr. Garipalli is terminated for any reason prior to any applicable vesting date, any then unvested Restricted Stock Units will be forfeited for no consideration. The Restricted Stock Units shall settle as set forth in the Award Agreement.

•

Performance requirement – the performance requirement will be satisfied by achievement of a volume-weighted average stock price of the Company above a threshold of $30, for a period of ninety (90) consecutive calendar days; provided that the performance metrics will not be measured nor may be satisfied prior to the one year anniversary of the Closing Date.

3. Toy Performance-Based Award. Andrew Toy shall receive a Restricted Stock Unit Award representing two percent (2%) of the number of shares of common stock outstanding (on an fully-diluted and as-converted basis and inclusive of the shares reserved hereunder this Plan and under the Company’s other plans ) of the Company as of the Closing Date under the Plan (the, “Toy Performance-Based Award”) effective as of the Closing Date, which will vest and become settled by satisfying two conditions, as set forth below:

•

Service requirement – the service requirement will be satisfied at a rate of twenty percent (20%) of the Restricted Stock Units subject to the Toy Performance-Based Award on each of the first five anniversaries of the Closing Date, subject to continued service to the Company through each service-based vesting date as a Service Provider. Except as set forth in Mr. Toy’s employment agreement with the Company, if Mr. Toy is terminated for any reason prior to any applicable vesting date, any then unvested Restricted Stock Units will be forfeited for no consideration. The Restricted Stock Units shall settle as set forth in the Award Agreement.

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•

Performance requirement – the performance requirement will be satisfied by achievement of a volume-weighted average stock price of the Company above a threshold broken out into two equal tranches of one percent (1%) of the number of shares of common stock outstanding (on an fully-diluted and as-converted basis and inclusive of the shares reserved hereunder this Plan and under the Company’s other plans) of the Company as of the Closing Date, as set forth in the below table, for a period of ninety (90) consecutive calendar days; provided that the performance metrics will not be measured nor may be satisfied prior to the one year anniversary of the Closing Date.

Tranche	Percentage of the Common Stock Outstanding at Closing Date	Stock Price Hurdle
1	1%	$25
2	1%	$30

4.    General Terms. Each of the Garipalli Performance-Based Award and the Toy Performance-Based Award (collectively, the “Performance-Based Awards”) will include the following general terms:

•

The performance requirement must be satisfied within five (5) years of the Closing Date (the “Performance Deadline”). Any portion of a Performance-Based Award that is unvested as of the Performance Deadline will be forfeited for no consideration.

•

Upon a Change in Control, if the per share value in the Change in Control is above the Stock Price Hurdle set forth in the above table or, if the Stock Price Hurdle was satisfied at any time prior to a Change in Control, then that Tranche will vest in connection with the Change in Control. Any portion of a Performance-Based Award that is unvested as of the consummation of such Change in Control will be forfeited for no consideration.

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CLOVER HEALTH INVESTMENTS, CORP.

2020 MANAGEMENT INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

[INSERT NAME]:

You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of this Restricted Stock Unit Grant Notice (the “Notice of Grant”), the Clover Health Investments, Corp. 2020 Management Incentive Plan (the “Plan”) and the attached Restricted Stock Unit Agreement (the “Award Agreement”), as set forth below. Unless otherwise defined herein, the terms used in this Notice of Grant shall have the meanings defined in the Plan.

Grant Number:	[INSERT NUMBER]

Date of Grant:	[INSERT DATE]

Vesting Commencement Date:	[INSERT DATE]

Number of Restricted Stock Units:	[INSERT NUMBER]

Vesting Schedule:

Subject to Section 3 of the Award Agreement, the Restricted Stock Units will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE].

By accepting this Award (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1. This Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail. Capitalized terms used and not defined in this Award Agreement and the Notice of Grant will have the meaning set forth in the Plan.

2. Participant has received a copy of the Plan, the Award Agreement, the Plan prospectus, and the Insider Trading Policy and represents that Participant has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator (or its delegees) regarding any questions relating to this Award and the Plan.

3. Vesting of the Award is subject to Participant’s continuous status as a Service Provider, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in the Award Agreement or the Plan changes the nature of that relationship.

4. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5. Participant consents to electronic delivery and participation as set forth in the Plan and the Award Agreement.

PARTICIPANT:	CLOVER HEALTH INVESTMENTS, CORP.

Signature	By

Print Name	Title

CLOVER HEALTH INVESTMENTS, CORP.

2020 MANAGEMENT INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) an Award of Restricted Stock Units under the Clover Health Investments, Corp. 2020 Management Incentive Plan (the “Plan”), subject to all of the terms and conditions in the Notice of Grant, this Restricted Stock Unit Agreement (the “Award Agreement”) and the Plan, which is incorporated herein by reference. [If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.]

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to receive Shares pursuant to any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company. Any Restricted Stock Units that vest in accordance with Section 3 will be settled by delivery of whole Shares as set forth herein to Participant (or in the event of Participant’s death, to his or her estate), subject to Participant satisfying any Tax-Related Items as set forth in Section 7. Subject to the provisions of Section 4 and Section 13, such vested Restricted Stock Units will be settled by delivery of whole Shares on the applicable vesting date; provided that settlement can be made during the period from the vesting date until December 31 of the year in which vesting occurs. In no event will Participant be permitted, directly or indirectly, to specify the taxable year in which Shares will be issued upon payment of any Restricted Stock Units under this Award Agreement.

3. Vesting Schedule. The Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Status as a Service Provider for purposes of this Award will end on the day that Participant is no longer actively providing services as [INSERT POSITION(S)] and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.

4. Administrator Discretion. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Code Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Code Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be settled in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Code Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Code Section 409A” means Section 409A of the Code, and any final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5. Forfeiture upon Termination of Status as a Service Provider. Except as otherwise provided in the Notice of Grant, any Restricted Stock Units that have not vested will be forfeited and will return to the Plan on the date that is thirty (30) days following the termination of Participant’s status as a Service Provider.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, an Affiliate or Employer pursuant to Applicable Laws) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or payment of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant or vesting of the Restricted Stock Units, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) do not commit to and are under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.

As a condition to the grant and vesting of the Restricted Stock Units and as set forth in Section 10 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Affiliate for) any Tax-Related Items. Participant’s obligations with respect to all Tax-Related Items shall be satisfied by the Company withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations. Any Shares withheld pursuant to this Section 7 shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. Furthermore, Participant agrees to pay the Company, any Affiliate or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.

Notwithstanding the foregoing, Participant may elect to satisfy Tax-Related Items in cash. Any election to pay Tax-Related Items in cash shall be made in accordance with the Company’s Insider Trading Policy and pursuant to procedures mutually agreed between Participant and the Company.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

9. No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY (OR ANY AFFILIATE) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock

Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws.

10. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Clover Health Investments, Corp., 725 Cool Springs Blvd, Suite 300, Franklin, Tennessee 37067, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of Applicable Laws or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock and Imposition of Other Requirements. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or compliance of the Shares upon or with any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate any state, federal or foreign securities or exchange laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any Applicable Laws.

Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares. Notwithstanding any provision herein, the Restricted Stock Units and any Shares shall be subject to any special terms and conditions or disclosures as set forth in the Company’s bylaws, including any restrictions on the disposition of Shares acquired under the Plan. Participant also understands and agrees that if he or she works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him or her as from the date of grant, unless otherwise determined by the Company in its sole discretion.

14. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. If there is a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement and the Notice of Grant will have the meaning set forth in the Plan.

15. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination regarding whether any Restricted Stock Units have vested). All actions taken, and all interpretations and determinations made, by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16. Electronic Delivery and Acceptance. By accepting this Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

17. Translation. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19. Agreement Severable. If any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

20. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Award of Restricted Stock Units.

21. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock Units.

Participant understands that the Company and any Affiliate or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Affiliate or entity that is Participant’s employer and its payroll provider.

Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.

22. Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24. Governing Law and Venue. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the courts of New Castle County, Delaware, or the federal courts for the United States for the District of Delaware, and no other courts.

***

Exhibit 10.7

CLOVER HEALTH INVESTMENTS, CORP.

EXECUTIVE INCENTIVE BONUS PLAN

1.	PURPOSE

The purpose of the Clover Health Investments, Corp. Executive Incentive Bonus Plan (as amended from time to time, the “Plan”) is to motivate and reward eligible employees for their contributions toward the achievement of certain Performance Goals (as defined below) by Clover Health Investments, Corp. (together with any of its Affiliates, the “Company”).

2.	DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a) “Affiliate” means a Parent, a Subsidiary or any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(b) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Company’s common stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Affiliate, as such laws, rules, and regulations shall be in effect from time to time.

(c) “Award” means the amount of cash incentive payable under the Plan to a Participant with respect to a Performance Period.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f) “Committee” means the Compensation Committee of the Board unless another Committee is designated by the Board. The members of any Committee designated by the Board shall be appointed from time to time by, and serve at the pleasure of, the Board. Any member of any such Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the Effective Date, the Plan shall be administered by the Compensation Committee of the Board.

(g) “Effective Date” means January 7, 2021.

(h) “Participant” means any officer or employee of the Company who is designated as a Participant by the Committee.

(i) “Performance Goal” means a formula or standard determined by the Committee with respect to each Performance Period based on one or more of the following criteria and any adjustment(s) thereto established by the Committee: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue or revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (17) cash flow, operating cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) stock price or total stockholder return; (19) earnings or book value per share (basic or diluted); (20) economic value created; (21) pre-tax profit or after-tax profit; (22) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (23) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (24) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (25) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; (26) enterprise resource planning; (27) new markets; (28) new products, product development, product quality; (29) net promoter score; (30) physician partner satisfaction; (31) Clover Assistant coverage, adoption, and engagement; (32) advance integrated clinical capabilities; (33) market capitalization; (34) membership growth or churn reduction; (35) member satisfaction; (36) member adherence to evidence-based protocols/standards of care; (37) medical expense reduction; (38) provider network growth; (39) successful resolution of claims or disputes; (40) successful audit performance or response to regulatory inquiries; (41) employee recruitment, retention or satisfaction; (42) workforce diversity; (43) organizational culture and leadership; (44) strategic joint ventures, partnerships, or acquisitions; (45) Star Ratings or quality measures performance; (46) successful advocacy for government policy changes; and (47) effective risk management. Awards issued to Participants may take into account other factors (including subjective factors). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(j) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(k) “Performance Period” means the Company’s fiscal year, multiple fiscal years or any other period longer or shorter than one fiscal year, as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(l) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(m) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to a Participant’s participation in the Plan and legally applicable to a Participant.

3.	ADMINISTRATION

The Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Plan, including all decisions on eligibility to participate, the establishment of Performance Goals, the amount of Awards payable under the Plan, and the payment of Awards. The Committee shall also have the discretionary authority to establish rules under the Plan so long as such rules do not explicitly conflict with the terms of the Plan and any such rules shall constitute part of the Plan. The decisions of the Committee shall be final and binding on all parties making claims under the Plan. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.

4.	ELIGIBILITY

Officers and other key employees of the Company designated by the Committee to participate in the Plan shall be eligible to participate in this Plan, provided the Committee has not, in its sole discretion, withdrawn such designation and he or she meets the following conditions:

(a) is a part-time or full-time regular employee of the Company as of the last day of the applicable Performance Period; and

(b) is not subject to disciplinary action, is in good standing with the Company and is not subject to a performance improvement plan.

5.	AMOUNT OF AWARDS

With respect to each Participant, the Committee will establish one or more Performance Periods, an individual Participant incentive target (which may be, but is not required to be, based on the Participant’s base salary) for each Performance Period and the Performance Goal(s) to be met during such Performance Period(s).

Except as otherwise required by Applicable Laws or as determined by the Committee, base salary shall not include salary paid during any paid leave of absence or any variable forms of compensation including, but not limited to, overtime, on-call pay, lead premiums, shift differentials, bonuses, incentive compensation, commissions, stock options, restricted stock units, restricted stock, stock appreciation rights, or expense allowances or reimbursements. Nothing in the Plan, or arising as a result of a Participant’s participation in the Plan, shall prevent the Company from changing a Participant’s base salary at any time based on such factors as the Company shall in its discretion determine appropriate.

Awards may be pro-rated on any basis determined appropriate in the Committee’s sole discretion, including, but not limited to, in connection with transfers to new positions or new locations, new hires, Participants on a leave of absence for all or any portion of a Performance Period, or Participants working less than full-time. The Committee reserves the right, in its sole discretion, to increase, reduce or eliminate the amount of an Award otherwise payable to a Participant with respect to any Performance Period.

6.	PAYMENT OF AWARDS

(a) Unless otherwise determined by the Committee, a Participant must be actively employed and in good standing with the Company on the date the Award is paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability, an unqualified leave of absence or under other circumstances, as determined by the Committee in its sole discretion.

(b) Payment of each Award shall be made as soon as administratively practicable but in any event no later than the 15th day of the third month following the end of the Performance Period during which the Award was earned (in the case of any Performance Period based on a fiscal year, by March 15th thereafter). Each Award shall be paid in cash (or its equivalent) in a single lump sum unless such amounts are otherwise deferred in accordance with Section 6(c).

(c) The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

7.	GENERAL

(a) TAX WITHHOLDING. The Company shall have the right to deduct from all Awards any Tax-Related Items, and any other deductions, required to be withheld with respect to such payments. The Company also may withhold such amounts from any other amount payable by the Company or any Affiliate to the Participant, subject to compliance with Applicable Laws.

(b) SECTION 409A OF THE CODE. To the extent that any Award under the Plan is subject to Section 409A of the Code, the terms and administration of such Award shall comply with the provisions of such section and good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced or terminated at the discretion of the Committee. In no event will the Company reimburse a Participant for any taxes or other penalties that may be imposed on the Participant as a result of Section 409A of the Code.

(c) CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. Nothing in the Plan shall confer on any Participant the right to continued employment with the Company or any of its Affiliates, or affect in any way the right of the Company or any Affiliate to terminate the Participant’s employment at any time, and for any reason, or change the Participant’s responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

(d) BENEFICIARIES. To the extent the Committee permits beneficiary designations, any payment of Awards under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s legal representative, legal beneficiary or estate, as applicable. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee prior to the Participant’s death.

(e) NONTRANSFERABILITY. A person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be sold, assigned, pledged, transferred or otherwise alienated or hypothecated except, in the event of a Participant’s death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

(f) SUCCESSOR. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(g) INDEMNIFICATION. Each person who is or shall have been a member of the Committee and each employee of the Company or an Affiliate who is delegated a duty under the Plan shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in any such action, suit or proceeding against him or her, provided such loss, cost, liability or expense is not attributable to such person’s willful misconduct. Any person seeking indemnification under this provision shall give the Company prompt notice of any claim and shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend such claim on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled, including under the Company’s Articles of Incorporation or Bylaws, as a matter of Applicable Laws, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(h) CLAWBACK/RECOVERY. The Committee may specify in an agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time. The Committee may require a Participant to forfeit or return to and/or reimburse the Company for any amounts paid with respect to an Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.

(i) EXPENSES. The expenses of administering the Plan shall be borne by the Company.

(j) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(k) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws thereof) and applicable federal law.

(l) AMENDMENTS AND TERMINATION. The Committee may terminate the Plan at any time, provided such termination shall not affect the payment of any Awards accrued under the Plan prior to the date of the termination. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s shareholders to the extent required to comply with Applicable Laws, regulations or rules.

Exhibit 10.8

CLOVER HEALTH INVESTMENTS, CORP.

DIRECTOR COMPENSATION POLICY

(Adopted, approved, and effective on January 7, 2021)

Each member of the Board of Directors (the “Board”) of Clover Health Investments, Corp. (the “Company”) who is not an employee of the Company (each such member, an “Outside Director”) will receive the compensation described in this Outside Director Compensation Policy (the “Director Compensation Policy”) for his or her Board service following the effective date set forth above (the “Effective Date”).

The Director Compensation Policy will become effective upon the Effective Date. The Director Compensation Policy may be amended at any time in the sole discretion of the Board.

Annual Cash Compensation

Each Outside Director will receive the cash compensation set forth below for service on the Board. The annual cash compensation amounts will be payable in arrears, in equal quarterly installments following the end of each fiscal quarter of the Company in which the service occurred. Any amount payable for a partial quarter of service will be pro-rated by multiplying such amount by a fraction, the numerator of which will be the number of days of service that the Outside Director provided in such quarter and the denominator of which will be the number of days in such quarter inclusive. All annual cash fees are vested upon payment. For purposes of clarity, the first quarterly installment of the annual retainers set forth below shall be paid for the first quarter that ends on or after the Effective Date, with the amount of such payment equal to the full quarterly installment, pro-rated as applicable based on the days of service that the Outside Director provided in such quarter.

1. Annual	Board Member Service Retainer:

a.	All Outside Directors: $50,000.

b.	Outside Director serving as Chairperson: $50,000 (in addition to above).

c.	Outside Director serving as Lead Independent Director: $30,000 (in addition to above).

2. Annual	Committee Member Service Retainer:

a.	Member of the Audit Committee: $10,000.

b.	Member of the Compensation Committee: $7,500.

c.	Member of the Nominating and Corporate Governance Committee: $5,000.

3.	Annual Committee Chair Service Retainer (in lieu of the Annual Committee Member Service Retainer):

a.	Chairperson of the Audit Committee: $25,000.

b.	Chairperson of the Compensation Committee: $20,000.

c.	Chairperson of the Nominating and Corporate Governance Committee: $15,000.

Equity Compensation

Equity awards will be granted under the Company’s 2020 Equity Incentive Plan or any successor equity incentive plan adopted by the Board and the stockholders of the Company (the “Plan”).

1.

Automatic Equity Grants. Annual and initial grants made on or after the annual meeting of the Company’s stockholders (“Annual Meeting”) during 2022 (the “2022 Annual Meeting”) shall be made as follows:

a.

Annual Grant for Outside Directors. Without any further action of the Board, at the close of business on the date of each Annual Meeting beginning with the 2022 Annual Meeting, each Outside Director who has served as a member of the Board for at least three (3) full months prior to such Annual Meeting shall be granted restricted stock units under the Plan covering shares of the Company’s Class A Common Stock (“Shares”) having an RSU Value (as defined below) of $200,000 (an “Annual RSU Award”); provided that the number of Shares covered by each Annual RSU Award will be rounded down to the nearest whole Share. Each Annual RSU Award shall vest in full on the earlier to occur of (i) the next Annual Meeting or (ii) the one-year anniversary of the date of grant, subject to the applicable Outside Director’s continued service as a member of the Board through such date.

b.

Initial Grant for New Outside Directors. Without any further action of the Board, each person who on or after the 2022 Annual Meeting is elected or appointed for the first time to serve as a member of the Board will automatically, upon the date of his or her initial election or appointment, be granted restricted stock units under the Plan covering Shares having an RSU Value of $200,000 (a “New Director Initial RSU Award”); provided that the number of Shares covered by each New Director Initial RSU Award will be rounded down to the nearest whole Share. Each New Director Initial RSU Award shall vest in full on the one-year anniversary of the Outside Director’s election or appointment to be a member of the Board, subject to the Outside Director’s continued service as a member of the Board through such date.

2.

Transitional RSU Grants. Prior to the 2022 Annual Meeting, in lieu of the restricted stock unit awards provided in Section 1 above, there shall be transitional restricted stock unit awards (the “Transitional RSU Awards”) granted upon the following terms:

a.

One-Time Transitional Initial Grant for New Outside Directors. Outside Directors who are initially elected or appointed to serve as members of the Board on or after the Effective Date, but prior to April 1, 2021 (including, for the avoidance of doubt, any Outside Director that joins the Board in connection with the consummation of the transaction resulting in the Company becoming a publicly-traded company), shall be granted a restricted stock unit award under the Plan covering Shares having an RSU Value of $400,000 (a “Transitional Initial RSU Award”); provided that the number of Shares covered by each Transitional Initial RSU Award will be rounded down to the nearest whole Share. Each Transitional Initial RSU Award shall vest as to 50% of the Shares subject to the award on the first anniversary of the Effective Date, and shall vest as to the remaining Shares subject to the award on the date of the 2022 Annual Meeting, subject to the applicable Outside Director’s continued service as a member of the Board through each such vesting date. For purposes of clarity, Outside Directors who served prior to the Effective Date as members of the board of directors of the Company’s predecessor, Clover Health Investments, Corp., a Delaware corporation (“Clover Health”), are not eligible to receive a Transitional Initial RSU Award. Each Outside Director who is initially elected or appointed so serve as a member of the Board during the period commencing April 1, 2021 until the 2022 Annual Meeting will receive a Transitional Initial RSU Award with an RSU Value of $200,000, which will vest on the date of the 2022 Annual Meeting, subject to the applicable Outside Director’s continued service as a member of the Board through each such vesting date.

b.

One-Time Transitional Annual Grant for Existing Outside Directors. All Outside Directors who served as members of the board of directors of Clover Health prior to the Effective Date (and were not appointed in connection with the connection with the consummation of the transaction resulting in the Company becoming a publicly-traded company, which will be covered by 2(b) above) and continue to serve as members of the Board after the Effective Date shall be granted a restricted stock unit award under the Plan covering Shares having an RSU Value equal to approximately $400,000 multiplied by (the anticipated number of whole months from the Effective Date until the 2022 Annual Meeting, divided by 24) (a “Transitional Annual RSU Award”); provided that the number of Shares covered by each Transitional Annual RSU Award will be rounded down to the nearest whole Share. For example, if the Effective Date is January 15, 2021 and the anticipated date for the 2022 Annual Meeting is May 15, 2022, the RSU Value would be $400,000 x 16/24 = $266,667. Each Transitional Annual RSU Award shall vest on the date of the 2022 Annual Meeting, subject to the applicable Outside Director’s continued service as a member of the Board through each such vesting date.

c.

Grant Date and Vesting Start Date. Without any further action on the Board, the Transitional RSU Awards shall be granted on the latest to occur of (i) the Outside Director’s election or appointment to be a member of the Board, (ii) the Effective Date and (iii) the effectiveness of the Company’s registration statement for the Shares subject to the Plan. The Transitional RSU Awards shall start to vest from the later to occur of the Effective Date and the date the Outside Director is elected or appointed to be a member of the Board.

3.

Vesting; Change in Control. All vesting is subject to the Outside Director’s continued service as a member of the Board through each applicable vesting date. Notwithstanding the foregoing, for each Outside Director who remains in continuous service as a member of the Board until immediately prior to the closing of a “Change in Control” (as defined in the Plan), any unvested portion of any restricted stock unit award granted in consideration of such Outside Director’s service as a member of the Board shall vest in full immediately prior to, and contingent upon, the consummation of the Change in Control.

4.

Calculation of RSU Value. The “RSU Value” of a restricted stock unit award to be granted under this policy will equal the number of Shares subject to the restricted stock unit award multiplied by the closing price of a Share on the grant date, or if the grant date is not a trading day, the closing price of a Share on the trading day immediately prior to the grant date.

5.

Discretionary Grants. In addition to the automatic grants described herein, the Board, in its sole discretion, may grant additional equity awards to certain Outside Directors for services to the Company that exceed the standard expectations of an Outside Director or for other circumstances determined appropriate by the Board, including, without limitation, an inducement for the Outside Director to remain on the Board.

6.

Remaining Terms. The remaining terms and conditions of each restricted stock unit award granted under this policy will be as set forth in the Plan and the Company’s standard form of restricted stock unit award agreement, as amended from time to time by the Board or the Compensation Committee of the Board, as applicable.

Expenses

The Company will reimburse each Outside Director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at, and participation in, Board and committee meetings; provided that the Outside Director timely submits to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.

Exhibit 10.9

Confidential

CLOVER HEALTH INVESTMENTS, CORP.

725 Cool Springs Blvd, Suite 300

Franklin, Tennessee 37067

December 31, 2020

Vivek Garipalli

Re: EMPLOYMENT AGREEMENT

Dear Vivek:

This Employment Agreement (the “Agreement”) between you (referred to hereinafter as the “Executive”) and Clover Health Investments, Corp., a Delaware corporation (the “Company”) sets forth the terms and conditions that shall govern Executive’s continued employment with the Company (referred to hereinafter as “Employment” or the “Employment Period”), effective as of immediately after the Closing of the Mergers (as those terms are defined in the Merger Agreement) (the “Effective Date”).

1. Duties and Scope of Employment.

(a) At-Will Employment. Executive’s Employment with the Company is for no specified period and constitutes “at will” employment. Except as otherwise set forth herein, Executive is free to terminate Employment at any time, with or without advance notice, and for any reason or for no reason. Similarly, the Company is free to terminate Executive’s Employment at any time, with or without advance notice, and with or without Cause (as defined below). Furthermore, although terms and conditions of Executive’s Employment with the Company may change over time, nothing shall change the at-will nature of Executive’s Employment.

(b) Position and Responsibilities. During the Employment Period, the Company agrees to employ Executive in the position of Chief Executive Officer. Executive will report to the Company’s Board of Directors (the “Board”) and Executive will be working remotely and based out of the Greater New York City Area until receiving further notice from the Company, at which time Executive will work out of the Company’s office in Jersey City, New Jersey. Executive will perform the duties and have the responsibilities and authority customarily performed and held by an employee in Executive’s position or as otherwise may be assigned or delegated to Executive by the Board. Executive shall comply with the Company’s policies and rules, as they may be in effect from time to time during Executive’s Employment.

(c) No Conflicting Obligations. Executive represents and warrants to the Company that Executive is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with Executive’s obligations under this Agreement or that would otherwise prohibit Executive from performing Executive’s duties with the Company. In connection with Executive’s Employment, Executive shall not use or disclose any trade secrets or other proprietary information or intellectual property in which Executive or any other Person has any right, title or interest and Executive’s Employment will not infringe or violate the rights of any other Person. Executive represents and warrants to the Company that Executive has returned all property and confidential information belonging to any prior employer.

2. Cash and Incentive Compensation.

(a) Cash Compensation. Initially Executive shall not be entitled to either an annual base salary or an annual incentive cash bonus (collectively, “Cash Compensation”). The Board, or any Compensation Committee of the Board (the “Committee”), may provide Executive with Cash Compensation in the future.

(b) Equity Compensation. Executive shall be entitled to the following equity compensation for Executive’s services.

(i) 2014 Plan RSUs. Prior to the Closing of the Mergers, the predecessor corporation to the Company, Clover Health Investments, Inc., a Delaware corporation (“Clover Health”), Executive will be granted a restricted stock unit award under Clover Health’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) covering that number of shares of Clover Health’s common stock which represented two percent (2%) of the fully-diluted ownership of Clover Health as of immediately prior to the Closing of the Mergers (the “2014 Plan RSUs”). The 2014 Plan RSUs will vest by satisfying both of the following two requirements:

(A) Service Requirement. Twenty percent (20%) of the 2014 Plan RSUs will vest on each of the first five (5) anniversaries of the Closing Date (as defined in the Merger Agreement), subject to Executive’s providing continuous service as the Chief Executive Officer, Co-Chief Executive Officer or Executive Chairman of the Company through each service-based vesting date.

(B) Performance Requirement. Measured beginning after the first anniversary of the Closing Date, 50% of the 2014 Plan RSUs will vest upon the Company’s volume-weighted average stock closing price for the Company’s Class A common stock reaching $20 for 90 consecutive calendar days, and 50% will vest upon the Company’s volume-weighted average stock closing price for the Company’s Class A common stock reaching $25 for 90 consecutive calendar days; provided that all such vesting occurs on or within 5 years of the Closing Date.

The 2014 Plan RSUs shall settle as set forth in the applicable RSU award agreement. In addition, upon a Change in Control (as defined in the 2014 Plan), the 2014 Plan RSUs will vest in full as to its service requirement, and if the per share value in the Change in Control equals or exceeds a required stock closing hurdle price under its performance requirement, the award will also vest as to the applicable portion of the performance requirement. Unless otherwise provided in Section 6 below, any portion of the 2014 Plan RSUs that is unvested at the consummation of the Change in Control will be forfeited.

The Company assumed the 2014 Plan RSUs in the Merger, and although the 2014 Plan will terminate as of the Closing of the Mergers, the terms and conditions of the applicable Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement and the 2014 Plan will continue to govern the 2014 Plan RSUs. As of the Closing of the Mergers, the 2014 Plan RSUs will be converted to be denominated in shares of the Company’s Class B common stock in accordance with the Merger Agreement. The 2014 Plan RSUs are also subject to the terms of this Agreement, including the acceleration of their vesting in connection with Executive’s Involuntary Termination during a Change in Control Protection Period as defined and provided in Section 6 below.

(ii) Management Incentive Plan RSUs. Executive will also receive a time-based restricted stock unit award under the Company’s Management Incentive Plan (the “Management Plan”) representing three percent (3%) of the number shares of all classes of common stock of the Company as of the Closing of the Mergers (the “Time-based Management Plan RSUs”) and a performance-based restricted stock unit award under the Management Plan representing one percent (1%) of the number shares of all classes of common stock of the Company as of the Closing of the Mergers (the “Performance-based Management Plan RSUs” and together with the Time-based Management Plan RSUs, the “Management Plan RSUs”). The Management Plan RSUs will be denominated in shares of the Company’s Class B common stock and will be granted effective as of the Closing of the Mergers.

Twenty percent (20%) of the Time-based Management Plan RSUs will vest on each of the first five (5) anniversaries of the Closing Date, subject to Executive’s providing continuous service as the Chief Executive Officer, Co-Chief Executive Officer or Executive Chairman of the Company through each service-based vesting date.

The Performance-based Management Plan RSUs will vest by satisfying both of the following two requirements:

(A) Service Requirement. Twenty percent (20%) of the Performance-based Management Plan RSUs will vest on each of the first five (5) anniversaries of the Closing Date, subject to Executive’s providing continuous service as the Chief Executive Officer, Co-Chief Executive Officer or Executive Chairman of the Company through each service-based vesting date.

(B) Performance Requirement. Measured beginning after the first anniversary of the Closing Date, the Performance-based Management Plan RSUs will vest in full upon the Company’s volume-weighted average stock closing price for the Company’s Class A common exceeding $30 for 90 consecutive calendar days; provided such vesting occurs on or within 5 years of the Closing Date.

The Management Plan RSUs shall settle as set forth in the applicable RSU award agreement. In addition, upon a Change in Control (as defined in the Management Plan), which does not include the Mergers), the Performance-based Management Plan RSUs will vest in full as to its service requirement, and if the per share value in the Change in Control exceeds $30, the award will also vest as to the performance requirement. Unless otherwise provided in Section 6 below, any portion of the Management Plan RSUs that is unvested at the consummation of the Change in Control will be forfeited. The Management Plan RSUs are also subject to the terms of this Agreement, including the acceleration of their vesting in connection with the Involuntary Termination of Executive during a Change in Control Protection Period, as defined and provided in Section 6 below.

(iii) 2020 Plan. Executive will be eligible for future equity awards under the Company’s 2020 Equity Incentive Plan (the “Equity Plan”), as determined in the sole discretion of the Board or the Committee.

3. Termination Benefits.

(a) Involuntary Termination Within the Change in Control Protection Period. If, during the Change in Control Protection Period, an Involuntary Termination occurs, then, subject to Section 4, all of Executive’s unvested and outstanding equity awards of the Company shall vest in full, contingent upon the consummation of the Change in Control (as defined in this Agreement), but effective as of the earlier to occur of Executive’s Involuntary Termination or the Change in Control.

(b) Timing of Payments. Subject to any specific timing provisions in Section 4(a), 4(b), or 4(c), payment of the severance and benefits hereunder shall be made or commence to be made as soon as practicable following Executive’s termination of employment.

(c) Exclusive Remedy. In the event of a termination of Executive’s employment with the Company (or any parent, subsidiary or successor of the Company), the provisions of this Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement (other than the payment of accrued but unpaid wages, as required by law, and any unreimbursed reimbursable expenses). Executive will be entitled to no other severance, benefits, compensation or other payments or rights upon a termination of employment, including, without limitation, any severance payments and/or benefits provided in the Employment Agreement, other than those benefits expressly set forth in Section 3 of this Agreement or pursuant to written equity award agreements with the Company.

(d) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.

4. Conditions to Receipt of Severance.

(a) Release of Claims Agreement. The receipt of any severance payments or benefits pursuant to Section 3 of this Agreement is subject to Executive signing and not revoking a separation agreement and release of claims in a form attached hereto as Attachment A (the “Release”), which must become effective no later than the sixtieth (60th) day following Executive’s termination of employment (the “Release Deadline”), and if not, Executive will forfeit any right to severance payments or benefits under this Agreement. To become effective, the Release must be timely executed by Executive and any revocation periods (as required by statute, regulation, or otherwise) must have expired without Executive having revoked the Release. In addition, in no event will severance payments or benefits be paid or provided until the Release actually becomes effective. If the termination of employment occurs at a time during the calendar year where the Release Deadline could occur in the calendar year following the calendar year in which Executive’s termination of employment occurs, then any severance payments or benefits under this Agreement that would be considered Deferred Payments (as defined in Section 4(c)(i)) will be paid on the first payroll date to occur during the calendar year following the calendar year in which such termination occurs, or such later time as required by (i) the payment schedule applicable to each payment or benefit as set forth in Section 3, (ii) the date the Release becomes effective, or (iii) Section 4(c)(ii); provided that the first payment shall include all amounts that would have been paid to Executive if payment had commenced on the date of Executive’s termination of employment.

(b) Confidentiality Agreement. Executive’s receipt of any payments or benefits under Section 3 will be subject to Executive continuing to comply with the terms of the Confidentiality Agreement (as defined in Section 8 below).

(c) Section 409A.

(i) Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Executive, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation not exempt under Section 409A (together, the “Deferred Payments”) will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. And for purposes of this Agreement, any reference to “termination of employment,” “termination” or any similar term shall be construed to mean a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A.

(ii) Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination of employment (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following Executive’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(iii) Without limitation, any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations is not intended to constitute Deferred Payments for purposes of clause (i) above.

(iv) Without limitation, any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit is not intended to constitute Deferred Payments for purposes of clause (i) above. Any payment intended to qualify under this exemption must be made within the allowable time period specified in Section 1.409A-1(b)(9)(iii) of the Treasury Regulations.

(v) To the extent that reimbursements or in-kind benefits under this Agreement constitute non-exempt “nonqualified deferred compensation” for purposes of Section 409A, (1) all reimbursements hereunder shall be made on or prior to the last day of the calendar year following the calendar year in which the expense was incurred by Executive, (2) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (3) the amount of expenses eligible for reimbursement or in-kind benefits provided in any calendar year shall not in any way affect the expenses eligible for reimbursement or in-kind benefits to be provided, in any other calendar year.

(vi) The payments and benefits provided under Sections 6(a) and 6(b) are intended to be exempt from or comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions that are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

5. Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a) Cause. “Cause” means:

(i) Executive’s gross negligence or willful misconduct in the performance of his or her duties and responsibilities to the Company or Executive’s violation of any written Company policy;

(ii) Executive’s commission of any act of fraud, theft, embezzlement, financial dishonesty, misappropriation from the Company or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company;

(iii) Executive’s conviction of, or pleading guilty or nolo contendre to, any felony or a lesser crime involving dishonesty or moral turpitude;

(iv) Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or while performing Executive’s duties and responsibilities for the Company

(v) Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of his or her relationship with the Company; or

(vi) Executive’s material breach of any of his or her obligations under any written agreement or covenant with the Company.

(b) Change in Control. “Change in Control” shall have the meaning ascribed to such term in the Equity Plan.

(c) Change in Control Protection Period. “Change in Control Protection Period” means the period beginning one month prior to and ending twelve (12) months immediately following the consummation of a Change in Control.

(d) Code. “Code” means the Internal Revenue Code of 1986, as amended.

(e) Disability. “Disability” or “Disabled” means that Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one (1) year.

(f) Good Reason. “Good Reason” means Executive’s resignation or termination of employment within thirty (30) days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following without Executive’s consent:

(i) A material reduction of Executive’s duties, authority or responsibilities, relative to Executive’s duties, authority or responsibilities in effect immediately prior to such reduction; provided, however, that a reduction in duties, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change in Control but is not made the Chief Executive Officer of the acquiring corporation) will not constitute Good Reason;

(ii) A material reduction in Executive’s Base Salary (except where there is a reduction applicable to all similarly situated executive officers generally); provided, that a reduction of less than ten percent (10%) will not be considered a material reduction in Base Salary;

(iii) A material change in the geographic location of Executive’s primary work facility or location; provided, that a relocation of less than fifty (50) miles from Executive’s then-present work location will not be considered a material change in geographic location; or

(iv) A material breach by the Company of a material provision of this Agreement.

Executive will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for Good Reason within thirty (30) days of the initial existence of the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days following the date the Company receives such notice during which such condition must not have been cured.

(g) Governmental Authority. “Governmental Authority” means any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

(h) Involuntary Termination. “Involuntary Termination” means either: (i) the Company (or any parent, subsidiary or successor of the Company) terminates Executive’s service to the Company for a reason other than (A) Cause, (B) Executive becoming Disabled or (C) Executive’s death; or (ii) Executive resigns from service to the Company for Good Reason.

(i) Merger Agreement. “Merger Agreement” means that certain Agreement and Plan of Merger by and among Social Capital Hedosophia Holdings Corp. III, Asclepius Merger Sub Inc. and Clover Health Investments, Corp. dated October 5, 2020, of which Executive has a received copy and has reviewed.

(j) Person. “Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or Governmental Authority.

(k) Section 409A. “Section 409A” means Section 409A of the Code, and the final regulations and any guidance promulgated thereunder or any state law equivalent.

(l) Section 409A Limit. “Section 409A Limit” shall mean two (2) times the lesser of: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of his or her separation from service as determined under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s separation from service occurred.

6. Golden Parachute.

(a) Anything in this Agreement to the contrary notwithstanding, if any payment or benefit Executive would receive from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code; and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax; or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment. Any reduction made pursuant to this Section 9(a) shall be made in accordance with the following order of priority: (i) stock options whose exercise price exceeds the fair market value of the optioned stock (“Underwater Options”) (ii) Full Credit Payments (as defined below) that are payable in cash, (iii) non-cash Full Credit Payments that are taxable, (iv) non-cash Full Credit Payments that are not taxable (v) Partial Credit Payments (as defined below) and (vi) non-cash employee welfare benefits. In each case, reductions shall be made in reverse chronological order such that the payment or benefit owed on the latest date following the occurrence of the event triggering the excise tax will be the first payment or benefit to be reduced (with reductions made pro-rata in the event payments or benefits are owed at the same time). “Full Credit Payment” means a payment, distribution or benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, that if reduced in value by one dollar reduces the amount of the parachute payment (as defined in Section 280G of the Code) by one dollar, determined as if such payment, distribution or benefit had been paid or distributed on the date of the event triggering the excise tax. “Partial Credit Payment” means any payment, distribution or benefit that is not a Full Credit Payment.

(b) A nationally recognized certified public accounting firm selected by the Company (the “Accounting Firm”) shall perform the foregoing calculations related to the Excise Tax. If a reduction is required pursuant to Section 6(a), the Accounting Firm shall administer the ordering of the reduction as set forth in Section 6(a). The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(c) The Accounting Firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered. Any good faith determinations of the Accounting Firm made hereunder shall be final, binding, and conclusive upon Executive and the Company.

7. Arbitration. To the fullest extent permitted by applicable law, Executive and the Company agree that any and all disputes, demands, claims, or controversies (“claims”) relating to, arising from or regarding Executive’s employment, including claims by the Company, claims against the Company, and claims against any current or former parent, affiliate, subsidiary, successor or predecessor of the Company, and each of the Company’s and these entities’ respective officers, directors, agents or employees, shall be resolved by final and binding arbitration before a single arbitrator in New York, New York (or another mutually agreeable location). This does not prevent either Executive or the Company from seeking and obtaining temporary or preliminary injunctive relief in court to prevent irreparable harm to Executive’s or its confidential information or trade secrets pending the conclusion of any arbitration. This arbitration agreement does not apply to any claims that have been expressly excluded from arbitration by a governing law not preempted by the Federal Arbitration Act and does not restrict or preclude Executive from communicating with, filing an administrative charge or claim with, or providing testimony to any governmental entity about any actual or potential violation of law or obtaining relief through a government agency process. The parties hereto agree that claims shall be resolved on an individual basis only, and not on a class, collective, or representative basis on behalf of other employees to the fullest extent permitted by applicable law (“Class Waiver”). Any claim that all or part of the Class Waiver is invalid, unenforceable, or unconscionable may be determined only by a court. In no case may class, collective or representative claims proceed in arbitration on behalf of other employees.

The parties agree that the arbitration shall be conducted by a single neutral arbitrator through JAMS in accordance with JAMS Employment Arbitration Rules and Procedures (available at www.jamsadr.com/rules-employment-arbitration). Except as to the Class Waiver, the arbitrator shall determine arbitrability. The Company will bear all JAMS arbitration fees and administrative costs in excess of the amount of administrative fees and costs that Executive otherwise would have been required to pay if the claims were litigated in court. The arbitrator shall apply the applicable substantive law in deciding the claims at issue. Claims will be governed by their applicable statute of limitations and failure to demand arbitration within the prescribed time period shall bar the claims as provided by law. The decision or award of the arbitrator shall be final and binding upon the parties. This arbitration agreement is enforceable under and governed by the Federal Arbitration Act. In the event that any portion of this arbitration agreement is held to be invalid or unenforceable, any such provision shall be severed, and the remainder of this arbitration agreement will be given full force and effect. By signing the offer letter, Executive acknowledges and agrees that Executive has read this arbitration agreement carefully, are bound by it and are WAIVING ANY RIGHT TO HAVE A TRIAL BEFORE A COURT OR JURY OF ANY AND ALL CLAIMS SUBJECT TO ARBITRATION UNDER THIS ARBITRATION AGREEMENT.

8. Confidentiality Agreement. The Nondisclosure, Confidentiality, and Nonsolicitation Agreement entered into by and between Executive and the Company dated December 9, 2020 (the “Confidentiality Agreement”), which is attached hereto as Attachment B remains in full force and effect.

9. Pre-Employment Conditions.

(a) Right to Work. For purposes of federal immigration law, Executive will be required, if Executive has not already, to provide to the Company documentary evidence of Executive’s identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of the Effective Date, or our Employment relationship with Executive may be terminated.

(b) Verification of Information. This Agreement is also contingent upon the successful verification of the information Executive provided to the Company during Executive’s application process, as well as a general background check performed by the Company to confirm Executive’s suitability for Employment. By accepting this Agreement, Executive warrants that all information provided by Executive is true and correct to the best of Executive’s knowledge, Executive agrees to execute any and all documentation necessary for the Company to conduct a background check and Executive expressly releases the Company from any claim or cause of action arising out of the Company’s verification of such information.

10. Successors.

(a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business or assets that become bound by this Agreement or any affiliate of any such successor that employs Executive.

(b) Executive’s Successors. This Agreement and all of Executive’s rights hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

11. Miscellaneous Provisions.

(a) Indemnification. The Company shall indemnify Executive to the maximum extent permitted by applicable law and the Company’s Bylaws with respect to Executive’s service and Executive shall also be covered under a directors and officers liability insurance policy paid for by the Company to the extent that the Company maintains such a liability insurance policy now or in the future.

(b) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(c) Notice.

(i) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In Executive’s case, mailed notices shall be addressed to Executive at the home address that Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(ii) Notice of Termination. Any termination by the Company for Cause or by Executive for Good Reason will be communicated by a notice of termination to the other party hereto given in accordance with Section 11(c)(i) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice), subject to any applicable cure period. The failure by Executive or the Company to include in the notice any fact or circumstance which contributes to a showing of Good Reason or Cause, as applicable, will not waive any right of Executive or the Company, as applicable, hereunder or preclude Executive or the Company, as applicable, from asserting such fact or circumstance in enforcing his or her or its rights hereunder, as applicable. Any termination by Executive without Good Reason will be communicated by Executive to the Company upon 90 days advance written notice.

(d) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(e) Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all other prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(f) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other deductions required to be withheld by law.

(g) Choice of Law and Severability. This Agreement shall be interpreted in accordance with the laws of the State of New Jersey without giving effect to provisions governing the choice of law. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively, the “Law”) then that provision shall be curtailed or limited only to the minimum extent necessary to bring the provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

(h) No Assignment. This Agreement and all of Executive’s rights and obligations hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer to such entity of all or a substantial portion of the Company’s assets.

(i) Acknowledgment. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s personal attorney, has had sufficient time to, and has carefully read and fully understood all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

(k) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents or notices related to this letter, securities of the Company or any of its affiliates or any other matter, including documents and/or notices required to be delivered to Executive by applicable securities law or any other law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Executive hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agree to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

After you have had an opportunity to review this Agreement, please feel free to contact me if you have any questions or comments. To indicate your acceptance of this Agreement, please sign and date this letter in the space provided below and return it to the Company.

Very truly yours,

CLOVER HEALTH INVESTMENTS, CORP.

By:	/s/ Rachel Fish
(Signature)

Name: Rachel Fish

Title: Chief People Officer

ACCEPTED AND AGREED:

VIVEK GARIPALLI

/s/ Vivek Garipalli (Signature)

12/31/2020
Date

Attachment A: Release of Claims

Attachment B: Nondisclosure, Confidentiality, and Nonsolicitation Agreement

ATTACHMENT A

RELEASE OF CLAIMS

Pursuant to the Employment Agreement entered into by and between you and Clover Health Investments, Corp. dated December 30, 2020 (the “Employment Agreement”), you hereby enter into this Release of Claims (the “Release”). Any term not otherwise defined herein shall have the meaning ascribed to it in the Employment Agreement.

1. General Release. In consideration for the severance described in the Employment Agreement, and for other good and valuable consideration, the sufficiency of which you hereby acknowledge, you hereby waive and release to the maximum extent permitted by applicable law any and all claims or causes of action, whether known or unknown, against the Company and/or its predecessors, successors, past or present subsidiaries, affiliated companies, investors, branches or related entities (collectively, including the Company, the “Entities”) and/or the Entities’ respective past, present, or future insurers, officers, directors, agents, attorneys, employees, stockholders, assigns and employee benefit plans (collectively with the Entities, the “Released Parties”), with respect to any matter, including, without limitation, any matter related to your employment with the Company or the termination of that employment relationship. This waiver and release includes, without limitation, claims to wages, including overtime or minimum wages, bonuses, incentive compensation, equity compensation, vacation pay or any other compensation or benefits; any claims for failure to provide accurate itemized wage statements, failure to timely pay final pay or failure to provide meal or rest breaks; claims for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment or employment classification; claims under the Employee Retirement Income Security Act (ERISA); claims for attorneys’ fees or costs; claims for penalties; any and all claims for stock, stock options or other equity securities of the Company; claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract, and breach of the covenant of good faith and fair dealing; any claims of discrimination, harassment, or retaliation based on sex, age, race, national origin, disability or on any other protected basis, under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, the New Jersey Temporary Disability Benefits Law, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, the New Jersey Equal Pay Act, the New Jersey Worker and Community Right to Know Act, the New Jersey Worker Freedom From Employer Intimidation Act, the New York Civil Rights Law, the New York State Human Rights Law, the New York City Human Rights Law, the New York Labor Law, the New York Executive Law, the New York Civil Practice Law and Rules, the New York Judiciary Law, the New York City Administrative Code, the New York Minimum Wage Act, the New York City Earned Safe and Sick Time Act, and retaliation claims under the New Jersey Workers’ Compensation Law and the New York Workers’ Compensation Law; or any other federal, state, or local law prohibiting discrimination, harassment and/or retaliation; and all other federal, state and local laws, ordinances and regulations.

You covenant not to sue the Released Parties for any of the claims released above, agree not to participate in any class, collective, representative, or group action that may include any of the claims released above, and will affirmatively opt out of any such class, collective, representative or group action. Further, you agree not to participate in, seek to recover in, or assist in any litigation or investigation by other persons or entities against the Released Parties, except as required by law. Nothing in this Release precludes you from participating in any investigation or proceeding before any government agency or body. However, while you may file a charge and participate in any such proceeding, by signing this Release, you waive any right to bring a lawsuit against the Released Parties and waive any right to any individual monetary recovery in any such proceeding or lawsuit. Nothing in this Release is intended to impede your ability to report possible securities law violations to the government, or to receive a monetary award from a government administered whistleblower-award program. You do not need the prior authorization of the Company to make any such reports or disclosures or to participate or cooperate in any governmental investigation, action or proceeding, and you are not required to notify the Company that you have made such reports and disclosures or have participated or cooperated in any governmental investigation, action or proceeding. Nothing in this Release waives your right to testify or prohibits you from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment when you have been required or requested to attend the proceeding pursuant to a court order, subpoena or written request from an administrative agency or state legislature.

This waiver and release covers only those claims that arose prior to your execution of this Release. The waiver and release contained in this Release does not apply to (i) your indemnification rights under the Indemnification Agreement entered into by and between you and the Company dated April 24, 2015 or any subsequent indemnification agreement entered into by and between you and the Company (such agreement, the “Indemnification Agreement”) and the Company’s internal governing documents, or (ii) any claim which, as a matter of law, cannot be released by private agreement. If any provision of the waiver and release contained in this Release is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and a court shall enforce all remaining provisions to the full extent permitted by law.

2. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Federal Age Discrimination in Employment Act (“ADEA Waiver”) and that the consideration given for the ADEA Waiver is in addition to anything of value to which you are already entitled. You further acknowledge that: (a) your ADEA Waiver does not apply to any claims that may arise after you sign this Release; (b) you should consult with an attorney prior to executing this Release; (c) you have 21 calendar days within which to consider this Release (although you may choose to execute Release earlier); (d) you have 7 calendar days following the execution of the Release to revoke this Release; and (e) the Release will not be effective until the eighth day after you sign this Release provided that you have not revoked it (“Effective Date”). You agree that any modifications, material or otherwise, made to this Release do not restart or affect in any manner the original 21-day consideration period provided in this section. To revoke the Release, you must email Gia Lee a written notice of revocation at gia.lee@cloverhealth.com, prior to the end of the 7-day period. You acknowledge that your consent to this Release is knowing and voluntary. The offer described in this Release will be automatically withdrawn if you do not sign the Release within the 21-day consideration period.

3. 1542 Waiver. You understand and acknowledge that you are releasing potentially unknown claims, and that you may have limited knowledge with respect to some of the claims being released. You acknowledge that there is a risk that, after signing this Release, you may learn information that might have affected your decision to enter into this Release. You assume this risk and all other risks of any mistake in entering into this Release. You agree that this Release is fairly and knowingly made. In addition, you expressly waive and release any and all rights and benefits under the provisions of any applicable law (including Section 1542 of the Civil Code of the State of California or any analogous law of any other state), which reads substantially as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

You understand and agree that claims or facts in addition to or different from those which are now known or believed by you to exist may hereafter be discovered, but it is your intention to release all claims that you have or may have against the Released Parties, whether known or unknown, suspected or unsuspected.

4. Breach. In the event that you breach any of your obligations under this Release or as otherwise imposed by law, the Company will be entitled to recover all severance and other consideration paid or provided under this Release and to obtain all other relief provided by law or equity.

5. No Other Amounts/Benefits Owed. You acknowledge and agree that you have been paid for all of your services with the Company and you have not earned any wages, salary, incentive compensation, bonuses, commissions or similar payments or benefits or any other compensation or amounts that have not already been paid to you. You further agree that, prior to the execution of this Release, you were not entitled to receive any further payments or benefits from the Company, and the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this Release.

6. Workers’ Compensation. You agree that you did not suffer an injury covered by workers’ compensation in the course and scope of your employment with Company.

7. Dispute Resolution. To ensure rapid and economical resolution of any disputes relating to this Release, you and the Company agree that any and all claims, disputes or controversies of any nature whatsoever arising out of, or relating to, this Release, or its interpretation, enforcement, breach, performance or execution, shall be resolved by final, binding and confidential arbitration before a single arbitrator in New York, New York (or another mutually agreeable location) conducted under the Judicial Arbitration and Mediation Services (JAMS) Streamlined Arbitration Rules & Procedures, which can be reviewed at http://www.jamsadr.com/rules-streamlined-arbitration/. Before engaging in arbitration, you and the Company agree to first attempt to resolve the dispute informally or with the assistance of a neutral third-party mediator. You and the Company each acknowledge that by agreeing to this arbitration procedure, you and the Company waive the right to resolve any such dispute, claim or demand through a trial by jury or judge or by administrative proceeding. The arbitrator, and not a court, shall also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy, or claim except as provided herein. The arbitrator may in his or her discretion award attorneys’ fees to the prevailing party. All claims, disputes, or controversies subject to arbitration as set forth in this paragraph must be submitted to arbitration on an individual basis and not as a representative, class and/or collective action proceeding on behalf of other individuals. Any issue concerning the validity of this representative, class and/or collective action waiver must be decided by a Court and if for any reason it is found to be unenforceable, the representative, class and/or collective action claim may only be heard in Court and may not be arbitrated. Claims will be governed by applicable statutes of limitations. This arbitration agreement does not cover any action seeking only emergency, temporary or preliminary injunctive relief (including a temporary restraining order) in a court of competent jurisdiction in accordance with applicable law. This arbitration agreement shall be construed and interpreted in accordance with the Federal Arbitration Act.

8. Entire Agreement. You and the Company agree that except for the Confidentiality Agreement, the Indemnification Agreement, applicable equity documents and the Employment Agreement, and except as otherwise expressly provided in this Release, this Release renders null and void any and all prior or contemporaneous agreements between you and the Company or any affiliate of the Company. You and the Company agree that this Release and the Employment Agreement constitute the entire agreement between you and the Company and any affiliate of the Company regarding the subject matter of this Release, and that this Release may be modified only in a written document signed by you and a duly authorized officer of the Company.

9. Governing Law. Except as to the Dispute Resolution section above, this Release shall be construed and interpreted in accordance with the laws of the State of New Jersey.

10. Severability. The provisions of this Release are severable. If any provision of this Release is held invalid or unenforceable, such provision shall be deemed deleted from this Release and such invalidity or unenforceability shall not affect any other provision of this Release, the balance of which will remain in and have its intended full force and effect; provided, however that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

11. Counterparts. You agree that this Release may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution via DocuSign or a similar service, or of a facsimile copy or scanned image shall have the same force and effect as execution of an original, and an electronic or facsimile signature or scanned image of a signature shall be deemed an original and valid signature.

[Signature Page Follows]

To accept this Release, please sign and date this Release and return it to me. You have until 5:00 p.m. EST on the date that is 21 days after your termination of employment (or Change in Control) to review and consider this Release and to provide me with an executed copy thereof (the “Deadline”). Please indicate your agreement with the above terms by signing below.

I am pleased that we were able to part ways on these amicable terms. The Company and I wish you every success in your future endeavors.

Sincerely,

CLOVER HEALTH INVESTMENTS, CORP.

By:
(Signature)

Name:

Title:

My agreement with the terms of this Release is signified by my signature below and is voluntary, deliberate and informed. I acknowledge that this Agreement provides consideration of value to me and that I was free to consult an attorney before signing this Agreement. Furthermore, I acknowledge that I have read and understand this Release and that I sign this release of all claims voluntarily, with full appreciation that at no time in the future may I pursue any of the rights I have waived in this Release.

Signed	Dated:

Vivek Garipalli

Nondisclosure, Confidentiality, and Nonsolicitation

Agreement

In consideration of my employment or the continuation of my employment by Clover Health or any of its successors, assigns, affiliates or subsidiary companies (each hereinafter referred to as the “Company”), I agree as follows:

1. TRADE SECRETS AND CONFIDENTIAL INFORMATION.

a. Confidentiality and Confidential Information. I acknowledge that during the course of my employment, I will obtain, receive or gain access to certain valuable, proprietary or confidential information of the Company its affiliates and/or subsidiaries, that is not otherwise generally known to the public, relating or pertaining to the Company’s business, projects, products, customers, suppliers, inventions or trade secrets, including but not limited to: business and financial information; Company techniques, operations and methods of conducting business; computer programs, software and code, flowcharts, architecture, data structures, and data reporting methodologies; unpublished know- how, whether patented or unpatented; customer names, addresses, buying habits, needs and the methods of fulfilling those needs; supplier names, addresses and pricing policies; information regarding the skills, ability and compensation of other employees; and Company pricing policies, profit margins, marketing strategies and research projects or developments relating to any aspect of the present or actual anticipated business of the Company (hereinafter collectively the “Confidential Information”). I further acknowledge that such Confidential Information may be in oral, written or electronic form and need not be marked or identified as “confidential.” I promise and agree that during my employment with the Company and at all times thereafter, I shall hold in strictest confidence and shall not publish, disclose or communicate any Confidential Information to any person or entity, except as required in connection with my work for the Company, and I shall not use or acquire for my own purposes or the purposes of any others, including any future employers or companies, any Confidential Information of the Company without the prior written approval of a duly authorized officer of the Company. Notwithstanding the foregoing, Company Confidential Information shall not include any such information that (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records.

b. Confidentiality of Protected Health Information. The definition of “Confidential Information” includes Protected Health Information (“PHI”) as the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) defines it. During their employment, Company employees may access, use, create, receive, transmit, maintain, and/or disclose PHI. In addition, employees will receive training on HIPAA and will have access to and review Company HIPAA policies that set forth confidentiality protections that all Company employees must adhere to in regard to the access, use and/or disclosure of PHI. I agree to comply with all Company, Inc. policies governing the confidentiality and protection of PHI and am responsible for preserving the confidentiality of PHI and Individually Identifiable Health Information (“IIHI”).

c.

Trade Secret Employee Notice Provision. An employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An employee who files a lawsuit for retaliation for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

d.

Prevention of Unauthorized Release of Company Confidential Information. I agree to take reasonable measures to prevent unauthorized persons or entities from having access to, obtaining or being furnished with any Company Confidential Information in my possession.

e.

Confidential Information of Third Parties. I agree to preserve as confidential any information that I learn or obtain in connection with my employment from a third party or relating to a third party, such as a client or customer, which the Company is required to maintain and treat as confidential or proprietary information.

f.

Confidential Information of Former Employers. I agree not to disclose to the Company and not to use in any way in connection with my employment therewith any proprietary confidential information or trade secrets of any kind, or any embodiments thereof, of any previous employer or other third party.

g.

Termination of Employment. I agree that, upon termination of my employment with the Company (voluntary or otherwise), or as otherwise requested by the Company, I will promptly return to the Company all Confidential Information and all things belonging to the Company, including all tools, equipment, devices or property of the Company, and that all documents, records, notebooks and tangible articles containing or embodying any Confidential Information, including copies thereof and whether stored in paper, electronic, magnetic or other form, then in my possession or control, whether prepared by me or others, will be left with the Company.

h.

Exit Interview. In consideration of my employment with the Company, I agree that, upon termination of my employment with the Company (voluntary or otherwise), I will attend an exit interview and execute a Termination Certificate in a form substantially similar as that attached hereto as “Exhibit A”, and understand the Company may notify my new employer of this Agreement.

2. DUTY OF LOYALTY, NON-SOLICITATION, and NONDISPARAGEMENT

a.	Duty of Loyalty. I agree that I am subject to the duty of loyalty under Delaware law in connection with my service to the Company.

b.

Obligations to Prior Employers or Others. Except for those described below (if any), I do not have any non-disclosure, non-compete or other obligations to any previous employer or other person or entity that would conflict with my obligations under this Agreement or the performance of my duties for the Company. I have previously provided copies of each of the agreements described below, if any, to the Company.

LIST ANY EXCEPTIONS.

c.

Solicitation of Employees. During my employment with the Company, and for a one (1) year period after the date my employment ends (voluntary or otherwise), I covenant and agree that I shall not, directly or indirectly, on my own behalf or for the benefit of any other person or entity, solicit or attempt to solicit any employee of the Company, or at any time unlawfully disrupt, damage, impair or interfere with the Company by raiding its work staff or unlawfully encouraging any employee of the Company to terminate their relationship with the Company.

d.

Solicitation of Customers. During my employment with the Company, and after my employment ends (voluntary or otherwise), I covenant and agree that I shall not in any manner, directly or indirectly, on my own behalf or for the benefit of any other person or entity, use any trade secrets or Confidential Information of the Company to solicit or attempt to solicit any client or customer of the Company, or at any time use any Confidential Information (including the confidential identity of any client or customer, or trade secret information about the client, account or customer relationship) to induce, influence or encourage any client or customer of the Company to reduce or cease doing business with the Company.

e.

Nondisparagement. Except for any protected activity (as described in Section 4.1. below, I agree that I will not make any disparaging and/or defamatory statements to any third-party about the Company’s products or services, including on social media. A disparaging statement is any communication that, if publicized, would cause or tend to cause the recipient of the communication to question the business condition, integrity, competence, good character, or product quality of the person or entity to whom the communication relates.

3. ASSIGNMENT OF INVENTIONS.

a.

Inventions and Assignment. In connection with my employment with the Company, I understand and agree that all Inventions, defined as and including discoveries, developments, designs, improvements, inventions, formulas, programs, computer software or code, processes, techniques, or know-how (whether or not patentable or registrable under patent, copyright or similar statutes) that (i) relate directly to the Company’s business, (ii) that result from tasks assigned to me by the Company, and (iii) that are conceived or made with the use of the Company’s facilities, materials or, resources, shall be the sole property of Company and its assigns, and Company shall be the sole owner of all Rights to said Inventions, said Rights being defined as and including patents, trademarks, service marks and copyrights, and other intellectual property rights pertaining to said Inventions or Confidential Information.[1]

b.

Assistance. Upon the Company’s advance, written, and reasonable request, I agree to use my reasonable best efforts to assist Company (at the Company’s expense) to obtain and from time to time enforce the Rights identified above.

c.

Prior Inventions. To the extent I have made or conceived or first reduced to practice (either alone or jointly with others) any inventions or improvements relevant to my employment with Company, but before I commenced employment with Company, I am listing below all such inventions or improvements that are to be excluded from the operation of this Agreement. I am representing that I have listed all previously patented as well as any unpatented but potentially patentable ideas and inventions conceived prior to my employment with Company which have not been assigned to a former employer, and I further represent and warrant that such list is complete.

LIST ANY EXCLUSIONS.

4. GENERAL PROVISIONS.

a.	This Agreement will be binding upon my heirs, assigns, executors, administrators or other legal representatives and will be for the benefit of the Company and its successors and assigns.

b.

Except as otherwise may be provided herein, disputes under this Agreement shall be resolved pursuant to the Employee Grievance Process or Mutual Dispute Arbitration Policy/Mutual Agreement to Arbitrate, provided, however, that my liability for any breach of this Agreement shall not exceed (in the aggregate) the monetary value of the restricted stock units awarded to me in connection with my December 2020 employment agreement vested as of the date of any such breach.

[1]

For employees in Delaware, Illinois, Kansas, Minnesota, North Carolina, Utah, Washington, and any other state where the Company employs you where this notice is specifically required by law state law: You are notified that nothing in this Agreement requires any Employee (regardless of state) to assign any of your rights to an invention you developed entirely on your own time using no equipment, supplies, facility, or trade secret information of the Company, unless the invention results from any work you performed for the Company or relates, at the time of conception or reduction to practice, to the business or actual or demonstrably anticipated research or development of the Company.

For employees in California, in accordance with Section 2872 of the California Labor Code, you are hereby notified this assignment does not apply to an invention subject to California law that you developed entirely on your own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that: (1) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development the Company; or (2) result from any work performed by you for the Company; or (3) relate to any work performed by you relating to a contract under which the Company has an obligation to assign title to the United States with respect to inventions resulting from work performed thereunder.

c.

This agreement does not prohibit employees from testifying in an administrative, legislative, or judicial proceeding and giving truthful testimony when the employee has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature.

d.

This agreement does not prohibit employees from using open source software when working on assigned company projects. Employees may do so, but only in accordance with Company policy. Employee must obtain written permission from their immediate supervisor before making an open source contribution. Employees must clearly and carefully document all contributions. Employees must not sign any contribution or other related agreement until receiving written permission from their immediate supervisor to do so.

e.

No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right or obligation under this Agreement shall be construed as a waiver of any other right or obligation. The Company shall not be required to give prior notice to enforce strict adherence to all terms of this Agreement.

f.

In the event that any legal action becomes necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to such reasonable attorney fees, expert witness fees and legal expenses as shall be fixed by a court of competent jurisdiction. This Agreement shall be governed by the laws of the State in which I work at the commencement of my employment with the Company.

g.	Wherever necessary to carry out the intent of the parties, the provisions of this Agreement shall survive the termination of my employment with the Company and shall continue in full force and effect.

h.

In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall be construed by limiting and reducing such provision, so as to be enforceable to the fullest extent compatible with the intent of the parties and the then current applicable law, and if not possible, then this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and it shall not affect the other provisions of this Agreement, which shall remain in full force and effect.

i.

I acknowledge that this Agreement is in consideration of my employment or continued employment with the Company, whether executed before, at, or following my initial employment therewith. I further acknowledge that this Agreement does not create any obligation for my continued employment by the Company, or in any way alter my status as an “at will” employee, which means that my employment relationship may be terminated by either me or the Company at any time, for any reason, with or without cause and with or without prior notice.

j.

This Agreement, including the attached Exhibits as referenced above, contains the entire understanding between myself and the Company with respect to the subject matter hereof, and there are no representations, warranties, promises or undertakings other than those contained in the provisions above. No modification of or amendment to this Agreement, nor any waiver of any rights or obligations under this Agreement, will be effective unless in writing and signed by both me and the Company.

k.

I understand that nothing in this Agreement limits or prohibits me from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. I further understand that I am not permitted to disclosure the Company’s attorney-client privileged communications or attorney work product.

                                                                                      , as of this 9 day of    December            , 2020.

EMPLOYEE:	WITNESS:

Vivek Garipalli	Megan Tilton
Print Name	Print Name

/s/ Vivek Garipalli	/s/ Megan Tilton
Signature	Signature

EXHIBIT A TERMINATION CERTIFICATE

This is to confirm that I have reviewed the Employee Nondisclosure, Confidentiality, and Nonsolicitation Agreement (“Agreement”) signed by me on ___________, 20__ and that I understand the terms of that Agreement and the continuing obligations I have under that Agreement. During the course of my employment with the Company, I have had access to information regarded by the Company as Confidential information as defined by the Agreement.

I certify that I do not have in my possession or control, nor have I failed to return, any Confidential Information of the Company, including any specifications, drawings, blueprints, reproductions, prototypes, sketches, notes, reports, proposals or copies thereof, or other documents or materials, tools, equipment, devices or other property belonging to the Company, including any documents, records, notebooks and similar repositories of Confidential Information, or any copies thereof, whether prepared by me or others, and whether stored in paper, disk, electronic, magnetic or other form.

I further certify that I have complied with and will continue to comply with all of the terms of the Agreement signed by me with the Company. I further agree that in compliance with the Agreement, I will preserve in strictest confidence and keep confidential all proprietary, technical and business information pertaining to the Company, and will not disclose or use any Confidential Information for myself or for the benefit of any other person or entity.

Upon termination of my employment with the Company, I will be employed by (name of new employer ___________________________________________________________in the (division/department) ______________________________ and will be working in connection with the projects (generally describe the projects):

If requested by the Company, I agree to notify my new employer as to the general nature or subject matter of the confidential and proprietary information to which I had access while employed by the Company, and as to my obligations with respect to such information (without actually disclosing such Confidential Information). I also understand that the Company may notify my new employer of the existence of the Agreement and this Certificate.

I understand and acknowledge that should I fail to comply with my obligations under the Agreement after my employment ends, the Company shall have, in addition to the right to damages, the right to obtain an injunction against me, including without limitation an injunction prohibiting me from disclosing Confidential Information to my new employer or to any third party.

This Agreement is executed by me at                                                                                               , in the State of

________________, as of this                 day of                                     , 20____.

EMPLOYEE:

Print Name

Signature

Exhibit 10.10

Confidential

CLOVER HEALTH INVESTMENTS, CORP.

725 Cool Springs Blvd, Suite 300

Franklin, Tennessee 37067

December 31, 2020

Andrew Toy

Re:    EMPLOYMENT AGREEMENT

Dear Andrew:

This Employment Agreement (the “Agreement”) between you (referred to hereinafter as the “Executive”) and Clover Health Investments, Corp., a Delaware corporation (the “Company”) sets forth the terms and conditions that shall govern Executive’s continued employment with the Company (referred to hereinafter as “Employment” or the “Employment Period”), effective as of immediately after the Closing of the Mergers (as those terms are defined in the Merger Agreement) (the “Effective Date”).

1. Duties and Scope of Employment.

(a) At-Will Employment. Executive’s Employment with the Company is for no specified period and constitutes “at will” employment. Except as otherwise set forth herein, Executive is free to terminate Employment at any time, with or without advance notice, and for any reason or for no reason. Similarly, the Company is free to terminate Executive’s Employment at any time, with or without advance notice, and with or without Cause (as defined below). Furthermore, although terms and conditions of Executive’s Employment with the Company may change over time, nothing shall change the at-will nature of Executive’s Employment.

(b) Position and Responsibilities. During the Employment Period, the Company agrees to employ Executive in the position of President and Chief Technology Officer. Executive will report to the Company’s Chief Executive Officer or to such other Person as the Company subsequently may determine (Executive’s “Supervisor”) and Executive will be working remotely and based out of the San Francisco Bay Area. Executive will perform the duties and have the responsibilities and authority customarily performed and held by an employee in Executive’s position or as otherwise may be assigned or delegated to Executive by Executive’s Supervisor. Executive shall comply with the Company’s policies and rules, as they may be in effect from time to time during Executive’s Employment.

(c) No Conflicting Obligations. Executive represents and warrants to the Company that Executive is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with Executive’s obligations under this Agreement or that would otherwise prohibit Executive from performing Executive’s duties with the Company. In connection with Executive’s Employment, Executive shall not use or disclose any trade secrets or other proprietary information or intellectual property in which Executive or any other Person has any right, title or interest and Executive’s Employment will not infringe or violate the rights of any other Person. Executive represents and warrants to the Company that Executive has returned all property and confidential information belonging to any prior employer.

(d) Obligations to the Company. During the Employment Period, Executive shall perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s full business efforts and time to the Company. During the Employment Period, without the prior written approval of Executive’s Supervisor, Executive shall not render services in any capacity to any other Person and shall not act as a sole proprietor, advisor or partner of any other Person or own more than five percent (5%) of the stock of any other corporation. Notwithstanding the foregoing, Executive may serve on civic or charitable boards or committees, deliver lectures, fulfill speaking engagements, teach at educational institutions, or manage personal investments without advance written consent of Executive’s Supervisor; provided that such activities do not individually or in the aggregate interfere with the performance of Executive’s duties under this Agreement or create a potential business or fiduciary conflict. Executive shall comply with the Company’s policies and rules, as they may be in effect from time to time during Executive’s Employment. Executive represents and warrants to the Company that Executive has returned all property and confidential information belonging to any prior employer.

2. Cash and Incentive Compensation.

(a) Base Salary. The Company shall pay Executive, as compensation for Executive’s services, a base salary at a gross annual rate of $450,000, less all required tax withholdings and other applicable deductions, in accordance with the Company’s standard payroll procedures. The annual compensation specified in this subsection (a), together with any modifications in such compensation that the Company may make from time to time, is referred to in this Agreement as the “Base Salary.” Executive’s Base Salary will be subject to review and adjustments that will be made based upon the Company’s normal performance review practices. Effective as of the date of any change to Executive’s Base Salary, the Base Salary as so changed shall be considered the new Base Salary for all purposes of this Agreement.

(b) Cash Incentive Bonus. Executive will be eligible to be considered for an annual cash incentive bonus (the “Cash Bonus”) each calendar year during the Employment Period based upon the achievement of certain objective or subjective criteria (collectively, the “Performance Goals”). In compliance with all relevant legal requirements and based on Executive’s level within the Company, the Performance Goals for Executive’s Cash Bonus for a particular year will be established by, and in the sole discretion of, the Company’s Board of Directors (the “Board”), any Compensation Committee of the Board (the “Committee”), or a delegate of either the Board or the Committee (the “Delegate”), as applicable. The initial target amount for any such Cash Bonus will be up to 100% of Executive’s Base Salary (the “Target Bonus Percentage”), less all required tax withholdings and other applicable deductions. The determinations of the Board, the Committee or the Delegate, as applicable, with respect to such Cash Bonus or the Target Bonus Percentage shall be final and binding. Executive’s Target Bonus Percentage for any subsequent year may be adjusted up or down, as determined in the sole discretion of the Board, the Committee or the Delegate, as applicable. Executive shall not earn a Cash Bonus unless Executive is employed by the Company on the date when such Cash Bonus is actually paid by the Company.

(c) Equity Compensation. Executive shall be entitled to the following equity compensation for Executive’s services:

(i) 2014 Plan RSUs. Prior to the Closing of the Mergers, the predecessor corporation to the Company, Clover Health Investments, Inc., a Delaware corporation (“Clover Health”), granted Executive a restricted stock unit award under Clover Health’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) covering that number of shares of Clover Health’s common stock which represented one percent (1%) of the fully-diluted ownership of Clover Health as of immediately prior to the Closing of the Mergers (the “2014 Plan RSUs”). The 2014 Plan RSUs will vest by satisfying both of the following two requirements:

(A) Service Requirement. Twenty percent (20%) of the 2014 Plan RSUs will vest on each of the first five (5) anniversaries of the Closing Date (as defined in the Merger Agreement), subject to Executive’s providing continuous service to the Company or any affiliate through each service-based vesting date.

(B) Performance Requirement. Measured beginning after the first anniversary of the Closing Date, the 2014 Plan RSUs will vest in full upon the Company’s volume-weighted average stock closing price for the Company’s Class A common stock reaching $20 for 90 consecutive calendar days; provided that such vesting occurs on or within 5 years of the Closing Date.

The 2014 Plan RSUs shall settle as set forth in the applicable RSU award agreement. In addition, upon a Change in Control (as defined in the 2014 Plan), the 2014 Plan RSUs will vest in full as to its service requirement, and if the per share value in the Change in Control equals or exceeds $20, the award will also vest in full as to the performance requirement. Unless otherwise provided in Section 6 below, any portion of the 2014 Plan RSUs that is unvested at the consummation of the Change in Control will be forfeited.

The Company assumed the 2014 Plan RSUs in the Merger, and although the 2014 Plan will terminate as of the Closing of the Mergers, the terms and conditions of the applicable Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement and the 2014 Plan will continue to govern the 2014 Plan RSUs. As of the Closing of the Mergers, the 2014 Plan RSUs will be converted to be denominated in shares of the Company’s Class B common stock in accordance with the Merger Agreement. The 2014 Plan RSUs are also subject to the terms of this Agreement, including the acceleration of their vesting in connection with Executive’s Involuntary Termination during a Change in Control Protection Period and in connection with Executive’s resignation for a certain Good Reason outside of the Change in Control Protection Period as defined and provided in Section 6 below.

(ii) Management Incentive Plan RSUs. Executive will also receive a restricted stock unit award under the Company’s Management Incentive Plan (the “Management Plan”) representing two percent (2%) of the number shares of all classes of common stock of the Company as of the Closing of the Mergers (the “Management Plan RSUs”). The Management Plan RSUs will be denominated in shares of the Company’s Class B common stock and will be granted effective as of the Closing of the Mergers. The Management Plan RSUs will vest by satisfying both of the following two requirements:

(A) Service Requirement. Twenty percent (20%) of the Management Plan RSUs will vest on each of the first five (5) anniversaries of the Closing Date, subject to Executive’s providing continuous service to the Company or any affiliate through each service-based vesting date.

(B) Performance Requirement. Measured beginning after the first anniversary of the Closing Date, 50% of the Management Plan RSUs will vest upon the Company’s volume-weighted average stock closing price for the Company’s Class A common stock exceeding $25 for 90 consecutive calendar days, and the remaining 50% of the Management Plan RSUs will vest upon the Company’s volume-weighted average stock closing price for the Company’s Class A common stock exceeding $30 for 90 consecutive calendar days; provided all such vesting occurs on or within 5 years of the Closing Date.

The Management Plan RSUs shall settle as set forth in the applicable RSU award agreement. In addition, upon a Change in Control (as defined in the Management Plan), which does not include the Mergers), the Management Plan RSUs will vest in full as to its service requirement, and if the per share value in the Change in Control exceeds a required stock closing price under its performance requirement, the award will also vest as to the applicable portion of the performance requirement. Unless otherwise provided in Section 6 below, any portion of the Management Plan RSUs that is unvested at the consummation of the Change in Control will be forfeited. The Management Plan RSUs are also subject to the terms of this Agreement, including the acceleration of their vesting in connection with the Involuntary Termination of Executive during a Change in Control Protection Period and in connection with Executive’s resignation for a certain Good Reason outside of the Change in Control Protection Period, as defined and provided in Section 6 below.

(iii) 2020 Plan. Executive will be eligible for future equity awards under the Company’s 2020 Equity Incentive Plan (the “Equity Plan”), as determined in the sole discretion of the Board, the Committee or the Delegate, as applicable.

(iv) 2020 Option Acceleration. Effective as of the Closing of the Mergers, the 1,774,408 options subject to option grant number ES-1015 with a grant date of February 4, 2020 will vest in full.

(v) Transfer Restrictions. Any Family Transfer (as defined below) of shares issued or issuable upon exercise of options or settlement of RSUs held by Executive shall be exempt from any transfer restrictions thereon, including but not limited to lockups, rights of first refusal or rights of co-sale, provided, however, that any such Family Transfer shall be made in accordance with the Company’s Insider Trading Policy

3. Employee Benefits. During the Employment Period, Executive shall be eligible to (a) receive paid time off (“PTO”) in accordance with the Company’s PTO policy, as it may be amended from time to time and (b) participate in the employee benefit plans maintained by the Company and generally available to similarly situated employees of the Company, subject in each case to the generally applicable terms and conditions of the plan or policy in question and to the determinations of any Person or committee administering such employee benefit plan or policy. The Company reserves the right to cancel or change the employee benefit plans, policies and programs it offers to its employees at any time.

4. Business Expenses. The Company will reimburse Executive for necessary and reasonable business expenses incurred in connection with Executive’s duties hereunder upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable expense reimbursement policies as in effect from to time.

5. Rights Upon Termination. Except as expressly provided in Section 6, upon the termination of Executive’s Employment, for the period preceding the effective date of the termination of Employment, Executive shall only be entitled to the following: (i) the accrued but unpaid Base Salary compensation and PTO, (ii) the reimbursements for outstanding and unpaid business expenses described in Section 4 of this Agreement, and (iii) such other vested benefits earned under any Company-provided plans, policies, and arrangements in accordance with the governing documents and policies of any such, plans, policies and arrangements (collectively, the “Accrued Benefits”). The Accrued Benefits described in clauses (i) and (ii) of the preceding sentence shall be paid within thirty (30) days after the date of termination of Executive’s Employment (or such earlier date as may be required by applicable law) and the Accrued Benefits described in clause (iii) of the preceding sentence shall be paid in accordance with the terms of the governing plan, policy or arrangement.

6. Termination Benefits.

(a) Involuntary Termination Outside of Change in Control Protection Period. If (i) the Company (or any parent, subsidiary or successor of the Company) terminates Executive’s service to the Company for a reason other than (A) Cause, (B) Executive becoming Disabled or (C) Executive’s death; or (ii) if Executive resigns from service to the Company for Good Reason (each, an “Involuntary Termination”); in each case occurring outside of the Change in Control Protection Period, then, subject to Section 7 (other than with respect to the Accrued Benefits), Executive will be entitled to the following:

(i) Accrued Compensation. The Company will pay Executive all Accrued Benefits.

(ii) Severance Payment. In exchange for Executive timely signing and not revoking the Release in accordance with the terms therein and in this Agreement, Executive will receive semi-monthly continuing payments of severance pay at a rate equal to Executive’s Base Salary, as then in effect, for twelve (12) months (the “Severance Period”), less all required tax withholdings and other applicable deductions, which will be paid in accordance with the Company’s regular payroll procedures commencing on the Release Deadline (as defined in Section 7(a)); provided that the first payment shall include any amounts that would have been paid to Executive if payment had commenced on the date of Executive’s separation from service.

(iii) Continued Employee Benefits. If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Executive and Executive’s eligible dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination or resignation) until the earlier of (A) the end of the Severance Period, or (B) the date upon which Executive and/or Executive’s eligible dependents become covered under similar plans. COBRA reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy and will be taxable to the extent required to avoid adverse consequences to Executive or the Company under either Code Section 105(h) or the Patient Protection and Affordable Care Act of 2010.

(iv) Equity. If Executive resigns from service to the Company for the Good Reason set forth in Section 8(g)(i), all of Executive’s unvested and outstanding equity awards of the Company shall vest in full.

(b) Involuntary Termination Within the Change in Control Protection Period. If, during the Change in Control Protection Period, an Involuntary Termination occurs, then, subject to Section 7 (other than with respect to the Accrued Benefits), Executive will receive the following severance benefits from the Company in lieu of the benefits described in Section 6(a) above:

(i) Accrued Compensation. The Company will pay Executive all Accrued Benefits.

(ii) Severance Payment. In exchange for Executive timely signing and not revoking the Release in accordance with the terms therein and in this Agreement, Executive will receive a lump sum severance payment equal to 18 months (the “CIC Severance Period”) of Executive’s Base Salary as in effect immediately prior to the date of Executive’s termination of employment, less all required tax withholdings and other applicable deductions, which will be paid in accordance with the Company’s regular payroll procedures, but no later than thirty (30) days following the Release Deadline.

(iii) Continued Employee Benefits. If Executive elects continuation coverage pursuant to COBRA for Executive and Executive’s eligible dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination or resignation) until the earlier of (A) the end of the CIC Severance Period, or (B) the date upon which Executive and/or Executive’s eligible dependents become covered under similar plans. COBRA reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy and will be taxable to the extent required to avoid adverse consequences to Executive or the Company under either Code Section 105(h) or the Patient Protection and Affordable Care Act of 2010.

(iv) Equity. All of Executive’s unvested and outstanding equity awards of the Company shall vest in full, contingent upon the consummation of the Change in Control (as defined in this Agreement), but effective as of the earlier to occur of Executive’s Involuntary Termination or the Change in Control.

(c) Disability; Death; Voluntary Resignation; Termination for Cause. If Executive’s employment with the Company is terminated due to (i) Executive becoming Disabled or Executive’s death, (ii) Executive’s voluntary resignation (other than for Good Reason), or (iii) the Company’s termination of Executive’s employment with the Company for Cause, then Executive or Executive’s estate (as the case may be) will receive the Accrued Benefits, but will not be entitled to any other compensation or benefits from the Company except to the extent required by law (for example, COBRA).

(d) Timing of Payments. Subject to any specific timing provisions in Section 6(a), 6(b), or 6(c), as applicable, or the provisions of Section 7, payment of the severance and benefits hereunder shall be made or commence to be made as soon as practicable following Executive’s termination of employment.

(e) Exclusive Remedy. In the event of a termination of Executive’s employment with the Company (or any parent, subsidiary or successor of the Company), the provisions of this Section 6 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement (other than the payment of accrued but unpaid wages, as required by law, and any unreimbursed reimbursable expenses). Executive will be entitled to no other severance, benefits, compensation or other payments or rights upon a termination of employment, including, without limitation, any severance payments and/or benefits provided in the Employment Agreement, other than those benefits expressly set forth in Section 6 of this Agreement or pursuant to written equity award agreements with the Company.

(f) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.

7. Conditions to Receipt of Severance.

(a) Release of Claims Agreement. The receipt of any severance payments or benefits pursuant to Section 6 of this Agreement is subject to Executive signing and not revoking a separation agreement and release of claims in a form attached hereto as Attachment A (the “Release”), which must become effective no later than the sixtieth (60th) day following Executive’s termination of employment (the “Release Deadline”), and if not, Executive will forfeit any right to severance payments or benefits under this Agreement. To become effective, the Release must be timely executed by Executive and any revocation periods (as required by statute, regulation, or otherwise) must have expired without Executive having revoked the Release. In addition, in no event will severance payments or benefits be paid or provided until the Release actually becomes effective. If the termination of employment occurs at a time during the calendar year where the Release Deadline could occur in the calendar year following the calendar year in which Executive’s termination of employment occurs, then any severance payments or benefits under this Agreement that would be considered Deferred Payments (as defined in Section 7(c)(i)) will be paid on the first payroll date to occur during the calendar year following the calendar year in which such termination occurs, or such later time as required by (i) the payment schedule applicable to each payment or benefit as set forth in Section 6, (ii) the date the Release becomes effective, or (iii) Section 7(c)(ii); provided that the first payment shall include all amounts that would have been paid to Executive if payment had commenced on the date of Executive’s termination of employment.

(b) Confidentiality Agreement. Executive’s receipt of any payments or benefits under Section 6 will be subject to Executive continuing to comply with the terms of the Confidentiality Agreement (as defined in Section 11 below).

(c) Section 409A.

(i) Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Executive, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation not exempt under Section 409A (together, the “Deferred Payments”) will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. And for purposes of this Agreement, any reference to “termination of employment,” “termination” or any similar term shall be construed to mean a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A.

(ii) Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination of employment (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following Executive’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(iii) Without limitation, any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations is not intended to constitute Deferred Payments for purposes of clause (i) above.

(iv) Without limitation, any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit is not intended to constitute Deferred Payments for purposes of clause (i) above. Any payment intended to qualify under this exemption must be made within the allowable time period specified in Section 1.409A-1(b)(9)(iii) of the Treasury Regulations.

(v) To the extent that reimbursements or in-kind benefits under this Agreement constitute non-exempt “nonqualified deferred compensation” for purposes of Section 409A, (1) all reimbursements hereunder shall be made on or prior to the last day of the calendar year following the calendar year in which the expense was incurred by Executive, (2) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (3) the amount of expenses eligible for reimbursement or in-kind benefits provided in any calendar year shall not in any way affect the expenses eligible for reimbursement or in-kind benefits to be provided, in any other calendar year.

(vi) The payments and benefits provided under Sections 6(a) and 6(b) are intended to be exempt from or comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions that are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

8. Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a) Cause. “Cause” means:

(i) Executive’s gross negligence or willful misconduct in the performance of his or her duties and responsibilities to the Company or Executive’s violation of any written Company policy;

(ii) Executive’s commission of any act of fraud, theft, embezzlement, financial dishonesty, misappropriation from the Company or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company;

(iii) Executive’s conviction of, or pleading guilty or nolo contendre to, any felony or a lesser crime involving dishonesty or moral turpitude;

(iv) Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or while performing Executive’s duties and responsibilities for the Company

(v) Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of his or her relationship with the Company; or

(vi) Executive’s material breach of any of his or her obligations under any written agreement or covenant with the Company.

(b) Change in Control. “Change in Control” shall have the meaning ascribed to such term in the Equity Plan.

(c) Change in Control Protection Period. “Change in Control Protection Period” means the period beginning one month prior to and ending twelve (12) months immediately following the consummation of a Change in Control.

(d) Code. “Code” means the Internal Revenue Code of 1986, as amended.

(e) Disability. “Disability” or “Disabled” means that Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one (1) year.

(f) Family Transfer. “Family Transfer” means a transfer either during Executive’s lifetime or on death by will or intestacy to Executive’s spouse (including, without limitation, any domestic partner or partner by virtue of same-sex marriage and/or civil union), child (natural or adopted), or any other direct lineal descendant of such Stockholder (or his or her spouse), parent or any other relative (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership, limited liability company or other entity for the benefit of, or the ownership interests of which are directly or indirectly owned wholly by or for the benefit of Executive and/or any such family members.

(g) Good Reason. “Good Reason” means Executive’s resignation or termination of employment within thirty (30) days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following without Executive’s consent:

(i) The failure to promote or appoint Executive, in good faith, to Chief Executive Officer of the Company, immediately after the resignation or termination of Vivek Garipalli as Chief Executive Officer of the Company;

(ii) A material reduction of Executive’s duties, authority or responsibilities, relative to Executive’s duties, authority or responsibilities in effect immediately prior to such reduction;

(iii) Any change of title (unless to Chief Executive Officer following the resignation of Mr. Garipalli), which will include a title change related to an acquisition by a larger entity (for example, holding the same title but at a subsidiary of a larger company);

(iv) A material reduction in Executive’s Base Salary (except where there is a reduction applicable to all similarly situated executive officers generally); provided, that a reduction of less than ten percent (10%) will not be considered a material reduction in Base Salary;

(v) Any requirement for Executive to report to a work facility or location other than Executive’s home office or required business travel, with the location of Executive’s home office to be of Executive’s choosing; or

(vi) A material breach by the Company of a material provision of this Agreement.

Executive will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for Good Reason within thirty (30) days of the initial existence of the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days following the date the Company receives such notice during which such condition must not have been cured.

(h) Governmental Authority. “Governmental Authority” means any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

(i) Merger Agreement. “Merger Agreement” means that certain Agreement and Plan of Merger by and among Social Capital Hedosophia Holdings Corp. III, Asclepius Merger Sub Inc. and Clover Health Investments, Corp. dated October 5, 2020, of which Executive has a received copy and has reviewed.

(j) Person. “Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or Governmental Authority.

(k) Section 409A. “Section 409A” means Section 409A of the Code, and the final regulations and any guidance promulgated thereunder or any state law equivalent.

(l) Section 409A Limit. “Section 409A Limit” shall mean two (2) times the lesser of: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of his or her separation from service as determined under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s separation from service occurred.

9. Golden Parachute.

(a) Anything in this Agreement to the contrary notwithstanding, if any payment or benefit Executive would receive from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code; and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax; or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment. Any reduction made pursuant to this Section 9(a) shall be made in accordance with the following order of priority: (i) stock options whose exercise price exceeds the fair market value of the optioned stock (“Underwater Options”) (ii) Full Credit Payments (as defined below) that are payable in cash, (iii) non-cash Full Credit Payments that are taxable, (iv) non-cash Full Credit

Payments that are not taxable (v) Partial Credit Payments (as defined below) and (vi) non-cash employee welfare benefits. In each case, reductions shall be made in reverse chronological order such that the payment or benefit owed on the latest date following the occurrence of the event triggering the excise tax will be the first payment or benefit to be reduced (with reductions made pro-rata in the event payments or benefits are owed at the same time). “Full Credit Payment” means a payment, distribution or benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, that if reduced in value by one dollar reduces the amount of the parachute payment (as defined in Section 280G of the Code) by one dollar, determined as if such payment, distribution or benefit had been paid or distributed on the date of the event triggering the excise tax. “Partial Credit Payment” means any payment, distribution or benefit that is not a Full Credit Payment.

(b) A nationally recognized certified public accounting firm selected by the Company (the “Accounting Firm”) shall perform the foregoing calculations related to the Excise Tax. If a reduction is required pursuant to Section 9(a), the Accounting Firm shall administer the ordering of the reduction as set forth in Section 9(a). The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(c) The Accounting Firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered. Any good faith determinations of the Accounting Firm made hereunder shall be final, binding, and conclusive upon Executive and the Company.

10. Arbitration. To the fullest extent permitted by applicable law, Executive and the Company agree that any and all disputes, demands, claims, or controversies (“claims”) relating to, arising from or regarding Executive’s employment, including claims by the Company, claims against the Company, and claims against any current or former parent, affiliate, subsidiary, successor or predecessor of the Company, and each of the Company’s and these entities’ respective officers, directors, agents or employees, shall be resolved by final and binding arbitration before a single arbitrator in San Francisco, California (or another mutually agreeable location). This does not prevent either Executive or the Company from seeking and obtaining temporary or preliminary injunctive relief in court to prevent irreparable harm to Executive’s or its confidential information or trade secrets pending the conclusion of any arbitration. This arbitration agreement does not apply to any claims that have been expressly excluded from arbitration by a governing law not preempted by the Federal Arbitration Act and does not restrict or preclude Executive from communicating with, filing an administrative charge or claim with, or providing testimony to any governmental entity about any actual or potential violation of law or obtaining relief through a government agency process. The parties hereto agree that claims shall be resolved on an individual basis only, and not on a class, collective, or representative basis on behalf of other employees to the fullest extent permitted by applicable law (“Class Waiver”). Any claim that all or part of the Class Waiver is invalid, unenforceable, or unconscionable may be determined only by a court. In no case may class, collective or representative claims proceed in arbitration on behalf of other employees.

The parties agree that the arbitration shall be conducted by a single neutral arbitrator through JAMS in accordance with JAMS Employment Arbitration Rules and Procedures (available at www.jamsadr.com/rules-employment-arbitration). Except as to the Class Waiver, the arbitrator shall determine arbitrability. The Company will bear all JAMS arbitration fees and administrative costs in excess of the amount of administrative fees and costs that Executive otherwise would have been required to pay if the claims were litigated in court. The arbitrator shall apply the applicable substantive law in deciding the claims at issue. Claims will be governed by their applicable statute of limitations and failure to demand arbitration within the prescribed time period shall bar the claims as provided by law. The decision or award of the arbitrator shall be final and binding upon the parties. This arbitration agreement is enforceable under and governed by the Federal Arbitration Act. In the event that any portion of this arbitration agreement is held to be invalid or unenforceable, any such provision shall be severed, and the remainder of this arbitration agreement will be given full force and effect. By signing the offer letter, Executive acknowledges and agrees that Executive has read this arbitration agreement carefully, are bound by it and are WAIVING ANY RIGHT TO HAVE A TRIAL BEFORE A COURT OR JURY OF ANY AND ALL CLAIMS SUBJECT TO ARBITRATION UNDER THIS ARBITRATION AGREEMENT.

11. Confidentiality Agreement. The Employee Covenants Agreement entered into by and between Executive and the Company dated December 14, 2017 (the “Confidentiality Agreement”), which is attached hereto as Attachment B remains in full force and effect.

12. Pre-Employment Conditions.

(a) Right to Work. For purposes of federal immigration law, Executive will be required, if Executive has not already, to provide to the Company documentary evidence of Executive’s identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of the Effective Date, or our Employment relationship with Executive may be terminated.

(b) Verification of Information. This Agreement is also contingent upon the successful verification of the information Executive provided to the Company during Executive’s application process, as well as a general background check performed by the Company to confirm Executive’s suitability for Employment. By accepting this Agreement, Executive warrants that all information provided by Executive is true and correct to the best of Executive’s knowledge, Executive agrees to execute any and all documentation necessary for the Company to conduct a background check and Executive expressly releases the Company from any claim or cause of action arising out of the Company’s verification of such information.

13. Successors.

(a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business or assets that become bound by this Agreement or any affiliate of any such successor that employs Executive.

(b) Executive’s Successors. This Agreement and all of Executive’s rights hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

14. Miscellaneous Provisions.

(a) Indemnification. The Company shall indemnify Executive to the maximum extent permitted by applicable law and the Company’s Bylaws with respect to Executive’s service and Executive shall also be covered under a directors and officers liability insurance policy paid for by the Company to the extent that the Company maintains such a liability insurance policy now or in the future.

(b) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(c) Notice.

(i) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In Executive’s case, mailed notices shall be addressed to Executive at the home address that Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(ii) Notice of Termination. Any termination by the Company for Cause or by Executive for Good Reason will be communicated by a notice of termination to the other party hereto given in accordance with Section 14(c)(i) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice), subject to any applicable cure period. The failure by Executive or the Company to include in the notice any fact or circumstance which contributes to a showing of Good Reason or Cause, as applicable, will not waive any right of Executive or the Company, as applicable, hereunder or preclude Executive or the Company, as applicable, from asserting such fact or circumstance in enforcing his or her or its rights hereunder, as applicable. Any termination by Executive without Good Reason will be communicated by Executive to the Company upon 90 days advance written notice.

(d) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(e) Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all other prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof, and as of the Effective Date, will supersede and replace in its entirety, the offer letter by and between Executive and Clover Health dated December 14, 2017.

(f) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other deductions required to be withheld by law.

(g) Choice of Law and Severability. This Agreement shall be interpreted in accordance with the laws of the State of California without giving effect to provisions governing the choice of law. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively, the “Law”) then that provision shall be curtailed or limited only to the minimum extent necessary to bring the provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

(h) No Assignment. This Agreement and all of Executive’s rights and obligations hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer to such entity of all or a substantial portion of the Company’s assets.

(i) Acknowledgment. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s personal attorney, has had sufficient time to, and has carefully read and fully understood all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

(k) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents or notices related to this letter, securities of the Company or any of its affiliates or any other matter, including documents and/or notices required to be delivered to Executive by applicable securities law or any other law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Executive hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agree to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

After you have had an opportunity to review this Agreement, please feel free to contact me if you have any questions or comments. To indicate your acceptance of this Agreement, please sign and date this letter in the space provided below and return it to the Company.

Very truly yours,

CLOVER HEALTH INVESTMENTS, CORP.

By:	/s/ Rachel Fish

(Signature)
Name:	Rachel Fish
Title:	Chief People Officer

ACCEPTED AND AGREED:

ANDREW TOY

/s/ Andrew Toy
(Signature)

12/31/2020
Date

Attachment A: Release of Claims

Attachment B: Employee Covenants Agreement

ATTACHMENT A

RELEASE OF CLAIMS

Pursuant to the Employment Agreement entered into by and between you and Clover Health Investments, Corp. dated December 31, 2020 (the “Employment Agreement”), you hereby enter into this Release of Claims (the “Release”). Any term not otherwise defined herein shall have the meaning ascribed to it in the Employment Agreement.

1. General Release. In consideration for the severance described in the Employment Agreement, and for other good and valuable consideration, the sufficiency of which you hereby acknowledge, you hereby waive and release to the maximum extent permitted by applicable law any and all claims or causes of action, whether known or unknown, against the Company and/or its predecessors, successors, past or present subsidiaries, affiliated companies, investors, branches or related entities (collectively, including the Company, the “Entities”) and/or the Entities’ respective past, present, or future insurers, officers, directors, agents, attorneys, employees, stockholders, assigns and employee benefit plans (collectively with the Entities, the “Released Parties”), with respect to any matter, including, without limitation, any matter related to your employment with the Company or the termination of that employment relationship. This waiver and release includes, without limitation, claims to wages, including overtime or minimum wages, bonuses, incentive compensation, equity compensation, vacation pay or any other compensation or benefits; any claims for failure to provide accurate itemized wage statements, failure to timely pay final pay or failure to provide meal or rest breaks; claims for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment or employment classification, claims under the Employee Retirement Income Security Act (ERISA); claims for attorneys’ fees or costs; claims for penalties; any and all claims for stock, stock options or other equity securities of the Company; claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract, and breach of the covenant of good faith and fair dealing; any claims of discrimination, harassment, or retaliation based on sex, age, race, national origin, disability or on any other protected basis, under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, California Family Rights Act, The New Parent Leave Act, or any other federal, state, or local law prohibiting discrimination, harassment and/or retaliation; and claims under the California Labor Code, the California Business and Professions Code, and all other federal, state and local laws, ordinances and regulations.

You covenant not to sue the Released Parties for any of the claims released above, agree not to participate in any class, collective, representative, or group action that may include any of the claims released above, and will affirmatively opt out of any such class, collective, representative or group action. Further, you agree not to participate in, seek to recover in, or assist in any litigation or investigation by other persons or entities against the Released Parties, except as required by law. Nothing in this Release precludes you from participating in any investigation or proceeding before any government agency or body. However, while you may file a charge and participate in any such proceeding, by signing this Release, you waive any right to bring a lawsuit against the Released Parties and waive any right to any individual monetary recovery in any such proceeding or lawsuit. Nothing in this Release is intended to impede your ability to report possible securities law violations to the government, or to receive a monetary award from a government administered whistleblower-award program. You do not need the prior authorization of the Company to make any such reports or disclosures or to participate or cooperate in any governmental investigation, action or proceeding, and you are not required to notify the Company that you have made such reports and disclosures or have participated or cooperated in any governmental investigation, action or proceeding. Nothing in this Release waives your right to testify or prohibits you from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment when you have been required or requested to attend the proceeding pursuant to a court order, subpoena or written request from an administrative agency or state legislature.

This waiver and release covers only those claims that arose prior to your execution of this Release. The waiver and release contained in this Release does not apply to (i) your indemnification rights under the Indemnification Agreement entered into by and between you and the Company dated November 1, 2018 or any subsequent indemnification agreement entered into by and between you and the Company (such agreement, the “Indemnification Agreement”) and the Company’s internal governing documents, or (ii) any claim which, as a matter of law, cannot be released by private agreement. If any provision of the waiver and release contained in this Release is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and a court shall enforce all remaining provisions to the full extent permitted by law.

2. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Federal Age Discrimination in Employment Act (“ADEA Waiver”) and that the consideration given for the ADEA Waiver is in addition to anything of value to which you are already entitled. You further acknowledge that: (a) your ADEA Waiver does not apply to any claims that may arise after you sign this Release; (b) you should consult with an attorney prior to executing this Release; (c) you have 21 calendar days within which to consider this Release (although you may choose to execute Release earlier); (d) you have 7 calendar days following the execution of the Release to revoke this Release; and (e) the Release will not be effective until the eighth day after you sign this Release provided that you have not revoked it (“Effective Date”). You agree that any modifications, material or otherwise, made to this Release do not restart or affect in any manner the original 21-day consideration period provided in this section. To revoke the Release, you must email Gia Lee a written notice of revocation at gia.lee@cloverhealth.com, prior to the end of the 7-day period. You acknowledge that your consent to this Release is knowing and voluntary. The offer described in this Release will be automatically withdrawn if you do not sign the Release within the 21-day consideration period.

3. 1542 Waiver. You understand and acknowledge that you are releasing potentially unknown claims, and that you may have limited knowledge with respect to some of the claims being released. You acknowledge that there is a risk that, after signing this Release, you may learn information that might have affected your decision to enter into this Release. You assume this risk and all other risks of any mistake in entering into this Release. You agree that this Release is fairly and knowingly made. In addition, you expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

You understand and agree that claims or facts in addition to or different from those which are now known or believed by you to exist may hereafter be discovered, but it is your intention to release all claims that you have or may have against the Released Parties, whether known or unknown, suspected or unsuspected.

4. Breach. In the event that you breach any of your obligations under this Release or as otherwise imposed by law, the Company will be entitled to recover all severance and other consideration paid or provided under this Release and to obtain all other relief provided by law or equity.

5. No Other Amounts/Benefits Owed. You acknowledge and agree that you have been paid for all of your services with the Company and you have not earned any wages, salary, incentive compensation, bonuses, commissions or similar payments or benefits or any other compensation or amounts that have not already been paid to you. You further agree that, prior to the execution of this Release, you were not entitled to receive any further payments or benefits from the Company, and the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this Release.

6. Workers’ Compensation. You agree that you did not suffer an injury covered by workers’ compensation in the course and scope of your employment with Company.

7. Dispute Resolution. To ensure rapid and economical resolution of any disputes relating to this Release, you and the Company agree that any and all claims, disputes or controversies of any nature whatsoever arising out of, or relating to, this Release, or its interpretation, enforcement, breach, performance or execution, shall be resolved by final, binding and confidential arbitration before a single arbitrator in San Francisco, CA (or another mutually agreeable location) conducted under the Judicial Arbitration and Mediation Services (JAMS) Streamlined Arbitration Rules & Procedures, which can be reviewed at http://www.jamsadr.com/rules-streamlined-arbitration/. Before engaging in arbitration, you and the Company agree to first attempt to resolve the dispute informally or with the assistance of a neutral third-party mediator. You and the Company each acknowledge that by agreeing to this arbitration procedure, you and the Company waive the right to resolve any such dispute, claim or demand through a trial by jury or judge or by administrative proceeding. The arbitrator, and not a court, shall also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy, or claim except as provided herein. The arbitrator may in his or her discretion award attorneys’ fees to the prevailing party. All claims, disputes, or controversies subject to arbitration as set forth in this paragraph must be submitted to arbitration on an individual basis and not as a representative, class and/or collective action proceeding on behalf of other individuals. Any issue concerning the validity of this representative, class and/or collective action waiver must be decided by a Court and if for any reason it is found to be unenforceable, the representative, class and/or collective action claim may only be heard in Court and may not be arbitrated. Claims will be governed by applicable statutes of limitations. This arbitration agreement does not cover any action seeking only emergency, temporary or preliminary injunctive relief (including a temporary restraining order) in a court of competent jurisdiction in accordance with applicable law. This arbitration agreement shall be construed and interpreted in accordance with the Federal Arbitration Act.

8. Entire Agreement. You and the Company agree that except for the Confidentiality Agreement, the Indemnification Agreement, applicable equity documents and the Employment Agreement, and except as otherwise expressly provided in this Release, this Release renders null and void any and all prior or contemporaneous agreements between you and the Company or any affiliate of the Company. You and the Company agree that this Release and the Employment Agreement constitute the entire agreement between you and the Company and any affiliate of the Company regarding the subject matter of this Release, and that this Release may be modified only in a written document signed by you and a duly authorized officer of the Company.

9. Governing Law. Except as to the Dispute Resolution section above, this Release shall be construed and interpreted in accordance with the laws of the State of California.

10. Severability. The provisions of this Release are severable. If any provision of this Release is held invalid or unenforceable, such provision shall be deemed deleted from this Release and such invalidity or unenforceability shall not affect any other provision of this Release, the balance of which will remain in and have its intended full force and effect; provided, however that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

11. Counterparts. You agree that this Release may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution via DocuSign or a similar service, or of a facsimile copy or scanned image shall have the same force and effect as execution of an original, and an electronic or facsimile signature or scanned image of a signature shall be deemed an original and valid signature.

[Signature Page Follows]

To accept this Release, please sign and date this Release and return it to me. You have until 5:00 p.m. PT on the date that is 21 days after your termination of employment (or Change in Control) to review and consider this Release and to provide me with an executed copy thereof (the “Deadline”). Please indicate your agreement with the above terms by signing below.

I am pleased that we were able to part ways on these amicable terms. The Company and I wish you every success in your future endeavors.

Sincerely,

CLOVER HEALTH INVESTMENTS, CORP.

By:

(Signature)
Name:
Title:

My agreement with the terms of this Release is signified by my signature below and is voluntary, deliberate and informed. I acknowledge that this Agreement provides consideration of value to me and that I was free to consult an attorney before signing this Agreement. Furthermore, I acknowledge that I have read and understand this Release and that I sign this release of all claims voluntarily, with full appreciation that at no time in the future may I pursue any of the rights I have waived in this Release.

Signed	Dated:
Andrew Toy

Confidential

EMPLOYEE COVENANTS AGREEMENT

I am about to become a paid employee of Clover Health Investments Corp. or its parent, subsidiary or affiliate (all, collectively, “Clover Health”), having a place of business at 22 4th Street, 6th Floor, San Francisco, CA 94103 which, together with their respective officers, directors, employees, shareholders, members, partners, plan administrators, attorneys and agents, as well as any predecessors, future successors or assigns or estates of any of the foregoing, may be collectively referred to in this Covenants Agreement as, the “Company.” I am making this Agreement in consideration of my employment by the Company and the other compensation and benefits afforded to me in connection with that employment.

1. Confidentiality. While working for the Company, I may develop or acquire, or already have developed or acquired, knowledge in my work or from my colleagues or others of Confidential Information relating to the Company, its business, potential business or that of its customers or its or their respective affiliates. “Confidential Information” includes all trade secrets, know-how, show-how, technical, operating, financial, and other business information and materials, whether or not reduced to writing or other medium and whether or not marked or labeled confidential, proprietary or the like, specifically including, but not limited to, information regarding source codes, software programs and applications in various stages of development, computer and information systems, data structures, data reporting methodologies, research and development, new materials research, logos, designs, graphics, writings or other materials, algorithms, formulae, works of authorship, techniques, discoveries, documentation, models and systems, sales and pricing plans, proposals, projections and techniques, profit margins, business and operational plans and strategies, procedures, inventions, products, improvements, modifications, methodology, processes, concepts, records, files, memoranda, reports, plans, proposals, price lists, pricing policies, pricing algorithms, vendor, customer and supplier lists, privacy and security practices, sales account plans, sales force activity information, acquisition, expansion, marketing financial and other business information and existing and future products and business plans of the Company, and actual and prospective customer and supplier information. Confidential Information also includes Protected Health Information as that term is defined under HIPAA and its related regulations. Confidential Information does not include general skills, experience or information that is generally available to the public, other than information, which has become generally available as a result of my direct or indirect act or omission.

With respect to Confidential Information of the Company, its customers and its or their respective affiliates, I agree that:

(a) I will use it only in the performance of my duties for the Company. I will not use it at any time (during or after my employment) for my personal benefit, for the benefit of any other person or firm, or in any manner adverse to the interests of the Company or its affiliates;

(b) I will not disclose it at any time (during or after my employment) except to authorized Company personnel, unless the Company expressly consents in advance in writing or unless the information becomes clearly of public knowledge or enters the public domain (other than through an unauthorized disclosure by me or through a disclosure not by me which I knew or reasonably should have known was an unauthorized disclosure);

(c) I will safeguard it by all reasonable steps and abide by all policies and procedures of the Company and its customers in effect from time to time regarding storage, copying, destroying, publication or posting, or handling of such Confidential Information, in whatever medium or format that Confidential Information takes;

(d) I will execute and abide by all confidentiality agreements which the Company reasonably requests me to sign or abide by, whether those agreements are for the benefit of the Company, an affiliate or an actual or a potential customer thereof; and

(e) I will return all materials containing or relating to Confidential Information, together with all other Company or customer property (including, without limitation, laptop computers, cell phones and other equipment) to the Company, when my employment with the Company terminates or otherwise on demand and, at that time I will certify to the Company, in writing, that I have complied with this Agreement. I shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, or other documents relating in any way to the affairs of Company, its customers or its or their respective affiliates. I further understand and agree that any online or other accounts I open, handle or become involved with on the Company’s behalf constitute Company property. I will provide all access codes, passcodes, and administrator rights to the Company at any time during or after my employment on demand.

2. Contributions and Inventions. While employed by the Company, I may make Contributions and Inventions of value to it. The terms “Contributions” and “Inventions” are understood to include all inventions, ideas, formulae, works, modifications, processes, discoveries, techniques, designs, methods, trade secrets, technical specifications and data, know- how, show-how, concepts, expressions, creations, improvements, works of authorship, ideas and other developments, whether or not they are patentable or copyrightable or subject to analogous protection and regardless of their form or state of development, and whether or not I have made them alone or with others. This Agreement covers Contributions and Inventions of any kind that are conceived or made by me, during hours that I am working for the Company at my place of work whether located at the Company, customer facilities, at home or elsewhere, alone or with others, while I am employed by the Company. This Agreement also covers Contributions and Inventions, regardless of whether they are conceived or made during regular working hours or at my place of work, (i) that relate to the Company’s business or potential business, or (ii) result from tasks assigned to me by the Company, or (iii) that are conceived or made with the use of the Company’s time, facilities, materials or resources. With respect to Contributions or Inventions covered by this Agreement, I agree that:

(a) I will disclose them promptly to the Company. I will not disclose them to anyone other than authorized Company personnel;

(b) They will belong solely to the Company from conception as “works made for hire” (as that terms is used under U.S. copyright law) or otherwise. To the extent that title to any such Contributions or Inventions do not, by operation of law, vest in the Company, I hereby irrevocably assign to the Company all right, title and interest, including, without limitation, tangible and intangible rights such as patent rights, trademarks and copyrights, that I may have or may acquire in and to all such Contribution and Inventions, benefits and/or rights resulting therefrom, and agree to promptly execute any further specific assignments related to such Contributions or Inventions, benefits and/or rights at the request of the Company.

(c) I will, at any time, either during the time I am employed or thereafter, assist the Company in obtaining and maintaining patent, copyright, trademark, mask works and other appropriate protection for them in all countries, at the Company’s expense. In the event that the Company is unable to secure my signature after reasonable effort in connection with any patent, trademark, copyright, mask work or other similar protection relating to a Contribution or an Invention, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in fact, to act for an on my behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, trademarks, copyrights, mask works or other similar protection thereon with the same legal force and effect as if executed by me.

(d) Any Contributions or Inventions relating to the business of the Company and disclosed to the Company within 6 months following the termination of my employment shall be deemed to fall within the provisions of this Section 2. The “business of the Company” as used in this Section 2 includes the actual business conducted by the Company at any time during my employment with the Company, as well as any business in which the Company, at any time during my employment with the Company, proposed or proposes to engage.

(e) Notwithstanding the foregoing, this Section 2 shall not cover Inventions or Contributions to the extent that California Labor Code Section 2870(a) prohibits the assignment thereof. Section 2870(a) provides as follows:

“Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer.”

3. Obligations to Prior Employers or Others. Except for those described below (if any), I do not have any non-disclosure, non-compete or other obligations to any previous employer or other person or entity that would conflict with my obligations under this Agreement or the performance of my duties for the Company. I have previously provided copies of each of the agreements described below, if any, to the Company. I shall not disclose to the Company or its customers or induce or cause the Company or its customers to use any secret or confidential information or material belonging to others, including my former employers, if any.

LIST ANY EXCEPTIONS:

4. Excluded Information. A complete list, by non-confidential descriptive title of all Inventions, ideas, reports and other creative works, if any, made or conceived by me prior to my employment by the Company, and intended to be excluded from this Agreement, is set forth below. I will not assert any rights under any Inventions as having been made or acquired by me prior to my being employed by Company, unless such inventions are identified below. In the event that any excluded information is incorporated into any Contribution or Invention, I hereby grant the Company a perpetual, worldwide, royalty free, non-exclusive license to use and reproduce the Excluded Information for commercial, internal business and all other purposes.

LIST ANY EXCEPTIONS:

5. Interpretation and Scope of this Agreement.

(a) Each provision of this Agreement will be interpreted on its own. If any provision is held to be unenforceable by a court of competent jurisdiction as written, then such provision shall be deemed limited and restricted to the extent that the court shall deem the provision to be enforceable. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law.

(b) I understand and agree that if I breach or threaten to breach any of the provisions of this Agreement, including without limitation the provisions of Section 1 or Section 2 hereof, the Company would suffer irreparable harm and damages would be an inadequate remedy. Accordingly, I acknowledge that Company shall be entitled to petition a court of competent jurisdiction for temporary, preliminary and permanent injunctive or other equitable relief in any court of competent jurisdiction (without being obligated to post a bond or other collateral) and to an equitable accounting of all earnings, profits and other benefits arising, directly or indirectly, from such violation, which rights shall be cumulative and in addition to (rather than instead of) any other rights or remedies to which the Company may be entitled at law or in equity.

(c) The provisions of this Agreement shall constitute the entire agreement of the Company and I with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings with respect to such matters.

(d) Any and all actions, claims or controversies arising directly or indirectly out of this Agreement, including, without limitation, tort claims, shall be governed and construed by the laws of the State of California, without reference to the choice of law provisions thereof. Any and all actions arising directly or indirectly out of this Agreement or my employment by the Company shall be brought and heard in the state and federal courts of the State of California, and I hereby irrevocably submit to the exclusive jurisdiction of any such courts.

(e) This Agreement shall be binding upon me and my executors, heirs and assigns and shall inure to the benefit of the Company, its affiliates and their respective successors and assigns (including, without limitation, a purchaser of all or substantially all of the assets of the Company or its affiliates).

(f) I acknowledge and agree that the restrictions on the activities in which I may engage that are set forth in Sections 1 and 2 of this Agreement are reasonable and necessary to protect the Company’s legitimate business interests and shall survive the termination of my employment. I further acknowledge that the restrictions contained in this Agreement will not prevent me from earning a livelihood or from engaging in a business competitive with that of the Company.

(g) Nothing contained in this Agreement shall give me any right to continue to be employed by the Company. The Company shall have the right to terminate my employment at any time, with or without cause or notice and no one at the Company has made any other representations to me with respect thereto.

I represent and warrant that: (a) I have read this Agreement and understand all the terms and conditions hereof, (b) I have entered into this Agreement of my own free will and volition, (c) I have been advised by the Company that this Agreement is a legally binding contract and that I should seek my own independent attorney to review it, (d) I have been afforded ample opportunity to consult with my own attorney regarding this Agreement, and (e) the terms of this Agreement are fair, reasonable and are being agreed to voluntarily in exchange for my employment or continued employment by the Company.

Name: Andrew Toy

/s/ Andrew Toy
(Signature)

Date:                 12/14/2017

NOTICE OF LIMITATIONS REGARDING ASSIGNMENT OF INVENTIONS

AND WORKS

If Employee resides in a state identified below, Employee is hereby provided the specific notice of-limitations applicable to Employee as a resident of that state:

*If a resident of CALIFORNIA,1 then the following applies:

No provision in this Agreement requires Employee to assign any of his or her rights to an invention for which no equipment, supplies, facility, or trade secret intimation of the Company was used and which was developed entirely on Employee’s own time, unless (a) the invention relates at the time of conception or reduction to practice of the invention, (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company.

*If a resident of DELAWARE,2 ILLINOIS,3 KANSAS4 OR NORTH CAROLINA,5 then the following applies:

No provision in this Agreement requires Employee to assign any of his or her rights to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company.

If a resident of MINNESOTA,6 then the following applies:

No provision in this Agreement requires Employee to assign any of his or her rights to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee’s own time, and (a) which does not relate (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by Employee for the Company.

*If a resident of UTAH,7 then the following applies:

No provision in this Agreement requires Employee to assign any of his or her rights to an invention which was created entirely on Employee’s own time, and which is not (a) conceived, developed, reduced to practice, or created by Employee (i) within the scope of Employee’s employment with the Company, (ii) on the Company’s time, or (iii) with the aid, assistance, or use of any of the Company’s property, equipment, facilities, supplies, resources, or patents, trade secrets, know-how, technology, confidential information, ideas,

[1]	California Labor Code 2870
[2]	Delaware Code Annotated, Title 19, Section 805
[3]	Illinois Revised Statutes, Chapter 140, Sections 301-303
[4]	Kansas Statutes Annotated Section 44-130
[5]	North Carolina General Statutes Sections 66-57.1, 66-57.2
[6]	Minnesota Statutes Annotated 181.78
[7]	Utah Code Annotated Sections 34-39-2, 34-39-3

copyrights, trademarks and service marks and any and all rights, applications, and registrations relating to them, (b) the results of any work, services, or duties performed by Employee for the Company, (c) related to the industry or trade of the Company, or (d) related to the current or demonstrably anticipated business, research, or development of the Company.

*If a resident of WASHINGTON,8 then the following applies:

No provision in this Agreement requires Employee to assign any of his or her rights to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company.

[8]	Washington Revised Code Annotated Sections 49.44.140, 49.44.150

Exhibit 10.11

CONFIDENTIAL

December 20, 2018

Vivek Garipalli, CEO & Co-Founder

Clover Health

30 Montgomery Street, 15th Floor

Jersey City, NJ 07302

Dear Gia,

We are pleased to make this offer of employment to you, for the position of General Counsel reporting to the Company’s Chief Executive Officer. Your employment would be with Clover Health, LLC. (the “Company”).

Position and Compensation: We expect you’ll begin working remotely out of Washington, DC as General Counsel beginning on January 14, 2019. The Company will pay you an annual salary of $350,000. Your salary will be paid bi-weekly in accordance with the Company’s standard payroll procedures, subject to applicable withholdings.

Stock Options: We will recommend that our Board of Directors approve, as soon as reasonably practical after your start date, the grant of an option (the “Option”) for you to purchase 275,000 shares of common stock. The Option will be governed by the terms of our Equity Incentive Plan (the “Plan”) and the standard form of Stock Option Agreement under the Plan. The exercise price of the Option will be the current fair market value of our common stock, as determined by the Board consistent with the Plan, the Company’s standard practices and applicable law. The Option will vest over five (5) years from your start date, and as long as you remain employed by the Company after the start date, as follows: 20% of the shares subject to the Option shall vest on the one-year anniversary of the Start Date, and the remainder shall vest in equal monthly installments over the following forty-eight (48) months. In the event your employment is terminated for a reason other than for Cause or you resign for a Good Reason, as defined below, either (i) in contemplation of (as shown by reasonable evidence), or (ii)within twenty-four months after, a Change of Control (as defined in Section 1(f) of the 2014 Equity Incentive Plan), then 100% of any unvested options shall immediately become vested upon such termination. In the event your employment is terminated for a reason other than for Cause or you resign for a Good Reason during your first year of employment only, then any unvested equity that has not vested which you would be entitled to in your first full year of employment shall immediately vest upon your termination. By way of example, if you are terminated for a reason other than Cause after (a) two months or (b) ten months of employment, in either case 20% of the shares subject to the Option shall vest upon your termination for a total of twelve months of vesting.

The Company has agreed you may early exercise up to 50% of the Option (and file your 83(b) form with the IRS) within 30 days after your employment commences and that, with respect to

50% of the shares subject to the Option that you have not early exercised (the “Extended Option Shares”), in the event your employment is terminated for any reason or you resign for any reason, you will have up to ten (10) years to exercise such Extended Option Shares after any such termination, as the Company has agreed to extend the expiration date for your Option to be 10 years from the date of termination. All shares subject to the Option that are not Extended Option Shares shall follow the Company’s standard post-termination exercise period.

“Cause” means (i) your conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers, (ii) your gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs by you other than in accordance with a physician’s prescription that materially and adversely affects the Company; (iv) your willful refusal to perform any lawful, material obligation or fulfill any material duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or its Affiliates (other than due to a Disability); (v) your willful and material breach of any agreement with or material duty owed to the Company or any of its Affiliates; or (vi) your willful and material breach of any obligation or material duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, non-solicitation or proprietary rights; provided, however, that any condition or conditions referenced above shall not constitute “Cause” unless: (x) except as to clause (i) above, if a cure may reasonably be available in the circumstances, the Company provides written notice to you of the condition or conditions claimed to constitute Cause within ninety (90) days of the Company’s knowledge (or when the Company reasonably should have known of) such condition or conditions, and you fail to reasonably remedy such condition(s) within thirty (30) days of receiving such written notice thereof; and (y) the termination occurs within ninety (90) days following the end of that cure period (or, if no cure period is required, within ninety (90) days following the date the Company knew of, or reasonably should have known of, the condition or conditions claimed to constitute Cause). No act or failure to act on your part shall be considered “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

“Good Reason” means any of the following taken without your written consent and provided (a) the Company receives, within thirty (30) days following the occurrence of any of the events set forth in clauses (i) through (iii) below, written notice from you specifying the specific basis for your belief that you are entitled to terminate employment for Good Reason, (b) the Company fails to cure the event constituting Good Reason within thirty (30) days after receipt of such written notice thereof, and (c) you terminate employment within thirty (30) days following expiration of such cure period: (i) a material reduction in your base salary or other compensation (if such reduction in compensation does not occur in combination with a reduction in compensation for the entire executive team); (ii) a material change in your title, duties, authorities, or responsibilities; (iii) the Company provides that you will report to anyone other than the Company’s Chief Executive Officer; or (iv) the Company provides or requires that you will no longer be able to work remotely out of Washington, DC.

Benefits: As a regular employee of the Company, you will be eligible to participate in a number of Company-sponsored benefits. Coverage will commence the first day of the month after you start working with the Company. In addition, you will be entitled to paid vacation and sick leave in accordance with the Company’s policy, as in effect from time to time.

Employment Relationship: Your employment with the Company will be “at will.” This means that the Company and you are free to terminate your employment at any time, for any reason, or for no reason, with or without cause, and with or without notice. Any contrary representations that may have been made to you are superseded by this offer letter. This is the full and complete agreement between you and the Company on this term. No statements in this offer letter or in any other Company document constitute an employment contract, nor do they alter your at-will status. Although your job duties, title, compensation and benefits, as well as the Company’s policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).

We expect you’ll devote your entire working time for or at the direction of the Company, use your best efforts to complete all assignments, and comply with the Company’s policies and procedures in place from time to time. During your employment with the Company, you may not engage in any other employment or paid projects that conflict with the business of the Company or that could inhibit your ability to fulfill your duties to the Company, unless the Company has previously approved the other activity in writing.

By accepting this offer of employment, you agree that, throughout your employment with the Company, you will perform your duties loyally and conscientiously, and to the full extent of your ability. You also agree to observe all rules and regulations that the Company has, or may establish, governing the conduct of its business or its employees. The Company is an equal opportunity employer, and believes in the full worth and value of its diverse workforce. As such, it does not tolerate any form of harassment or illegal discrimination, and fully enforces its policies protecting all employees from illegal discrimination and harassment.

Because your position is classified as “exempt” under current wage and hours laws, you won’t be eligible to receive overtime pay.

Covenants Agreement: This offer of employment is conditioned on you signing the enclosed non-disclosure and invention assignment agreement (the “Covenants Agreement”). By accepting the Company’s offer of employment and signing below, you agree that you have no agreement with or obligation to any prior employer that conflicts with you working for the Company and that you’ve provided the Company with copies of any agreement you have with a prior employer that could impact your employment with us.

The terms set forth in this letter and in the enclosures are intended to and do supersede all and any prior employment agreements, understandings and promises between the Company and you concerning the terms of your employment with the Company. All such prior agreements, understandings and promises are null and void.

Work Authorization: Our offer of employment is also contingent upon your satisfactory completion of reference and background checks, proof of your ability to work in the United States, and a satisfactory review of all prior restrictive covenant agreements. If, based on unique circumstances, you start work before the Company has completed those inquiries, you’ll be deemed to be a conditional employee. If we ever learn of any false or misleading information in your employment application, we reserve the right to immediately terminate your employment.

Please sign below to confirm your understanding of this letter and that no one at the Company has made any other representation to you.

This offer must be accepted on or before December 21, 2018 and will be deemed withdrawn if we haven’t received your signed acceptance of this letter and your signed Covenants Agreement on or before that date.

Sincerely,

/s/ Vivek Garipalli

Vivek Garipalli, CEO & Co-founder

Agreed to and Accepted by:

/s/ Gia Lee
Gia Lee

3530 Springland Lane NW
Washington, DC 2008

Date: 12/21/2018

Covenants Agreement

(see attached)

Exhibit 16.1

January 12, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Clover Health Investments, Corp. under Item 4.01 of its Form 8-K filed January 12, 2021. We agree with the statements concerning our Firm under Item 4.01, in which we were informed of our dismissal on January 7, 2021, effective following the completion of the Social Capital Hedosophia Holdings Corp. III audit for the year ended December 31, 2020, which will consist only of the accounts of Social Capital Hedosophia Holdings Corp. III, the pre-transaction special purpose acquisition company. We are not in a position to agree or disagree with other statements of Clover Health Investments, Corp. contained therein.

Very truly yours,

Exhibit 21.1

SUBSIDIARIES OF CLOVER HEALTH INVESTMENTS, CORP.

Name of Subsidiary	Jurisdiction of Organization

Clover Health Labs, LLC	California

Clover Health International, Corp.	Delaware

Clover Health Corp.	Delaware

Clover Health Holdings, Inc.	Delaware

Clover Health Partners, LLC	Delaware

Clover HMO Corp.	Delaware

Clover Therapeutics Company	Delaware

Principium Health, LLC	Delaware

Seek Insurance Services, Inc.	Delaware

Clover Health HK Limited	Hong Kong

Clover Healthcare, LLC	New Jersey

Clover Health, LLC	New Jersey

Clover HMO, LLC	New Jersey

Clover HMO of New Jersey Inc.	New Jersey

Clover Insurance Company	New Jersey

Medical Service Professionals of NJ LLC	New Jersey

Exhibit 99.1

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information is derived from the unaudited pro forma condensed combined balance sheet and statements of operations and comprehensive loss.

The unaudited pro forma condensed combined financial statements are based on SCH’s historical financial statements and Clover’s historical consolidated financial statements as adjusted to give effect to the Business Combination, defined in the unaudited pro forma condensed combined financial information found elsewhere in the proxy statement/consent solicitation statement/prospectus filed in relation to the Business Combination (the “Proxy Statement”) and the PIPE Investment for an aggregate commitment amount of $400.0 million . The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Business Combination, treated as a reverse recapitalization for accounting purposes, and the PIPE Investment as if they had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019, give effect to the Business Combination and the PIPE Investment as if they had occurred on January 1, 2019, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. Accordingly, the historical financial information has been adjusted to give pro forma effect to events that are: (i) directly attributable to the Business Combination and the PIPE Investment, (ii) are factually supportable and, (iii) with respect to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on the results of operations of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination and the PIPE Investment.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. SCH and Clover have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming actual redemptions of 24,892 SCH outstanding ordinary shares for an aggregate redemption payment of $0.2 million out of the trust account on the closing date of the Business Combination. No other SCH ordinary shares are subject to redemption.

This information should be read together with SCH’s and Clover’s historical financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Information,” “Clover’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “SCH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in the Proxy Statement.

	Pro Forma
	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
	(in thousands)
Combined Statement of Operations data:
Total revenue	$506,655	$462,266
Total operating expenses	531,899	645,483
Interest expense	3,541	6,465
Amortization of notes and securities discounts	74	401
Net loss	(28,859)	(190,083)

1

Pro Forma
As of September 30, 2020
(in thousands)
Combined Balance sheet data:
Total assets	$988,796
Total notes and securities payable, net of discounts and deferred issuance costs	$35,339
Total liabilities	$194,886
Total shareholders’ equity	$793,910

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited historical condensed consolidated balance sheet of SCH as of September 30, 2020 with the unaudited historical consolidated balance sheet of Clover as of September 30, 2020, giving effect to the Business Combination and a PIPE Investment with net proceeds of $400.0 million, as if they had been consummated as of that date.

The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 combines the unaudited historical condensed consolidated statements of operations of SCH for the nine months ended September 30, 2020 and for the year ended December 31, 2019, respectively, with the unaudited historical consolidated statement of operations of Clover for the nine months ended September 30, 2020 and for the year ended December 31, 2019, respectively, giving effect to the Business Combination and the PIPE Investment as if they had occurred as of January 1, 2019.

The historical financial information of SCH was derived from the unaudited condensed consolidated financial statements of SCH for the nine months ended September 30, 2020 and the audited financial statements of SCH for the year ended December 31, 2019 included elsewhere in the Proxy Statement. The historical financial information of Clover was derived from the unaudited consolidated financial statements of Clover for the nine months ended September 30, 2020 and the audited consolidated financial statements of Clover for the year ended December 31, 2019 included elsewhere in the Proxy Statement. This information should be read together with SCH’s and Clover’s audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Clover,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SCH” and other financial information included elsewhere in the Proxy Statement.

2

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

(in thousands, except share and per share data)

	Historical		Actual Redemptions into Cash
	(A) SCH	(B) Clover	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$127	$89,732	789,934	(6a)	$754,947
			(25,095)	(6b)
			400,000	(6c)
			(499,751)	(6n)
Short-term investments	—	15,495	—		15,495
Investment securities, available-for sale	—	12,179	—		12,179
Investment securities, held-to-maturity	—	265	—		265
Accrued retrospective premiums	—	27,878	—		27,878
Other receivables	—	15,341	—		15,341
Reinsurance recoverable	—	105	—		105
Healthcare receivables	—	34,325	—		34,325
Prepaid expenses	465	—	—		465
Other assets, current	—	8,135	(3,222)	(6b)	4,913

Total current assets	592	203,455	661,866		865,913
Investment securities, available-for-sale, at fair value	—	98,298	—		98,298
Investment securities, held-to-maturity	—	429	—		429
Other assets	—	9,106	—		9,106
Property and equipment, net	—	2,157	—		2,157
Operating lease right-of-use assets	—	8,660	—		8,660
Goodwill	—	1,243	—		1,243
Cash and cash equivalents held in trust account	828,097	—	(28,980)	(6d)	—
			(6,036)	(6e)
			(2,898)	(6f)
			(249)	(6l)
			(789,934)	(6a)
Other intangible assets	—	2,990			2,990

Total assets	$828,689	$326,338	$(166,231)		$988,796

3

	Historical		Actual Redemptions into Cash
	(A) SCH	(B) Clover	Pro Forma Adjustments		Pro Forma Balance Sheet
Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Unpaid claims	$—	$93,615	$—		$93,615
Accounts payable and accrued expenses	1,808	25,763	(8,307)	(6h)	15,307
			(1,808)	(6e)
			(2,149)	(6b)
Accrued salaries and benefits	—	4,454	—		4,454
Operating lease liabilities	—	4,750	—		4,750
Current portion of notes and securities payable	—	20,198	—		20,198
Premium deficiency reserve	—	772	—		772
Reinsurance premium payable	—	—	—		—
Other liabilities, current	—	5	—		5

Total current liabilities	1,808	149,557	(12,264)		139,101
Deferred rent	—	—	—		—
Other liabilities	—	13,152	—		13,152
Notes and securities payable, net of discounts and deferred issuance costs	—	96,114	343,454	(6g)	35,339
			(404,229)	(6h)
Derivative liabilities	—	51,086	(51,086)	(6h)	—
Warrants payable	—	49,402	(49,402)	(6j)	—
Long-term operating lease liabilities	—	7,294	—		7,294
Deferred underwriting commission	28,980	—	(28,980)	(6d)	—

Total liabilities	30,788	366,605	(202,507)		194,886

Convertible preferred stock	—	447,747	(447,747)	(6i)	—
Social Capital Hedosophia Class A ordinary shares subject to possible redemption	792,901	—	(792,901)	(6l)	—
Stockholders’ equity (deficit):
SCH preferred shares	—	—	—		—
SCH Class A ordinary shares	—	—	—		—
SCH Class B ordinary shares	2	—	(2)	(6k)	—
Clover Common stock, $0.0001 par value	—	4	4	(6h)	—
			7	(6i)
			(13)	(6m)
			(2)	(6n)
Clover Health Common shares, $0.0001 par value	—	—	2	(6k)	40
			8	(6l)
			26	(6m)
			4	(6c)
Additional paid-in capital	7,365	408,949	412,532	(6h)	1,983,205
			447,740	(6i)
			49,402	(6j)
			(6,459)	(6e)
			792,644	(6l)
			(26,168)	(6b)
			(3,047)	(6m)
			399,996	(6c)
			(499,749)	(6n)
Accumulated deficit	(2,367)	(901,634)	2,231	(6e)	(1,194,002)
			(2,898)	(6f)
			(343,454)	(6g)
			51,086	(6h)
			3,034	(6m)
Accumulated other comprehensive gain	—	764	—		764
Non-controlling interest	—	3,903	—		3,903

Total stockholders’ equity (deficit)	5,000	(488,014)	1,276,924		793,910

Total liabilities, redeemable common stock and stockholders’ equity (deficit)	$828,689	$326,338	$(166,231)		$988,796

See accompanying notes to the unaudited pro forma condensed combined financial information.

4

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2020

(in thousands, except share and per share amounts)

	Historical		Actual Redemptions into Cash
	(A) SCH	(B) Clover	Pro Forma Adjustments		Pro Forma Statement of Operations
Revenues
Premiums earned, net	$—	$501,100	$—		$501,100
Other income	—	3,329	—		3,329
Investment income, net	—	2,226	—		2,226

Total revenue	—	506,655	—		506,655
Expenses:
Net medical claims incurred	—	410,540	—		410,540
Salaries and benefits	—	57,339	—		57,339
General and administrative expenses	—	79,798	—		79,798
Premium deficiency reserve expense (benefit)	—	(16,357)	—		(16,357)
Depreciation and amortization	—	413	—		413
Formation and operating costs	2,447	—	(50)	(7a)	166
			(2,231)	(7b)
Other expense	—	—	—		—

Total operating expenses	2,447	531,733	(2,281)		531,899

Income (loss) from operations	(2,447)	(25,078)	2,281		(25,244)
Other expense (income):
Change in fair value of warrants	—	31,903	(31,903)	(7d)	—
Interest expense	—	25,560	(22,019)	(7e)	3,541
Amortization of notes and securities discounts	—	14,935	(14,861)	(7e)	74
Loss (gain) on derivative	—	(87,475)	87,475	(7f)	—
Interest income	(97)	—	97	(7c)	—

Total other expense (income)	(97)	(15,077)	18,789		3,615

Net income (loss)	(2,350)	(10,001)	(16,508)		(28,859)

Less: income (loss) attributable to ordinary shares subject to conversion	(93)	—	93	(7g)	—

Net income (loss) attributable to common stockholders	$(2,443)	$(10,001)	$(16,415)		$(28,859)

Net loss per share—basic and diluted	$(0.12)	$(0.23)			$(0.07)

Weighted average common shares outstanding—basic and diluted	20,157,288	42,849,576	384,283,521	(7h)	404,440,809

See accompanying notes to the unaudited pro forma condensed combined financial information.

5

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except share and per share amounts)

	Historical		Actual Redemptions into Cash
	(C) SCH	(D) Clover	Pro Forma Adjustments		Pro Forma Statement of Operations
Revenues
Premiums earned, net	$—	$456,926	$—		$456,926
Other income	—	801	—		801
Investment income, net	—	4,539	—		4,539

Total revenue	—	462,266	—		462,266

Expenses:
Net medical claims incurred	—	450,645	—		450,645
Salaries and benefits	—	91,626	—		91,626
General and administrative expenses	—	94,757	—		94,757
Premium deficiency reserve expense (benefit)	—	7,523	—		7,523
Depreciation and amortization	—	551	—		551
Formation and operating costs	18	—	—		18
Other expense	—	363	—		363

Total operating expenses	18	645,465	—		645,483

Income (loss) from operations	(18)	(183,199)	—		(183,217)
Other expense (income): Other expense (income):
Change in fair value of warrants	—	2,909	(2,909)	(7d)	—
Interest expense	—	23,155	(16,690)	(7e)	6,465
Amortization of notes and securities discounts	—	15,913	(15,512)	(7e)	401
Loss (gain) on derivative	—	138,561	(138,561)	(7f)	—
Interest income	—	—	—		—

Total other expense (income)	—	180,538	(173,672)		6,866

Net income (loss)	(18)	(363,737)	173,672		(190,083)

Less: income (loss) attributable to ordinary shares subject to conversion	—	—	—		—

Net income (loss) attributable to common stockholders	$(18)	$(363,737)	$173,672		$(190,083)

Net loss per share—basic and diluted	$(17,631)	$(8.56)			$(0.47)

Weighted average common shares outstanding—basic and diluted	1	42,469,175	404,440,808	(7h)	404,440,809

See accompanying notes to the unaudited pro forma condensed combined financial information.

6

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Description of the Merger

On October 5, 2020, SCH entered into the Merger Agreement with Merger Sub, and Clover. At closing and pursuant to the Merger Agreement (i) Merger Sub merged with and into Clover, with the Clover surviving the merger as a wholly owned subsidiary of SCH, (ii) Clover merged with and into SCH, with SCH surviving the merger and (iii) SCH changed its name to Clover Health Investments, Corp. At the effective time of the First Merger, Clover amended its governing documents to authorize the Clover Class Z Common Stock at par value $0.0001 per share, which was issued to the excluded holders in connection with the Pre-Closing Restructuring Plan (as defined below).

Clover affected the below steps set forth in the Merger Agreement (referring as “Pre-Closing Restructuring Plan”):

•

All outstanding shares of Clover preferred stock converted into 67,427,138 shares of Clover common stock. Clover existing common stock refers to the shares of common stock, par value $0.0001 per share, of Clover.

•

All outstanding shares of Clover existing common stock held by NJ Healthcare Investments, LLC, Caesar Ventures, LLC and Titus Ventures, LLC were exchanged for 39,419,411 shares of Clover Class Z Common Stock (“Founder Share Exchange”).

•	All outstanding principal and accrued but unpaid interest due on the Clover’s convertible securities was converted into 36,117,708 shares of Clover Class Z Common Stock.

•

All outstanding Clover’s warrants were converted into 3,484,154 shares of Clover common stock of which 331,280 shares were exchanged for cash in accordance with the Cash Consideration (as defined below).

As a result of the Business Combination, among other things, (i) all outstanding shares of Clover common stock (after giving effect to the Pre-Closing Restructuring) as of immediately prior to the effective time of the First Merger, were cancelled in exchange for the right to receive, or the reservation of, at the election of the holders thereof (except with respect to the shares held by entities affiliated with Vivek Garipalli and certain other holders who received only shares of Clover Health B common stock), an amount in cash, shares of Clover Health Class B common stock, or a combination thereof, as adjusted in accordance with the Merger Agreement, which in the aggregate will equal an amount in cash of up to $500.0 million (less any redemptions from SCH’s public shareholders) (the “Cash Consideration”) and a number of shares of Clover Health Class B common stock equal to (A) 350,000,000, minus (B) the aggregate amount of Clover Health Class B common stock paid in respect of the shares held by entities controlled by Vivek Garipalli and certain other holders, minus (C) the aggregate amount of Clover Health Class B common stock that were issued upon the net exercise or conversion, as applicable, of the Clover Awards, minus (D) the quotient obtained by dividing (x) the Cash Consideration by (y) $10.00; (ii) shares of Clover held by entities controlled by Vivek Garipalli and certain other holders immediately prior to the effective time of the First Merger were cancelled in exchange for the right to receive shares of Clover Health Class B common stock based on the Exchange Ratio (as defined in the Merger Agreement); and (iii) all shares of Clover common stock reserved in respect of the Clover Awards outstanding as of immediately prior to the effective time of the First Merger, were converted, based on the Exchange Ratio, into awards based on shares of Class B common stock, which, in the case of all shares described in clauses (i), (ii) and (iii) hereof, in the aggregate equal an aggregate merger consideration of $3,500,000,000 (the “Aggregate Merger Consideration”). Each share of the Company Class Z Common Stock, in each case, that is issued and outstanding immediately prior to the First Effective Time was cancelled and converted into the right to an aggregate number of shares of Clover Health Class B Common Stock equal to the Exchange Ratio as defined below. An aggregate of $499.8 million of cash was paid to those of the Clover Stockholders who are eligible to make a cash election on a pro rata basis and $0.2 million of redemptions were elected by SCH’s public shareholders.

7

Concurrently with the execution of the Merger Agreement, SCH entered into Subscription Agreements with the PIPE Investors. At closing, the PIPE Investors have collectively subscribed for 40,000,000 shares of the SCH Class A Common Stock for an aggregate purchase price equal to $400.0 million, a portion of which was funded by affiliates of Sponsor Related PIPE Investors.

2. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 is prepared using the historical unaudited condensed balance sheets of SCH and Clover as of September 30, 2020 and gives effect to the Business Combination and the PIPE Investment as if they occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the Business Combination and the PIPE Investment as if they occurred on January 1, 2019 and were prepared using:

•	the historical audited financial statements of SCH for the period from October 18, 2019 (inception) through December 31, 2019;

•	the historical audited consolidated financial statements of Clover for the year ended December 31, 2019;

•	the historical unaudited condensed financial statements of SCH as of and for the nine months ended September 30, 2020; and

•	the historical unaudited condensed consolidated financial statements of Clover as of and for the nine months ended September 30, 2020; and

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. SCH and Clover have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming actual redemptions of 24,892 SCH outstanding ordinary shares for an aggregate redemption payment of $0.2 million out of the trust account on the closing date of the Business Combination. No other SCH ordinary shares are subject to redemption.

3. Items Not Included in the Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined statements of operations do not include the impacts of any cost or other operating synergies that may result from the Business Combination or any related restructuring costs that may be contemplated.

The unaudited pro forma condensed combined statements of operations do not include adjustments of $343.5 million of accretion of the unamortized discount and $51.1 million of elimination of the derivative liability associated with the conversion of Clover’s convertible securities, and $2.9 million to be paid to Connaught (UK) Limited as compensation for financial advisory services as these transactions are not expected to have a continuing impact on the operations of the combined companies.

4. Accounting for the Merger

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, SCH will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Clover issuing stock for the net assets of SCH, accompanied by a recapitalization. The net assets of SCH will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Clover. See the accounting treatment discussed elsewhere in the Proxy Statement.

5. Shares of Clover Common Stock

Clover Health issued approximately 260,965,701 shares of Clover Health Class B Common Stock in the Business Combination and paid an aggregate of $499.8 million of cash (equivalent to 49,975,104 shares after applying the exchange ratio) to those of the Clover Stockholders eligible to make a cash election on a pro rata basis, based on the exchange ratio of 2.0681 as follows:

8

Clover Common Stock assumed outstanding prior to the closing of the Business Combination	10,747,570
Exchange Ratio	2.0681

22,226,751
Clover Class Z Common Stock assumed outstanding prior to the closing of the Business Combination	75,537,119
Exchange Ratio	2.0681

156,216,390
Clover convertible preferred stock assumed outstanding prior to the closing of the Business Combination	60,584,000
Exchange Ratio	2.0681

125,292,174
Clover warrant assumed outstanding prior to the closing of the Business Combination	3,484,154
Exchange Ratio	2.0681

7,205,490
Clover cash consideration shares payment prior to the closing of the Business Combination	(24,165,040)
Exchange Ratio	2.0681

(49,975,104)
Shares of Clover Health Class B Common Stock issued to Clover Stockholders upon closing of the Business Combination	260,965,701

9

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 includes pro forma adjustments that are: (i) directly attributable to the Business Combination and the PIPE Investment, and (ii) factually supportable. SCH and Clover did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020, are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed balance sheet of SCH as of September 30, 2020.

(B)	Derived from the unaudited condensed consolidated balance sheet of Clover as of September 30, 2020.

Pro forma adjustments

(a)	To reflect the release of $789.9 million of cash from the cash and cash equivalents held in the trust account after adjustment for the payment of transaction-related fees.

(b)

To reflect Clover’s payment for $21.3 million of finance and advisory fees, $2.7 million of legal fees, and $2.2 million of accounting and auditing fees and other professional fees related to the Business Combination. All such fees have been recorded as an offset to additional paid-in capital. The classification of transaction costs as of September 30, 2020 is as follows:

Transaction costs	Amount
(in thousands)
Amounts previously capitalized and paid	$1,073
Amounts previously capitalized and not paid	2,149
Amounts estimated and paid subsequently and as part of the Business Combination	22,946

Total	$26,168

(c)

To reflect the issuance and sale of 40,000,000 shares of Clover Health Class A Common Stock to the PIPE investors pursuant to subscription agreements for an aggregate commitment amount of $400.0 million concurrent with the completion of the Business Combination.

(d)	To reflect the settlement of $29.0 million of deferred underwriters’ fees incurred during SCH’s IPO that are due upon completion of the Business Combination.

(e)

To reflect SCH’s payment for $5.0 million of professional fees and $1.4 million of other transaction costs related to the Business Combination and the PIPE Investment. All such fees have been recorded as an offset to additional paid-in capital. The classification of transaction costs as of September 30, 2020 is as follows:

Transaction costs	Amount
(in thousands)
Amounts previously capitalized and paid	$424
Amounts previously capitalized and not paid	1,807
Amounts estimated and paid subsequently and as part of the Business Combination	4,229

Total	$6,460

(f)	To reflect SCH’s payment for financial advisory fees of $2.9 million, which will be paid upon the closing of the Business Combination.

(g)

To reflect the accretion of the unamortized discount related to the Clover’s convertible securities of $343.5 million prior to the conversion of such convertible securities upon consummation of the Business Combination.

(h)

To reflect the conversion of $404.2 million of the outstanding principal and $8.3 million of accrued interest under Clover’s convertible securities into 36,117,708 shares of Clover common stock upon consummation of the Business Combination. The $51.1 million of derivative liability associated with Clover’s convertible securities was eliminated in connection with the conversion of Clover’s convertible securities. The elimination of the derivative liability is reflected in accumulated retained earnings (deficit) and not shown in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 as the transaction is not expected to have a recurring impact.

10

(i)

To reflect the automatic conversion, on a one to one basis, of all outstanding shares of Clover’s preferred stock, with a carrying amount of $447.7 million, into 60,584,000 shares of Clover common stock and 6,843,138 shares of Clover Class Z Common Stock as a part of the Pre-Closing Restructuring Plan. The Clover’s preferred stock outstanding shares are comprised of the following:

Preferred Stock classes	Shares
Series A-1 Preferred Stock(1)	951,347
Series A Preferred Stock	5,274,468
Series B Preferred Stock	10,338,818
Series C Preferred Stock(1)	18,471,585
Series D Preferred Stock	25,547,782

Total Preferred Stock issued and outstanding	60,584,000

(1)

Excludes 6,247,914 Series A-1 Preferred Stock shares and 595,224 Series C Preferred Stock shares owned by founders prior to the conversion of the Founder Share Exchange. Per the Founder Share Exchange, these Series A-1 and Series C Preferred Stock shares are converted to Clover Class Z Common Stock.

(j)

To reflect the release of $49.4 million of warrant payable associated with liability-classified warrants upon the exercise of all Clover’s outstanding preferred stock and common stock warrants into an aggregate of 3,484,145 shares of Clover common stock upon consummation of the Business Combination, of which shares 331,280 were subject to the Cash Consideration.

(k)

To reflect the automatic conversion of all issued and outstanding shares of SCH Class B ordinary shares into an aggregate of 20,700,000 shares of Clover Health Class A common stock upon consummation of the Business Combination.

(l)

To reflect redemption of 24,892 SCH Class A ordinary shares in an aggregate redemption payment of $0.2 million and the transfer of $792.7 million of remaining SCH Class A ordinary shares to permanent equity.

(m)

To reflect the recapitalization of Clover through the contribution of all the share capital of Clover to Clover Health and the issuance of 143,475,108 shares of Clover Health Class A Common Stock and 260,965,701 shares of Clover Health Class B Common Stock and the elimination of the accumulated deficit of SCH, the accounting acquiree. See footnote 7(g) for further detail of share information.

(n)

To reflect an aggregate of $499.8 million of cash consideration payment (equivalent to 49,975,104 shares after applying the exchange ratio), to those of the Clover Stockholders eligible to make a cash election on a pro rata basis.

7. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2020 and the Year Ended December 31, 2019

The unaudited pro forma condensed combined statements of operations include pro forma adjustments that are: (i) directly attributable to the transactions described above, (ii) factually supportable, and (iii) expected to

11

have a continuing impact on the results of the post-combination company. SCH and Clover did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. SCH recognized $2.2 million of transaction costs during the nine months ended September 30, 2020 and no transaction costs during the period from October 18, 2019 (inception) through December 31, 2019. No material transaction costs were recognized for Clover during the nine months ended September 30, 2020 and the year ended December 31, 2019.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Clover Health’s Class A and Class B shares outstanding at the closing of the Business Combination, assuming the Business Combination occurred on January 1, 2019. As the unaudited pro forma condensed combined statements of operations are in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed statement of operations of SCH for the nine months ended September 30, 2020.

(B)	Derived from the unaudited condensed consolidated statement of operations and comprehensive loss of Clover for the nine months ended September 30, 2020.

(C)	Derived from the audited statement of operations of SCH for the period from October 18, 2019 (Inception) through December 31, 2019.

(D)	Derived from the audited consolidated statement of operations and comprehensive loss of Clover for the year ended December 31, 2019.

Pro forma adjustments

(a)

To reflect an adjustment to eliminate $50,000 for administrative and support services to the Sponsor that terminates upon the completion of the Business Combination. SCH entered into an agreement whereby, commencing on April 21, 2020, SCH paid an affiliate of the Sponsor $10,000 per month for office space, administrative and support services.

(b)

To reflect an adjustment to eliminate direct transaction fees incurred as a result of the Business Combination as those fees are not expected to have a continuing impact on the operations of the combined organization.

(c)	To reflect an adjustment to eliminate interest income on cash and marketable securities held in the trust account as of the beginning of the period.

(d)

To reflect an adjustment to eliminate the impact of the change in the fair value of warrant payable for warrants issued by Clover as it is assumed that all warrants would have been exercised for Clover Common Stock pursuant to the Merger Agreement. As a result, such warrants would no longer be subject to fair value accounting following the assumed closing of the Business Combination on January 1, 2019.

(e)

To reflect an adjustment to eliminate interest expense and amortization of discounts on Clover’s convertible securities that were converted to equity upon completion of the Business Combination. The adjustments were based on the total interest expense and amortization of discounts on Clover’s convertible securities recorded as of and for the nine months period ended September 30, 2020 and for the year ended December 31, 2019.

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(f)

To reflect an adjustment to eliminate the impact of the change in the fair value of derivative liability associated with Clover’s convertible securities as it is assumed that all convertible securities would have been converted to Clover’s common stock and then to Clover Health Class B Common Stock on January 1, 2019. As a result, the derivative liability would be extinguished following the assumed closing of the Business Combination on January 1, 2019.

(g)	To reflect an adjustment to eliminate income attributable to ordinary shares subject to redemption as of the beginning of the period.

(h)

As the Business Combination and the PIPE Investment are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and the PIPE Investment have been outstanding for the entirety of the periods presented. The 24,892 shares redeemed by SCH’s public shareholders have been retroactively adjusted to eliminate such shares for the entire period. Weighted average common shares outstanding—basic and diluted for the nine months ended September 30, 2020 and year ended December 31, 2019 are calculated as follows:

Nine Months Ended September 30, 2020
Combined (Actual Remptions into Cash)
Weighted average shares calculation—basic and diluted
SCH issuance of Class B ordinary shares	20,700,000
Issuance of Clover Health of Class A Common Stock in connection with closing of the PIPE Investment	40,000,000
Issuance of Clover Health Class B Common Stock to Clover shareholders in connection with the Business Combination	260,965,701
SCH Class A ordinary shares subject to redemption reclassified to equity	82,775,108

Weighted average shares outstanding	404,440,809

Year Ended December 31, 2019
Combined (Actual Remptions into Cash)
Weighted average shares calculation—basic and diluted
SCH issuance of Class B ordinary shares	20,700,000
Issuance of Clover Health of Class A Common Stock in connection with closing of the PIPE Investment	40,000,000
Issuance of Clover Health Class B Common Stock to Clover shareholders in connection with the Business Combination	260,965,701
SCH Class A ordinary shares subject to redemption reclassified to equity	82,775,108

Weighted average shares outstanding	404,440,809

13

Exhibit 99.2

Clover Health and Social Capital Hedosophia Holdings Corp. III Announce Closing of Business Combination

January 7, 2021

Clover Health Class A Common Stock to Begin Trading on Nasdaq as “CLOV” on January 8, 2021

NASHVILLE, Tenn. & PALO ALTO, Calif.—(BUSINESS WIRE)--Jan. 7, 2021-- Clover Health Investments, Corp. (“Clover”), an innovative technology company improving health outcomes for America’s seniors, and Social Capital Hedosophia Holdings Corp. III (NYSE: IPOC) (“SCH”), a publicly traded special purpose acquisition company, today completed their previously announced business combination to form one of the nation’s fastest growing publicly-traded Medicare Advantage insurers. The newly formed company is named Clover Health Investments, Corp. (“Clover Health” or the “Company”) and its shares of Class A common stock and warrants will start trading on The Nasdaq Global Select Market (“Nasdaq”) under the new ticker symbols “CLOV” and “CLOVW,” respectively.

The business combination, which has an enterprise value of approximately $3.7 billion, will provide significant capital for the Company to scale and improve health outcomes for seniors across the United States. SCH shareholders approved the transaction at an extraordinary general meeting on January 6, 2021.

“Today marks an important milestone in Clover Health’s mission to improve every life by enabling improved clinical decision making and achieving affordability in healthcare in the U.S.,” said Vivek Garipalli, CEO and Co-Founder of Clover Health. “As a public company, we will continue to pioneer a fundamentally different approach in the Medicare Advantage and Medicare space – investing in technology and partnering closely with physicians to help them make critical decisions for their patients at the point of care – with an overarching commitment to creating value for all stakeholders.”

Chamath Palihapitiya, CEO and Founder of SCH, said: “On behalf of the SCH team, I am thrilled to announce the closing of this transaction and bring Clover Health to the public markets. Vivek, Andrew and their team have created a next-generation Medicare Advantage company that combines wide access to healthcare with a technology-enabled operating model. We are confident that Clover Health will continue to empower physicians to deliver better care and better outcomes for all its members and look forward to partnering with them in this next stage of growth.”

Clover’s management team, led by CEO and Co-Founder Vivek Garipalli and President and Co-Founder Andrew Toy, will continue to lead the newly formed company. Chamath Palihapitiya, Founder and CEO of SCH, will act as a senior advisor to the Company’s management.

Trading is expected to begin on the Nasdaq on January 8, 2021, under the new ticker symbol “CLOV” for Clover Health Class A common stock and “CLOVW” for the Clover Health warrants.

Connaught acted as financial advisor, Credit Suisse acted as placement agent and capital markets advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to SCH. Citigroup acted as financial advisor, placement agent and capital markets advisor. J.P. Morgan acted as financial advisor and capital markets advisor. Jefferies LLC also acted as financial advisor. Blueshirt Capital Advisors acted as capital markets advisor and Orrick, Herrington & Sutcliffe LLP acted as legal advisor to Clover.

About Social Capital Hedosophia Holdings Corp. III

Social Capital Hedosophia Holdings Corp. III is a partnership between the investment firms of Social Capital and Hedosophia. Social Capital Hedosophia Holdings Corp. III unites technologists, entrepreneurs and technology-oriented investors around a shared vision of identifying and investing in innovative and agile technology companies. To learn more about Social Capital Hedosophia Holdings Corp. III, visit www.socialcapitalhedosophiaholdings.com.

About Clover Health

Clover Health is a healthcare technology company with a deeply rooted mission of improving every life. Clover uses its proprietary technology platform to collect, structure, and analyze health and behavioral data to improve medical outcomes and lower costs for patients. As a company whose business goals fully align with its members’ health needs, Clover works with members and their doctors to become a valued partner. This trust is built by proactively identifying at-risk individuals and teaming up with physicians to accelerate care coordination and simultaneously improve health outcomes and reduce avoidable costs. Clover has offices in San Francisco, Jersey City, Nashville and Hong Kong.

For more information, please visit www.cloverhealth.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the transaction between Clover and SCH, including statements regarding Clover Health’s business strategy, plans and objectives of management for future operations, including as they relate to the anticipated effects of the business combination and the listing of shares of Clover Health on Nasdaq. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the outcome of any legal proceedings that may be instituted against SCH and Clover following the consummation of the business combination, (ii) the effect of the transaction on Clover Health’s business relationships, operating results, and business generally, (iii) the risk that the transaction disrupts current plans and operations of Clover Health, (iv) the ability to maintain the listing of Clover Health’s securities on a national securities exchange, (v) the risk of downturns and a changing regulatory landscape in the highly competitive residential real estate industry, (vi) costs related to the transaction, (vii) the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, and (viii) the possibility that Clover Health may be adversely affected by other economic, business, and/or competitive factors. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus filed by SCH with the Securities and Exchange Commission (the “SEC”) on December 14, 2020, and other documents filed by SCH from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Clover Health assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Clover Health does not give any assurance that it will achieve its expectations.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210107005762/en/

Clover Health:

Media

Andy Robinson / Andrew Still-Baxter

Clover Health

press@cloverhealth.com

+1.718.915.1519 / +1.406.250.8397

Investors

Whitney Kukulka

The Blueshirt Group

investors@cloverhealth.com

Social Capital Hedosophia Holdings Corp. III:

Media

Sara Evans / Kerry Golds

Finsbury

sara.evans@finsbury.com / kerry.golds@finsbury.com

+1.917.344.9279 / +1.646.957.2279

Jonathan Gasthalter / Carissa Felger

Gasthalter & Co.

SCH@gasthalter.com

Source: Social Capital Hedosophia Holdings Corp. III

Exhibit 99.3

EXECUTIVE COMPENSATION

Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to Clover and its subsidiaries prior to the Closing, and to Clover Health and its subsidiaries after Closing

Summary Compensation Table

The following table provides information concerning certain compensation awarded to, earned by or paid to our Chief Executive Officer and each of our two other most highly compensated officers, whom we collectively refer to as “named executive officers,” during the years ended December 31, 2019 and 2020.

Name and Principal Position	Fiscal Year	Salary		Option Awards (2)	All Other Compensation		Total ($)
Vivek Garipalli	2020	$—	(1)	$—	$—		$—
Chief Executive Officer	2019	—	(1)	—	—		—

Andrew Toy	2020	415,385		8,190,695	11,805	(4)	8,617,885
President and Chief Technology Officer	2019	400,000		—	23,593	(3)	423,593

Gia Lee	2020	415,385		978,250	10,577	(5)	1,404,212
General Counsel and Secretary	2019	331,731		346,500	—		678,231

(1)	At his own recommendation to our board of directors, Mr. Garipalli elected to forego any compensation for 2019 and 2020.
(2)

The amount reported in this column represents the aggregate grant date fair value of stock options granted under our 2014 Equity Incentive Plan as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the stock option awards reported in this column are set forth in Note 18 to our consolidated financial statements included elsewhere in the Proxy Statement/Prospectus. Note that the amount reported in this column reflects the accounting value for the stock option awards and may not correspond to the actual economic value that may be received by the named executive officer from the equity award.

(3)	The amounts reported consist of (i) car services and related transportation costs of $17,516 and (ii) matching 401(k) contributions of $6,077.
(4)	The amounts reported consist of (i) car services and related transportation costs of $3,805 and (ii) matching 401(k) contributions of $8,000.
(5)	The amounts reported consist of matching 401(k) contributions.

Executive Compensation Arrangements in Effect Prior to the Closing

Executive Compensation Arrangements

Clover previously entered into offer letters with Mr. Toy and Ms. Lee. Both of these arrangements provide for at will employment and generally include the named executive officer’s initial base salary and an initial equity award grant. In addition, Mr. Garipalli, Mr. Toy and Ms. Lee have each executed a confidential information and invention assignment agreement with Clover. Mr. Toy’s offer letter and all the benefits provided therein was superseded by the employment agreement that he entered into with Clover in connection with the Closing, which is described in more detail below.

Ms. Lee’s offer letter provides that if she is terminated by us without cause or if she resigns for good reason upon the consummation of or within 24 months following a change in control transaction, then 100% of the then unvested shares subject to her equity awards will immediately vest and become exercisable upon the date of such termination.

Potential Payments upon Termination or Change in Control

Clover has provided in the offer letter with Ms. Lee that if she is terminated by us without cause or if she resigns for good reason upon the consummation of or within 24 months following a change in control

1

transaction, then 100% of the then unvested shares subject to her equity awards will immediately vest and become exercisable upon the date of such termination.

2020 Pension Benefits/Nonqualified Deferred Compensation Table

None of Clover’s named executive officers participated in any defined benefit pension plans or any non-qualified deferred compensation plans in 2020.

Other Elements of Compensation

Clover’s named executive officers are eligible to participate in Clover’s employee benefit plans, including Clover’s medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case, on the same basis as all of Clover’s other employees. Clover provides a 401(k) plan to its employees, including its current named executive officers, as discussed in the section below entitled “—401(k) Plan.” Clover generally does not provide perquisites or personal benefits to Clover’s named executive officers, except in limited circumstances.

401(k) Plan. Clover maintains a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Employees are immediately and fully vested in their contributions. The 401(k) plan permits Clover to make matching contributions and profit-sharing contributions to eligible participants. Clover intends for its 401(k) plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to the 401(k) plan, and earnings on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information regarding outstanding stock options held by certain of the named executive officers as of December 31, 2020 on an as converted basis.

			Number of Securities Underlying Unexercised Options(1)		Option Awards
	Grant Date		Exercisable	Unexercisable	Exercise Price	Expiration Date
Name
Vivek Garipalli	—		—	—	$—	—

Andrew Toy	07/22/2018	(2)	631,033	—	1.67	07/21/2028
	07/22/2018	(3)	3,155,168	—	1.67	07/21/2028
	02/04/2020	(4)	5,344,515	—	2.23	02/03/2030
	02/04/2020	(5)	3,669,607	—	5.45	02/03/2030

Gia Lee	03/26/2019	(6)(7)	393,364	175,356	1.94	03/25/2029
	02/04/2020	(7)(8)	232,441	103,261	2.23	02/03/2030
	02/04/2020	(7)(9)	504,093	504,093	2.23	02/03/2030

(1)	All of the outstanding equity awards were granted under our 2014 Plan.
(2)

1/12th of the shares subject to the option vested on February 5, 2018, and on each month thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the named executive officer’s employment agreement.

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(3)

1/5th of the shares subject to the option vested on February 5, 2019, and an additional 1/48th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the named executive officer’s employment agreement.

(4)

1/60th of the shares subject to the option vested on July 1, 2019 and an additional 1/60th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the name executive’s offer letter.

(5)

1/60th of the shares subject to the option vested on July 1, 2019 and an additional 1/60th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the name executive’s offer letter. The shares subject to the option are fully vested as of January 7, 2021.

(6)

1/5th of the shares subject to the option vested on January 14, 2020, and an additional 1/48th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the named executive officer’s offer letter.

(7)	50% of the option grant is early exercisable, while the other 50% becomes exercisable once vested, except as otherwise provided in the named executive officer’s offer letter.
(8)

1/60th of the shares subject to the option vested on February 14, 2019 and an additional 1/60th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the name executive’s offer letter.

(9)

24/60th of the shares subject to the option vest on January 1, 2022 and an additional 1/60th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the name executive’s offer letter.

2014 Plan

General. Clover’s board of directors adopted the 2014 Equity Incentive Plan (the “2014 Plan”) in July 2014, and Clover’s stockholders approved the 2014 Plan in October 2014. The 2014 Plan was last amended in September 2018. Effective as of the Closing Date, the 2014 Plan terminated at which time the outstanding awards previously granted thereunder were assumed by us, and no new awards are available for grant under the 2014 Plan. The 2014 Plan provided for incentive and nonstatutory stock options to purchase shares of Clover common stock, restricted stock awards and restricted stock unit awards. Previously granted awards under the 2014 Plan continue to be subject to the terms and conditions of the 2014 Plan and the stock award agreements pursuant to which such awards were granted.

Equity Awards Under the 2014 Plan Granted in Connection with the Business Combination

Clover’s board of directors granted the following stock awards under the 2014 Plan effective immediately prior to the Closing to Mr. Garipalli and Mr. Toy (the “Pre-Closing Founder Grants”).

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Garipalli Performance-Based Award –Clover granted Mr. Garipalli, a performance-based RSU award covering 7,164,581 shares of Class B common stock, which will vest and become settled by satisfying each of the following two conditions:

(1)	Service - 20% will vest on each anniversary of the Closing, subject to Mr. Garipalli’s continued service to us as our CEO, Co-CEO or Executive Chairman through each vesting date; and

(2)

Performance - Measured beginning after the first anniversary of the Closing, 50% will vest upon our volume-weighted average stock closing price reaching $20 for 90 consecutive calendar days, and the remaining 50% will vest upon our volume-weighted average stock closing price reaching $25 for 90 consecutive calendar days; provided all such vesting occurs within 5 years of the Closing.

•

Toy Performance-Based Award - Clover granted Mr. Toy, a performance-based RSU award covering 3,582,291 shares of Class B common stock, which will vest and become settled by satisfying each of the following two conditions:

(1)	Service - 20% will vest on each anniversary of the Closing, subject to Mr. Toy’s continued service to our through each vesting date; and

(2)

Performance - Measured beginning after the first anniversary of the Closing, 100% will vest upon our volume-weighted average stock closing price reaching $20 for 90 consecutive calendar days; provided such vesting occurs on or within 5 years of the Closing.

In addition, upon a change in control as defined in the 2014 Plan (which did not include the Business Combination), the Pre-Closing Founder Grants will fully vest as to their service conditions, and if the per share value in the change in control equals or exceeds the required stock closing price under their performance conditions, the awards will also fully vest as to the applicable performance conditions. Any portion of the awards unvested at the consummation of the change in control will be forfeited. The Pre-Closing Founder Grants will also be subject to the terms and conditions of the employment agreements that Mr. Garipalli and Mr. Toy entered

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into with Clover Health as discussed in the section below entitled “—Executive Compensation Arrangements in Effect as of the Closing.”

Executive Compensation Arrangements in Effect as of the Closing

Employment Agreements

Vivek Garipalli

In connection with the Closing, on December 31, 2020, Clover entered into an employment agreement with Mr. Garipalli, which was assumed by Clover Health, pursuant to which Mr. Garipalli serves as Clover Health’s Chief Executive Officer and will report directly to Clover Health’s board of directors. Mr. Garipalli’s employment under the employment agreement is at-will.

Under his employment agreement, Mr. Garipalli is not initially entitled to an annual base salary or incentive cash bonus, but such cash compensation may be provided to him in the future at the discretion of the board of directors or compensation committee. Mr. Garipalli is eligible to participate in the health, welfare and fringe benefit plans provided by us to our employees.

Pursuant to his employment agreement, we granted Mr. Garipalli two RSU awards as of the date of the Closing, which collectively covers 22,284,655 shares of our Class B common stock that represent four percent (4%) of the number of shares of all classes of our common stock as of the Closing (together, the “Garipalli Management Plan RSUs”). The vesting schedule and other terms of the Garipalli Management Plan RSUs are described in the below sections entitled “—Management Incentive Plan—Garipalli Time-Based Award” and “—Management Incentive Plan—Garipalli Performance-Based Award.”

If Mr. Garipalli’s employment is terminated by the company without cause, or by Mr. Garipalli for good reason (each term as defined in his employment agreement) during the period beginning one month prior to and ending 12 months following a change in control (as defined in the 2020 Plan) subject to his execution and non-revocation of a general release of claims in our favor and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts, Mr. Garipalli will be entitled to receive full accelerated vesting of all his outstanding and unvested equity awards.

For purposes of Mr. Garipalli’s employment agreement:

“Cause” is generally defined to mean, subject to certain notice requirements and cure rights, Mr. Garipalli’s: (i) gross negligence or willful misconduct in the performance of his duties or violation of any written company policy, (ii) commission of any act of fraud, theft, embezzlement, financial dishonesty, misappropriation or other willful misconduct that has caused or is reasonably expected to result in injury to the company, (iii) conviction of, or pleading guilty or nolo contendere to, any felony or a lesser crime involving dishonesty or moral turpitude, (iv) unlawful use (including being under the influence) or possession of illegal drugs on the premises of the company or while performing his duties, (v) unauthorized use or disclosure of any proprietary information or trade secrets of the company or any party to whom he owes an obligation of nondisclosure from his relationship with the company, or (vi) his material breach of any obligations under any written agreement with the company.

“Good reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) a material reduction of his duties, authority or responsibilities relative to immediately prior to such reduction, provided that a reduction solely by virtue of the company being acquired and made part of a larger entity will not constitute “good reason,” (ii) a material reduction in base salary (except where applicable to all similarly situated executive officers), provided, that a reduction of less than 10 percent will not be considered material, (iii) a material change in the geographic location of his primary work facility or location, provided, that a relocation of less than 50 miles from his then-present work location will not be considered material, or (v) a material breach by the company of a material provision of his employment agreement.

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Andrew Toy

In connection with the Closing, on December 31, 2020, Clover entered into an employment agreement with Mr. Toy, which was assumed by Clover Health, pursuant to which Mr. Toy serves as Clover Health’s President and Chief Technology Officer and will report directly to Mr. Garipalli. Mr. Toy’s employment under the employment agreement is at-will.

Under his employment agreement, Mr. Toy will receive an initial annual base salary of $450,000 and will be eligible to receive an annual cash incentive bonus targeted at 100 percent (100%) of Mr. Toy’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Clover Health and/or individual performance objectives, as determined by the board of directors or compensation committee. Mr. Toy’s annual base salary and cash incentive bonus target percentage may be adjusted in the future at the discretion of the board of directors or compensation committee. Mr. Toy is also eligible to participate in the health, welfare and fringe benefit plans provided by us to our employees.

Pursuant to the employment agreement, we granted Mr. Toy, an RSU award under the Management Incentive Plan as of the date of the Closing that covers 11,142,328 shares of our Class B common stock (the “Toy Management Plan RSUs”). The vesting schedule and other terms of the Toy Management Plan RSUs are described in the below section entitled “—Management Incentive Plan—Toy Performance-Based Award.” Mr. Toy will also be eligible for future equity awards from us under the 2020 Plan as determined by the board of directors or the compensation committee in their discretion.

Effective as of the Closing Date, Mr. Toy also received vesting in full of his option granted on February 4, 2020 for 3,669,607 shares of Clover common stock (on an as-converted basis) under the 2014 Plan.

If Mr. Toy’s employment is terminated by us without cause, or by Mr. Toy for good reason (each term as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims in our favor and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts, Mr. Toy will be entitled to receive the following severance payments and benefits: (i) an amount equal to Mr. Toy’s annual base salary then in effect and (ii) continued health care coverage for 12 months after the termination date. In addition, if Mr. Toy terminates his employment due to the failure to promote him to Chief Executive Officer immediately following the resignation or termination of Mr. Garipalli as our Chief Executive Officer, he will receive full accelerated vesting of all outstanding and unvested equity awards of Clover Health.

However, if either such termination of employment occurs during the period beginning one month prior to and ending 12 months following a change in control (as defined in the 2020 Plan), subject to his execution and non-revocation a general release of claims in our favor and continued compliance with restrictive covenants, then, in addition to any accrued amounts, Mr. Toy instead will be entitled to receive the following severance payments and benefits: (i) an amount equal to one and one-half times Mr. Toy’s annual base salary then in effect, (ii) continued health care coverage for 18 months after the termination date and (iii) full accelerated vesting of all outstanding and unvested equity awards of Clover Health.

In Mr. Toy’s employment agreement, “cause” has the same definition as Mr. Garipalli’s described above. “Good reason,” for purposes of Mr. Toy’s employment agreement is defined as follows:

“Good reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) the failure to promote or appoint him, in good faith, to Chief Executive Officer, immediately after the resignation or termination of Mr. Garipalli as Chief Executive Officer, (ii) a material reduction of his duties, authority or responsibilities relative to immediately prior to such reduction, (iii) any change of title (unless to Chief Executive Officer following the resignation of Mr. Garipalli), including a title change related to an acquisition by a larger entity, (iv) a material reduction in his base salary (except where applicable to all similarly situated executive officers), provided, that a reduction of less than ten

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percent will not be considered material, (v) any requirement for him to report to a work facility or location other than his home office or required business travel, or (iv) a material breach by the company of a material provision of his employment agreement.

Mr. Garapalli’s and Mr. Toy’s employment agreements both require customary confidentiality, invention assignment and non-solicitation agreements, and include “best pay” provisions under Section 280G of the Code, pursuant to which any parachute payments that become payable to Mr. Garipalli or Mr. Toy will either be paid in full or reduced such that the payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment.

Gia Lee

We expect to enter into an employment agreement with Ms. Lee, pursuant to which Ms. Lee will serve as our General Counsel and will report directly to our Chief Executive Officer. We anticipate her agreement will establish, among other things, her base salary, target bonus opportunity, and standard employee benefits. Until then, the terms of Ms. Lee’s current offer letter as described above in “—Executive Compensation Arrangements in Effect Prior to the Closing” will continue to apply.

Equity Incentive Plans

2020 Equity Incentive Plan

On October 5, 2020, SCH’s board of directors adopted, and on January 6, 2021, our stockholders approved the 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan became effective on January 6, 2021.

Purpose

The 2020 Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our shareholders, and (iii) promote the success of our business. The 2020 Plan is intended to replace the 2014 Plan. Clover board of directors terminated the 2014 Plan, effective as of the Closing Date. No additional stock awards will be granted under the 2014 Plan, although all outstanding stock awards granted under the 2014 Plan immediately prior to the Closing were assumed by us and continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2014 Plan.

Types of Stock Awards

The 2020 Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, and stock bonus awards (all such types of awards, collectively, “stock awards”).

Share Reserve

Number of Shares

Subject to adjustments as set forth in the 2020 Plan, the maximum aggregate number of shares of our Class A common stock that may be issued under the 2020 Plan is 30,641,401 shares. The shares may be authorized, but unissued, or reacquired Class A common stock. Furthermore, subject to adjustments as set forth in the 2020 Plan, in no event will the maximum aggregate number of shares that may be issued under the 2020 Plan pursuant to incentive stock options exceed the number set forth above.

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The number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the lessor of (i) seven percent (7%) of the outstanding shares on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by the board of directors; provided that for each fiscal year beginning with the 2025 fiscal year through the fiscal year that includes the expiration date of the 2020 Plan, each such increase shall be reduced to the lessor of five percent (5%) of the outstanding shares on the last day of the immediately preceding fiscal year or such number of shares determined by our board of directors.

Lapsed Awards

If all or any part of a stock award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, or cancelled without having been fully exercised or forfeited, in any case, in a manner that results in us acquiring shares covered by the stock award at a price not greater than the price (as adjusted pursuant to the 2020 Plan) paid by the participant for such shares or not issuing any shares covered by the stock award, the unused shares covered by the stock award will, as applicable, become or again be available for stock award grants under the 2020 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding stock awards shall not count against the share limit set forth in the 2020 Plan. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under the 2020 Plan and shall not be available for future grants of stock awards: (i) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof; and (ii) shares purchased on the open market with the cash proceeds from the exercise of stock options; and (iii) shares delivered (either by actual delivery or attestation) to us by a participant to satisfy the applicable exercise or purchase price of a stock award and/or to satisfy any applicable tax withholding obligation with respect to a stock award (including shares retained by us from the stock award being exercised or purchased and/or creating the tax obligation).

Assumption or Substitution of Awards by the Company

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, in connection with an acquisition, merger or consolidation of such other company, by either: (a) assuming such award under the 2020 Plan or (b) granting an award under the 2020 Plan in substitution of such other company’s award. Any awards that are assumed or substituted under the 2020 Plan will not reduce the number of shares authorized for grant under the Plan or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the 2020 Plan. Incentive stock options may only be granted to employees.

Administration

The 2020 Plan must be administered by our board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). Awards granted to an officer or director of Clover Health or any other person whose transactions in our Class A common stock are subject to Section 16 of the Exchange Act (each, an “Insider”) must be approved by two or more “non-employee directors” of the board of directors (as defined in the regulations promulgated under Section 16 of the Exchange Act). Currently, our compensation committee serves as the Plan Administrator.

Subject to the terms of the 2020 Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2020 Plan; (ii) select the service providers to whom stock awards may be granted under the 2020 Plan; (iii) determine the number of shares to be covered by each

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stock award granted under the 2020 Plan; (iv) approve forms of stock award agreements for use under the 2020 Plan; (v) determine the terms and conditions, not inconsistent with the terms of the 2020 Plan, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2020 Plan (subject to shareholder approval); (vii) construe and interpret the terms of the 2020 Plan and stock awards granted pursuant to the 2020 Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the 2020 Plan, any stock award or any stock award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the 2020 Plan; (x) modify or amend each stock award (subject to the terms of the 2020 Plan); (xi) adjust performance goals applicable to a participant with respect to a stock award to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary events or circumstances; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2020 Plan; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xv) make all other determinations deemed necessary or advisable for administering the 2020 Plan.

However, to the extent permitted by applicable law and listing requirements, our board of directors or a committee thereof may delegate to one or more of our officers who may be (but are not required to be) Insiders, the authority to (a) designate employees who are not Insiders to be recipients of stock awards and determine the number of shares subject to stock awards granted to such designated employees, subject to certain restrictions that are set forth in the 2020 Plan and (b) take any and all actions on behalf of our board of directors or a committee thereof other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates.

Stock Options

Each stock option must be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options must be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.

The term of each stock option must be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant, or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in, and in a manner consistent with, Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be

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exercised. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an incentive stock option, the Plan Administrator will determine the acceptable form of consideration at the time of grant.

If a participant ceases to be a service provider other than for “Cause” (as defined in the 2020 Plan), the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or “Disability” (as defined in the 2020 Plan), and three months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant will immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause and the participant will be prohibited from exercising his or her stock option from and after the date of such termination.

Stock Appreciation Rights (SARs)

The Plan Administrator determines the terms and conditions of each SAR, provided that the exercise price for each SAR must be no less than 100% of the fair market value of the underlying shares of our Class A common stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, in shares of equivalent value, or in some combination thereof, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of our Class A common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of our Class A common stock. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Plan Administrator in the form of cash, shares, or a combination of both.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Plan Administrator may impose whatever conditions on vesting as it determines to be appropriate.

During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the shares of restricted stock with respect to which they were paid.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Stock Bonus Awards

A stock bonus award is an award of shares to an eligible person without a purchase price that is not subject to any restrictions. The Plan Administrator will determine the number of shares to be awarded to the participant

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under a stock bonus award. A stock bonus award may be paid in cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.

Performance Awards

The Plan Administrator may grant stock options, SARs, restricted stock and RSUs that are subject to the satisfaction of specified performance criteria. The Plan Administrator determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain.

The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Stock awards issued to participants may take into account other criteria (including subjective criteria).

Performance goals may differ from participant to participant, performance period to performance period and from stock award to stock award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (iii) on a per share and/or share per capita basis, (iv) against the performance of us as a whole or against any of our affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of us or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.

Outside Director Limitations

Stock awards granted during a single fiscal year under the 2020 Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the board of directors, will not exceed $1,000,000 in total value for any outside director serving as the lead director of the board of directors or chair of the board of directors and $750,000 in total value for any other outside director (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Stock awards granted to an individual while he or

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she was serving in the capacity as an employee or while he or she was an independent contractor but not an outside director will not count for purposes of these limits.

Leaves of Absence / Transfer Between Locations

The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of stock awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any of our affiliates. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee will be deemed terminated on the first day following such three month period and the incentive stock option will thereafter automatically treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.

Nontransferability of Stock Awards

Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

Clawback/Recovery

The Plan Administrator may specify in a stock award agreement that the participant’s rights, payments, and/or benefits with respect to a stock award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of a stock award. Notwithstanding any provisions to the contrary under the 2020 Plan, a stock award granted under the 2020 Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the stock award and/or shares issued under the stock award, any amounts paid under the stock award, and any payments or proceeds paid or provided upon disposition of the shares issued under the stock award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of our capital stock or other securities of us or other significant corporate transaction, or other change affecting our capital stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2020 Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2020 Plan and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Internal Revenue Code (“Section 409A”).

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Dissolution or Liquidation

In the event of the proposed winding up, dissolution or liquidation of us, the Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, a stock award will terminate immediately prior to the consummation of such proposed action.

Corporate Transaction

In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “Change in Control” (as defined in the 2020 Plan) each outstanding stock award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding stock awards (if we are the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards; provided, that, if the exercise price or purchase price for such stock awards equals or exceeds the fair market value of the shares subject to such stock awards, then the stock awards may be terminated without payment (provided further, that such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (e) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding stock award and lapse of our right to repurchase or re-acquire shares acquired under a stock award or lapse of forfeiture rights with respect to shares acquired under a stock award; or (f) the opportunity for participants to exercise their stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2020 Plan) as may be provided in the stock award agreement for such stock award or as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur.

Amendment, Termination and Duration of the 2020 Plan

The 2020 Plan will continue in effect for a term of 10 years measured from the board approval date, unless terminated earlier under the terms of the 2020 Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the 2020 Plan pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as otherwise required by applicable law.

Management Incentive Plan

On October 5, 2021, SCH’s board of directors adopted, and on January 6, 2021, our stockholders approved the 2020 Management Incentive Plan (the “Management Incentive Plan”). The Management Incentive Plan became effective on January 6, 2021.

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Purpose

The Management Incentive Plan is intended to (i) incentivize the Vivek Garipalli and Andrew Toy (the “MIP Participants”) with long-term equity-based compensation to align their interests with our shareholders and (ii) promote the success of our business.

Type of Stock Award

The Management Incentive Plan only permits the grant of RSUs to MIP Participants in the amounts and pursuant to the terms set forth in the New Plan Benefits section of the Proxy Statement/Prospectus. The 2020 Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units and performance shares (all such types of awards, collectively, “stock awards”).

Share Reserve

Maximum Number of Shares

Subject to adjustments as set forth in the Management Incentive Plan, the maximum aggregate number of shares of our Class B common stock that may be issued under the Management Incentive Plan is 33,426,983 shares. The shares may be authorized, but unissued, or reacquired our Class B common stock.

Lapsed Awards

Once an RSU award is granted under the Management Incentive Plan, the shares underlying such award reduce the pool available for issuance under the Management Incentive Plan and, once granted pursuant to a RSU Award, such shares will never be available for future issuance under the Management Incentive Plan under any circumstance.

Eligibility

Only the MIP Participants are eligible to receive RSUs under the Management Incentive Plan.

Administration

The Management Incentive Plan must administered by our board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “MIP Plan Administrator”). Currently, our compensation committee serves as the MIP Plan Administrator.

Subject to the terms of the Management Incentive Plan, the MIP Plan Administrator has the authority to (i) grant RSUs to MIP Participants in the amounts and pursuant to the terms set forth in the New Plan Benefits section of the Proxy Statement/Prospectus; (ii) approve forms of RSU award agreements for use under the Management Incentive Plan, provided such forms of RSU award agreements are consistent with the terms of the Management Incentive Plan; (iii) construe and interpret the terms of the Management Incentive Plan and RSU awards granted pursuant to the Management Incentive Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in the Management Incentive Plan, any RSU award or any RSU award agreement; (v) prescribe, amend and rescind rules and regulations relating to the Management Incentive Plan; (vi) modify or amend each RSU award (subject to the terms of the Management Incentive Plan), including but not limited to the discretionary authority to accelerate vesting; (vii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Management Incentive Plan; (viii) authorize any person to execute on our behalf any instrument required to effect the grant of a RSU award previously granted by the MIP Plan Administrator; (ix) allow a participant to defer the receipt of the delivery of shares that would otherwise be due to such participant under a RSU award; and (x) make all other determinations deemed necessary or advisable for administering the Management Incentive Plan.

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RSUs

Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of our Class B common stock. Upon meeting the applicable vesting criteria, the MIP Participants will be entitled to receive a payout upon the date(s) determined by the MIP Plan Administrator and set forth in their RSU award agreement for his earned RSUs in the form of shares.

The RSU awards were granted to the MIP Participants on the Closing Date. Each RSU award will vest pursuant to the criteria set forth in the New Plan Benefits section of the Proxy Statement/Prospectus.

During the vesting period, each MIP Participant holding RSUs will hold no voting rights by virtue of such RSUs. The MIP Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Performance-Based RSUs

Certain RSU awards granted under the Management Incentive Plan are performance-based awards that will only vest upon the achievement of pre-established stock price goals set forth in the New Plan Benefits section of the Proxy Statement/Prospectus. The MIP Plan Administrator will determine and approve the extent to which such stock price goals have been timely achieved and the extent to which the shares subject to such RSU award have thereby been earned.

Leaves of Absence/Transfer Between Locations

The MIP Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of RSU awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of RSU awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). An RSU award will not cease to vest in the case of (i) any leave of absence approved by the MIP Plan Administrator or (ii) transfers between our locations or between us and any of our affiliates.

Nontransferability of RSU Awards

Unless determined otherwise by the MIP Plan Administrator, an RSU award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

Clawback/Recovery

The MIP Plan Administrator may specify in a RSU award agreement that the participant’s rights, payments, and/or benefits with respect to a RSU award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of a RSU award. Notwithstanding any provisions to the contrary under the Management Incentive Plan, an RSU award granted under the Management Incentive Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The MIP Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the RSU award and/or shares issued under the RSU award, any amounts paid under the RSU award, and any payments or proceeds paid or provided upon disposition of the shares issued under the RSU award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Adjustments

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization,

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merger, spin-off, split-up, repurchase, or exchange of our common stock or other securities of us or other significant corporate transaction, or other change affecting our capital stock occurs, the MIP Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Management Incentive Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Management Incentive Plan and/or the number, class, kind and price of securities covered by each outstanding RSU award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Internal Revenue Code (“Section 409A”).

Dissolution or Liquidation

In the event of the proposed winding up, dissolution or liquidation of us, the MIP Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously settled, an RSU award will terminate immediately prior to the consummation of such proposed action.

Corporate Transaction

In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “change in control” (as defined in the Management Incentive Plan) each outstanding RSU award (vested or unvested) will be treated as the MIP Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding RSU awards (if we are the surviving corporation); (b) the assumption of such outstanding RSU awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such RSU awards; (d) the cancellation of such RSU awards in exchange for a payment to the participants equal to the fair market value of the shares subject to such RSU awards as of the Closing Date of such corporate transaction (provided that such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the full or partial acceleration of vesting and accelerated expiration of an outstanding RSU award.

Change in Control

An RSU award may be subject to additional acceleration of vesting upon or after a change in control (as defined in the Management Incentive Plan) as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur. In connection with the Business Combination, we entered into an employment agreement with each MIP Participant, effective as of the Closing Date, which provides for among other things, certain severance payments and benefits and the accelerated vesting of equity in connection with each named executive officer’s termination of employment or resignation for good reason under various circumstances, including in connection with a change in control of Clover Health. See the above section entitled “—Executive Compensation Arrangements in Effect as of the Closing” for more information.

Amendment, Termination and Duration of the Management Incentive Plan

The Management Incentive Plan will continue in effect until all the RSU awards granted thereunder are no longer outstanding. The MIP Plan Administrator may at any time amend, alter, suspend or terminate the Management Incentive Plan.

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We made the following grants described below, effective as of the Closing Date, under the Management Incentive Plan:

Garipalli Time-Based Award

Vivek Garipalli received an RSU award under the MIP (the “Garipalli Time-Based Award”) covering 16,713,491 shares of Class B common stock. The Garipalli Time-Based Award shall become vested as to twenty percent (20%) of the RSUs subject to the Garipalli Time-Based Award on each of the first five (5) anniversaries of the Closing Date, subject to Mr. Garipalli’s continuous service as Clover Health’s CEO, Co-CEO or Executive Chairman through each vesting date. Except as set forth in Mr. Garipalli’s employment agreement with us, if Mr. Garipalli is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

Garipalli Performance-Based Award

Mr. Garipalli received an RSU award under the Management Incentive Plan (the, “Garipalli Performance-Based Award”) covering 5,571,164 shares of Class B common stock, which will vest and become settled by satisfying two conditions, as set forth below:

•

Service requirement—the service requirement will be satisfied at a rate of twenty percent (20%) of the RSUs subject to the Garipalli Performance-Based Award on each of the first five anniversaries of the Closing Date, subject to Mr. Garipalli’s continuous service as Clover Health’s CEO, Co-CEO or Executive Chairman through each service-based vesting date. Except as set forth in Mr. Garipalli’s employment agreement with us, if Mr. Garipalli is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

•

Performance requirement—the performance requirement will be satisfied if we achieve a volume-weighted average stock price above a threshold of $30, for a period of ninety (90) consecutive calendar days; provided that the performance metrics will not be measured nor may be satisfied prior to the one year anniversary of the Closing Date.

Toy Performance-Based Award

Andrew Toy received an RSU award under the Management Incentive Plan (the “Toy Performance-Based Award”) covering 11,142,328 shares of Class B common stock, which will vest and become settled by satisfying two conditions, as set forth below:

•

Service requirement—the service requirement will be satisfied at a rate of twenty percent (20%) of the RSUs subject to the Toy Performance-Based Award on each of the first five anniversaries of the Closing Date, subject to Mr. Toy’s continuous service as a service provider to Clover Health through each service-based vesting date. Except as set forth in Mr. Toy’s employment agreement with us, if Mr. Toy is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

•

Performance requirement—the performance requirement will be satisfied if we achieve a volume-weighted average stock price above a threshold broken out into two equal tranches as set forth in the below table, for a period of ninety (90) consecutive calendar days; provided that the performance metrics will not be measured nor may be satisfied prior to the one year anniversary of the Closing Date.

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Tranche	Number of Shares of Class B Common Stock	Stock Price Hurdle
1	5,571,164	$25
2	5,571,164	$30

General Terms

Each of the Garipalli Performance-Based Award and the Toy Performance-Based Award (collectively, the “Performance-Based Awards”) will include the following general terms:

•

The performance requirement must be satisfied within five (5) years of the Closing Date (the “Performance Deadline”). Any portion of a Performance-Based Award that is unvested as of the Performance Deadline will be forfeited for no consideration.

•

Upon a change in control (as defined in the Management Incentive Plan), if the per share value in the change in control is above the stock price hurdle set forth in the above table or, if the stock price hurdle was satisfied at any time prior to a change in control, then that tranche will vest in connection with the change in control. Any portion of a Performance-Based Award that is unvested as of the consummation of such change in control will be forfeited for no consideration. For the avoidance of doubt, the transaction contemplated by the Merger Agreement, shall not constitute a change in control for purposes of these Performance-Based Awards.

2020 Employee Stock Purchase Plan

On October 5, 2020, SCH’s board of directors adopted, and on January 6, 2021, our stockholders approved the 2020 Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective on January 6, 2021.

Purpose

The ESPP provides a means by which eligible employees and/or eligible service providers of either our company or designated related corporations and affiliates (“Designated Companies”) may be given an opportunity to purchase shares of our Class A common stock. The ESPP permits us to grant a series of purchase rights to eligible employees and eligible service providers. By means of the ESPP, we seek to (i) retain and assist our related corporations and affiliates in retaining the services of such eligible employees and eligible service providers, (ii) secure and retain the services of new eligible employees and eligible service providers and (iii) provide incentives for such persons to exert maximum efforts for our success and that of our related corporations and affiliates.

Qualified and Non-Qualified Offerings Permitted

The ESPP includes two components: a “423 Component” and a “Non-423 Component.” We intend for the 423 Component to qualify as an Employee Stock Purchase Plan pursuant to Section 423 of the Code. The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit ESPP participation in a uniform and non-discriminating basis. In addition, the ESPP authorizes grants of purchase rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan under Section 423 of the Code. Except as otherwise provided in the ESPP or determined by the ESPP Administrator (as defined below), the Non-423 Component will be operated and administered in the same manner as the 423 Component. Eligible employees will be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the Non-423 Component of the ESPP.

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Administration

Our board of directors has the power to delegate administration of the ESPP to a committee composed of not fewer than one member of our board of directors. The ESPP is administered by our board of directors or a committee thereof (the “ESPP Administrator”). The ESPP Administrator has the final power to construe and interpret both the ESPP and the rights granted under it. The ESPP Administrator has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase our Class A common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the 423 Component or Non-423 Component of the ESPP. Whether or not our board of directors has delegated administration of the ESPP to a committee, the board of directors will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP. Currently, our compensation committee serves as the ESPP Plan Administrator.

Stock Subject to ESPP

Subject to adjustments as provided in the ESPP, the maximum number of shares of our Class A common stock that may be issued under the ESPP will not exceed 2,785,582, plus the number of shares of our Class A common stock that are automatically added on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2030 fiscal year in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of our Class A common stock outstanding on the last day of the calendar month prior to the date of such automatic increase, and (ii) such number of shares of our Class A common stock as determined by the ESPP Administrator; provided that the maximum number of shares of our Class A common stock reserved under the ESPP shall not exceed 10% of the total outstanding capital stock of the combined company (inclusive of the shares reserved under the ESPP) as of the Closing Date on an as-converted basis. Notwithstanding the foregoing, the ESPP Administrator may act prior to the first day of any fiscal year to provide that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of our Class A common stock than would otherwise occur pursuant to the preceding sentence. If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of our Class A common stock not purchased under such purchase right will again become available for issuance under the ESPP.

Offerings

The ESPP is implemented by offerings of rights to all eligible employees and eligible service providers from time to time. Offerings may be comprised of one or more purchase periods. The maximum length for an offering under the ESPP is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire shares of our Class A common stock on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of our Class A common stock, subject to certain limitations.

Eligibility

Purchase rights may be granted only to our employees, employees of designated related corporations or, solely with respect to the Non-423 Component, employees of an affiliate (other than a designated related corporation) or eligible service providers. The ESPP Administrator may provide that employees will not be eligible to be granted purchase rights under the ESPP if, on the offering date, the employee (i) has not completed at least 2 years of service since the employee’s last hire date (or such lesser period as the ESPP Administrator may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the ESPP Administrator may determine), (iii) customarily works not more than 5 months per calendar year (or such lesser period as the ESPP Administrator may determine), (iv) is a highly compensated employee within the meaning of the Code, or (v) has not satisfied such other criteria as the ESPP Administrator may determine consistent with

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Section 423 of the Code. Unless otherwise determined by the ESPP Administrator for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than 5 months per calendar year.

No employee will be eligible for the grant of any purchase rights if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all our and any related corporations’ Employee Stock Purchase Plans, do not permit such eligible employee’s rights to purchase stock to accrue in excess of $25,000 worth of stock in any calendar year.

Participation in the ESPP

On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of shares of our Class A common stock purchasable either with a percentage or with a maximum dollar amount, as designated by the ESPP Administrator; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s earnings during the period that begins on the offering date (or such later date as the ESPP Administrator determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.

Purchase Price

The purchase price of shares of our Class A common stock acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the shares of our Class A common stock on the offering date; or (ii) 85% of the fair market value of the shares of our Class A common stock on the applicable purchase date (i.e., the last day of the applicable purchase period).

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner we direct.

Purchase of Stock

The ESPP Administrator will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of our Class A common stock will be purchased in accordance with such offering. In connection with each offering, the ESPP Administrator may specify a maximum number of shares of our Class A common stock that may be purchased by any participant or all participants. If the aggregate purchase of shares of our Class A common stock issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any ESPP Administrator action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the shares of our Class A common stock available will be made in as nearly a uniform manner as will be practicable and equitable.

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Withdrawal

During an offering, a participant may cease making contributions and withdraw from the offering by delivering to us or any third party designated by us a company provided withdrawal form. We may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest and such participant’s purchase right in that offering will then terminate. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.

Termination of Eligibility

Purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. We will have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the ESPP. As soon as practicable, we will distribute to such individual all of his or her accumulated but unused contributions without interest.

Leave of Absence

A participant will not be deemed to have terminated employment or failed to remain continuously employed by us or a Designated Company in the case of sick leave, military leave, or any other leave of absence approved by us; provided that such leave is for a period of not more than three months or reemployment upon the expiration of such leave is guaranteed by contract or statute. We will have sole discretion to determine whether a participant has terminated employment and the effective date on which the participant terminated employment, regardless of any notice period or garden leave required under local law.

Employment Transfers

Unless otherwise determined by the ESPP Administrator, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between us and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the ESPP or an offering; however, if a participant transfers from an offering under the 423 Component to an offering under the Non-423 Component, the exercise of the participant’s purchase right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a participant transfers from an offering under the Non-423 Component to an offering under the 423 Component, the exercise of the purchase right will remain non-qualified under the Non-423 Component. In the event that a participant’s purchase right is terminated under the ESPP, we will distribute as soon as practicable to such individual all of his or her accumulated but unused contributions.

Restrictions on Transfer

During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.

Exercise of Purchase Rights

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of our Class A common stock, up to the maximum number of shares of our Class A common stock

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permitted by the ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise specified in the offering, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares of our Class A common stock on the final purchase date in an offering, such remaining amount will roll over to the next offering.

No purchase rights may be exercised to any extent unless and until the shares of our Class A common stock to be issued on such exercise under the ESPP are covered by an effective registration statement pursuant to the U.S. Securities Act of 1933, as amended, and the ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the ESPP. If, on the purchase date, as delayed to the maximum extent permissible, the shares of our Class A common stock are not registered and the ESPP is not in material compliance with all applicable laws or regulations, as determined by us in our sole discretion, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.

Capitalization Adjustments

In the event of a capitalization adjustment, the ESPP Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the ESPP, (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the ESPP, (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing offering.

Dissolution or Liquidation

In the event of our company’s dissolution or liquidation, the ESPP Administrator will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The ESPP Administrator will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering..

Effect of Certain Corporate Transactions

In the event of:

•	a transfer of all or substantially all of our company’s assets;

•	a merger, consolidation or other capital reorganization or business combination transaction of our company with or into another corporation, entity or person; or

•	the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding capital stock;

then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our Class A common stock prior to the corporate transaction under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The ESPP Administrator will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering..

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Spin-Off

In the event of a spin-off or similar transaction involving us, the ESPP Administrator may take actions deemed necessary or appropriate in connection with an ongoing offering and subject to compliance with applicable laws (including the assumption of purchase rights under an ongoing offering by the spun-off company, or shortening an offering and scheduling a new purchase date prior to the closing of such transaction). In the absence of any such action by the ESPP Administrator, a participant in an ongoing offering whose employer ceases to qualify as a related corporation as of the closing of a spin-off or similar transaction will be treated in the same manner as if the participant had terminated employment.

Amendment, Termination or Suspension of the ESPP

The ESPP Administrator may amend the ESPP at any time in any respect the ESPP Administrator deems necessary or advisable. However, except with respect to capitalization adjustments described above, shareholder approval will be required for any amendment of the ESPP for which shareholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of our Class A common stock available for issuance under the ESPP, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the ESPP or reduces the price at which shares of our Class A common stock may be purchased under the ESPP, (iv) extends the term of the ESPP, or (v) expands the types of awards available for issuance under the ESPP, but in each case only to the extent shareholder approval is required by applicable laws.

The ESPP Administrator may suspend or terminate the ESPP at any time. No purchase rights may be granted under the ESPP while the ESPP is suspended or after it is terminated.

Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the ESPP will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.

Executive Incentive Bonus Plan

On January 7, 2021, our board of directors approved the Executive Incentive Bonus Plan (the “Bonus Plan”).

General

The purpose of the Bonus Plan is to motivate and reward eligible officers and employees of Clover Health, including the named executive officers, for their contributions toward the achievement of certain performance goals. The Bonus Plan is administered by the compensation committee of Clover Health’s board of directors, which shall have the discretionary authority to interpret the provisions of the Bonus Plan, including all decisions on eligibility to participate, the establishment of performance goals, the number of awards payable under the plan, and the payment of awards. The compensation committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Bonus Plan to one or more directors and/or officers of Clover Health. The compensation committee may terminate the Bonus Plan at any time, provided such termination shall not affect the payment of any awards accrued under the Bonus Plan prior to the date of the termination. The compensation committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Bonus Plan in whole or in part.

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Targets and Performance Criteria

The compensation committee may establish cash bonus targets and corporate performance metrics for a specific performance period or fiscal year pursuant to the Bonus Plan. Corporate performance goals may be based on wide-ranging criteria and metrics described in the plan. However, awards issued to participants may also take into account other factors, including subjective factors. Performance goals may differ from participant to participant, performance period to performance period, and from award to award.

Eligibility and Clawback

Unless otherwise determined by the compensation committee, a participant must be actively employed and in good standing with Clover Health on the date the award is paid. The compensation committee may make exceptions to this requirement in the case of retirement, death or disability, an unqualified leave of absence or under other circumstances, as determined by the compensation committee in its sole discretion.

Awards granted under the Bonus Plan are subject to applicable laws and clawback policies requiring forfeiture or repayment of amounts paid under the plan. The compensation committee may require a participant to forfeit or return to and/or reimburse Clover Health for any amounts paid with respect to an award, pursuant to the terms of any Clover Health clawback policy or as necessary or appropriate to comply with applicable laws.

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Exhibit 99.4

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this Report, the following describes transactions since January 1, 2018, and each currently proposed transaction in which:

•	we, SCH or Clover have been or are to be a participant;

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Registration Rights Agreement

In connection with the Closing, we, the Sponsor, SCH’s independent directors, certain stockholders of Clover, including entities affiliated with Mr. Garipalli, our Chief Executive Officer, entities affiliated with Greenoaks Capital, a holder of more than 5% of our outstanding capital stock, and entities affiliated with our director, Nathaniel Turner, and the other parties thereto entered into an Amended and Restated Registration Rights Agreement dated as of January 7, 2021 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are obligated to file a registration statement to register the resale of shares of our Class A common stock held by the parties thereto and the private placement warrants held by the Sponsor and shares of our Class A common stock issuable upon the exercise of the private placement warrants. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, including with respect to the shares of our common stock held by the Sponsor and certain stockholders of Clover immediately following the Closing (not including the PIPE shares issued in the PIPE Investment pursuant to the terms of the subscription agreements) (the “Lock-up Shares”), including a lock-up of such shares in each case ending on the earlier of (i) the date that is 180 days after the Closing Date and (ii) (a) for 33.33% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the last reported sale price of our common stock equals or exceeds $12.50 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 31 days after the Closing Date and (b) for an additional 50% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the last reported sale price of our common stock equals or exceeds $15.00 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 31 days after the Closing Date. The lock-up set forth in the Registration Rights Agreement supersedes the lock-up provisions set forth in Section 7 of that certain letter agreement, dated as of April 21, 2020, by and among SCH, the Sponsor and each of the other parties thereto (the “Insider Letter”) which provisions in Section 7 of the Insider Letter shall be of no further force or effect as of the date of the Registration Rights Agreement. The Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement or (ii) with respect to any party thereto, on the date that such party no longer holds any registrable securities.

Pre-Business Combination Related Party Transactions of Clover

Series D Preferred Stock Financing

In multiple closings between May 2017 and December 2018, Clover sold an aggregate of 25,547,782 shares of its Series D preferred stock at a purchase price of $9.3778 per share for an aggregate purchase price of approximately $239.6 million. The following table summarizes the Series D preferred stock purchased by beneficial owners of more than 5% of our capital stock. The terms of these purchases were the same for all purchasers of Clover’s Series D preferred stock.

Name of stockholder	Shares of Series D	Total Purchase Price
Entities affiliated with Greenoaks Capital(1)	3,199,044	$29,999,994

(1)	Entities affiliated with Greenoaks Capital are collectively a greater than 5% stockholder.

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Bridge Loan Financing

In December 2018, Clover issued non-convertible promissory notes in an aggregate principal amount of $30.0 million to accredited investors. The non-convertible promissory notes accrued interest at a rate of 10%. All outstanding principal amount and accrued interest under the non-convertible promissory notes were cancelled in consideration for convertible securities upon the closing of Clover’s convertible securities financing in February 2019. The following table summarizes the non-convertible promissory notes purchased by our directors, executive officers and beneficial owners of more than 5% of our capital stock. The terms of these purchases were the same for all purchasers of non-convertible promissory notes.

Name of holder	Aggregate Principal Amount
Entities affiliated with Greenoaks Capital(1)	$10,000,000
Caesar Clover, LLC(2)	$10,000,000

(1)	Entities affiliated with Greenoaks Capital are collectively a greater than 5% stockholder.
(2)

Caesar Clover, LLC, together with other entities affiliated with NJ Healthcare Investments, LLC, are a greater than 5% stockholder, and Mr. Garipalli, our Chief Executive Officer, is the sole manager of NJ Healthcare Investments, LLC, the ultimate parent of Caesar Clover, LLC.

Convertible Securities Financing

In February, May and August 2019, Clover issued and sold convertible securities, in an aggregate principal amount of $373.8 million to accredited investors. Until the first anniversary of the issue date, interest on the convertible securities accrued at a rate of 6.5% per annum and is compounded semi-annually in kind. Thereafter, for each successive six-month period after the first anniversary and until the third anniversary of issue date, the per annum interest rate on the convertible securities increases by 1.5%. From the third anniversary to the maturity date, interest accrues at 13.5% per annum and is compounded semi-annually in kind. The convertible securities initially mature on April 1, 2023, which may be extended under certain circumstances by Clover. At any time prior to maturity, Clover may repurchase or redeem up to 40% of the initial principal amount under the convertible securities prior to the maturity date at the redemption prices set forth in the convertible securities purchase agreement, provided that Clover also issue their holders warrants to purchase shares of Clover capital stock on the amount and on the terms set forth in the agreement. At maturity, Clover may not repay principal and accrued interest under the convertible securities in cash without providing their holders the opportunity to convert such amount into shares of Clover capital stock. Pursuant to the convertible security amendment and conversion agreement entered in to in connection with the Business Combination, the convertible securities were mandatorily converted into a number of shares of Clover Class Z common stock immediately prior to the First Merger equal to the product of (i) the outstanding principal and accrued interest balance thereunder on the date of that is at most five days prior to the date of conversion of the convertible security at a discount to the price (the “Merger Price”) obtained by multiplying the Per Share Merger Consideration (as defined in the Merger Agreement) by a fraction, the numerator of which is the Aggregate Fully Diluted Company Common Shares (as defined in the Merger Agreement) and the denominator of which is the number of shares of common stock outstanding as of immediately prior to the First Merger on an as-converted, as-exercised basis and (ii) 1.0935, which represents a factor that is intended to result in the convertible securities converting into a number of shares of Clover Class Z common stock with a relative fully diluted ownership percentage that is equivalent to the relative fully diluted ownership percentage that such convertible securities would represent upon the consummation of an initial public offering. The conversion price was calculated as the lesser of (i) the Merger Price multiplied by 28.5% for the convertible promissory securities issued in May and August of 2019 or 32% for the convertible promissory securities issued in February and March 2019 (assuming the Mergers had occurred on September 30, 2020), and (ii) a price per share equal to (x) $2.5 billion, divided by (y) the number of shares of common stock outstanding or reserved for issuance under our equity plans as of the closing of this offering on an as-converted, as-exercised basis as defined in the convertible securities purchase agreement.

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The following table summarizes the aggregate principal amounts and amounts outstanding as of September 30, 2020, for the contingently convertible securities purchased by our directors, executive officers and beneficial owners of more than 5% of our capital stock. The terms of these purchases were the same for all purchasers of the contingently promissory securities.

Name of stockholder	Principal Aggregate Amount	Amount outstanding as of the Closing Date
Entities affiliated with Greenoaks Capital(1)	$338,898,889.89	$383,353,794.41
Caesar Clover, LLC(2)	$10,138,888.89	$11,650,329.59

(1)	Entities affiliated with Greenoaks Capital are collectively a greater than 5% stockholder.
(2)

Caesar Clover, LLC, together with other entities affiliated with NJ Healthcare Investments, LLC, are a greater than 5% stockholder, and Mr. Garipalli, our Chief Executive Officer, is the sole manager of NJ Healthcare Investments, LLC, the ultimate parent of Caesar Clover, LLC.

As of the Closing Date, the amount outstanding under these securities have converted into 69,921,040 shares of our Class B common stock.

Stock Transfers

In July 2018, entities affiliated with Nathaniel S. Turner, a member of our board of directors, purchased an aggregate of 38,835 shares of Clover outstanding common stock from a stockholder, at a purchase price of $6.00 per share, for an aggregate purchase price of approximately $0.2 million.

In November 2018, entities affiliated with Mr. Garipalli and NJ Healthcare Investments, LLC purchased an aggregate of 88,102 shares of Clover outstanding common stock from three different stockholders, at a purchase price of $6.00 per share, for an aggregate purchase price of approximately $0.5 million.

In August 2020, entities affiliated with Mr. Garipalli purchased an aggregate of 81,612 shares of Clover outstanding common stock from a stockholder, at a purchase price of $5.70 per share, for an aggregate purchase price of approximately $0.5 million.

Hospital Contracts

We have various contracts with IJKG Opco LLC (d/b/a CarePoint Health—Bayonne Medical Center), Hudson Hospital Opco LLC (d/b/a CarePoint Health—Christ Hospital) and Hoboken University Medical Center Opco LLC (d/b/a CarePoint Health—Hoboken University Medical Center), which collectively do business as CarePoint Health System and are in-network Clover providers in New Jersey. CarePoint Health System is 80% owned and controlled by entities affiliated with Mr. Garipalli, our Chief Executive Officer, and who, through his affiliated entities, owns greater than 5% of our capital stock. We have entered into contracts, similar to those with many of our other in-network hospitals, with CarePoint Health System for the provision of inpatient and hospital-based outpatient services. Expenses and fees incurred related to these contracts, recorded in net medical claims incurred, in 2018, 2019 and 2020 were $12.6 million, $9.7 million, and $11.1 million, respectively.

Service contracts

We have a contract with Medical Records Exchange, LLC (d/b/a ChartFast) pursuant to which we receive administrative services related to medical records via ChartFast’s electronic applications and web portal platform. ChartFast is 76% owned and controlled by entities affiliated with Mr. Garipalli, our Chief Executive Officer, and who, through his affiliated entities, owns at least 5% of the capital stock. Expenses and fees incurred related to this agreement, in 2018 and 2020, were $0.5 million and $0.1 million, respectively. The expenses and fees incurred under this agreement in 2019 were insignificant.

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We have various contracts with Rogue Trading, LLC pursuant to which Rogue Trading provides marketing and consulting services to us. Rogue Trading is ultimately held and controlled by Chris Toy, the brother of Andrew Toy, our President and Chief Technology Officer. Expenses and fees incurred related to this contract in 2018 and 2019 were $0.325 million and $0.1 million. There were no expenses or fees paid in 2020.

Investors’ Rights Agreement

Clover is party to the Fifth Amended and Restated Investors’ Rights Agreement, dated as of February 21, 2019, which grants registration rights and information rights, among other things, to certain holders of its capital stock, including (i) entities affiliated with Greenoaks Capital, who collectively own more than 5% our capital stock, (ii) entities affiliated with NJ Healthcare Investments, LLC, which is affiliated with our Chief Executive Officer, Vivek Garipalli, and (iii) entities affiliated with our director, Nathaniel Turner. All of these rights terminated upon the Closing.

Right of First Refusal

Pursuant to certain agreements with its stockholders, including the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of February 21, 2019 (the “ROFR Agreement”), Clover or its assignees have the right to purchase shares of Clover capital stock which certain stockholders propose to sell to other parties. Certain holders of Clover capital stock, including (i) entities affiliated with Greenoaks Capital, who collectively own more than 5% our capital stock, (ii) entities affiliated with NJ Healthcare Investments, LLC, which is affiliated with our Chief Executive Officer, Vivek Garipalli, and (iii) entities affiliated with our director, Nathaniel Turner have rights of first refusal and co-sale under the ROFR Agreement. All of these rights and this agreement terminated upon the Closing.

Voting Agreement

Clover is a party to the Fourth Amended and Restated Voting Agreement, dated as of February 21, 2019, pursuant to which certain holders of its capital stock, including (i) entities affiliated with Greenoaks Capital, who collectively own more than 5% our capital stock, (ii) entities affiliated with NJ Healthcare Investments, LLC, which is affiliated with our Chief Executive Officer, Vivek Garipalli, and (iii) entities affiliated with our director, Nathaniel Turner, have agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. This agreement terminated upon the Closing.

Executive Compensation and Employment Arrangements

See “Executive Compensation” which is incorporated by reference to this Report, of which this section is a part, for information on compensation arrangements with our executive officers and directors, which include, among other things, stock awards, agreements with executive officers and certain other benefits, and for information on termination arrangements with executive officers.

Director and Officer Indemnification

See the section entitled “Management Indemnification Agreements—Limitation of Liability and Indemnification of Directors and Officers” as set forth in the disclosure in Item 1.01 of this Report, of which this section forms a part, for information on our indemnification arrangements with our directors and executive officers.

Pre-Business Combination Related Party Transactions of SCH

Founder Shares

In January 2020, the Sponsor purchased 17,250,000 SCH Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.001 per share (after a subsequent share capitalization on April 21, 2020) (the “founder shares”). In March 2020, the Sponsor transferred 100,000 founder shares to each of Dr. James

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Ryans and Jacqueline D. Reses (two of SCH’s independent directors) at their original per-share purchase price. On April 21, 2020, SCH effected a pro rata share capitalization resulting in an increase in the total number of founder shares outstanding from 17,250,000 to 20,700,000 in order to maintain the ownership of founder shares at 20% of the issued and outstanding ordinary shares of SCH upon consummation of its initial public offering. The Sponsor received 3,450,000 founder shares in the share capitalization as a result of SCH’s independent directors waiving their right to receive shares in the share capitalization.

These founder shares are identical to the SCH Class A ordinary shares included in the units sold in SCH’s initial public offering, except that (i) only the holders of the founder shares have the right to vote on the election of directors prior to the initial business combination (as defined in SCH’s organizational documents), (ii) the founder shares are subject to certain transfer restrictions, (iii) the holders of the founder shares have agreed pursuant to a letter agreement to waive (x) their redemption rights with respect to the founder shares and public shares held by them in connection with the completion of a business combination, (y) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend the SCH’s organizational documents (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by April 24, 2022 or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (z) their rights to liquidating distributions from the trust account with respect to the founder shares if SCH fails to complete a business combination by April 24, 2022, (iv) the founder shares are automatically convertible into SCH Class A ordinary shares at the time of the initial business combination and (v) the founder shares are entitled to registration rights.

In connection with the Business Combination, upon the Domestication, 20,700,000 founder shares automatically converted, on a one-for-one basis, into a share of our Class A common stock.

Private Placement Warrants

Simultaneously with the consummation of the initial public offering of SCH, the Sponsor purchased 10,933,333 private placement warrants to purchase one SCH Class A ordinary share at an exercise price of $11.50 at a price of $1.50 per warrant, or $16.4 million in the aggregate, in a private placement. Each private placement warrant entitled the holder to purchase one SCH Class A ordinary share for $11.50 per share. A portion of the proceeds from the sale of the private placement warrants was placed in the trust account of SCH. In connection with the Business Combination, upon the Domestication, each of the 10,933,333 private placement warrants automatically converted into a warrant to acquire one share of our Class A common stock.

The private placement warrants are identical to the public warrants included in the units sold in the initial public offering of SCH except that so long as the private placement warrants are held by the Sponsor or its permitted transferees: (i) they are not redeemable by us, (ii) (2) they (including the shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the Closing; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares issuable upon exercise of these warrants) are entitled to registration rights.

Registration Rights

The holders of the founder shares, private placement warrants, and warrants that may be issued upon conversion of working capital loans, if any (and any SCH Class A ordinary shares issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) are entitled to registration rights pursuant to a registration rights agreement signed April 21, 2020 requiring SCH to register such securities for resale (in the case of the founder shares, only after conversion to SCH Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that SCH register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of

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SCH’s initial business combination and rights to require SCH to register for resale such securities pursuant to Rule 415 under the Securities Act. SCH will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Business Combination, the registration rights agreement was amended and restated. For additional information, see the section above entitled “—Registration Rights Agreement.”

Subscription Agreements

Concurrently with the execution of the Merger Agreement, we entered into subscription agreements with the PIPE investors that are existing directors, officers or equityholders of the Sponsor and its affiliates (together with their permitted transferees) (collectively, the “Sponsor Related PIPE Investors”), pursuant to which the Sponsor Related PIPE Investors have subscribed for shares of our Class A common stock in connection with the PIPE Investment. Certain of the Sponsor Related PIPE Investors are expected to fund $152,000,000 of the PIPE Investment, for which they will receive 15,200,000 shares of our Class A common stock. Specifically, (i) CHACHACHA SPAC C LLC, an entity affiliated with Chamath Palihapitiya (SCH’s Chairman and Chief Executive Officer), subscribed for 10,000,000 shares of our Class A common stock, (ii) Hedosophia Group Limited, an entity affiliated with Ian Osborne (SCH’s President and director), subscribed for 5,000,000 shares of our Class A common stock and (iii) Jacqueline D. Reses subscribed for 200,000 shares of our Class A common stock.

The PIPE Investment was consummated concurrently with the Closing.

Related Party Note and Advances

The Sponsor advanced SCH an aggregate of $17,631 to cover expenses related to the initial public offering. The advances were noninterest bearing and due on demand. Advances in the aggregate amount of $17,631 were repaid in February 2020.

On January 21, 2020, SCH issued an unsecured promissory note to the Sponsor, pursuant to which SCH borrowed an aggregate principal amount of $300,000. The note was non-interest bearing and payable on the earlier of (i) June 30, 2020 and (ii) the completion of the initial public offering. The borrowings outstanding under the note in the amount of $300,000 were repaid upon the consummation of the initial public offering on April 24, 2020.

On October 19, 2020, SCH issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which SCH may borrow up to an aggregate principal amount of $2,500,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) April 24, 2022 and (ii) the completion of the Business Combination. On October 19, 2020, SCH borrowed $806,208 under the Promissory Note.

Administrative Services Agreement

SCH entered into an agreement whereby, commencing on April 21, 2020 through the earlier of the consummation of a business combination or SCH’s liquidation, SCH will pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, administrative and support services. For the three and nine months ended September 30, 2020, SCH incurred $30,000 and $50,000 of such fees. As of September 30, 2020, $50,000 is included in accrued expenses in the accompanying condensed balance sheets.

Financial Advisor Fees Related to Public Offering

In connection with SCH’s initial public offering, the underwriters of SCH’s initial public offering agreed to reimburse SCH for amounts paid by SCH to Connaught (UK) Limited for financial advisory services in an

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amount equal to 10% of the discount paid to the underwriters, of which $1,440,000 was paid at the closing of SCH’s initial public offering and up to $2,898,000 was paid at the time of the closing of SCH’s initial business combination. Connaught (UK) Limited is an affiliate of SCH, the Sponsor and certain of SCH’s directors and officers.

Related Person Transactions Policy

In connection with the Closing, our board of directors adopted a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Although we have not had a written policy for the review and approval of transactions with related persons, our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including all of the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to our board of directors. Our board of directors would take this information into account when evaluating the transaction and in determining whether such transaction was fair to our company and in the best interest of all of our stockholders.

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